   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 1999


                                                      REGISTRATION NO. 333-69399

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    7500                                   52-2096698
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                            ------------------------
                                 7 KRIPES ROAD
                         EAST GRANBY, CONNECTICUT 06026
                                 (860) 653-0081
         (Address, including zip code, and telephone number, including area code, of registrant's principal execute offices)
                         ------------------------------
                             MR. DAVID J. LANGEVIN
                            CHIEF FINANCIAL OFFICER
                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.
                                 7 KRIPES ROAD
                         EAST GRANBY, CONNECTICUT 06026
                                 (860) 653-0081
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:
                             Frank L. Schiff, Esq.
                          Thomas W. Christopher, Esq.
                                White & Case LLP
                          1155 Avenue of the Americas
                         New York, New York 10036-2787
                                 (212) 819-8752
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                AMOUNT TO BE         PROPOSED OFFERING     PROPOSED AGGREGATE
    TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED           REGISTERED          PRICE PER NOTE(1)      OFFERING PRICE(1)
13% Senior Subordinated Notes due 2008                          $100,000,000               100%               $100,000,000
Subsidiary guarantees of each of the subsidiary
  guarantors(3)                                                      (4)                    (4)                    (4)

                                                                  AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED               FEE
13% Senior Subordinated Notes due 2008                              $(2)
Subsidiary guarantees of each of the subsidiary
  guarantors(3)                                                    None(4)


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.


(2) Environmental Systems Products Holdings, Inc. previously paid $27,800 in connection with its initial filing of the registration statement on December 22, 1998.



(3) The 13% Senior Subordinated Notes Due 2008 of Environmental Systems Products Holdings Inc. being registered will be guaranteed by Environmental Systems Testing, Inc., Envirotest Systems Corp. (DE), Envirotest Systems Corp. (WA), Envirotest Holdings, Inc., Envirotest Technologies, Inc., Envirotest Acquisitions Co., Envirotest Partners, Envirotest Illinois, Inc., Envirotest Wisconsin, Inc., ES Funding Corporation, Remote Sensing Technologies, Inc., Newmall Limited, Wellman Overseas Limited and Wellman North America, Inc.



(4) No additional consideration will be paid by the recipients of the 13% Senior Subordinated Notes Due 2008 for the subsidiary guarantees. Pursuant to Rule 437(n) under the Securities Act of 1933, no separate fee is payable for the subsidiary guarantees.

                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                PRIMARY STANDARD                        ADDRESS, INCLUDING ZIP CODE
                               JURISDICTION        INDUSTRIAL          IRS EMPLOYER        AND TELEPHONE NUMBER,
                                    OF         CLASSIFICATION CODE    IDENTIFICATION      INCLUDING AREA CODE, OF
NAME OF CORPORATION            INCORPORATION         NUMBER                NO.          PRINCIPAL EXECUTIVE OFFICE
-----------------------------  -------------  ---------------------  ----------------  -----------------------------
Environmental Systems              Delaware              7500            06-1285832    7 Kripes Road
  Testing, Inc.                                                                        East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

Envirotest Systems Corp.           Delaware              7500            06-0914220    7 Kripes Road
                                                                                       East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

Envirotest Systems Corp.         Washington              7500            36-3087021    7 Kripes Road
                                                                                       East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

Envirotest Holdings, Inc.          Delaware              7500                None(1)   7 Kripes Road
                                                                                       East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

Envirotest Technologies, Inc.      Delaware              7500            36-2680300    7 Kripes Road
                                                                                       East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

Envirotest Acquisitions Co.        Delaware              7500            52-1958199    7 Kripes Road
                                                                                       East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

Envirotest Partners                        )             7500            23-2736441    7 Kripes Road
                                Pennsylvania(2                                         East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

Envirotest Illinois, Inc.          Delaware              7500            52-2026812    7 Kripes Road
                                                                                       East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

Envirotest Wisconsin, Inc.         Delaware              7500            39-1844542    7 Kripes Road
                                                                                       East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

ES Funding Corporation             Delaware              7500            77-0474306    7 Kripes Road
                                                                                       East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

Remote Sensing Technologies,       Delaware              7500            86-0766265    7 Kripes Road
  Inc.                                                                                 East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

Newmall Ltd.                          Great              7500            98-0187866    7 Kripes Road
                                    Britain                                            East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

Wellman Overseas Ltd.                 Great              7500                  None    7 Kripes Road
                                    Britain                                            East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081

Wellman North America, Inc.        Delaware              7500            06-1477873    7 Kripes Road
                                                                                       East Granby, Connecticut
                                                                                       06026
                                                                                       (860) 653-0081


------------------------------

(1)   Applied for.

(2)   Partnership registered under the laws of Pennsylvania.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING NOTEHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITED.

        THE INFORMATION IN THIS PROSPECTUS WILL BE AMENDED OR COMPLETED;
                            DATED FEBRUARY 23, 1999


PROSPECTUS

             , 1999

ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

$100,000,000

13% SENIOR SUBORDINATED NOTES DUE 2008


CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED, AFFILIATES OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION AND CHASE EQUITY ASSOCIATES L.P. MAY USE THIS PROSPECTUS TO OFFER UP TO $100,000,000 OF 13% SENIOR SUBORDINATED NOTES DUE 2008 IN ONE OR MORE OFFERINGS.



                                       TERMS OF NOTES

- MATURITY                                     - GUARANTEES
  October 31, 2008.                              If we cannot make payments on the notes
- REDEMPTION                                     when due, some of our subsidiaries have
  We may redeem the notes at any time after      guaranteed that they will make them
  October 31, 2003.                              instead. Not all of our subsidiaries are
                                                 guarantors.
  Before October 31, 2001, we may redeem up    - RANKING
  to $35 million of the notes with the           These notes and the subsidiary guarantees
  proceeds of certain public offerings of our    are subordinated to the following debt of
  equity or that of our parent company.          us and our subsidiaries who have given
- MANDATORY OFFER TO REPURCHASE                  guarantees:
  If a new owner purchases our company or if
  we sell the stock or assets of any of our      - current indebtedness other than trade
  major subsidiaries, we must offer to             payables; and
  repurchase the notes.
                                                 - future indebtedness other than trade
                                                 payables unless the terms of that
                                                   indebtedness expressly provide otherwise.
                                               - INTEREST
                                                 Paid every six months on April 30 and
                                                 October 31.



 THIS INVESTMENT INVOLVES RISK. SEE THE RISK FACTORS SECTION BEGINNING ON PAGE
                                      14.



    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS


                                                                                                             PAGE
                                                                                                           ---------
PROSPECTUS SUMMARY.......................................................................................          1
RISK FACTORS.............................................................................................         14
SOURCES AND USES OF FUNDS................................................................................         21
CAPITALIZATION...........................................................................................         22
ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC. UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS...........         23
SELECTED HISTORICAL FINANCIAL DATA.......................................................................         37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS....................         41
INDUSTRY AND REGULATORY OVERVIEW.........................................................................         56
BUSINESS.................................................................................................         59
MANAGEMENT...............................................................................................         77
SECURITY OWNERSHIP.......................................................................................         81
CERTAIN TRANSACTIONS.....................................................................................         82
DESCRIPTION OF OTHER INDEBTEDNESS........................................................................         84
DESCRIPTION OF THE NOTES.................................................................................         88
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS..................................................        130
BOOK-ENTRY; DELIVERY AND FORM............................................................................        135
SELLING NOTEHOLDERS......................................................................................        138
PLAN OF DISTRIBUTION.....................................................................................        139
LEGAL MATTERS............................................................................................        141
EXPERTS..................................................................................................        141
INDEX TO FINANCIAL STATEMENTS............................................................................        F-1

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION AND FINANCIAL DATA INCLUDED ELSEWHERE IN THIS PROSPECTUS.

                             ABOUT THIS PROSPECTUS


    This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, the selling noteholders may sell the notes described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.


                                  THE COMPANY


    We are the leading worldwide provider of vehicle emissions testing equipment and services. We manufacture equipment that tests vehicle emissions for compliance with air pollution standards and operate testing programs on behalf of states and other jurisdictions.



    We sell emissions testing equipment to numerous private sector facilities, such as service stations, automotive repair shops and dealerships that test vehicles for compliance with emissions standards. In the emissions testing industry, such facilities are called decentralized facilities. We manufacture both "basic" testing systems, that test a motor vehicle's emissions while in neutral, and "enhanced" testing systems that test a vehicle's emissions under simulated driving conditions. In addition, we test vehicles in high volume, test-only facilities which we operate on behalf of governmental authorities. Services provided at such facilities are called centralized testing services.



    Our unaudited pro forma revenues for the twelve months ended September 30, 1998 which include the results of Environmental Systems Testing, Inc. (formerly Environmental Systems Products, Inc.) and Envirotest Systems Corp., are $335.1 million. Fifty percent of these revenues are from EST, our equipment business, and fifty percent are from Envirotest, our testing business. Our pro forma net income for the twelve months ended September 30, 1998 is $5.3 million. Our unaudited pro forma revenues, Net income for the twelve months ended September 30, 1998 give effect to:


    - our acquisition of Envirotest; and

    - the refinancing related to the acquisition


as if these transactions occurred on January 1, 1997.


    PRO FORMA INFORMATION. Pro forma information does not indicate actual results and may not indicate future results. Both historical and pro forma information is included in this prospectus.

                        INDUSTRY AND REGULATORY OVERVIEW


    Vehicle emissions produce approximately 50% of the ozone air pollution and nearly all of the carbon monoxide air pollution in metropolitan areas. Consequently, the EPA has made emissions testing an integral part of its overall effort to reduce air pollution.



    The EPA has granted state and local governmental authorities the discretion to determine how best to establish and operate a network of emissions testing facilities, including the flexibility to choose either a centralized or a decentralized program. In a centralized program, vehicle owners take their vehicles to one of a small number of special centralized facilities to be tested. These facilities only perform tests; they do not repair vehicles. Usually, a private contractor licensed by the government operates the centralized facility. In a decentralized program, vehicle owners take their vehicles to a service station, automotive repair shop or dealership to be tested. These decentralized facilities both perform tests and repair vehicles. In 1997, centralized programs in the U.S. and Canada performed approximately
23.0 million paid tests and generated approximately $250 million in revenues, while facilities in decentralized markets into which we sell the testing equipment in the United States performed approximately 41.7 million tests and generated approximately $816 million in revenues.



    In addition, a number of foreign countries have implemented various forms of mandatory testing programs, including the United Kingdom,

Germany, Canada (certain provinces), Mexico and Japan, and a number of others are considering developing or expanding mandatory or voluntary testing programs, including Poland, the Philippines, Brazil, Argentina, and Chile.

                               BUSINESS STRENGTHS

    We believe that we have the following competitive advantages:


    INDUSTRY LEADER. We have leading market positions in both the production of equipment used in the decentralized testing market and in the testing of vehicle emissions in the centralized testing services market.


    STABLE REVENUE SOURCE. Our centralized vehicle emissions testing services business provides a stable source of revenues as our testing services contracts typically have terms ranging from five to ten years.


    TECHNOLOGICAL LEADERSHIP AND SUPERIOR CUSTOMER SERVICE. We believe that we are the technological leaders in the design and manufacture of vehicle emissions testing equipment. We have developed proprietary software programs and hold more than 70 patents on emissions testing and related products. In addition, our staff of approximately 182 company-trained direct service technicians who operate from a network of 10 service hubs throughout the United States provides superior customer service with an industry leading average response time for service calls of four to six hours.



    EXPERIENCED MANAGEMENT TEAM. Our management team, which is comprised of certain of the senior members of the former managements of EST and Envirotest, is one of the most experienced in the vehicle emissions testing industry. We have a combined 40 years of experience in the industry and have demonstrated our ability to succeed in both the emissions testing equipment business and the emissions testing services business.


                               BUSINESS STRATEGY

    Our objective is to maximize our long-term profitability by enhancing our leading positions in the vehicle emissions testing equipment and testing services businesses through the following strategies:

    EXPAND DOMESTIC BUSINESS. We intend to expand our share of the existing markets for emissions testing equipment and centralized testing services. In addition, we intend to pursue new business as additional jurisdictions require our equipment and services.


    REALIZE BENEFITS FROM ACQUISITION OF ENVIROTEST. As a result of the combination of the equipment and testing businesses, we expect to save approximately $8.0 to $10.0 million annually, including $4.2 million as a result of the elimination of duplicative management, staff and facilities.



    EXTEND TECHNOLOGICAL LEADERSHIP. By integrating the research and development groups of EST and Envirotest, we expect to extend our technological leadership. We also plan to continue to work with leading government policy makers, including particularly the California BAR, in developing testing programs.



    EXPAND INTERNATIONAL PRESENCE. We intend to expand internationally by offering a broad range of vehicle emissions testing equipment and services to countries around the world that are likely to adopt emissions testing programs similar to those adopted in the U.S.


                                   BACKGROUND


    In October 1998, our wholly-owned subsidiary, Environmental Systems Testing, Inc., the leader in the emissions testing equipment business, acquired all of the outstanding capital stock of Envirotest Systems Corp., a publicly-owned company and the leader in the emissions testing services business, for approximately $266.2 million plus the assumption of all its indebtedness. The combination of EST and Envirotest has created an emissions testing industry leader. To finance the acquisition, we undertook a financing and refinancing of certain indebtedness of Envirotest, EST and their subsidiaries in which we:


    - repaid $300.3 million of certain existing indebtedness of Envirotest (including the repurchase and redemption of all $150.0 million of Envirotest's outstanding 9 1/8% Senior Notes due 2001 and all $125.0 million of Envirotest's outstanding 9 5/8% Senior Subordinated Notes due 2003;


    - paid $12.5 million in debt repurchase premiums;


    - repaid all $125.0 million of loans outstanding under EST's senior secured credit facility;


    - entered into a new $435.0 million senior secured credit facility;

    - raised approximately $179.9 million of additional equity;


    - issued $100 million aggregate principal amount of the notes we are offering in this prospectus; and


    - paid approximately $43.1 million fees and expenses related to the foregoing and the acquisition.


    After these transactions and a reorganization of our affiliated companies, we became a direct, wholly-owned subsidiary of Environmental Systems Products, Inc. (formerly EnviroSystems Corp.) and both Envirotest and EST became our wholly-owned subsidiaries. Operations are at the EST and Envirotest levels and include their direct subsidiaries. There are no significant operations or employees at Environmental Systems Products, Inc. or Environmental Systems Products Holdings Inc. and the only substantial asset of the former company is the stock of the latter company and the only substantial assets of the latter company are the stock of its subsidiaries.


    We were incorporated in March 1998 under the laws of the State of Delaware. Our chief executive offices are located at 7 Kripes Road, East Granby, Connecticut 06026 and our telephone number is (860) 653-0081.

    Below is an organizational chart describing the structure of our Company.


                                 [LOGO]

                                   THE NOTES



Total Amount of Notes Offered................  $100 million in principal amount of 13%
                                               Senior Subordinated Notes due 2008.

Selling Noteholders..........................  Credit Suisse First Boston (Europe) Limited,
                                               certain affiliates of Donaldson, Lufkin &
                                               Jenrette Securities Corporation and Chase
                                               Equity Associates, L.P.

Maturity.....................................  October 31, 2008.

Interest.....................................  Annual rate--13%.

                                               Payment frequency--every six months on April
                                               30 and October 31. First payment--April 30,
                                               1999.

Original Issue Discount......................  The note should be considered to have been issued with original issue discount (the
                                               difference between its stated redemption
                                               price at maturity and issue price) for United
                                               States federal income tax purposes. In such
                                               case, besides including stated interest in
                                               income in accordance with its usual method of
                                               tax accounting, a holder subject to United
                                               States federal income tax with respect to a
                                               note generally will be required to include
                                               original issue discount in gross income for
                                               United States federal income tax purposes as
                                               it accrues, in advance of the receipt of cash
                                               attributable to such income. See "United
                                               States Federal Tax Considerations."

Subsidiary Guarantors........................  Each guarantor is our wholly owned subsidiary. However, not all of our wholly
                                               owned subsidiaries are guarantors of these
                                               notes. If we cannot make payments on the
                                               notes when they are due, the guarantor
                                               subsidiaries must make them instead. Several
                                               of our wholly-owned foreign subsidiaries are
                                               not guarantors of these notes. Total assets
                                               of the guarantor subsidiaries are $754.3
                                               million on a pro forma basis and total assets
                                               of the non guarantor subsidiaries are $7.4
                                               million on a pro forma basis.

Ranking......................................  These notes and the subsidiary guarantees are senior subordinated debts.

                                               They rank behind all of our and our guarantor
                                               subsidiaries' current and future
                                               indebtedness, other than trade payables and
                                               indebtedness that expressly provides that it
                                               is not senior to these notes and the
                                               guarantees. We have $438.1 million of senior
                                               debt.

Optional Redemption..........................  On or after October 31, 2003, we may redeem some or all of the notes at any time at the
                                               redemption prices listed in the section
                                               "Description of Notes" under the heading
                                               "Optional Redemption."

Mandatory Offer to Repurchase................  If a new owner purchases our company or if we sell the stock or assets of any of our major
                                               subsidiaries, we must offer to repurchase the
                                               notes at the prices listed in the section
                                               "Description of Notes."

Basic Covenants of Indenture.................  The indenture will, among other things, restrict our ability and the ability of our
                                               subsidiaries to:

                                               - borrow money;

                                               - pay dividends on stock or purchase stock;

                                               - make investments;

                                               - use assets as security in other
                                                 transactions; and

                                               - sell certain assets or merge with or into
                                               other companies.

                                               These restrictions make it more difficult for
                                               us to implement our business strategy and
                                               earn the revenue necessary to service our
                                               debt.

Use of Proceeds..............................  We used the net proceeds from the initial offering of these notes to fund a portion of
                                               the acquisition of Envirotest and the related
                                               transactions.

   SUMMARY SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF THE
                                    COMPANY
                             (DOLLARS IN THOUSANDS)


    The summary selected unaudited pro forma combined financial information gives effect to the acquisition of Envirotest and related transactions. The unaudited pro forma combined financial information is based on the respective historical financial statements and the notes thereto, which are included elsewhere in this prospectus. The following table sets forth summary unaudited pro forma combined financial data for the Company. The pro forma information is derived from and should be read in conjunction with the "Environmental Systems Products Holdings Inc. Unaudited Pro Forma Combined Financial Statements" that give pro forma effect to the acquisition of Envirotest and related transactions found elsewhere in this prospectus.



    The pro forma combined statement of operations and other financial data for the year ended December 31, 1997, the twelve months ended September 30, 1998, and the nine months ended September 30, 1998 give effect to the acquisition of Envirotest and related transactions as if they were consummated on January 1, 1997. The pro forma combined balance sheet data give effect to the acquisition of Envirotest and related transactions as if they were consummated on September 30, 1998.



    The unaudited pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The unaudited pro forma combined financial data is derived from the unaudited pro forma combined financial statements appearing elsewhere herein and should be read in conjunction with those statements and notes hereto. See "Unaudited Pro Forma Combined Financial Statements." The pro forma information presented below is based on assumptions which management believes are reasonable and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental Systems Testing, Inc.," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Envirotest Systems Corp." and the consolidated financial statements and the notes thereto for each of EST and Envirotest included elsewhere in this prospectus.

                                                                              TWELVE MONTHS        NINE MONTHS
                                                            YEAR ENDED            ENDED               ENDED
                                                         DECEMBER 31, 1997  SEPTEMBER 30, 1998  SEPTEMBER 30, 1998
                                                         -----------------  ------------------  ------------------
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Testing equipment and related services(1)..........     $   102,526        $    166,463        $    110,714
    Testing services(2)................................         146,422             168,650             131,713
                                                               --------            --------            --------
      Total revenues...................................         248,948             335,113             242,427
  Cost of revenues.....................................         162,584             211,167             151,260
  Cost of revenues--inventory step-up..................              --               2,390               2,390
                                                               --------            --------            --------
  Gross profit.........................................          86,364             121,556              88,777
  Selling, general and administrative expenses.........          47,199              53,827              39,072
  Other gains..........................................          (3,950)             (2,555)             (2,555)
                                                               --------            --------            --------
  Income from operations...............................          43,115              70,284              52,260
  Interest expense.....................................         (55,572)            (53,311)            (39,699)
  Other expense........................................            (191)               (955)               (866)
                                                               --------            --------            --------
  Income (loss) before income taxes and extraordinary
    item...............................................         (12,648)             16,018              11,695
  Provision for income taxes...........................              92              10,733               7,726
                                                               --------            --------            --------
  Income (loss) before extraordinary item..............     $   (12,740)       $      5,285        $      3,969
                                                               --------            --------            --------
OTHER FINANCIAL DATA:
  Cash flows provided by operations....................     $     8,088        $     73,466        $     54,442
  Cash flows provided by (used in) investing
    activities.........................................          23,686            (276,460)           (265,688)
  Cash flows (used in) provided by financing
    activities.........................................        (169,695)            184,455             205,834
  EBITDA(3)............................................          78,812             107,192              80,280
  Depreciation and amortization of intangible assets...          35,697              36,908              28,020
  Ratio of total debt (at period end) to EBITDA........             N/A                 5.0x                N/A
  Ratio of EBITDA to total interest expense............             1.4x                2.0x                2.0x
  Ratio of earnings to fixed charges(4)................              --(4)              1.3                 1.3

BALANCE SHEET DATA:
  Cash and cash equivalents............................                                            $      8,281
  Total working capital................................                                                 (58,639)
  Total assets.........................................                                                 761,680
  Long-term debt.......................................                                                 495,875
  Total stockholder's equity...........................                                                 120,301
SUPPLEMENTAL DATA:
  Centralized emissions testing contract backlog(5)....                                            $    873,000


------------------------


(1) Represents revenues from sales of emissions testing systems by EST and after-sales service provided on such equipment.


(2) Represents revenues from vehicle emissions testing services provided by Envirotest.


(3) EBITDA is defined as income from operations plus depreciation and amortization of intangible assets. EBITDA should not be construed as a substitute for, or more meaningful than, income from operations, net income or cash flow from operating activities prepared in accordance with generally accepted accounting principles for the purpose of evaluating our operating performance, profitability or liquidity. EBITDA of the Company may not be comparable to similarly titled measures reported by other companies and may not be indicative of funds available for management's discretionary use as it has not been adjusted for capital expenditures or debt repayments. We have presented EBITDA because we understand it is a measurement commonly used by investors as one of several indications of the Company's ability to service debt.



(4) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and that portion of operating lease rental expense that is representative of the interest factor. Earnings were inadequate to cover fixed charges for the year ended December 31, 1997 by $12,648.



(5) Represents contractual backlog to provide services through 2008 under Envirotest's 15 contracts to provide centralized testing services. Backlog, per contract, is calculated by multiplying (i) the average annual test volume, (ii) the fee per vehicle tested and (iii) the remaining number of years in the contract term, excluding optional extension periods.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF ENVIRONMENTAL SYSTEMS TESTING,
              INC. (FORMERLY ENVIRONMENTAL SYSTEMS PRODUCTS, INC.)


                             (DOLLARS IN THOUSANDS)


    The following summary historical consolidated financial data of EST as of and for each of three fiscal years in the period ended December 31, 1997 have been derived from EST's audited consolidated financial statements and the notes thereto. Summary historical financial data as of and for the nine months ended September 30, 1997 and 1998 have been derived from EST's unaudited condensed consolidated financial statements and, in the opinion of management, include all adjustments, consisting of only normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. These interim operating results are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. This summary historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental Systems Testing, Inc." and the consolidated financial statements of EST and the notes thereto included elsewhere in this Prospectus.



                                                                    YEAR ENDED                NINE MONTHS ENDED
                                                                   DECEMBER 31,                 SEPTEMBER 30,
                                                         ---------------------------------  ---------------------
                                                            1995       1996        1997       1997        1998
                                                         ----------  ---------  ----------  ---------  ----------
STATEMENT OF OPERATIONS DATA:
  Revenues.............................................  $   20,813  $  32,212  $  102,526  $  46,777  $  110,714
  Cost of revenues.....................................      12,940     19,355      66,099     29,374      76,494
  Cost of revenues--inventory step-up                            --         --          --         --       2,390
                                                         ----------  ---------  ----------  ---------  ----------
  Gross profit.........................................       7,873     12,857      36,427     17,403      31,830
  Selling, general and administrative expenses.........       6,414      9,129      17,864      9,822      16,367
                                                         ----------  ---------  ----------  ---------  ----------
  Income from operations...............................       1,459      3,728      18,563      7,581      15,463
  Interest expense.....................................        (166)      (122)       (441)      (145)     (5,247)
  Other income (expense), net..........................         189        (52)         23         81        (442)
                                                         ----------  ---------  ----------  ---------  ----------
  Income before income taxes...........................       1,482      3,554      18,145      7,517       9,774
  Provision for income taxes...........................         871      1,904       7,580      2,961       5,541
                                                         ----------  ---------  ----------  ---------  ----------
  Net income...........................................  $      611  $   1,650  $   10,565  $   4,556  $    4,233
                                                         ----------  ---------  ----------  ---------  ----------
                                                         ----------  ---------  ----------  ---------  ----------
OTHER FINANCIAL DATA:
  Cash flows provided by (used in) operations..........  $      475  $   3,651  $   (7,769) $  (8,322) $    7,692
  Cash flows used in investing activities..............         164         58         557        517         166
  Cash flows (used in) provided by financing
    activities.........................................        (637)      (433)      7,803      6,303      (3,057)
  EBITDA(1)............................................       2,134      4,558      18,980      7,921      17,242
  Depreciation and amortization of intangible assets...         675        830         417        340       1,779
  Capital expenditures.................................         164         58         557        517         166
  Ratio of earnings to fixed charges (2)...............         3.4x       7.1x       21.6x      18.6x        2.6x
BALANCE SHEET DATA(3):
  Cash and cash equivalents............................  $      445  $   3,592  $    3,045  $   1,038  $    7,506
  Total working capital................................       4,337      6,936      16,263     10,384      (3,690)
  Total assets.........................................      14,509     19,935      72,559     50,319     228,033
  Long-term debt.......................................         433         --          --         --      95,225
  Total stockholders' equity...........................       5,575      7,762      16,937     11,276      70,733
SUPPLEMENTAL DATA:
  Number of basic systems sold.........................         323        870         920        781         178
  Number of enhanced systems sold......................          50         45       2,650        286       2,433


------------------------


(1) EBITDA is defined as income from operations plus depreciation and amortization of intangible assets. EBITDA should not be construed as a substitute for, or more meaningful than, income from operations, net income or cash flow from operating activities prepared in accordance with generally accepted accounting principles for the purpose of evaluating our operating performance, profitability or liquidity. EBITDA of the Company may not be comparable to similarly titled measures reported by other companies and may not be indicative of funds available for management's discretionary use as it has not been adjusted for capital expenditures or debt repayments. We have presented EBITDA because we understand it is a measurement commonly used by investors as one of several indications of the Company's ability to service debt.


(2) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and that portion of operating lease rental expense that is representative of the interest factor.


(3) Balance Sheet Data at September 30, 1998 reflects pushdown accounting for the acquisition of EST by Alchemy.

   SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF ENVIROTEST SYSTEMS CORP.

                             (DOLLARS IN THOUSANDS)

    The following is summary historical consolidated financial data of Envirotest. The Statement of Operations data for each of the three years ending September 30, 1998 and the Balance Sheet data at September 30, 1998 and 1997 have been derived from Envirotest's audited consolidated financial statements and the notes thereto included elsewhere in this Prospectus. The Balance Sheet data as of September 30, 1996 has been derived from Envirotest's audited consolidated financial statements not included in this Prospectus. This summary historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--Envirotest Systems Corp." and the consolidated financial statements of Envirotest and the notes thereto included elsewhere in this Prospectus.


                                                                                           YEAR ENDED
                                                                                         SEPTEMBER 30,
                                                                               ----------------------------------
                                                                                  1996        1997        1998
                                                                               ----------  ----------  ----------
STATEMENT OF OPERATIONS DATA:
  Revenues...................................................................  $  124,472  $  140,664  $  168,650
  Cost of revenues...........................................................     102,149      98,859     104,970
                                                                               ----------  ----------  ----------
  Gross profit...............................................................      22,323      41,805      63,680
  Selling, general and administrative expenses...............................      25,209      21,478      21,826
  Other (gains) and losses...................................................     (13,457)     (3,950)      5,273
                                                                               ----------  ----------  ----------
  Income from operations.....................................................      10,571      24,277      36,581
  Interest expense...........................................................     (38,940)    (40,220)    (33,774)
  Interest and other income, net.............................................       8,943       8,642       5,071
                                                                               ----------  ----------  ----------
  Income (loss) before income taxes and extraordinary item...................     (19,426)     (7,301)      7,878
  Provision for income taxes.................................................       5,638          --         675
  Extraordinary loss on debt repurchase......................................          --      (1,324)         --
                                                                               ----------  ----------  ----------
  Net income (loss)..........................................................  $  (25,064) $   (8,625) $    7,203
                                                                               ----------  ----------  ----------
OTHER FINANCIAL DATA:
  Cash flows provided by (used in) operations................................  $  (12,426) $   12,228  $   64,013
  Cash flows provided by investing activities................................      12,269      39,329       6,579
  Cash flows provided by (used in) financing activities......................      36,175     (85,968)    (17,654)
  EBITDA(1)..................................................................      35,109      48,436      66,917
  EBITDA before other (gains) and losses.....................................      21,652      44,486      72,190
  Depreciation and amortization of intangible assets.........................      24,538      24,159      30,336
  Capital expenditures.......................................................      49,724      14,668      55,854
  Ratio of earnings to fixed charges (2).....................................          --(2)         --(2)        1.2x
BALANCE SHEET DATA:
  Cash and cash equivalents..................................................  $   53,104  $   18,685  $   71,506
  Total working capital......................................................     116,608      39,546      21,682
  Total assets...............................................................     480,784     379,733     398,858
  Long-term debt.............................................................     420,476     360,801     343,765
  Total stockholders' equity (deficit).......................................      13,154     (24,376)    (17,366)
SUPPLEMENTAL DATA:
  Number of centralized testing facilities...................................         169         176         176
  Number of testing lanes....................................................         667         689         689
  Centralized emissions testing contract backlog.............................  $  660,000  $  936,000  $  873,000

------------------------


(1) EBITDA is defined as income from operations plus depreciation and amortization of intangible assets. EBITDA should not be construed as a substitute for, or more meaningful than, income from operations, net income or cash flow from operating activities prepared in accordance with generally accepted accounting principles for the purpose of evaluating our operating performance, profitability or liquidity. EBITDA of the Company may not be comparable to similarly titled measures reported by other companies and may not be indicative of funds available for management's discretionary use as it has not been adjusted for capital expenditures or debt repayments. We have presented EBITDA because we understand it is a measurement commonly used by investors as one of several indications of the Company's ability to service debt.


(2) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and that portion of operating lease rental expense that is representative of the interest factor. Earnings were inadequate to cover fixed charges for the year ended September 30, 1996 by $19,426 and for the year ended September 30, 1997 by $7,301.

                                  RISK FACTORS


    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER INFORMATION APPEARING IN THIS PROSPECTUS BEFORE BUYING THE NOTES.



SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE NOTES.



    We have a significant level of indebtedness. As of September 30, 1998, after giving pro forma effect to the acquisition of Envirotest and related financings, we would have had $531.5 million of consolidated indebtedness outstanding and unused revolving commitments of $50.0 million, less outstanding letters of credit, under the senior secured credit facility. Our pro forma ratio of total indebtedness to total capitalization should be 0.82 as of September 30, 1998 and our ratio of earnings to fixed charges for the nine months ended September 30, 1998 would be 1.3. Although the indenture governing the notes and the senior secured credit facility limits our ability to borrow additional money, under certain circumstances, we would be able to incur a significant amount of additional indebtedness.


    Our level of indebtedness could affect our operations in the following ways:

    - we must dedicate a substantial portion of our cash flow from operations to the payment of interest expense and principal and, consequently, this cash will not be available for other purposes;

    - our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions, joint ventures or general purposes may be limited;

    - our level of indebtedness could limit our flexibility in reacting to changes in the industry and economic conditions generally, making us more vulnerable to a downturn in the industry or the economy in general;

    - we may be substantially more leveraged than certain of our competitors, placing us at a competitive disadvantage; and


    - certain outstanding indebtedness, including outstanding indebtedness under the senior secured credit facility, will mature prior to the notes and is secured by substantially all of our assets.



ABILITY TO SERVICE INDEBTEDNESS--TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. WE MAY NOT BE ABLE TO GENERATE ENOUGH CASH TO SERVICE OUR INDEBTEDNESS.



    Our ability to pay interest on the notes and to satisfy other debt obligations depends upon our future operating performance. Our future operating performance will be affected by prevailing economic conditions, governmental regulations regarding vehicle emissions, financial, business and other factors, including factors beyond our control. We anticipate that our operating cash flow and amounts available under our senior secured credit facility will cover our operating expenses and will be sufficient to service our debt. However, we cannot guarantee that these amounts will be sufficient.



    We anticipate that at or before maturity we will refinance the notes if we can obtain financing. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy. Possible alternative strategies include:


    - reducing or delaying capital expenditures;

    - selling assets;

    - restructuring or refinancing our indebtedness; or

    - seeking additional equity capital.

    We cannot guarantee that we can effect any of these strategies on satisfactory terms, if at all. For example, the senior secured credit facility and the indenture pursuant to which the Notes were issued contain covenants that restrict our ability to take certain of the foregoing actions, including selling assets and using the proceeds therefrom.


SUBSTANTIAL RESTRICTIONS AND COVENANTS--RESTRICTIONS AND COVENANTS IN OUR DEBT AGREEMENTS LIMIT OUR ABILITY TO TAKE CERTAIN ACTIONS, INCLUDING BORROWING ADDITIONAL MONEY, SELLING ASSETS AND MAKING ACQUISITIONS. COMPLIANCE WITH THESE RESTRICTIONS AND COVENANTS MAY LIMIT OUR ABILITY TO IMPLEMENT CERTAIN ELEMENTS OF OUR BUSINESS STRATEGY.



    The indenture governing the notes contains a number of significant restrictions and covenants. These covenants limit our ability, among other things, to:


    - borrow more money;

    - incur liens;

    - pay dividends or make certain other restricted payments;

    - sell certain assets;

    - enter into certain transactions with affiliates; and

    - make certain acquisitions.

    The indenture also imposes restrictions on the ability of any of our subsidiaries to:

    - pay dividends or make certain payments to us;

    - merge or consolidate with any other person; or

    - sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their assets.


    In addition, our senior secured credit facility contains other more restrictive covenants, including covenants that require us to maintain certain financial ratios. If we are unable to comply with these covenants, there would be a default under our senior secured credit facility. Such a default would also result in a default under the indenture governing these notes. Such defaults, if not waived, could result in acceleration of our indebtedness and, at worst, our bankruptcy.


HOLDING COMPANY STRUCTURE--OUR STATUS AS A HOLDING COMPANY MAKES US DEPENDENT ON THE CASH FLOWS OF OUR SUBSIDIARIES TO MEET OUR OBLIGATIONS.


    We are a holding company and conduct almost all of our operations through our subsidiaries. We do not have any significant assets other than the stock of our subsidiaries. Accordingly, we depend on the cash flows of our subsidiaries to meet our obligations, including the payment of the principal and interest on the notes. In addition our parent company, EnviroSystems is highly leveraged. While we have not guaranteed EnviroSystems' debt there is an expectation that our operations and those of our subsidiaries will be able to service the parent company debt.



RANKING OF THE NOTES--YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS SUBORDINATE TO ALL SENIOR INDEBTEDNESS OF OUR COMPANY OR THE APPLICABLE SUBSIDIARY GUARANTOR.



    According to the indenture under which the notes were issued, the payment of the principal, any premium and interest on the notes and each subsidiary guaranty of the notes is subordinate in right of payment to the prior payment in full of all senior indebtedness of our company or the applicable subsidiary guarantor. The senior indebtedness includes our obligations under, and the subsidiary guarantors' guarantees of our obligations with respect to, our senior secured credit agreement.


    Assuming we had completed the acquisition of Envirotest and the related transactions on September 30, 1998, our senior indebtedness outstanding would have been approximately $438.1 million and each of the subsidiary guarantors would have guaranteed substantially all of such senior indebtedness on a senior basis. Although the indenture governing these notes and the senior secured credit facility limit the amount of money we and the subsidiary guarantors may borrow, we and the subsidiary guarantors may borrow a significant amount of additional money under certain circumstances. In addition, this money may be senior indebtedness.



    Holders of senior indebtedness will be able to prevent payment on the notes or the related subsidiary guarantee of the notes:


    - in the event of our bankruptcy, liquidation or reorganization or that of any subsidiary guarantor;

    - if there is a payment default under certain senior indebtedness; and

    - if there are certain non-payment defaults under certain senior indebtedness.

FRAUDULENT TRANSFER CONSIDERATIONS--A COURT MAY VOID THE GUARANTEES OF OUR SUBSIDIARIES.


    The indenture obligations of a subsidiary guarantor may be reviewed under the appropriate fraudulent transfer or similar laws upon bankruptcy or other financial difficulty. Under these laws a court may rule that the guarantee obligations of the subsidiary guarantor are void, and the court may direct the return of any amounts paid to holders of the notes. A court may find that at the time guarantee obligations were incurred or assets were pledged, the subsidiary guarantor:


    - received less than fair consideration or reasonably equivalent value in exchange or as consideration to enter into its subsidiary guarantee or to pledge its assets to secure its obligations under its subsidiary guarantee; and

    - either:

     --  was insolvent;

     --  became insolvent;

     -- engaged in or was about to engage in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital; or

     -- intended to incur, or believed or reasonably should have believed, that it would incur debts unable to be satisfied.


    Such court could void such obligations under the subsidiary's guarantee and direct the return of any amounts paid with respect thereto or take other action detrimental to the holders of the notes. Moreover, regardless of the factors identified above, a court could take action if it found that the guarantee was entered into with actual intent to hinder, delay, or defraud creditors. We do not believe that the factors that would lead a court to conclude that a fraudulent transfer had occurred as a result of the issuance of the guarantees by our subsidiaries are present in this case.



    The measure of insolvency varies depending on the law of the jurisdiction being applied. Generally, however, an entity is insolvent if the sum of its debts is greater than the fair value of all its property or if the present fair salable value of its assets is less than the amounts owed on its existing debts as they become due. We cannot guarantee which standard a court would apply to determine whether a subsidiary guarantor was "insolvent" upon either consummation of the sale of the notes or upon the incurrence of the subsidiary guarantees. We also cannot guarantee that a court will not decide that one or more subsidiary guarantors was insolvent as a result of the foregoing.


DEPENDENCE ON GOVERNMENT REGULATION--OUR INDUSTRY IS HIGHLY REGULATED AND CHANGES IN SUCH REGULATIONS MAY ADVERSELY AFFECT OUR BUSINESS.

    Our business substantially depends upon Federal and state legislation and regulations mandating air pollution controls. The vehicle emissions testing industry in the U.S. has developed in response to the Clean Air Act and related EPA regulations. The EPA is currently evaluating the need for more stringent emissions standards for motor vehicles. We cannot assure you that additional Federal or state legislation, or changes in regulatory requirements would not, directly or indirectly, have a material adverse effect on the vehicle emissions testing industry. The EPA is currently considering a proposal that would allow states to eliminate emissions testing for low emission vehicles. If the EPA adopts the proposal, it could have a material adverse effect on the vehicle emissions testing industry.



    Additionally, the growth of our international business, which we expect to constitute a significant portion of our business in coming years, depends largely upon the adoption of foreign air pollution control legislation and related regulations requiring or encouraging vehicle emissions testing development in those countries. Although a number of countries in Europe, Asia and Latin America have passed or are considering such legislation, and a limited number of countries, including the United Kingdom, Germany, Canada, Mexico and Japan, have mandatory vehicle emissions testing, these countries may not enact and enforce, or continue to enforce, as the case may be, the necessary legislation and regulations. Any failure of these and other foreign countries to implement air pollution control legislation that requires or encourages vehicle emissions testing could limit our international expansion plans, which could have a material adverse effect on our business, financial condition and results of operations.


DEPENDENCE ON INTELLECTUAL PROPERTY--WE USE A SIGNIFICANT AMOUNT OF INTELLECTUAL PROPERTY IN OUR BUSINESS. IF WE ARE UNABLE TO PROTECT THIS INTELLECTUAL PROPERTY, OUR BUSINESS MAY BE ADVERSELY AFFECTED.


    We have more than 70 patents on our emission testing equipment and we design our own proprietary software programs to run that equipment. Our success is dependent on our ability to protect these proprietary rights. We employ a combination of the following methods to protect these rights:


    - patents;

    - trade secrets;

    - copyright and trademark laws;

    - license agreements;

    - non-compete agreements;

    - nondisclosure agreements;

    - assignment of invention and other contractual provisions; and

    - various security measures.

    We cannot guarantee that the legal protections afforded to, or the precautions taken by, our company or our third-party licensors will be adequate to prevent misappropriation of our respective proprietary rights. We generally enter into confidentiality agreements with our employees, which typically control access to, disclosure of and ownership of, intellectual property developed during the term of employment with us. However, these contractual protections do not preclude independent third-parties from developing functionally equivalent or superior technologies, products, or professional services. Any infringement or misappropriation of our proprietary rights, or those of our third-party licensors, could have a material adverse effect on our business, financial condition, and results of operations.

    In the future, litigation may be necessary to enforce and protect our patents, trade secrets, copyrights and other intellectual property or proprietary rights. We may also be subject to litigation to defend against claimed infringement of, or to determine the scope and validity of, the intellectual property or proprietary rights of others. We are not currently aware that our products, trademarks, or other proprietary rights infringe upon the proprietary rights of any third parties. However, we cannot assure you that third parties will not assert infringement claims against us which may result in a material adverse effect on our business, financial condition, and results of operations. Any litigation involving our use of technology may result in substantial cost to us and may divert management's attention from operations. Either could also have a material adverse effect on our business, financial condition and results of operations. A negative outcome in litigation could:


    - result in our loss of the rights to use the proprietary rights or of the exclusivity of our rights therein;


    - subject us to significant liabilities;

    - require us to seek licenses from third parties; or

    - prevent us from selling our products.

    - any one of these outcomes could have a material adverse effect on our business, financial condition and results of operations.


YEAR 2000 RISKS--ALTHOUGH WE EXPECT TO BE YEAR 2000 COMPLIANT, WE ARE NOT SO AT THIS TIME. YEAR 2000 ISSUES MAY DISRUPT OUR OPERATIONS.


    The Company has a Year 2000 project designed to identify and assess the risks associated with its information systems, products, operations and infrastructure, suppliers and customers that are not Year 2000 compliant and to develop, implement and test remediation and contingency plans to mitigate these risks.


    As we continue our Year 2000 project, we may discover additional Year 2000 problems. We may not be able to develop, implement or test remediation or contingency plans or we may find that the costs of these activities exceed current expectations and become material. Even if we, in a timely manner, complete all of our assessments, identify and test remediation plans believed to be adequate, and develop contingency plans believed to be adequate, some problems may not be identified or corrected in time to prevent material adverse consequences to us.



MATURATION OF EMISSIONS TESTING PRODUCTS MARKET--WE EXPECT THE DOMESTIC MARKET FOR EMISSIONS TESTING EQUIPMENT TO DECLINE SIGNIFICANTLY IN APPROXIMATELY THREE YEARS. WE COULD SUFFER A DECLINE IN REVENUE WHICH WOULD MAKE IT MORE DIFFICULT TO SERVICE OUR DEBT.



    In the twelve months ended September 30, 1998, assuming we completed the acquisition of Envirotest and the related transactions on September 30, 1998, we would have obtained approximately 50% of our revenues from sales of our equipment to decentralized facilities and after-sales services in states with decentralized programs. We expect the domestic market for equipment used in states with decentralized programs to continue to expand for approximately the next three years as additional states and municipalities are either required to or elect to implement decentralized programs and/or convert basic testing programs which test a vehicle in neutral to enhanced programs which test emissions under simulated driving conditions.


    Thereafter, however, we expect the size of the domestic market to decline significantly as a result of most states with large vehicle populations having already implemented programs. Although we expect revenues from sales of our equipment in international markets and revenues from our domestic centralized vehicle emissions testing business to continue to grow in the future, we cannot assure you that growth in these markets will be sufficient to offset any decline we are likely to suffer in our domestic emissions equipment business.

ABILITY TO MANAGE AND SUSTAIN GROWTH--WE MAY NOT BE ABLE TO INTEGRATE SUCCESSFULLY THE OPERATIONS OF EST AND ENVIROTEST OR TO ACHIEVE COST SAVINGS.



    Our growth has resulted in new and increased responsibilities for our management. The process of integrating the businesses of Envirotest with that of EST may result in unforeseen operating difficulties and may require substantial attention from members of our senior management. We cannot assure you that we will be able to integrate successfully the operations of these businesses.



    As a result of our acquisition of Envirotest, we expect to reduce our operating expenses by eliminating duplicative management, staff and facilities, and other cost efficiencies. Although we believe that our strategies are reasonable, we cannot assure you that we will be able to implement our plans on schedule. When implementing these initiatives, we could encounter unanticipated problems, and there is no guarantee that we will attain our goal of reducing our operating expenses. Finally, we note that our plans will require substantial attention from members of our management, which may limit the amount of time they can devote to our day-to-day operations.



DEPENDENCE ON SIGNIFICANT CONTRACTS--OUR CENTRALIZED TESTING BUSINESS IS DEPENDENT ON 14 CONTRACTS FOR ITS REVENUE. THE LOSS OF ANY OF THESE CONTRACTS COULD CAUSE OUR REVENUE TO DECLINE AND WOULD MAKE IT MORE DIFFICULT FOR US TO SERVICE OUR DEBT.



    In the twelve months ended September 30, 1998, assuming we completed the acquisition of Envirotest and the related transactions on September 30, 1998, we would have obtained approximately 50% of our revenues from Envirotest's emissions testing business. For the twelve months ended September 30, 1998, approximately 99% of Envirotest's contract revenues were derived from its 14 emissions testing contracts with governmental authorities. The termination, or the Company's failure to obtain the renewal, of any of our significant emissions testing contracts could have a material adverse effect on our business, financial condition or results of operations.



DEPENDENCE ON KEY PERSONNEL--OUR SUCCESS DEPENDS ON THE EXPERIENCE OF OUR EXECUTIVES AND OTHER KEY MANAGEMENT PERSONNEL. THE LOSS OF OUR MANAGEMENT TEAM COULD HAVE A NEGATIVE EFFECT ON OUR BUSINESS.



    Our management team has combined 40 years of experience in the industry and that experience is crucial to our success. Our success will continue to depend to a significant extent on our current executive officers and key employees as well as our ability to attract and retain highly qualified experienced electrical, software, mechanical and design engineers, service technicians and marketing, sales personnel and key personnel to expand our international operations. We may not be able to retain our executive officers and key personnel or attract highly qualified management in the future. Our failure to retain the services of key personnel could have a material adverse effect on us. Although we have non-competition agreements with certain key personnel, courts are sometimes reluctant to enforce these agreements.



CONTROL BY PRINCIPAL STOCKHOLDERS--ALCHEMY INVESTMENT PLAN WILL OWN ENOUGH OF OUR PARENT COMPANY'S STOCK TO INDIRECTLY CONTROL OUR AFFAIRS AND THOSE OF OUR SUBSIDIARIES. THEY COULD EXERCISE CONTROL IN A MANNER DETRIMENTAL TO YOUR INTERESTS.



    Alchemy Investment Plan, an investment group managed by Alchemy Partners, owns 54.2% of the voting stock of Enviromental Systems Products, Inc., our sole stockholder. Consequently, they will indirectly control all matters at our Company and our subsidiaries requiring stockholder approval, including election of the Board of Directors and approval of significant corporate transactions. We cannot assure you that Alchemy Investment Plan will not exercise its control over Enviromental Systems Products, Inc. in a manner detrimental to your interests.

INABILITY TO REPURCHASE NOTES UPON A CHANGE OF CONTROL--WE MAY NOT HAVE THE ABILITY TO RAISE THE NECESSARY FUNDS TO PAY FOR THE NOTES SHOULD WE BE REQUIRED TO REPURCHASE.



    Upon the occurrence of certain kinds of change of control events, as defined in the indenture governing the notes, we will be required to make an offer to repurchase the notes at 101% of their principal amount, plus accrued interest. If a change of control were to occur, we may not have sufficient funds to pay the purchase price for all the notes that we might be required to repurchase. Additionally, in the event of a change of control, we could be prohibited under the terms of our senior secured credit facility or indenture from paying the required purchase price for all the notes.



ABSENCE OF PUBLIC MARKET FOR THE NOTES, RESTRICTIONS ON RESALES--YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THESE NOTES. IF NO MARKET DEVELOPS, YOU MAY HAVE DIFFICULTY SELLING YOUR NOTES.



    We do not intend to apply for listing or quotation of the notes on any exchange. The notes are, however, eligible for trading in PORTAL. Credit Suisse First Boston Corporation has advised us that they intend to make a market in the notes, subject to the limits imposed by the securities laws. However, they are not obligated to do so, and they may discontinue any market making at any time without notice. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be.



    Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. The market for the notes may be subjected to similar disruptions. Any such disruptions may have an adverse effect on the note holders.



    THIS PROSPECTUS INCLUDES "FORWARD LOOKING STATEMENTS". THESE FORWARD-LOOKING STATEMENTS INCLUDE, IN PARTICULAR, THE STATEMENTS ABOUT OUR PLANS, STRATEGIES, AND PROSPECTS UNDER THE HEADINGS "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "BUSINESS." ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE MAY NOT ACHIEVE SUCH PLANS, INTENTIONS OR EXPECTATIONS.



    IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS WE MAKE IN THIS PROSPECTUS ARE SET FORTH IN THIS "RISK FACTORS" SECTION AND ELSEWHERE IN THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO US OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS IN THIS "RISK FACTORS" SECTION. THESE FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, AND THE CAUTIONARY STATEMENTS IDENTIFY IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PREDICTED IN ANY SUCH FORWARD LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS, INCLUDING ADVERSE CHANGES IN THE SPECIFIC MARKETS FOR OUR PRODUCTS, ADVERSE BUSINESS CONDITIONS, DECREASED OR LACK OF GROWTH IN THE CAR INDUSTRY, INCREASED COMPETITION, PRICING PRESSURES, LACK OF SUCCESS IN TECHNOLOGICAL ADVANCEMENT, RISKS ASSOCIATED WITH FOREIGN OPERATIONS, RISKS ASSOCIATED WITH OUR EFFORTS TO COMPLY WITH YEAR 2000 REQUIREMENTS, AND OTHER FACTORS.

                           SOURCES AND USES OF FUNDS


    The gross proceeds of the private sale of the notes were approximately $100.0 million. Our company used the proceeds of the private sale of the notes, together with additional equity, $385.0 million of borrowings under the senior secured credit facility and $84.4 million of available cash, to consummate the acquisition of Envirotest and the related transactions.


    The following table presents the sources and uses of funds for the acquisition of Envirotest and the related transactions:

                                 (IN MILLIONS)


SOURCES:
--------------------------------------------------------------------
Senior secured credit facility(1)...................................  $   385.0
The notes...........................................................      100.0
Available cash......................................................       84.4
Additional equity (2)...............................................      179.9
                                                                      ---------
      Total Sources.................................................  $   749.3
                                                                      ---------
                                                                      ---------
USES:
--------------------------------------------------------------------
The acquisition of Envirotest(3)....................................  $   266.2
Repayment of Envirotest Senior Notes and Envirotest Senior
  Subordinated Notes(4).............................................      276.6
Debt repurchase premiums............................................       12.5
Repayment of certain other Envirotest debt..........................       25.3
Repayment of EST debt(5)............................................      125.6
Employee termination payments made at closing(6)....................        5.2
Financing fees and professional expenses (7)........................       37.9
                                                                      ---------
      Total Uses....................................................  $   749.3
                                                                      ---------
                                                                      ---------


------------------------


(1) On the date the notes were originally issued, borrowings of up to an additional $50.0 million were available under the senior secured credit facility for general corporate purposes. However, such available borrowings are limited to the extent the Company has outstanding letters of credit and may be limited by the Company's ability to meet its financial covenant ratios. For more information about these borrowings, see the "Description of Other Indebtedness--Senior Secured Credit Facility" section of this prospectus.



(2) Additional equity of approximately $180 million contributed by Environmental Systems Products, Inc. consisting of $80 million of additional equity provided by Environmental Systems Products, Inc. and approximately $100 million of net proceeds from the issuance by Environmental Systems Products, Inc. of its 15% senior discount notes.


(3) Includes option spread payments.

(4) Repayment of all such notes, through a debt tender offer or otherwise, and includes accrued interest of $1.6 million.


(5) Repayment of debt and includes accrued interest of $0.6 million.


(6) Includes severance and change of control payments made under certain employment agreements.

(7) Includes fees in connection with the acquisition of Envirotest and the related transactions.

                                 CAPITALIZATION


    The Company was incorporated in March 1998, and did not record any transactions until October 1998, therefore the historical capital of the Company is not presented. The following table sets forth, as of September 30, 1998, our unaudited capitalization after giving pro forma effect to the acquisition of Envirotest and the related transactions. You should read this table in conjunction with the "Environmental Systems Products Holdings Inc. Unaudited Pro Forma Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of EST and Envirotest and the notes thereto included elsewhere in this prospectus.



                                                                            AS OF SEPTEMBER 30,
                                                                                   1998
                                                                            -------------------
                                                                               (IN MILLIONS)
Senior secured credit facility(1).........................................       $   385.0
The notes(2)..............................................................            93.4
Ohio notes................................................................            53.1
                                                                                    ------
      Total debt..........................................................           531.5
Stockholder's equity......................................................           120.3
                                                                                    ------
      Total capitalization................................................       $   651.8
                                                                                    ------
                                                                                    ------


------------------------


(1) On the date the notes were issued, borrowings of up to an additional $50 million were available under the senior secured credit facility for general corporate purposes. However, such available borrowings are limited to the extent the Company has outstanding letters of credit and may be limited by the Company's ability to meet financial covenant ratios. See "Description of Other Indebtedness--Senior Secured Credit Facility."



(2) The notes are net of $6.6 million original issue discount attributed to Environmental Systems Products, Inc. common stock issued with the notes.

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The following unaudited pro forma combined financial statements (the "Pro Forma Financial Statements") are based on the historical consolidated financial statements of EST and Envirotest included elsewhere in this prospectus or derived from unaudited information not contained in this prospectus, adjusted to give effect to the acquisition of Envirotest and the related transactions.



    The Unaudited Pro Forma Combined Statement of Operations and other financial data for the year ended December 31, 1997, the twelve months ended September 30, 1998 and the nine months ended September 30, 1998 give effect to the acquisition of Envirotest and the related transactions as if they occurred on January 1, 1997. The Unaudited Pro Forma Combined Balance Sheet gives effect to the acquisition of Envirotest and the related transactions as if they had occurred as of September 30, 1998.



    The historical information of EST for the year ended December 31, 1997 is derived from the audited financial statements of EST for the year ended December 31, 1997. The historical information of Envirotest for the year ended December 31, 1997 is based on unaudited quarterly information for the calendar quarters in 1997. The historical information of EST for the twelve months ended September 30, 1998 is based on unaudited quarterly information for the last calendar quarter of 1997 and the first three calendar quarters of 1998. The historical information of Envirotest for the twelve months ended September 30, 1998 is derived from the audited financial statements of Envirotest for the year ended September 30, 1998. The historical information of EST for the nine months ended September 30, 1998 is based on unaudited quarterly information for the calendar quarters of 1998. The historical information of Envirotest for the nine months ended September 30, 1998 is based on unaudited quarterly information for the calendar quarters of 1998.



    The acquisition of Envirotest and the related transactions adjustments are described in the accompanying notes. These related adjustments are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Financial Statements do not indicate what our results of operations or financial condition would have been had the acquisition of Envirotest and the related transactions in fact occurred on such dates; nor do they project our results of operations or financial condition for the future. You should read the Pro Forma Financial Statements in conjunction with the historical consolidated financial statements of EST and Envirotest and the notes thereto included elsewhere in this prospectus. You should also read the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus.


    We accounted for our acquisition of Envirotest using the purchase method of accounting. We allocated the total purchase price for such acquisition to the tangible and identifiable intangible assets and liabilities of the acquired business based upon our preliminary estimates of their fair value with the remainder of the purchase price allocated to goodwill. We engaged an independent valuation firm to assist us allocate the purchase price. Our allocation of purchase price for the Envirotest acquisition is based on the preliminary findings of the valuation firm and subject to revision when we obtain additional information concerning asset and liability valuations. Consequently, the amounts reflected in the pro forma financial statements are subject to change, but we do not believe the final amounts will differ substantially.

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     TWELVE MONTHS ENDED SEPTEMBER 30, 1998

                             (DOLLARS IN THOUSANDS)


                                                                                         PRO FORMA     COMPANY
                                                                   EST      ENVIROTEST  ADJUSTMENTS   PRO FORMA
                                                                ----------  ----------  -----------  -----------
Total revenues................................................  $  166,463  $  168,650   $  --        $ 335,113
Cost of revenues..............................................     113,219     104,970      (7,022)(3)    211,167
Cost of revenues--inventory step-up...........................       2,390      --          --            2,390
                                                                ----------  ----------  -----------  -----------
    Gross profit..............................................      50,854      63,680       7,022      121,556
Selling, general and administrative expenses..................      24,189      21,826                   53,827
                                                                                            12,015(2)
                                                                                               (49)(3)
                                                                                            (4,154)(4)
Other (gains) and losses......................................      --           5,273      (7,828)(5)     (2,555)
                                                                ----------  ----------  -----------  -----------
    Income from operations....................................      26,665      36,581       7,038       70,284
Other income (expense):
    Interest income...........................................         200       5,527      (5,527)(6)        200
    Interest expense..........................................      (5,763)    (33,774)       (941)     (53,311)
                                                                                           (12,833)(7)
    Other expense.............................................        (699)       (456)     --           (1,155)
                                                                ----------  ----------  -----------  -----------
      Income before income taxes..............................      20,403       7,878     (12,263)      16,018
    Provision for income taxes................................      10,160         675        (102)(8)     10,733
                                                                ----------  ----------  -----------  -----------
      Net income..............................................  $   10,243  $    7,203   $ (12,161)   $   5,285
                                                                ----------  ----------  -----------  -----------
                                                                ----------  ----------  -----------  -----------
OTHER FINANCIAL DATA:
  Cash flows provided by operations...................................................


                                                                                                      $  73,466
  Cash flows used in investing activities..........................................................     276,640
  Cash flows provided by financing activities......................................................     184,455
  EBITDA..............................................................................


                                                                                                        107,192
  Depreciation and amortization of intangible assets..................................


                                                                                                         36,908
  Ratio of total debt (at period end) to EBITDA.......................................


                                                                                                            5.0x
  Ratio of EBITDA to total interest expense...........................................


                                                                                                            2.0x
  Ratio of earnings to fixed charges..................................................


                                                                                                            1.3


    The accompanying notes are an integral part of this pro forma financial statement.

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     TWELVE MONTHS ENDED SEPTEMBER 30, 1998

                             (DOLLARS IN THOUSANDS)


(1)        Represents the following adjustments to deferred financing fees amortization expense:

           Reversal of historical deferred financing fees amortization expense at EST....  $    (220)
           Reversal of historical deferred financing fees amortization expense at
           Envirotest....................................................................     (2,090)
           Amortization expense for the new deferred financing fees created as a result of the refinancing of certain indebtedness in connection with the acquisition
           of Envirotest.................................................................      3,251
                                                                                           ---------
                                                                                           $     941
                                                                                           ---------
                                                                                           ---------
           Deferred financing fees are amortized ratably over the life of the related debt issuance.

(2)        Represents the following adjustments to intangible asset amortization expense:

           Reversal of historical intangible asset amortization expense at Envirotest....  $  (2,374)
           Amortization expense for the new intangible assets created as a result of the
           acquisition of Envirotest.....................................................     14,389
                                                                                           ---------
                                                                                           $  12,015
                                                                                           ---------
                                                                                           ---------
           The intangible assets are being amortized on a straight line basis using estimated useful lives of five to thirty years.

(3)        Represents the following adjustments to depreciation expense:

           Reversal of historical depreciation expense at Envirotest.....................  $ (27,962)
           Depreciation expense for the new fixed asset valuation as a result of the
           acquisition of Envirotest.....................................................     20,891
                                                                                           ---------
                                                                                           $  (7,071)
                                                                                           ---------
                                                                                           ---------

(4)        Represents reductions in costs and expenses resulting from the following:

           Elimination of Chairman's and CEO's offices...................................  $  (1,746)
           Engineering, financial and human resources redundancies.......................     (1,608)
           Closures of redundant facilities..............................................       (800)
                                                                                           ---------
                                                                                           $  (4,154)
                                                                                           ---------
                                                                                           ---------

(5)        Represents the elimination of merger and acquisition related costs............  $  (7,828)
                                                                                           ---------
                                                                                           ---------

(6)        Represents the elimination of interest income on cash and cash equivalents and restricted cash at Envirotest as such items were utilized as a source to finance the acquisition of Envirotest and related transactions................  $  (5,527)
                                                                                           ---------
                                                                                           ---------

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                     TWELVE MONTHS ENDED SEPTEMBER 30, 1998

                             (DOLLARS IN THOUSANDS)


(7)        Net adjustment to interest expense as a result of the issuance of debt to complete the acquisition of Envirotest and related transactions, calculated as follows:

           Elimination of actual historical interest expense on refinanced debt:
           EST...........................................................................  $  (5,543)
           Envirotest....................................................................    (26,909)
                                                                                           ---------
                                                                                             (32,452)
                                                                                           ---------
           Pro forma interest expense:
           $175 million Term Loan A at an assumed annual interest rate of 8.56%..........     12,288
           $210 million Term Loan B at an assumed annual interest rate of 9.31%..........     19,337
           $100 million Notes at an annual interest rate of 13%..........................     13,000
           $6.6 million original issue discount on Notes attributed to common stock
           issued with Notes, amortized on a straight line basis over life of debt.......        660
                                                                                           ---------
                                                                                              45,285
                                                                                           ---------
                                                                                           $  12,833
                                                                                           ---------
                                                                                           ---------
           The interest rate is LIBOR plus 3.25% on Term Loan A and LIBOR plus 4.00% on
           Term Loan B through March 31, 1999, after which the interest rate could range from LIBOR plus 2.25% to LIBOR plus 4.00% depending on the Company's financial ratios. (The senior secured credit facility also permits the Company to choose an interest rate based on the prime lending rate of Credit Suisse First Boston plus a margin or the federal funds rate plus a margin). The pro forma interest expense has been calculated based on the LIBOR rate at September 30, 1998 plus
           3.25% on Term Loan A and 4.00% on Term Loan B.

           The Company estimates that an increase or decrease in interest rates on the
           Term Loan A and Term Loan B debt of 1/8% would increase or decrease annual interest expense by approximately $480.

(8)        Income tax expense adjustment related to the effects of the pro forma adjustments based upon an assumed composite income tax rate of 41% applied to pro forma income before income taxes adjusted for non-deductible intangible
           asset amortization of $12,015 related to the acquisition of Envirotest........  $    (102)
                                                                                           ---------
                                                                                           ---------

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)


                                                                                         PRO FORMA     COMPANY
                                                                   EST      ENVIROTEST  ADJUSTMENTS   PRO FORMA
                                                                ----------  ----------  -----------  -----------
Total revenues................................................  $  102,526  $  146,422   $      --    $ 248,948
Cost of revenues..............................................      66,099      98,211      (1,726)(3)    162,584
                                                                ----------  ----------  -----------  -----------
    Gross profit..............................................      36,427      48,211       1,726       86,364
Selling, general and administrative expenses..................      17,864      21,217      12,030(2)     47,199
                                                                                               242(3)
                                                                                            (4,154)(4)
Other gains...................................................          --      (3,950)         --       (3,950)
                                                                ----------  ----------  -----------  -----------
      Income from operations..................................      18,563      30,944      (6,392)      43,115
Other income (expense):
    Interest income...........................................         103       8,254      (8,254)(5)        103
    Interest expense..........................................        (441)    (39,483)     (1,027)(1)    (55,572)
                                                                                           (14,621)(6)
    Other income (expense), net...............................         (79)       (215)         --         (294)
                                                                ----------  ----------  -----------  -----------
      Income (loss) before income taxes and extraordinary
        item..................................................      18,146        (500)    (30,294)     (12,648)
Provision for income taxes....................................       7,581          --      (7,489)(7)         92
                                                                ----------  ----------  -----------  -----------
      Income (loss) before extraordinary item.................  $   10,565  $     (500)  $ (22,805)   $ (12,740)
                                                                ----------  ----------  -----------  -----------
                                                                ----------  ----------  -----------  -----------
OTHER FINANCIAL DATA:
  Cash flows provided by operations...................................................

                                                                                                      $   8,088
  EBITDA..............................................................................

                                                                                                         78,812
  Depreciation and amortization of intangible assets..................................


                                                                                                         35,697
  Ratio of EBITDA to total interest expense...........................................


                                                                                                            1.4x
  Deficiency of earnings to cover fixed charges.......................................

                                                                                                      $  12,648

    The accompanying notes are an integral part of this pro forma financial statement.

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)


(1)        Represents the following adjustments to deferred financing fees amortization expense:

           Reversal of historical deferred financing fees amortization expense at
           Envirotest....................................................................  $  (2,224)
           Amortization expense for the new deferred financing fees created as a result
           of the refinancing related to the acquisition of Envirotest...................      3,251
                                                                                           ---------
                                                                                           $   1,027
                                                                                           ---------
                                                                                           ---------
           Deferred financing fees are amortized ratably over the life of the related debt issuance.

(2)        Represents the following adjustments to intangible asset amortization expense:

           Reversal of historical intangible asset amortization expense at Envirotest....  $  (2,359)
           Amortization expense for the new intangible assets created as a result of the
           acquisition of Envirotest and related transactions............................     14,389
                                                                                           ---------
                                                                                           $  12,030
                                                                                           ---------
                                                                                           ---------
           The intangible assets are being amortized on a straight line basis using estimated useful lives of five to thirty years.

(3)        Represents the following adjustments to depreciation expense:

           Reversal of historical depreciation expense at Envirotest.....................  $ (22,375)
           Depreciation expense for the new fixed asset valuation as a result of the
           acquisition of Envirotest.....................................................     20,891
                                                                                           ---------
                                                                                           $  (1,484)
                                                                                           ---------
                                                                                           ---------

(4)        Represents reductions in costs and expenses resulting from the following:
           Elimination of Chairman's and CEO's offices...................................  $  (1,746)
           Engineering, financial and human resources redundancies.......................     (1,608)
           Closures of redundant facilities..............................................       (800)
                                                                                           ---------
                                                                                           $  (4,154)
                                                                                           ---------
                                                                                           ---------

(5)        Represents the elimination of interest income on cash and cash equivalents and restricted cash at Envirotest as such items were utilized as a source to finance the acquisition of Envirotest and related transactions................  $  (8,254)
                                                                                           ---------
                                                                                           ---------

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                          YEAR ENDED DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)


(6)        Net adjustment to interest expense as a result of the issuance of debt to complete the acquisition of Envirotest and related transactions, calculated as follows:

           Elimination of actual historical interest expense on refinanced debt:
           EST...........................................................................  $    (441)
           Envirotest....................................................................    (32,168)
                                                                                           ---------
                                                                                             (32,609)
                                                                                           ---------
           Pro forma interest expense:
           $175 million Term Loan A at an assumed annual interest rate of 8.56%..........     14,086
           $210 million Term Loan B at an assumed annual interest rate of 9.31%..........     19,484
           $100 Notes at an annual interest rate of 13%..................................     13,000
           $6.6 million original issue discount on Notes attributed to common stock
           issued with Notes, amortized on a straight-line basis over life of debt.......        660
                                                                                           ---------
                                                                                              47,230
                                                                                           ---------
                                                                                           $  14,621
                                                                                           ---------
                                                                                           ---------
           The interest rate is LIBOR plus 3.25% on Term Loan A and LIBOR plus 4.00% on
           Term Loan B through March 31, 1999, after which the interest rate could range from LIBOR plus 2.25% to LIBOR plus 4.00% depending on the Company's financial ratios. The senior secured credit facility also permits the Company to choose an interest rate based on the prime lending rate of Credit Suisse First Boston plus a margin or the federal funds rate plus a margin. The pro forma interest expense has been calculated based on the LIBOR rate at September 30, 1998 plus
           3.25% on Term Loan A and 4.00% on Term Loan B.

           The Company estimates that an increase or decrease in interest rates on the
           Term Loan A and Term Loan B debt of 1/8% would increase or decrease annual interest expense by approximately $480.

(7)        Income tax expense adjustment related to the effects of the pro forma adjustments based upon an assumed composite income tax rate of 41% applied to pro forma income (loss) before income taxes and extraordinary item adjusted for non-deductible intangible asset amortization of $12,030 related to the acquisition of Envirotest.....................................................  $  (7,489)
                                                                                           ---------
                                                                                           ---------

(8)        For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and that portion of operating lease rental expense that is representative of the interest factor.

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                             (DOLLARS IN THOUSANDS)


                                                                                         PRO FORMA     COMPANY
                                                                  EST      ENVIROTEST   ADJUSTMENTS   PRO FORMA
                                                               ----------  -----------  -----------  -----------
Total revenues...............................................  $  110,714  $   131,713   $  --        $ 242,427
Cost of revenues.............................................      76,494       81,014      (6,248)(3)    151,260
Cost of revenues--inventory step-up..........................       2,390      --           --            2,390
                                                               ----------  -----------  -----------  -----------
    Gross profit.............................................      31,830       50,699       6,248       88,777
Selling, general and administrative expenses.................      16,147       17,121       9,014(2)     39,072
                                                                                               (94)(3)
                                                                                            (3,116)(4)
Other (gains) and losses.....................................      --            5,273      (7,828)(5)     (2,555)
                                                               ----------  -----------  -----------  -----------
    Income from operations...................................      15,683       28,305       8,272       52,260
Other income (expense):
  Interest income............................................         149        4,333      (4,333)(6)        149
  Interest expense...........................................      (5,467)     (24,963)       (641)(1)    (39,699)
                                                                                            (8,628)(7)
  Other expense..............................................        (591)        (424)     --           (1,015)
                                                               ----------  -----------  -----------  -----------
    Income before income taxes...............................       9,774        7,251      (5,330)      11,695
Provision for income taxes...................................       5,541          675       1,510(8)      7,726
                                                               ----------  -----------  -----------  -----------
    Net income...............................................  $    4,233  $     6,576   $  (6,840)   $   3,969
                                                               ----------  -----------  -----------  -----------
                                                               ----------  -----------  -----------  -----------
OTHER FINANCIAL DATA:
  Cash flows provided by operations................................................................   $  54,442
  Cash flows used in investing activities..........................................................     265,688
  Cash flows provided by financing activities......................................................     205,834
  EBITDA...........................................................................................      80,280
  Depreciation and amortization of intangible assets...............................................      28,020
  Ratio of EBITDA to total interest expense........................................................         2.0x
  Ratio of earnings to fixed charges...............................................................         1.3


    The accompanying notes are an integral part of this pro forma financial statement.

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)


(1)        Represents the following adjustments to deferred financing fees amortization expense:

           Reversal of historical deferred financing fees amortization expense at EST...  $    (220)
           Reversal of historical deferred financing fees amortization expense at
           Envirotest...................................................................     (1,577)
           Amortization expense for the new deferred financing fees created as a result
           of the refinancing related to the acquisition of Envirotest..................      2,438
                                                                                          ---------
                                                                                          $     641
                                                                                          ---------
                                                                                          ---------
           Deferred financing fees are amortized ratably over the life of the related debt issuance.

(2) Represents the following adjustments to intangible assets amortization expense:

           Reversal of historical intangible asset amortization expense at Envirotest...  $  (1,778)
           Amortization expense for the new intangible assets created as a result of the
           acquisition of Envirotest and related transactions...........................     10,792
                                                                                          ---------
                                                                                          $   9,014
                                                                                          ---------
                                                                                          ---------
           The intangible assets are being amortized on a straight line basis using estimated useful lives of five to thirty years.

(3)        Represents the following adjustments to depreciation expense:

           Reversal of historical depreciation expense at Envirotest....................  $ (22,010)
           Depreciation expense for the new fixed asset valuation as a result of the
           acquisition of Envirotest....................................................     15,668
                                                                                          ---------
                                                                                          $  (6,342)
                                                                                          ---------
                                                                                          ---------

(4)        Represents reductions in costs and expenses resulting from the following:

           Elimination of Chairman's and CEO's offices..................................  $  (1,310)
           Engineering, financial and human resources redundancies......................     (1,206)
           Closures of redundant facilities.............................................       (600)
                                                                                          ---------
                                                                                          $  (3,116)
                                                                                          ---------
                                                                                          ---------

(5)        Represents the elimination of merger and acquisition related costs...........  $  (7,828)
                                                                                          ---------
                                                                                          ---------

(6)        Represents the elimination of interest income on cash and cash equivalents and restricted cash at Envirotest as such items were utilized as a source to finance the acquisition of Envirotest and related transactions...............  $  (4,333)
                                                                                          ---------
                                                                                          ---------

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)


(7)        Net adjustment to interest expense as a result of the issuance of debt to complete the acquisition of Envirotest and related transactions, calculated as follows:

           Elimination of actual historical interest expense on refinanced debt:
           EST..........................................................................  $  (5,247)
           Envirotest...................................................................    (19,846)
                                                                                          ---------
                                                                                            (25,093)
                                                                                          ---------

           Pro forma interest expense:
           $175 million Term Loan A at an assumed annual interest rate of 8.56%.........      8,991
           $210 million Term Loan B at an assumed annual interest rate of 9.31%.........     14,485
           $100 million Notes at an annual interest rate of 13%.........................      9,750
           $6.6 million original issue discount on Notes attributed to common stock
           issued with Notes, amortized on a straight-line basis over life of debt......        495
                                                                                          ---------
                                                                                             33,721
                                                                                          ---------
                                                                                          $   8,628
                                                                                          ---------
                                                                                          ---------
           The interest rate is LIBOR plus 3.25% on Term Loan A and LIBOR plus 4.00% on
           Term Loan B through March 31, 1999, after which the interest rate could range from LIBOR plus 2.25% to LIBOR plus 4.00% depending on the Company's financial ratios. The senior secured credit facility also permits the Company to choose an interest rate based on the prime lending rate of Credit Suisse
           First Boston plus a margin or the federal funds rate plus a margin. The pro forma interest expense has been calculated based on the LIBOR rate at
           September 30, 1998 plus 3.25% on Term Loan A and 4.00% on Term Loan B.

           The Company estimates that an increase or decrease in interest rates on the
           Term Loan A and Term Loan B debt of 1/8% would increase or decrease annual interest expense by approximately $480.

(8)        Income tax expense adjustment related to the effects of the pro forma adjustments based upon an assumed composite income tax rate of 41% applied to pro forma income before income taxes adjusted for non-deductible intangible
           asset amortization of $9,014 related to the acquisition of Envirotest........  $   1,510
                                                                                          ---------
                                                                                          ---------

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)


                                                                                                        PRO FORMA     COMPANY
                                                                        EST/NEWMALL (1)   ENVIROTEST   ADJUSTMENTS   PRO FORMA
                                                                        ----------------  -----------  -----------  -----------
Current assets:
  Cash and cash equivalents...........................................     $    9,168      $  71,506    $       1(2)  $   8,281
                                                                                                          (72,394)(3)
  Accounts and contracts receivable, net..............................         21,495         12,822           --       34,317
  Inventories.........................................................         24,069             --           --       24,069
  Prepaid expenses and other..........................................          3,412          5,183         (120)(4)      6,192
                                                                                                           (1,000)(5)
                                                                                                           (1,283)(6)
                                                                             --------     -----------  -----------  -----------
    Total current assets..............................................         58,144         89,511      (74,796)      72,859
  Restricted cash.....................................................             --         18,890      (13,162)(3)      5,728
  Property, plant and equipment and assets held under capital lease,
    net...............................................................            753        262,129      (16,808)(4)    246,074
  Assets held for sale, net...........................................             --          3,123           --        3,123
  Intangible assets, net..............................................         47,519         15,560      343,317(4)    406,396
  Deferred charges and debt acquisition costs, net....................          3,259          8,880       11,077(5)     23,216
  Other assets........................................................          3,519            765           --        4,284
                                                                             --------     -----------  -----------  -----------
    Total assets......................................................     $  113,194      $ 398,858    $ 249,628    $ 761,680
                                                                             --------     -----------  -----------  -----------
Current liabilities:
  Revolving loan......................................................     $   17,533      $      --    $ (17,533)(3)  $      --
  Current portion of long-term debt and capital lease obligations.....         14,775          8,990       11,855(3)     35,620
  Accounts payable....................................................         11,507         12,900           --       24,407
  Accrued expenses and other..........................................         17,000         45,939         (759)(3)     71,471
                                                                                                            9,291(4)
                                                                             --------     -----------  -----------  -----------
    Total current liabilities.........................................         60,815         67,829        2,854      131,498
  Long-term debt and capital lease obligations, net...................         95,225        343,765       63,485(3)    495,875
                                                                                                           (6,600)(7)
  Other long-term liabilities.........................................          2,776          4,630           --        7,406
  Intercompany payables...............................................             --             --        6,600(7)      6,600
                                                                             --------     -----------  -----------  -----------
    Total liabilities.................................................        158,816        416,224       66,339      641,379
                                                                             --------     -----------  -----------  -----------
Stockholders' equity (deficit):
  Common stock........................................................            357            165            1(2)          1
                                                                                                             (522)(6)
  Additional paid-in capital..........................................          7,678         60,173      179,872(3)    178,589
                                                                                                          (69,134)(6)
  Treasury stock (at cost)............................................             --        (29,003)      29,003(6)         --
  Accumulated deficit.................................................        (56,423)       (48,510)    (322,476)(3)    (60,864)
                                                                                                          317,098(4)
                                                                                                           10,077(5)
                                                                                                           39,370(6)
Cumulative translation adjustment (other accrued comprehensive
  income).............................................................          2,766           (191)          --        2,575
                                                                             --------     -----------  -----------  -----------
Total stockholders' equity (deficit)..................................        (45,622)       (17,366)     183,289      120,301
                                                                             --------     -----------  -----------  -----------
Total liabilities and stockholders' equity (deficit)..................     $  113,194      $ 398,858    $ 249,628    $ 761,680
                                                                             --------     -----------  -----------  -----------
                                                                             --------     -----------  -----------  -----------


   The accompanying notes are an integral part of this pro forma consolidated balance sheet.

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)


(1) To record the consolidation of Newmall Limited and its direct and indirect subsidiaries (including EST) into the Company as follows:



                                                                 NEWMALL LIMITED/
                                                                 WELLMAN OVERSEAS
                                                   EST AND           LIMITED/                          EST/
                                                 SUBSIDIARIES WELLMAN NORTH AMERICA   ELIMINATIONS   NEWMALL
                                                 -----------  ----------------------  ------------  ----------
Current assets:
  Cash and cash equivalents....................   $   7,506        $      1,662        $       --   $    9,168
  Accounts and contracts receivable, net.......      21,495                  --                --       21,495
  Intergroup receivable........................         525                  --              (525)(a)         --
  Inventories..................................      24,069                  --                --       24,069
  Prepaid expenses and other...................       3,412                  --                --        3,412
                                                 -----------           --------       ------------  ----------
    Total current assets.......................      57,007               1,662              (525)      58,144
Property, plant and equipment and assets held
  under capital lease, net.....................         753                  --                --          753
Intercompany receivable, long-term.............     115,976                  --          (115,976)(a)         --
Intangible assets, net.........................      47,519                  --                --       47,519
Deferred charges and debt acquisition costs,
  net..........................................       3,259                  --                --        3,259
Other assets...................................       3,519                  --                --        3,519
Investment in subsidiary.......................          --              70,679           (70,679)(b)         --
                                                 -----------           --------       ------------  ----------
    Total assets...............................   $ 228,033        $     72,341        $ (187,180)  $  113,194
                                                 -----------           --------       ------------  ----------
Current liabilities:
  Revolving loan...............................   $  17,533        $         --        $       --   $   17,533
  Current portion of long-term debt and capital
    lease obligations..........................      14,775                  --                --       14,775
  Accounts payable.............................      11,389                 118                --       11,507
  Accrued expenses and other...................      17,000                                             17,000
  Intercompany payable.........................          --             116,501          (116,501)(a)         --
                                                 -----------           --------       ------------  ----------
    Total current liabilities..................      60,697             116,619          (116,501)      60,815
Long-term debt and capital lease obligations,
  net..........................................      95,225                  --                --       95,225
Other long-term liabilities....................       1,378               1,398                --        2,776
                                                 -----------           --------       ------------  ----------
    Total liabilities..........................     157,300             118,017          (116,501)     158,816
                                                 -----------           --------       ------------  ----------
Stockholders' equity (deficit):
  Common stock.................................           1                 357                (1)(b)        357
  Additional paid-in capital...................      68,477               7,678           (68,477)(b)      7,678
  Retained earnings (accumulated deficit)......       2,201             (56,423)           (2,201)(b)    (56,423)
  Cumulative translation adjustment (other
    accrued comprehensive income)..............          54               2,712                --        2,766
                                                 -----------           --------       ------------  ----------
    Total stockholders' equity (deficit).......      70,733             (45,676)          (70,679)     (45,622)
                                                 -----------           --------       ------------  ----------
    Total liabilities and stockholders' equity
      (deficit)................................   $ 228,033        $     72,341        $ (187,180)  $  113,194
                                                 -----------           --------       ------------  ----------
                                                 -----------           --------       ------------  ----------


------------------------


(a) To eliminate intercompany balances between EST and Newmall.



(b) To eliminate Newmall's investment in EST.

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                            AS OF SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

(2) Adjustment to record the capitalization of the Company with a cash infusion of $1.

(3) Adjustment to record the debt and equity required to finance the acquisition of Envirotest and related transactions and use of related proceeds:


Sources:
Senior secured credit facility..................................             $ 385,000
The notes.......................................................               100,000
                                                                             ---------
Total debt......................................................               485,000
Equity contribution (Alchemy)...................................                80,000
Equity contribution (EnviroSystems).............................                99,872
Cash and cash equivalents.......................................                72,394
Restricted cash.................................................                13,162
                                                                             ---------
Total Sources...................................................             $ 750,428
                                                                             ---------
                                                                             ---------

Uses:
The acquisition of Envirotest...................................             $ 266,223
Repayment of existing indebtedness--EST.........................               127,533
Repayment of certain existing indebtedness--Envirotest..........               300,295
Debt repurchase premiums........................................                12,479
Accrued interest................................................                   759
Financing fees and professional expenses........................                37,932
Employee termination payments made at closing...................                 5,207
                                                                             ---------
Total Uses......................................................             $ 750,428
                                                                             ---------
                                                                             ---------

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                            AS OF SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)


(4) The aggregate purchase price assumed to be paid by EST and the related purchase accounting for the acquisition of Envirotest is as follows:


Purchase price per agreement...................................             $ 266,223
Estimated legal, accounting and other advisory fees............                12,424
                                                                            ---------
Total cost.....................................................               278,647
Assets acquired................................................  $ 358,904
Less: liabilities assumed......................................   (439,134)
                                                                 ---------
Fair market value of liabilities assumed in excess of assets
  acquired.....................................................               (80,230)
                                                                            ---------
Cost over fair market value of liabilities assumed in excess of
  assets acquired..............................................               358,877
Less: Envirotest's existing intangible assets..................               (15,560)
                                                                            ---------
Net increase in intangible assets..............................             $ 343,317
                                                                            ---------
                                                                            ---------
Preliminary allocation of purchase price to intangible assets
  (and respective estimated useful lives) consists of:

Contracts and relationships (25 years).........................               159,000
Remote sensing technology (15 years)...........................                28,000
Core technology (30 years).....................................                26,000
Assembled work force (15 years)................................                 3,000
Non-compete agreement (5 years)................................                 2,000
Goodwill (30 years)............................................               140,877
                                                                            ---------
                                                                            $ 358,877
                                                                            ---------
                                                                            ---------

(5) Adjustment for fees and expenses attributable to the debt financing, calculated as follows:

Fees and expenses attributable to the debt financing............             $  21,954
Write-off of existing net deferred charges and debt acquisition
  costs.........................................................               (10,877)
                                                                             ---------
Adjustment......................................................             $  11,077
                                                                             ---------
                                                                             ---------


(6) Adjustment to record the consolidation of EST and Envirotest into the Company.



(7)        Adjustment to record the original issue discount ascribed to the
           Environmental Systems Products, Inc. common stock attached to
           the Notes.......................................................             $   6,600
                                                                                        ---------
                                                                                        ---------

                       SELECTED HISTORICAL FINANCIAL DATA


                      ENVIRONMENTAL SYSTEMS TESTING, INC.


                             (DOLLARS IN THOUSANDS)


    The following selected historical financial data of EST as of and for each of five fiscal years in the period ended December 31, 1997 are derived from EST's audited consolidated financial statements and the notes thereto. The Statement of Operations Data for the years ending December 31, 1995, 1996, and 1997 and the Balance Sheet data for the years ended December 31, 1996 and 1997 are derived from the audited financial statements of the Company included elsewhere in this prospectus. Statement of Operations Data for the years ending December 31, 1993 and 1994 and Balance Sheet data for the years ended December 31, 1993, 1994, and 1995 are derived from the audited financial statements of the Company not included in this prospectus. Summary historical financial data as of and for the nine months ended September 30, 1997 and 1998 are derived from EST's unaudited condensed consolidated financial statements and, in management's opinion, include all adjustments (consisting of only normal recurring adjustments) that are necessary for a fair presentation of the operating results for such periods. Results for the interim periods do not necessarily indicate the results for the full fiscal year or for any future periods. You should read this selected historical financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Environmental Systems Testing, Inc." and the consolidated financial statements of EST and the notes thereto included elsewhere in this prospectus.



                                                                                                         NINE MONTHS ENDED
                                                           FISCAL YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                                               ------------------------------------------------------  ---------------------
                                                 1993       1994       1995       1996        1997       1997        1998
                                               ---------  ---------  ---------  ---------  ----------  ---------  ----------
STATEMENT OF OPERATIONS DATA:
  Revenues...................................  $  21,244  $  20,240  $  20,813  $  32,212  $  102,526  $  46,777  $  110,714
  Cost of revenues...........................     12,493     12,009     12,940     19,355      66,099     29,374      76,494
  Cost of revenues--inventory step-up........     --         --         --         --          --         --           2,390
                                               ---------  ---------  ---------  ---------  ----------  ---------  ----------
  Gross profit...............................      8,751      8,231      7,873     12,857      36,427     17,403      31,830
  Selling, general and administrative
    expenses.................................      8,966      7,167      6,414      9,129      17,864      9,822      16,367
                                               ---------  ---------  ---------  ---------  ----------  ---------  ----------
  Income (loss) from operations..............       (215)     1,064      1,459      3,728      18,563      7,581      15,463
  Interest expense...........................       (220)      (325)      (166)      (122)       (441)      (145)     (5,247)
  Other income (expense).....................         26        633        189        (52)         23         81        (442)
                                               ---------  ---------  ---------  ---------  ----------  ---------  ----------
  Income (loss) before income taxes..........       (409)     1,372      1,482      3,554      18,145      7,517       9,774
  Provision for (benefit from) income
    taxes....................................       (101)       606        871      1,904       7,580      2,961       5,541
                                               ---------  ---------  ---------  ---------  ----------  ---------  ----------
  Net income (loss)..........................  $    (308) $     766  $     611  $   1,650  $   10,565  $   4,556  $    4,233
                                               ---------  ---------  ---------  ---------  ----------  ---------  ----------
                                               ---------  ---------  ---------  ---------  ----------  ---------  ----------
OTHER FINANCIAL DATA:
  Cash flows provided by (used in)
    operations...............................  $  (1,157) $   1,361  $     475  $   3,651  $   (7,769) $  (8,322) $    7,692
  Cash flows used in investing activities....        331        173        164         58         557        517         166
  Cash flows provided by (used in) financing
    activities...............................        772       (826)      (637)      (433)      7,803      6,303      (3,057)
  EBITDA(1)..................................        764      2,099      2,134      4,558      18,980      7,921      17,242
  Depreciation and amortization of intangible
    assets...................................        979      1,035        675        830         417        340       1,779
  Capital expenditures.......................        331        173        164         58         557        517         166
  Ratio of earnings to fixed charges(2)......         --(2)       2.8x       3.4x       7.1x       21.6x      18.6x        2.6x

                       SELECTED HISTORICAL FINANCIAL DATA


                      ENVIRONMENTAL SYSTEMS TESTING, INC.


                             (DOLLARS IN THOUSANDS)


                                                                                                         NINE MONTHS ENDED
                                                           FISCAL YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                                               ------------------------------------------------------  ---------------------
                                                 1993       1994       1995       1996        1997       1997        1998
                                               ---------  ---------  ---------  ---------  ----------  ---------  ----------
BALANCE SHEET DATA (AT END OF PERIOD):
  Cash and cash equivalents..................  $     402  $     797  $     445  $   3,592  $    3,045  $   1,038  $    7,506
  Total working capital......................      2,852      4,432      4,337      6,936      16,263     10,384      (3,690)
  Total assets...............................     16,175     13,639     14,509     19,935      72,559     50,319     228,033
  Long-term debt.............................      2,508      1,865        433     --          --         --          95,225
  Total stockholders' equity.................      3,870      5,054      5,575      7,762      16,937     11,276      70,733
SUPPLEMENTAL DATA:
  Number of basic systems sold...............        217        297        323        870         920        781         178
  Number of enhanced systems sold............     --         --             50         45       2,650        286       2,433


------------------------


(1) EBITDA is defined as income from operations plus depreciation and amortization of intangible assets. EBITDA should not be construed as a substitute for, or more meaningful than, income from operations, net income or cash flow from operating activities prepared in accordance with generally accepted accounting principles for the purpose of evaluating our operating performance, profitability or liquidity. EBITDA of the company may not be comparable to similarly titled measures reported by other companies and may not be indicative of funds available for management's discretionary use as it has not been adjusted for capital expenditures or debt repayments. We have presented EBITDA because we understand it is a measurement commonly used by investors as one of several indications of the Company's ability to service debt.


(2) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and that portion of operating lease rental expense that is representative of the interest factor. Earnings were inadequate to cover fixed charges for the year ended December 31, 1993 by $409.

                       SELECTED HISTORICAL FINANCIAL DATA

                            ENVIROTEST SYSTEMS CORP.

                             (DOLLARS IN THOUSANDS)


    The following selected historical financial data of Envirotest as of and for each of five fiscal years in the period ended September 30, 1998 are derived from Envirotest audited consolidated financial statements and the notes thereto. The Statement of Operations Data for the years ended September 30, 1996, 1997, and 1998 and the Balance Sheet data for the years ended September 30, 1997 and 1998 are derived from the audited financial statements of Envirotest included elsewhere in this prospectus. Statements of Operations Data for the years ended September 30, 1994 and 1995 and Balance Sheet Data for the years ended September 30, 1994, 1995, 1996 are derived from the audited financial statements of the Company not included in this prospectus. You should read this selected historical financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--Envirotest Systems Corp." and the consolidated financial statements of Envirotest and the notes thereto included elsewhere in this prospectus.



                                                            FISCAL YEAR ENDED SEPTEMBER 30,
                                               ----------------------------------------------------------
                                                  1994        1995        1996        1997        1998
                                               ----------  ----------  ----------  ----------  ----------
STATEMENT OF OPERATIONS DATA:
  Revenues...................................  $   96,395  $  104,757  $  124,472  $  140,664  $  168,650
  Cost of revenues...........................      52,052      73,097     102,149      98,859     104,970
                                               ----------  ----------  ----------  ----------  ----------
  Gross profit...............................      44,343      31,660      22,323      41,805      63,680
  Selling, general and administrative
    expenses.................................      23,494      28,928      25,209      21,478      21,826
  Other (gains) and losses...................      --             892     (13,457)     (3,950)      5,273
                                               ----------  ----------  ----------  ----------  ----------
  Income from operations.....................      20,849       1,840      10,571      24,277      36,581
  Interest expense...........................     (23,567)    (21,315)    (38,940)    (40,220)    (33,774)
  Interest and other income (expense)........       6,304       3,971       8,943       8,642       5,071
                                               ----------  ----------  ----------  ----------  ----------
  Income (loss) before income taxes..........       3,586     (15,504)    (19,426)     (7,301)      7,878
  Provision for (benefit from) income
    taxes....................................       1,412        (643)      5,638      --             675
  Extraordinary loss.........................      --          --          --          (1,324)     --
                                               ----------  ----------  ----------  ----------  ----------
  Net income (loss)..........................  $    2,174  $  (14,861) $  (25,064) $   (8,625) $    7,203
                                               ----------  ----------  ----------  ----------  ----------
                                               ----------  ----------  ----------  ----------  ----------
OTHER FINANCIAL DATA:
  Cash flows provided by (used in)
    operations...............................  $   20,299  $   (5,521) $  (12,426) $   12,228  $   64,013
  Cash flows (used in) provided by investing
    activities...............................     (99,699)   (183,244)     12,269      39,329       6,579
  Cash flows provided by (used in) financing
    activities...............................  188,654...      25,433      36,175     (85,968)    (17,654)
  EBITDA(1)..................................      31,461      18,640      35,109      48,436      66,917
  Depreciation and amortization of intangible
    assets...................................      10,612      16,800      24,538      24,159      30,336
  Capital expenditures.......................      69,350     118,895      49,724      14,668      55,854
  Ratio of earnings to fixed charges(2)......         1.1x     --    (2)     --    (2)     --    (2)        1.2x

                       SELECTED HISTORICAL FINANCIAL DATA

                            ENVIROTEST SYSTEMS CORP.

                             (DOLLARS IN THOUSANDS)


                                                            FISCAL YEAR ENDED SEPTEMBER 30,
                                               ----------------------------------------------------------
                                                  1994        1995        1996        1997        1998
                                               ----------  ----------  ----------  ----------  ----------
BALANCE SHEET DATA (AT END OF PERIOD):
  Cash and cash equivalents..................  $  180,215  $   17,079  $   53,104  $   18,685  $   71,506
  Total working capital......................     183,365       1,770     116,608      39,546      21,682
  Total assets...............................     418,205     457,273     480,784     379,733     398,858
  Long-term debt.............................     328,048     386,906     420,476     360,801     343,765
  Total stockholders' equity (deficit).......      52,910      38,045      13,154     (24,376)    (17,366)

SUPPLEMENTAL DATA (AT END OF PERIOD):
  Number of centralized testing facilities...         113         126         169         176         176
  Number of testing lanes....................         407         479         667         689         689


------------------------


(1) EBITDA is defined as income from operations plus depreciation and amortization of intangible assets. EBITDA should not be construed as a substitute for, or more meaningful than, income from operations, net income or cash flow from operating activities prepared in accordance with generally accepted accounting principles for the purpose of evaluating our operating performance, profitability or liquidity. EBITDA of the Company may not be comparable to similarly titled measures reported by other companies and may not be indicative of funds available for management's discretionary use as it has not been adjusted for capital expenditures or debt repayments. We have presented EBITDA because we understand it is a measurement commonly used by investors as one of several indications of the Company's ability to service debt.


(2) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and that portion of operating lease rental expense that is representative of the interest factor.

   Earnings were inadequate to cover fixed charges for the years ended:

September 30, 1995.................................................  $  15,504
September 30, 1996.................................................     19,426
September 30, 1997.................................................      7,301

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    YOU SHOULD READ THE FOLLOWING DISCUSSIONS ALONG WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF EST AND ENVIROTEST APPEARING ELSEWHERE IN THIS PROSPECTUS. FOR INFORMATION REGARDING THE PRO FORMA FINANCIAL CONDITION OF THE COMPANY, SEE "ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC. UNAUDITED PRO FORMA FINANCIAL STATEMENTS" INCLUDED IN THIS PROSPECTUS.


OVERVIEW


    Both EST and Envirotest originated from United Technologies Corporation, an innovator in emissions testing technology. EST was formed in 1989 in connection with a management buyout of the decentralized testing division of United Technologies. In April 1996, a wholly-owned subsidiary of Wellman plc, a then publicly incorporated United Kingdom company, acquired EST. In January 1998 Wellman plc was acquired by the Alchemy Plan ("Alchemy"). As a result of the purchase, a new basis of accounting was established. Of the total Wellman plc purchase price $69 million was attributable to the Company and allocated to net tangible assets in the amount of $20 million and to intangible assets in the amount of $49 million.


    Envirotest has operated in the vehicle emissions testing business since 1974 through its predecessor company, Hamilton Test Systems, Inc., which was acquired from United Technologies in a management buyout in 1990. Hamilton Test Systems commenced operations in the emissions testing business in 1974 with the award of the contract for the Arizona emissions testing program, the first centralized, test-only program in the United States. Subsequently, Envirotest acquired Envirotest Technologies, Inc., in 1992 from Electronic Data Systems, adding an additional five emissions testing programs shortly before adoption of the rules and regulations by the EPA implementing the 1990 amendments to the Clean Air Act. In 1996, Envirotest acquired two additional emissions testing programs from System Control, Inc., as well as retaining the senior management team.


ENVIRONMENTAL SYSTEMS TESTING, INC.



    EST derives its revenues both in the domestic and international markets from the sale of its emissions testing equipment and from servicing fees for repairs and maintenance of those systems. EST's emissions testing equipment business has been characterized by long lead times for sales cycles and relatively predictable sales, primarily because states and municipalities in the United States that have implemented decentralized emissions testing programs have generally each adopted a plan and target date for implementation which have typically been publicly announced 12 to 24 months in advance. This causes surges in demand from a state for emissions testing equipment generally four to six months prior to the scheduled implementation date.



    EST's rapid growth in the last two quarters of 1997 and the first three quarters of 1998, for example, is primarily the result of the implementation of:



    - enhanced emissions testing programs in certain metropolitan areas with large vehicle populations including Los Angeles, Sacramento and San Diego, California;



    - a two-phase basic/enhanced program in New York City and surrounding areas; and



    - an emissions testing program in Salt Lake City, Utah, with respect to which EST is the exclusive provider of testing systems. Following implementation of a decentralized emissions testing program, EST continues to derive revenues in such jurisdiction from residual sales and, after a one-year warranty period, from equipment servicing.



    EST conducts its current international operations directly and through its principal wholly-owned subsidiaries, Environmental Systems Products de Mexico, S.A. de C.V., which does business in Mexico, EST Abgas- und Umwelt analysen GmbH, which does business in Germany, and Environmental Systems Products, Canada, Inc., which does business in Canada.

    Technological advances in the emissions testing industry have led to the development of enhanced emissions testing systems which have higher average sales prices and gross margins. While basic emissions testing systems, which only test an automobile's emissions while in neutral, sell for approximately $12,000, enhanced emissions testing systems, which test an automobile's emissions under simulated driving conditions, sell for approximately $35,000 to $40,000. While five states currently require the use of the enhanced emissions testing systems, Massachusetts and New Jersey have also publicly indicated their intention to require such systems in the future and we believe that more and more states are likely to require the use of these systems. Demand for enhanced systems, in particular, has contributed to EST's increase in revenues and profits.



    EST outsources the manufacture of substantially all of its subassemblies to third party suppliers that produce the components pursuant to EST's proprietary specifications. The emissions testing systems are assembled, integrated, and tested by EST and then shipped to customers based on order commitments. This outsourcing strategy enables EST to focus its financial resources on product and technology development and enhancement, by allowing EST to maintain a low supply of inventory and to minimize production cost. Therefore, cost of revenues primarily consists of purchased components and subassemblies for use in EST's products, as well as costs associated with assembly, integration, and testing, and associated overheads.



    The following table sets forth certain income and expense items from EST's historical consolidated statements of operations expressed as a percentage of revenues for the periods indicated.



                                                                                                              NINE MONTHS
                                                                                   FISCAL YEAR            ENDED SEPTEMBER 30,
                                                                               ENDED DECEMBER 31,
                                                                         -------------------------------  --------------------
                                                                           1995       1996       1997       1997       1998
                                                                         ---------  ---------  ---------  ---------  ---------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Revenues.............................................................      100.0%     100.0%     100.0%     100.0%     100.0%
  Cost of revenues.....................................................       62.2       60.1       64.5       62.8       69.1
  Cost of revenues--inventory step-up                                       --         --         --         --            2.2
                                                                         ---------  ---------  ---------  ---------  ---------
  Gross profit.........................................................       37.8       39.9       35.5       37.2       28.7
                                                                         ---------  ---------  ---------  ---------  ---------
  Selling, general and administrative expenses.........................       30.8       28.3       17.4       21.0       14.6
                                                                         ---------  ---------  ---------  ---------  ---------
  Income from operations...............................................        7.0       11.6       18.1       16.2       14.1
  Interest expense.....................................................       (0.8)      (0.4)      (0.4)      (0.3)      (4.9)
  Other income (expense)...............................................        0.9       (0.2)      (0.0)       0.2       (0.4)
                                                                         ---------  ---------  ---------  ---------  ---------
  Income before income taxes...........................................        7.1       11.0       17.7       16.1        8.8
  Provision for income taxes...........................................        4.2        5.9        7.4        6.4        5.0
                                                                         ---------  ---------  ---------  ---------  ---------
  Net income...........................................................        2.9%       5.1%      10.3%       9.7%       3.8%
                                                                         ---------  ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------  ---------


NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO THE NINE MONTHS ENDED
  SEPTEMBER 30, 1997


    REVENUES. Revenues for the nine months ended September 30, 1998 increased by $63.9 million, or 136.5%, to $110.7 million from $46.8 million for the nine months ended September 30, 1997. This increase was primarily attributable to increased domestic sales of equipment as a result of the implementation of enhanced testing programs in California and northern Virginia and implementation of a unique two-phase basic/enhanced program in New York. In addition, EST was the sole equipment provider of approximately 300 testing systems for Salt Lake City, Utah's testing program, the sales of which were recorded during the first nine months of 1998. The increase in revenues also was due to the fact that during the first nine months of 1998 EST sold an increased number of enhanced testing systems, which sell for approximately three times the price of basic systems, as a result of the implementation of the enhanced testing programs in California, New York, Utah and northern Virginia.

While the implementation of testing programs can vary significantly from quarter to quarter, the large number of enhanced testing programs that were implemented during the first nine months of 1998 is not indicative of the normal level of state testing program implementation in any particular quarter. Accordingly, EST does not expect its revenues to increase at this rate in future periods.



    GROSS PROFIT. Gross profit for the nine months ended September 30, 1998 increased by $14.4 million, or 82.8%, to $31.8 million from $17.4 million for the nine months ended September 30, 1997. This increase was primarily attributable to increased revenues in the first nine months of 1998. As a percentage of revenues, gross profit decreased to 28.7% for the nine months ended September 30, 1998 from 37.2% for the nine months ended September 30, 1997. The decrease in gross profit as a percentage of revenues for the nine months ended September 30, 1998 was attributable to a number of factors, including a substantial decrease in service revenues, which produce a higher margin than equipment sales. Service revenues declined because of the implementation of the unusually large number of enhanced testing programs which resulted in existing basic testing systems that were serviced under EST service contracts being replaced with new, enhanced testing systems covered by one to two-year warranties. Service revenues as a percentage of total revenues decreased from approximately 24.3% for the nine months ended September 30, 1997 to approximately 7.2% for the nine months ended September 30, 1998. As a result of the limited service contract activity, gross margin percentage for service revenues for the nine months ended September 30, 1997 was approximately 42.8% and was approximately 14.8% for the nine months ended September 30, 1998.



    Other factors that contributed to the decrease in gross profit include recognition of the $2.4 million inventory step-up resulting from the Alchemy acquisition, an aggressive pricing strategy to obtain the exclusive right to provide enhanced testing systems to emissions testing facilities located in Salt Lake City, Utah and additional expenses, including overtime and temporary labor costs and express freight charges, that EST incurred in order to fulfill the large volume of customer orders.



    In conjunction with the Alchemy acquisition and in accordance with generally accepted accounting principles, the inventories of the Company were recorded at their estimated fair value which was $2.4 million higher than their previously recorded historical value. This higher basis in inventory was subsequently recognized in cost of sales when the related inventory was sold during the period from January 23, 1998 through September 30, 1998, resulting in lower gross profit.


    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the nine months ended September 30, 1998 increased by $6.6 million, or 67.3%, to $16.4 million from $9.8 million for the nine months ended September 30, 1997. Selling expenses consist primarily of salaries, commissions and benefits paid to direct and indirect sales and marketing personnel, professional service fees, travel related to the sales process, trade shows, advertising and promotional expenses and other selling and distribution costs. Selling expenses for the nine months ended September 30, 1998 increased by $3.3 million or 91.7% to $6.9 million from $3.6 million for the nine months ended September 30, 1997. This increase was primarily attributable to increased compensation and benefits paid to personnel and additions necessary to promote sales efforts, particularly in California and New York.

    Administrative expenses include compensation and benefits to administrative personnel, including directors, officers, facilities, insurance and other general expenses. Administrative expenses for the nine months ended September 30, 1998 increased by $2.9 million or 63.0% to $7.5 million from $4.6 million for the nine months ended September 30, 1997. This increase was primarily attributable to an increase in performance bonuses payable to certain members of management and amortization of intangibles resulting from the Alchemy acquisition. Engineering expenses consist primarily of compensation, benefits and associated costs relating to research and development personnel, occupancy costs and new product and process development costs.

    Engineering expenses for the nine months ended September 30, 1998 increased by $0.4 million or 25.0% to $2.0 million from $1.6 million for the nine months needed September 30, 1997. This increase was primarily attributable to increased compensation and benefits paid to additional personnel and independent contractors in connection with the development of, and enhancements to, testing systems sold in states that implemented testing programs during such period. As a percentage of revenues, selling, general and administrative expenses decreased to 14.6% for the nine months ended September 30, 1998 from 21.0% for the nine months ended September 30, 1997.


    INCOME FROM OPERATIONS. As a result of the above factors, income from operations rose 103.9% from $7.6 million in the nine months ended September 30, 1997 to $15.5 million in the nine months ended September 30, 1998, which constituted 16.2% and 13.9% of sales, respectively, for such years.


    INTEREST EXPENSE. Interest expense consists of interest expense paid on EST's debt. Interest expense for the nine months ended September 30, 1998 increased by $5.1 million to $5.2 million from $0.1 million for the nine months ended September 30, 1997. This increase was primarily attributable to increased interest expense associated with outstanding debt obligations.


    OTHER INCOME (EXPENSE). Other income (expense) consists primarily of foreign exchange losses. Other expense for the nine months ended September 30, 1998 decreased by $0.5 million to ($0.4) million from $0.1 for the nine months ended September 30, 1997. This decrease was primarily attributable to increased foreign exchange losses due to the devaluation of the Mexican peso to the U.S. dollar.


    PROVISION FOR INCOME TAXES. Provision for income taxes for the nine months ended September 30, 1998 increased by $2.5 million or 83.3%, to $5.5 million from $3.0 million for the nine months ended September 30, 1997, resulting in an effective tax rate of 56.7% and 39.4% for the nine months ended September 30, 1998 and September 30, 1997, respectively. The increase over the federal statutory rate of 35% is a result of taxes on EST's foreign operations, inclusion of state income taxes and goodwill associated with the acquisition of EST by Newmall which is not tax deductible.


    NET INCOME. As a result of the above factors, net income declined 8.7%, from $4.6 million in the nine months ended September 30, 1997 to $4.2 million for the nine months ended September 30, 1998, which constituted 9.7% and 3.8% of sales, respectively, for such periods.

FISCAL YEAR ENDED DECEMBER 31, 1997 COMPARED TO FISCAL YEAR ENDED DECEMBER 31,
  1996

    REVENUES. Revenues for fiscal 1997 increased by $70.3 million, or 218.3%, to $102.5 million from $32.2 million for fiscal 1996. Approximately $66.5 million of this increase was attributable to increased domestic sales of equipment as a result of the implementation of enhanced emissions testing programs in California, Pennsylvania (Philadelphia) and northern Virginia, phase I of a two-phase, basic/ enhanced emissions testing program in New York and a basic emissions testing program in Pennsylvania (Pittsburgh), along with residual sales in Texas and Georgia. The remaining $3.8 million increase was due primarily to increased international sales.


    GROSS PROFIT. Gross profit for fiscal 1997 increased by $23.5 million, or 182.2%, to $36.4 million from $12.9 million for fiscal 1996. This increase was primarily attributable to increased domestic sales. As a percentage of revenues, gross profit decreased to 35.5% for fiscal 1997 from 39.9% for fiscal 1996. The decrease in gross profit as a percentage of revenues was primarily attributable to a substantial decrease in service revenues and to high gross profit margins on certain equipment upgrades that were sold in California during fiscal 1996. Service revenues declined because of implementation during fiscal 1997 of the unusually large number of enhanced emissions testing programs which resulted in existing basic testing systems that were serviced under EST service contracts being replaced with new, enhanced testing systems that were covered by one to two-year warranties.


    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for fiscal 1997 increased by $8.8 million, or 96.7%, to $17.9 million from $9.1 million for fiscal 1996. Selling expenses for fiscal 1997 increased by $6.3 million or 370.6% to $8.0 million from $1.7 million for fiscal

1996. This increase was primarily attributable to increased salaries, commissions and benefits paid to new personnel added in order to promote sales efforts in California, Pennsylvania, New York and Virginia.

    Administrative expenses for fiscal 1997 increased by $1.9 million or 33.3% to $7.6 million from $5.7 for fiscal 1996. This increase was primarily attributable to an increase in performance bonuses payable to certain members of management, offset by a decrease in legal, accounting and other professional fees and bad debt expense.

    Engineering expenses for fiscal 1997 increased by $0.6 million or 35.3% to $2.3 million from $1.7 million for fiscal 1996. This increase was primarily attributable to increased compensation and benefits paid to additional personnel and independent contractors in connection with the development of, and enhancements to, testing equipment sold in states that implemented emissions testing programs during 1997. As a percentage of revenues, selling, general and administrative expenses decreased to 17.4% for fiscal 1997 from 28.3% for fiscal 1996.

    INCOME FROM OPERATIONS. As a result of the above factors, income from operations rose 402.7%, from $3.7 million in fiscal 1996 to $18.6 million in fiscal 1997, which constituted 11.6% and 18.1% of sales, respectively, for such years.


    INTEREST EXPENSE. Interest expense for fiscal 1997 increased by $0.3 million or 300.0%, to $0.4 million from $0.1 million for fiscal 1996. This increase was attributed to an increase in interest expense on EST's working capital loan.


    OTHER INCOME (EXPENSE). Other expense for fiscal 1997 decreased by $0.1 million or 100.0%, to $0.0 from $0.1 million for fiscal 1996. This decrease was primarily attributable to a $0.1 million decrease in foreign exchange losses associated with the Mexican peso.


    PROVISION FOR INCOME TAXES. Provision for income taxes for fiscal 1997 increased by $5.7 million or 300.0%, to $7.6 million from $1.9 million for fiscal 1996, resulting in effective tax rates of 41.8% and 53.6%, respectively. The increase over the federal statutory rate of 35% and 34% in fiscal 1997 and 1996, respectively, is a result of taxes on EST's foreign operations and inclusion of state income taxes. The provision for income taxes for fiscal 1996 also includes an IRS assessment for state taxes.


    NET INCOME. As a result of the above factors, net income rose 523.5%, from $1.7 million in fiscal 1996 to $10.6 million in fiscal 1997, which constituted 5.1% and 10.3% of sales, respectively, for such years.

FISCAL YEAR ENDED DECEMBER 31, 1996 COMPARED TO FISCAL YEAR ENDED DECEMBER 31,
  1995

    REVENUES. Revenues for fiscal 1996 increased by $11.4 million, or 54.8%, to $32.2 million from $20.8 million for fiscal 1995. $6.3 million of this increase was attributable to the increase in domestic equipment sales as a result of the implementation of basic emissions testing programs in Georgia and Texas, and $3.6 million of the increase in revenue was attributable to the increase in international sales of equipment as a result of the implementation of an enhanced emissions testing program in Mexico City, Mexico. The remaining $1.5 million of the increase in revenues was attributable to increased revenues from domestic service as a result of a large number of new service contracts in California following the expiration of warranties on the related products.

    GROSS PROFIT. Gross profit for fiscal 1996 increased by $5.0 million, or 63.3%, to $12.9 million from $7.9 million for fiscal 1995. This increase was primarily attributable to an increase in revenues from domestic sales of equipment. As a percentage of revenues, gross profit increased to 39.9% for fiscal 1996 from 37.8% for fiscal 1995. The increase in gross profit as a percentage of revenues was primarily a result of a higher average selling price and profit margin for equipment sold to decentralized facilities in connection with the implementation of basic emissions testing programs in Texas and Georgia in fiscal 1996, compared to the average selling price and profit margin on residual sales of equipment in fiscal 1995 when no states implemented either basic or enhanced emissions testing programs. The increase also was attributable to high gross profit margins on certain equipment upgrades that were sold in California during fiscal 1996. Gross profit was reduced by a one-time inventory reserve adjustment of $0.7 million in connection with the acquisition of EST by Wellman plc.


    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for fiscal 1996 increased by $2.7 million, or 42.2%, to $9.1 million from $6.4 million for fiscal 1995. Selling expenses for fiscal 1996 increased by $0.5 million or 41.7% to $1.7 million from $1.2 million for fiscal 1995. This increase was primarily attributable to increased salaries, commissions and benefits paid to new personnel added in order to promote sales efforts in Georgia and Texas.


    Administrative expenses for fiscal 1996 increased by $1.9 million or 50.0% to $5.7 million from $3.8 million for fiscal 1995. This increase was primarily attributable to an increase in legal fees, charges and expenses incurred in connection with the acquisition of EST by Wellman plc and an increase in performance bonuses payable to certain members of management.


    Engineering expenses for fiscal 1996 increased by $0.3 million or 21.4% to $1.7 million from $1.4 million for fiscal 1995. This increase was primarily attributable to increased compensation and benefits paid to additional personnel and independent contractors in connection with the development of, and enhancements to, testing equipment sold in states that implemented emissions testing programs during 1996. As a percentage of revenues, selling, general and administrative expenses decreased to 28.3% for fiscal 1996 from 30.8% for fiscal 1995.

    INCOME FROM OPERATIONS. As a result of the above factors, income from operations rose 146.7%, from $1.5 million in fiscal 1995 to $3.7 million in fiscal 1996, which constituted 7.0% and 11.6% of sales for such years, respectively.


    INTEREST EXPENSE. Interest expense for fiscal 1996 decreased by $0.1 million or 50%, to $0.1 million from $0.2 million for fiscal 1995. This decrease was attributed to a decrease in interest expense associated with EST's outstanding debt.


    OTHER INCOME (EXPENSE). Other income (expense) for fiscal 1996 decreased by $0.3 million or 150.0%, to $(0.1) million from $0.2 million for fiscal 1995. This decrease was primarily attributable to a $0.3 million increase in foreign exchange losses.


    PROVISION FOR INCOME TAXES. Provision for income taxes for fiscal 1996 increased by $1.0 million or 111.1%, to $1.9 million from $0.9 million for fiscal 1995, resulting in effective tax rates of 53.6% and 58.8%, respectively. The increase over the federal statutory rate of 34% is a result of taxes on EST's foreign operations and inclusion of state income taxes. Additionally, included in fiscal 1996 and 1995 is an IRS assessment for state and federal taxes, respectively.


    NET INCOME. As a result of the above factors, net income rose 183.3% from $0.6 million in fiscal 1995 to $1.7 million in fiscal 1996, or 2.9% and 5.1% of sales, respectively.

LIQUIDITY AND CAPITAL RESOURCES

    Cash provided by (used in) operating activities was $7.7 million, $(8.3) million, $(7.8) million, $3.7 million and $0.5 million for the nine months ended September 30, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995, respectively. Cash used in operations in fiscal 1997 and for the nine months ended September 30, 1997 resulted primarily from increases in accounts receivable and inventories associated with the increase in sales from fiscal 1996, partially offset by an increase in accounts payable.

    Cash used in investing activities of $0.2 million, $0.5 million, $0.6 million, $0.1 million and $0.2 million for the nine months ended September 30, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995, respectively, resulted from capital expenditures.

    Cash provided by (used in) financing activities was $(3.1) million, $6.3 million, $7.8 million, $(0.4) million and $(0.6) million for the nine months ended September 30, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995, respectively. Cash provided by financing activities in fiscal 1997 and for the nine months ended September 30, 1997 resulted from borrowings under EST's revolving credit agreement. Cash used in financing activities during the nine months ended September 30, 1998 resulted from net repayments and borrowings under EST's revolving credit agreements and payment of debt issuance costs.


ENVIROTEST SYSTEMS CORP.

    Envirotest is the most experienced operator of centralized vehicle emissions testing programs in the approximately $250 million North American market, having tested more than 150 million vehicles since its inception in 1974. Envirotest operates or is under contract to operate 14 of the 21 vehicle emissions testing programs in the 16 states that have adopted a centralized testing program and operates the only such program in Canada. We tested approximately 11.8 million motor vehicles in 1998, which represented approximately 70% of the total North American centralized testing market revenues.

    Envirotest operates these programs under long-term exclusive contracts with state and local governments. These contracts generally have terms ranging from five to ten years. Envirotest estimates that as of September 30, 1998, it had a contractual backlog to provide centralized emissions testing services of approximately $873 million through 2008. Envirotest revenues are predictable and stable due to the long term nature of its exclusive contracts, which typically have initial terms of seven to ten years, and predictable testing volumes. Such volumes could, however, be reduced in future contracts if EPA's draft "clean screening" guidance is finalized in its current form, potentially reducing the number of vehicles subject to traditional emission testing and thus reducing Envirotest's revenues and profits. Envirotest believes that as the incumbent operator in its existing programs it generally has a competitive advantage when its programs are rebid, primarily because Envirotest has already incurred the costs of establishing the program network and has gained valuable experience in operating the program. Since 1990, all of Envirotest's emissions testing contracts that provided for renewal or extension have been renewed or extended beyond their initial terms except one contract with Maryland that was not material.


    Envirotest conducts its current operations directly and through its principal wholly-owned subsidiaries, Envirotest Technologies, Inc., which does business in Florida and Minnesota, and Envirotest Illinois, Inc., Envirotest Wisconsin, Inc. and Envirotest Systems Corp. ("ESC--WA"), which do business in Illinois, Wisconsin and Washington State, respectively. Envirotest's British Columbia, Canada operations are conducted through a British Columbia partnership, Envirotest Canada, which is wholly-owned by Envirotest through its subsidiaries.

    The following table sets forth certain income and expense items from Envirotest's consolidated statements of operations expressed as a percentage of revenues for the periods indicated.

                                                                              FISCAL YEAR
                                                                          ENDED SEPTEMBER 30,
                                                                    -------------------------------
                                                                      1996       1997       1998
                                                                    ---------  ---------  ---------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Revenues........................................................      100.0%     100.0%     100.0%
  Cost of revenues................................................       82.1       70.3       62.2
                                                                    ---------  ---------  ---------
  Gross profit....................................................       17.9       29.7       37.8
  Operating expenses:
    Selling, general and administrative expenses..................       17.5       13.5       11.6
    Amortization expense..........................................        2.8        1.8        1.4
    Other (gains) and losses......................................      (10.9)      (2.9)       3.1
                                                                    ---------  ---------  ---------
      Total operating expenses....................................        9.4       12.4       16.1
                                                                    ---------  ---------  ---------
  Income from operations..........................................        8.5       17.3       21.7
  Interest expense................................................      (31.3)     (28.6)     (20.0)
  Interest and other income, net..................................        7.2        6.2        3.0
                                                                    ---------  ---------  ---------
  Income (loss) before income taxes...............................      (15.6)      (5.1)       4.7
  Provision (benefit) for income taxes............................        4.5        0.0        0.4
  Extraordinary loss..............................................        0.0       (1.0)    --
                                                                    ---------  ---------  ---------
  Net income (loss)...............................................      (20.1)%      (6.1)%       4.3%
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

FISCAL YEAR ENDED SEPTEMBER 30, 1998 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30,
  1997

    REVENUES. Contract revenues increased to $168.7 million in fiscal 1998 from $140.7 million in fiscal 1997, an increase of $28.0 million or 19.9%. The increase is primarily attributable to additional revenues of $20.8 million generated by new or extended emissions programs in Illinois and Connecticut and other increases of $7.2 million from additional test volumes and contractual fee increases.

    GROSS PROFIT. Gross profit increased to $63.7 million in fiscal 1998 from $41.8 million in fiscal 1997, an increase of $21.9 million or 52.4%. As a percentage of contract revenues, gross profit increased to 37.8% in fiscal 1998 from 29.7% in the corresponding period in fiscal 1997, an absolute increase of 8.1%. This increase was attributable to increased revenues and continued improvements in operational efficiencies, partially offset by a $2.6 million write-off of machinery and equipment that will not be utilized due to the conversion of the Ohio and Connecticut programs to a new emissions test.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased to $19.5 million in fiscal 1998 from $19.0 million in fiscal 1997, an increase of $0.5 million or 2.6%. As a percentage of contract revenues, selling, general and administrative expenses decreased to 11.6% in fiscal 1998 from 13.5% in fiscal 1997, an absolute decrease of 2.1%. The increase in selling, general and administrative expenses is not specific to any one event.

    AMORTIZATION EXPENSE. Amortization expense remained constant at $2.4 million for fiscal 1998 and fiscal 1997.


    OTHER (GAINS) AND LOSSES. Non-recurring acquisition costs associated with Envirotest's sale to EST on October 16, 1998 totaled $7.8 million for fiscal 1998 and represented attorney, investment banking and other consulting fees that Envirotest was responsible for paying and was partially offset by the gain on the Pennsylvania settlement of $2.6 million in fiscal 1998 represents adjustments to provisions made earlier for claims resulting from the Pennsylvania contract cancellation that have been settled or resolved and are unlikely to present future liability. A gain on the Pennsylvania settlement of $4.0 million was included in fiscal 1997.

    INCOME FROM OPERATIONS. Income from operations increased to $36.6 million in fiscal 1998 compared to $24.3 million in fiscal 1997. Income from operations as a percentage of contract revenues increased to 21.7% in fiscal 1998 compared to 17.3% in fiscal 1997, an absolute increase of 4.4%. The increase is primarily attributable to increases in revenue and improvements in gross profit margins.

    INTEREST EXPENSE. Interest expense decreased to $33.8 million in fiscal 1998 from $40.2 million in fiscal 1997, a decrease of $6.4 million. This increase was primarily attributable to the redemption of $50 million of senior debt in September of 1997 reducing interest expense in fiscal 1998 by $4.6 million. In addition, Envirotest capitalized $1.2 million of interest expense in fiscal 1998 related to the upgrade of the Illinois program.

    INTEREST AND OTHER INCOME. Interest and other income of $5.1 million in fiscal 1998 decreased $3.5 million from $8.6 million in fiscal 1997. The decrease is directly related to the use of cash, cash equivalents and available-for-sale securities in the redemption of the $50 million of senior debt and the $29 million repurchase of 4.4 million shares in the "Dutch" auction tender offer in September 1997.

    PROVISION FOR INCOME TAXES. Fiscal 1998 income tax expense of $0.7 million, primarily represents the federal alternative minimum tax, after giving effect to the use of $5.5 million of deferred tax assets. There was no income tax benefit on the pretax loss of $7.3 million in fiscal 1997, as Envirotest increased a valuation allowance by $3.6 million to fully reserve the net deferred tax asset. In fiscal 1998 and 1997, the income tax expense (benefit) was lower than the combined federal and state effective tax rate of approximately 39%, as a result of adjusting the valuation allowance to restate the net deferred tax asset to an amount estimated to be realizable in future years. The estimate on the amount of deferred tax asset to be realized is reviewed quarterly and the valuation allowance adjusted accordingly.

    EXTRAORDINARY LOSS. During fiscal 1997, Envirotest recognized a non-recurring charge, reflected as an extraordinary loss from the write-off of capitalized debt acquisition costs and transaction costs of $1.3 million, in connection with the repurchase of $50.0 million aggregate principal amount of its 9 1/8% Senior Notes due 2001, completed September 17, 1997.

    NET INCOME. Net income was $7.2 million in fiscal 1998 compared to a net loss of $8.6 million in fiscal 1997, an increase of $15.8 million.

FISCAL YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30,
  1996

    REVENUES. Revenues in fiscal 1997 increased by $16.2 million, or 13.0%, to $140.7 million from $124.5 million in fiscal 1996. The increase is primarily attributable to additional revenues of $13.5 million generated by new or extended emissions programs in Indiana, Illinois and Ohio and a full year of operations in the Washington State program, acquired on January 30, 1996; additional revenues from the British Columbia program of $2.1 million, operations of which were impacted by the employee strike during fiscal 1996; and other increases of $3.2 million from additional test volumes and contractual fee increases. These increases were partly offset by the loss in revenue of $2.4 million from the expiration of the California Quality Assurance contract in September 1996.

    GROSS PROFIT. Gross profit increased to $41.8 million in fiscal 1997 from $22.3 million in fiscal 1996, an increase of $19.5 million or 87.3%. As a percentage of contract revenues, gross profit increased to 29.7% in fiscal 1997 from 17.9% in the corresponding period in fiscal 1996, an absolute increase of 11.8%. This increase was attributable to several factors including contributions of $9.0 million from new or extended contracts in Indiana, Illinois and Ohio; $2.6 million in the British Columbia program, which benefited from an additional volume increase and settlement of an employee strike that hampered results in fiscal 1996; $4.1 million from improvements in operational efficiencies and test volume increases in most other programs; and $3.3 million from the reduction in the deferred charge amortization.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased to $19.0 million in fiscal 1997 from $21.8 million in fiscal 1996, a decrease of $2.8 million or 12.6%. As a percentage of contract revenues, selling, general and administrative expenses decreased to 13.5% in fiscal 1997 from 17.5% in fiscal 1996, an absolute decrease of 4.0%. The decrease in selling, general and administrative expenses is primarily due to absence of relocation costs of $1.5 million recorded in fiscal 1996 resulting from the consolidation of the corporate headquarters to Sunnyvale, California, and lower engineering support costs as new programs matured.

    AMORTIZATION EXPENSE. Amortization expense decreased to $2.4 million in fiscal 1997, a decrease of $1.0 million from $3.4 million in fiscal 1996. The decrease was attributable to the expiration of the California Quality Assurance contract as of September 30, 1996.

    OTHER (GAINS) AND LOSSES. A corporate relocation expense of $1.9 million for fiscal 1996 represents the costs associated with closing the Phoenix corporate headquarters and other restructuring costs. Gain on the Pennsylvania settlement of $3.9 million in fiscal 1997 represents adjustments to provisions made earlier for claims resulting from the Pennsylvania contract cancellation that have been settled or resolved and are unlikely to present future liability. A gain on the Pennsylvania settlement of $15.3 million was included in fiscal 1996.

    INCOME FROM OPERATIONS. Income from operations increased to $24.3 million in fiscal 1997 compared to $10.6 million in fiscal 1996. Income from operations as a percentage of contract revenues increased to 17.3% in fiscal 1997 compared to 8.5% in fiscal 1996, an absolute increase of 8.8%. The increase is primarily attributable to increases in revenue, improvements in gross profit margins, reductions in selling, general and administrative expenses and amortization expenses, and the absence of non-recurring relocation expenses, partially offset by the gain recorded on the Pennsylvania settlement in fiscal 1996.

    INTEREST EXPENSE. Interest expense increased to $40.2 million in fiscal 1997 from $38.9 million in fiscal 1996, an increase of $1.3 million. These increases were primarily attributable to a full year of interest expense on debt associated with the Wisconsin, Washington and Indiana programs.

    INTEREST AND OTHER INCOME. Interest and other income of $8.6 million in fiscal 1997 represented a decrease of $0.3 million from $8.9 million in fiscal 1996.

    PROVISION FOR INCOME TAXES. There was no income tax benefit on the pretax loss of $7.3 million in fiscal 1997, as Envirotest increased a valuation allowance by $3.6 million to fully reserve the net deferred tax asset. In fiscal 1996, income tax expense was $5.6 million on pre-tax loss of $19.4 million. In both fiscal 1997 and 1996, the income tax benefit was lower than the combined federal and state effective tax rate of approximately 39%, as a result of increasing the valuation allowance to reduce the net deferred tax asset to an amount estimated to be realizable in future years. The estimate on the amount of net deferred tax asset to be realized is reviewed quarterly and the valuation allowance adjusted accordingly.

    EXTRAORDINARY LOSS. During fiscal 1997, Envirotest recognized a non-recurring charge, reflected as an extraordinary loss from the write-off of capitalized debt acquisition costs and transaction costs of $1.3 million, in connection with the repurchase of $50.0 million aggregate principal amount of the Envirotest Senior Notes, which was completed on September 17, 1997.

    NET LOSS. The net loss was $8.6 million in fiscal 1997 compared to $25.1 million in fiscal 1996, a decrease of $16.5 million.

LIQUIDITY AND CAPITAL RESOURCES

    Cash and cash equivalents, available-for-sale securities, and restricted cash increased to $90.4 million at September 30, 1998 from $79.2 million at September 30, 1997. The increase of $11.2 million was primarily a result of cash generated from operations of $64.0 million and proceeds from the sale of excess properties of $21.8 million, offset by the purchase of property, plant and equipment for $55.9 million; and debt and capital lease payments of $18.4 million.

    Envirotest's primary uses of cash include funding capital expenditure requirements, payments on capital and operating leases, principal and interest payments, and other working capital needs. Envirotest's capital and operating leases currently require minimum lease payments of approximately $14.9 million in 1998, decreasing to approximately $10.3 million in 2003 and further decreasing thereafter as certain leases are scheduled to expire.

    Envirotest's capital expenditures include maintenance capital expenditures for existing facilities and development and construction expenditures for new emissions facilities. Envirotest's development and construction capital expenditures are dependent on the number of contracts we are awarded and are only incurred after the contract has been signed. After signing a contract, Envirotest may incur significant development and construction expenditures, which Envirotest expects to finance with existing cash resources, internally generated funds, additional borrowings and alternative financing sources, including leasing alternatives. It generally takes one to two years after a contract has been signed for a program to begin operations and generate revenues, depending on the size of the program.

    Envirotest's principal commitments at September 30, 1998 consist of capital expenditures for the implementation of the Illinois program, estimated at $1.2 million net of the $7.1 million payments from the state. In fiscal 1999, Envirotest also intends to spend approximately $10.2 million on implementation of the Kentucky program, enhancement and other maintenance capital expenditures. Subsequent to September 30, 1998, the Company agreed to pay $1.5 million to settle the Ganzcorp claim.

    Envirotest believes that its existing cash, cash generated from operations and alternative financing sources, including leasing alternatives, will be sufficient to complete implementation of the Illinois program and to meet its liquidity requirements for the foreseeable future.

    Accrued expenses and other current liabilities increased to $45.4 million at September 30, 1998 from $23.6 million at September 30, 1997. The increase is primarily attributable to $18.9 million received from the State of Illinois in conjunction with the implementation of the new testing procedure.

LIQUIDITY AND CAPITAL RESOURCES OF THE COMPANY FOLLOWING THE ACQUISITION OF
  ENVIROTEST AND RELATED TRANSACTIONS


    Following the acquisition of Envirotest and the related transactions, our debt capitalization consists of:



    - $100 million aggregate principal amount of notes; and



    - a committed $435 million senior secured credit facility of which $36.1 million will be available for liquidity requirements. As of December 15, 1998, availability under the senior secured credit facility was reduced by $8.9 million in outstanding letters of credit and by $13.0 million due to revolving borrowings. The borrowings under the senior secured credit facility and the notes increase debt service costs.



    The notes accrue interest at 13% per annum and will be payable semi-annually commencing April 30, 1999. The notes will mature on October 31, 2008. The senior secured credit facility and the indenture governing these notes limit our ability to incur additional debt, to pay dividends, to redeem capital stock and to sell certain assets. We may incur additional indebtedness as long as our consolidated cash flow coverage ratio, as defined in the indenture governing these notes, is greater than certain minimum levels or if such additional indebtedness fits within certain exceptions. The senior secured credit facility bears interest at various interest rates ranging from LIBOR plus 2.25% to LIBOR plus 4.00% depending on the Company's financial ratios. The senior secured credit facility also permits the Company to choose an interest rate based on the prime lending rate of Credit Suisse First Boston plus a margin or the federal funds rate plus a margin. Through March 31, 1999, Term Loan A of the senior secured credit facility bears interest at LIBOR plus 3.25% and Term Loan B bears interest at LIBOR plus 4.00%.



    Management believes that based on current financial performance and anticipated growth, cash flow from operations, together with the available sources of funds including borrowings under the senior secured credit facility, will be adequate to make required payments of interest on our indebtedness, to fund anticipated capital expenditures and working capital requirements and to enable us to comply with the terms of our debt agreements. Actual capital requirements may change, particularly as a result of acquisitions we may make, although no acquisitions are currently contemplated. We expect that capital expenditures, excluding acquisitions, will be approximately $5 to $15 million annually from 1999 to 2003. We believe that these capital expenditures will be sufficient to maintain high quality equipment and services. Our future performance and ability to service or refinance the notes and to extend or refinance the senior secured credit facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.



    In connection with the acquisition of Envirotest, our sole stockholder, Environmental Systems Products, Inc., issued 15% senior discount notes due 2009 with a principal amount at maturity of $207 million. Interest on these senior discount notes will accrue from October 16, 1998 and be payable semiannually on April 30 and October 31 of each year, but will not be payable in cash prior to April 30, 2004. Since Environmental Systems Products, Inc. has no material business operations, sources of income or assets of its own, other than its shares of the Company, it is dependent upon the profitability and cash flows of the Company and the payment of funds by the Company to it in the form of loans, dividends, fees and otherwise, as well as its own credit arrangements.


INFLATION

    Inflation was not a material factor in either the sales or the operating expenses of the Company during the periods presented herein.


YEAR 2000 ISSUE



    The Company's Year 2000 plan began in September 1998. The plan addresses the issue of computer programs (i.e., systems and application software) and embedded computer chips (i.e., PC-based BIOS firmware) being unable to distinguish between the year 1900 and the year 2000. Such computer programs and computer chips reside in the Company's business offices and the centralized testing programs it operates, as well as in Company-manufactured testing equipment owned or leased by customer-owned and operated, garage-based decentralized facilities.



    The Year 2000 plan addresses both the centralized and decentralized portions of the Company's business. As part of the Year 2000 plan, coordinators have been assigned to all of the applicable business areas of the Company. With engineering support, the role of each coordinator is to manage and monitor the Year 2000 activity for their assigned area. The Company's corporate information technology department is responsible for non-engineering server and PC computer systems, networks, and telecommunication systems in the East Granby, Tucson and Sunnyvale offices.



    Management believes many of the Company's computer systems and related software are already Year 2000 compliant. This is a result of either the system being recently purchased and Year 2000-certified by its vendor or the system having been upgraded to be Year 2000 compliant. The Year 2000 plan addresses the remainder of the Company's computer systems that have to be verified for Year 2000 compliancy. The Year 2000 plan covers business systems and engineering-delivered systems for both the centralized and decentralized business areas. The Year 2000 plan includes a compliance organization responsible for management of the Year 2000 plan.



The objectives of the Year 2000 plan are as follows:



    - INVENTORY: Inventory all the computer systems (including application software, operating systems, hardware, non-IT embedded software and Company products) throughout the Company considered critical to the day-to-day operation;



    - ASSESSMENT: Assess the extent of Year 2000 compliance for all the critical computer systems throughout the Company and prioritize remediation;



    - REMEDIATION: Provide corrective action to address Year 2000 problems (i.e., software fixes, hardware/software upgrades, etc.);



    - TESTING: Verify that corrective actions have fixed previously identified Year 2000 problems; and



    - CONTINGENCY: Provide a contingency plan for operation into the Year 2000.



The timeline for the Year 2000 plan is as follows:



    - INVENTORY: Systems will be grouped into Server, PC, Network and Telecommunications categories. The Company's initial goal was to be 90% complete by the end of the first quarter of 1999 and 100% complete by the end of the second quarter of 1999;



    - ASSESSMENT: Systems in each category will be designated as "Business Critical", "Urgent" and "Legacy". Each system will be indicated as "Compliant", "Testing" or "Non-Compliant". These designations will be used to prioritize the Company's subsequent remediation, testing and contingency activities. The Company's goal is to be 60% complete by the end of the first quarter of 1999 and 100% by end of the second quarter of 1999;



    - REMEDIATION: The Company's initial goal was to start activity in the second quarter of 1999 and be 90% complete by the end of the third quarter of 1999;



    - TESTING: The Company's initial goal was to start activity in the third quarter of 1999 and be 90% complete by end of the third quarter of 1999; and



    - CONTINGENCY: The Company's goal is to start activity in the third quarter of 1999 and be 90% complete by end of the third quarter of 1999.



The status of the Year 2000 plan is as follows:



    - INVENTORY: These activities will be 100% complete by the end of April
      1999;



    - ENGINEERING ASSESSMENT: These activities are currently 60% complete. The Company's goal is to complete 100% by end of the second quarter of 1999;



    - FIELD ASSESSMENT: These activities are already started. The Company's goal is to complete 50% by end of the first quarter of 1999 and 100% by end of the second quarter of 1999;



    - REMEDIATION: These activities have started ahead of schedule. The Company's goal is now to complete 100% by end of the third quarter of 1999;



    - TESTING: These activities have started ahead of schedule. The Company's goal is now to complete 100% by end of the third quarter of 1999; and



    - CONTINGENCY: The Company has not started its contingency planning. Its goal is to begin contingency planning in the third quarter of 1999 and be 90% complete by end of the third quarter of 1999.



    The total cost of the Year 2000 plan is not known at this time. The systems already found to be non-compliant at this time would cost approximately $11,000 to bring into compliance. Additional software tools to complete assessments of all desktop PC's will cost approximately $10,000. Additional software licensing to bring all desktop PC's up to compliant versions of software could be $25,000. If the Company's Microdata minicomputer hardware and/or software are found to be non-compliant, the accounting, manufacturing and customer service functions currently served on that platform would have to be migrated to the newer Solomon IV-based system in an accelerated mode. Costs-to-date in the business system have been negligible.



    Total engineering costs-to-date are approximately $70,000. These costs represent a formal system and code assessment project performed by Compaq/Digital Corporation on the Ohio program. The results from this project are being used to establish system and code assessment data for the Connecticut, Colorado, and Wisconsin programs. An additional system assessment project was performed in our Vancouver, British Columbia program, but was executed and funded by the BC program. The results from this are being used to establish system assessment data for the Tennessee program. It is estimated that total cost for external services and products as well as internal engineering cost will be $625,000.



    In the worst case scenario, a failure to correct a Year 2000 problem could result in an interruption of certain normal business activities or operations and erroneous or incomplete results could result. For example, for Company-delivered systems, a Year 2000 problem could generate invalid vehicle test results, erroneous fee collection and/or billing data or printed/display information with an erroneous date. The Company is developing contingency plans to be implemented in the event of a material Year 2000 problem. The Company expects to complete its contingency plans by the beginning of the fourth quarter 1999. Depending on the components affected, these plans may include accelerated replacement of affected equipment or software, short-term use of back-up equipment and software and use of temporary personnel to correct Year 2000 problems or provide manual workarounds.



    Because the Company uses a variety of information systems and has additional systems embedded in its operations and infrastructure, the Company cannot be sure that all of its systems will work together in a Year 2000 compliant fashion. Furthermore, the Company cannot be sure that it will not suffer business interruptions, either because of its own Year 2000 problems or those of its customers or suppliers whose Year 2000 problems may make it difficult or impossible for them to fulfill their commitments to the Company. If the Company fails to satisfactorily resolve Year 2000 issues related to its products in a timely manner, it could be exposed to liability to third parties.



    The Company is continuing to evaluate Year 2000 related risks and corrective actions. Risks associated with the Year 2000 problem are pervasive and complex, can be difficult to identify and to address, and can result in material adverse consequences to the Company. Even if the Company, in a timely manner, completes all of its assessments, identifies and tests remediation plans believed to be adequate, and develops contingency plans believed to be adequate, some problems may not be identified or corrected in time to prevent material adverse consequences to the Company.


RECENT DEVELOPMENTS


    We recently acquired all of the outstanding capital stock of Transervice Limited, a subsidiary of Wellman (Holdings) Limited for a purchase price of $18.0 million. Of this purchase price, we paid $9.25 million in cash, $4.25 in the form of a note periodically due over the next six months and $4.5 million in the form of a note due in three years. Transervice provides installation and warranty and other services in respect of automobile lift and brake equipment manufactured by Wellman Bradbury plc and warranty support services in respect of diagnostic and emissions testing equipment manufactured by Crypton plc. In 1997, Transervice had revenues and operating profits of approximately L7.2 million and L1.0 million, respectively.



    The Company has entered into an agreement with Bank of America and BA Credit Corporation, pursuant to which a Delaware limited liability company, ESP Financial Services LLC, has been established to provide financing for vehicle emissions testing equipment to be sold by EST to decentralized facilities. ESP Financial Services LLC is 90% owned by EST and 10% owned by BA Credit Corporation. After EST has arranged a sale of vehicle emissions testing equipment with a decentralized facility owner or operator, ESP Financial will purchase the equipment from EST and lease it to the facility. EST will receive payment in full for the sale from ESP Financial at the time of sale. ESP Financial will securitize the lease payments from the decentralized facilities and after repayment to BA Credit Corporation and its affiliates of the purchase price for the equipment, EST and BA Credit Corporation will share in the spread between the actual or implied interest rates on the lease payments and on the instruments issued in connection with the securitization based on their respective interests in ESP Financial. It is expected that EST will at any time provide up to a maximum of approximately $3,000,000 of equity capital to EST Financial, which may be partially or completely lost in the event that one or more decentralized facilities defaults on their lease payments.



    We recently entered into an agreement to purchase MARTA Technologies, Inc. MARTA operates three centralized emissions testing programs, testing approximately 2.3 million vehicles annually.


RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" (SFAS 130). SFAS 130 applies to all companies and is effective for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for the reporting and display of comprehensive income in a set of financial statements. Comprehensive income is defined as the change in net assets of a business enterprise during a period from transactions generated from non-owner sources. It includes all changes in equity during a period except those resulting from investment by owners and distributions to owners. The Company has adopted SFAS 130 beginning January 1, 1998.

    In June 1997, the Financial Accounting Standards Board issued Statement No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS
131). SFAS 131 applies to all public companies and is effective for fiscal years beginning after December 15, 1997. SFAS 131 requires that business segment financial information be reported in the financial statements utilizing the management approach. The management approach is defined as the manner in which management organizes the segments within the enterprise for making operating decisions and assessing performance. The Company has adopted SFAS 131 beginning January 1, 1998. The Company's operations prior to the acquisition of Envirotest are managed all within one segment. The Company is presently reviewing its reporting as required by SFAS 131.

    In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS
133). The new standard requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives should be reported in the statement of operations or as a deferred item, depending on the use of the derivatives and whether they qualify for hedge accounting. The key criterion for hedge accounting is that the derivative must be highly effective in achieving offsetting changes in fair value or cash flows of the hedged items during the term of the hedge. No material impact is expected with the adoption of FAS 133.

    In April 1998, the Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs, which should be expensed as incurred. This SOP is effective for the Company's 2000 fiscal year. The Company has reviewed the provisions of this SOP and does not believe that adoption of this standard will have a material effect upon its results of operations, financial position, or cash flows.

    In March 1998, the Accounting Standards Executive Committee issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance on when costs related to software developed or obtained for internal use should be capitalized or expensed. This SOP is effective for the Company's 1999 fiscal year. The Company has reviewed the provisions of the SOP and does not believe adoption of this standard will have a material effect upon its results of operations, financial position, or cash flows.

                        INDUSTRY AND REGULATORY OVERVIEW

    Public awareness of air pollution and its hazardous effects on human health and the environment has increased in recent years. The EPA estimates that in the United States alone approximately 46 million persons live in areas where air quality levels have failed to meet the EPA's national air quality standards. Increased awareness of air pollution and its hazardous effects on human health and the environment has led many governmental authorities to pass more stringent pollution control measures. One especially effective measure which many governmental authorities have adopted is vehicle emissions testing. Vehicle emissions produce approximately 50% of the ozone air pollution and nearly all of the carbon monoxide air pollution in metropolitan areas. The EPA estimates that enhanced emissions testing on motor vehicles is approximately 10 times more cost-effective in reducing air pollution than increasing controls on stationary pollution sources such as factories and utilities. Consequently, the EPA has made emissions testing an integral part of its overall effort to reduce air pollution by ensuring that vehicles meet emissions standards throughout their lives.


    We estimate that the world market potential for vehicle emissions testing services is currently in excess of 670 million vehicles. There are approximately 230 million vehicles, or 34% of the world total, in the U.S. and Canada. Over 90 million of these U.S. and Canadian vehicles are currently subject to annual or biennial emissions testing and approximately 65 million paid tests and re-tests are conducted annually in these markets.


    In general, these tests are performed either in a centralized program or in a decentralized program. In a centralized program, vehicle owners take their vehicles to one of a small number of special centralized facilities to be tested. These facilities only perform tests; they do not repair vehicles. Usually, a private contractor licensed by the government operates the centralized facility. In a decentralized program, vehicle owners take their vehicles to a service station, automotive repair shop or dealership to be tested. These decentralized facilities both perform tests and repair vehicles. The EPA has granted state and local governmental authorities the discretion to determine how best to establish and operate a network of emissions testing facilities, including the flexibility to choose either a centralized or a decentralized program.


    In 1997, centralized programs in the U.S. and Canada performed approximately
23.0 million paid tests and generated approximately $250 million in revenues, while facilities in decentralized markets in the United States performed approximately 41.7 million tests and generated approximately $816 million in revenues. The percentage of programs which are either centralized or decentralized has remained relatively constant since 1991. We estimate that the North American market for decentralized vehicle emissions testing equipment will total approximately $1.0 billion through 2001 and that thereafter the North American market will decline significantly, with future demand for these products dependent on the growth of demand in international markets.


    Vehicle emissions control requirements have become progressively more stringent since the passage of the Clean Air Act in 1970. The 1990 Amendments, in particular, emphasized the need for effective emissions control programs and in 1992 the EPA adopted regulations that required 181 geographic areas to implement certain types of emissions control programs by certain dates, depending on the area's population and its level of air pollution. The EPA has the authority under the Clean Air Act to withhold non-safety related federal highway funds from states that fail to implement such mandated programs by prescribed deadlines. To date, the EPA has been willing, in certain circumstances, to grant extensions of these deadlines and it has yet to impose any sanctions or penalties for non-compliance.

    The EPA recently announced certain proposals that may impact emissions testing programs. On May 7, 1998, the EPA issued a proposal on the potential use of so-called "clean screening" methods in emissions testing programs. Under the proposal, individual states would be able to modify existing or planned emissions testing programs to reduce or eliminate vehicle emissions testing for certain categories of low emission vehicles. If the EPA adopts guidelines substantially along the lines of its

May 7, 1998 proposal, the number of vehicles subject to traditional emissions testing would decrease. We believe that such a decrease would not significantly affect our revenues because our current contracts with states that operate centralized programs guarantee specified numbers of tests, and in states that operate decentralized programs we do not earn revenue from performing tests but from selling testing equipment to private sector facilities.

    The clean screening proposal would also permit states to consider the use of roadside remote sensing devices to excuse certain categories of vehicles from regularly scheduled testing. We believe it is premature to consider what effect, if any, remote sensing might have on our business because such devices have not been developed to the point where they are sufficiently accurate to be used as a substitute for current emissions tests, and because we ourselves are engaged in research and development of remote sensing devices and would expect to pursue growth opportunities in this area.

    More recently, on July 31, 1998, the EPA issued a final study which concluded that more stringent air quality standards for motor vehicle emissions are needed, technologically feasible, and cost-effective. We believe that the setting of such standards will be the most important EPA regulatory initiative affecting motor vehicles since the passage of the 1990 Amendments. We believe that the EPA study is likely to result in more stringent standards that will have the effect of increasing the number of areas which must implement emissions testing programs and therefore potentially increase the market for our products and services.

    Since 1977, when Federal legislation first required states to comply with emissions standards through the use of testing programs, California has been a leader in testing procedures and technical standards. California has approximately 22 million vehicles subject to emissions testing, more than three times that of any other state. California's testing program is overseen by the California Bureau of Automotive Repair ("BAR"). The California BAR has revised its emissions testing standards three times: in 1984, 1990 and, most recently, in 1997. With each of these revisions, the California BAR has required the use of new, more sophisticated and more accurate emissions testing and analysis equipment, which must be certified by the California BAR. California's testing standards have become the benchmark for emissions testing both in the United States and in many foreign countries. All states with decentralized programs and many states with centralized programs require emissions testing and analysis equipment used in their programs to be either "BAR-84," "BAR-90," or "BAR-97" certified, with all newly-implemented enhanced programs requiring BAR-97 certification.


    As emissions testing equipment has become more technologically advanced, government regulators have required that testing facilities use this more advanced equipment. The most significant technological advance that has occurred in the emissions testing industry over the past decade is the development of "enhanced" testing systems. Prior to 1990, the EPA required government agencies to test vehicles only for emissions of carbon monoxide and hydrocarbons, which form smog. During this "basic" test, a technician inserts a probe in the vehicle's tailpipe while the vehicle is idling and emissions analyzers then measure pollution levels in the exhaust. These basic tests worked well for pre-1981, non-computerized vehicles containing carburetors because typical emission control problems involved incorrect air/fuel mixtures and such problems increase pollution levels in the exhaust even when the vehicle is idling.



    However, today's vehicles have different emissions problems. For tests on modern vehicles to be effective, the equipment must measure nitrogen oxide emissions which also cause smog and must test the vehicle under simulated driving conditions. The EPA now requires these "enhanced" tests in some areas. A technician conducts these enhanced tests on a dynamometer, a treadmill-type device that simulates actual driving conditions, including periods of acceleration, deceleration and cruising.


    A number of recent international initiatives evidence the increasing recognition by foreign countries of the hazardous effects of air pollution to human health and the environment. We believe that foreign countries will continue to follow the lead of the United States in pollution control and, more particularly, vehicle emissions testing, and will adopt or upgrade existing emissions testing programs as an efficient and effective step towards reducing air pollution. A number of foreign countries have implemented various forms of mandatory testing programs, including the United Kingdom, Germany, Canada, Mexico and Japan, and a number of others are considering developing or expanding mandatory or voluntary testing programs, including Poland, the Philippines, Brazil, Argentina, and Chile.

                                    BUSINESS

OVERVIEW

GENERAL


    We are the leading worldwide provider of vehicle emissions testing equipment and services. We manufacture equipment that tests vehicle emissions for compliance with air pollution standards and operate testing programs on behalf of states and other jurisdictions. We estimate that we have an approximate 35% share of the domestic market for vehicle emissions testing equipment used by independent service stations and other service providers in states that have adopted a "decentralized" program. This 35% overall share represents an approximate 25% share of the domestic market for basic testing equipment and an approximate 56% share of the domestic market for higher-margin enhanced testing equipment. We also operate, or are under contract to operate, 14 of the 21 testing programs in the 16 states that have adopted a centralized program and we operate the only such program in Canada. Envirotest tested approximately 11.8 million motor vehicles in fiscal 1998 which represented approximately 70% of the total North American centralized testing market revenues. As of September 30, 1998, we had a contractual backlog to provide centralized emissions testing services of approximately $873 million through 2008.


HISTORY


    Both EST and Envirotest originated from United Technologies Corporation, an innovator in emissions testing technology. EST was formed in 1989 in connection with a management buyout of the decentralized testing division of United Technologies Corporation. In April 1996, Wellman plc, a then-publicly incorporated United Kingdom company, bought EST. Alchemy recently bought Wellman plc and thus became the indirect parent of EST and its subsidiaries. Envirotest has operated in the vehicle emissions testing business since 1974 through its predecessor company, Hamilton Testing Systems, which was acquired in a management buyout from United Technologies Corporation in 1990. Hamilton Testing Systems commenced operations in the emissions testing business in 1974 with the award of the contract for the Arizona testing program, the first centralized, test-only program in the United States. Subsequently, Envirotest acquired Envirotest Technologies, Inc., from Electronic Data Systems, adding an additional five testing programs shortly before adoption of the rules and regulations by the EPA implementing the 1990 amendments to the Clean Air Act. In 1996, Envirotest acquired two additional testing programs from Systems Control, Inc. and hired the senior management team of Systems Control. Envirotest became a publicly owned company in 1993.


THE ACQUISITION OF ENVIROTEST AND RELATED TRANSACTIONS


    The combination of EST and Envirotest has created an emissions testing industry leader. In the combination, EST acquired all of the outstanding capital stock of Envirotest through a tender offer and related merger transaction for approximately $266.3 million. In connection with the acquisition, we made a private offering of these notes and redeemed or repaid certain indebtedness of Envirotest, EST and their subsidiaries.



    After these transactions and a reorganization of our affiliated companies, we became a direct wholly-owned subsidiary of Environmental Systems Products, Inc. and EST and Envirotest became our direct, wholly-owned subsidiaries.



    We believe our new position as the overall industry leader will allow us to solidify our domestic position and expand internationally by offering a broad range of vehicle emissions testing equipment and services. We also believe that Envirotest's relatively consistent revenues will complement the revenues of EST, which historically have fluctuated significantly as states have periodically implemented decentralized testing programs or modified existing programs. In addition, the combination of EST and

Envirotest will allow us to eliminate duplicative management, staff and facilities. We estimate this will save $8.0 to $10.0 million, of which $4.2 million has been realized to date.


BUSINESS STRENGTHS

    We believe that we have the following competitive advantages:


    INDUSTRY LEADER. We enjoy leading market positions in both our emissions testing equipment business and our emissions testing services business. We have an estimated 35% overall share of the domestic market for emissions testing equipment systems used in decentralized programs. We also currently operate, or are under contract to operate, 14 of the 21 programs in the 16 states that have adopted centralized programs and the only such program in Canada. In 1998, we performed over three times the number of tests as our closest competitor in the United States and Canada and received approximately 70% of the total revenues in the centralized testing market for such period.


    STABLE REVENUE SOURCE. Our centralized vehicle emissions testing services business provides a stable source of revenues. We generally provide services to states, municipalities and other jurisdictions under long-term contracts of between five and ten years that include agreed upon per test fees that we earn over the life of the contracts. The demand for our testing services in these jurisdictions presently is generally fixed because the tests are mandated by current law. The actual number of tests may fluctuate. For the twelve months ended September 30, 1998, our centralized vehicle emissions testing business generated revenues of $168.7 million and EBITDA of $66.9 million. We estimate that as of September 30, 1998, we had a contractual backlog to provide centralized emissions testing services of approximately $873 million through 2008.


    TECHNOLOGICAL LEADERSHIP AND SUPERIOR CUSTOMER SERVICE. We believe that we are the technological leader in the design and manufacture of vehicle emissions testing equipment. Our intellectual property includes proprietary software programs and more than 70 patents on emissions testing and related products. Moreover, EST frequently conducts its technology research and product development efforts in conjunction with governmental authorities. For example, in 1994, the California BAR awarded EST two pilot programs for the development of testing standards at a test facility in Sacramento, California and, in 1995, New Jersey awarded EST a study contract to evaluate alternative emissions testing procedures and systems. Our testing systems are among the most user-friendly, efficient products available. This efficiency allows testing facilities to maximize the number of tests they can perform in a set period of time and therefore their revenues. In addition, our staff of approximately 182 company-trained direct service technicians who operate from a network of 10 service hubs throughout the United States provides the best customer service in the industry.



    EXPERIENCED MANAGEMENT TEAM. Our management team is one of the most experienced in the vehicle emissions testing industry. Our management team, which is comprised of certain of the senior members of the former managements of EST and Envirotest, has a combined 40 years of experience in the industry and has demonstrated its ability to succeed in both the emissions testing equipment business and the emissions testing services business. We believe that the combination of EST and Envirotest creates the leading management team in the vehicle emissions testing industry.

BUSINESS STRATEGY

    Our objective is to maximize our long term profitability by enhancing our leading positions in the vehicle emissions testing equipment and testing services businesses through the following strategies:


    EXPAND DOMESTIC BUSINESS.  We intend to:



    - expand our share of the market for emissions testing equipment, particularly higher margin enhanced systems, in states and other jurisdictions that have adopted decentralized testing programs;



    - capture as large a share as possible of new business if additional states and municipalities implement laws and regulations that require use of these products;



    - extend or renew our existing contracts with states, municipalities and other jurisdictions to which we provide centralized testing services; and



    - bid successfully for any new mandates to provide these services.



    REALIZE BENEFITS FROM ACQUISITION OF ENVIROTEST. We will integrate the equipment and testing businesses to take advantage of synergies and economies of scales in, among other things, research and development, marketing and government relations. We believe that the combination of the two businesses will help us penetrate the developing international market for vehicle emissions testing because our breadth of experience and expertise will allow us to offer a broad range of vehicle emissions products and services. As a result of the combination of the two businesses, we also expect to save approximately $9.4 million as a result of the elimination of duplicative management, staff and facilities. Finally, we believe that Envirotest's relatively consistent revenues will complement the revenues of EST, which historically have fluctuated significantly as states have periodically implemented decentralized testing programs or modified existing programs.



    EXTEND TECHNOLOGICAL LEADERSHIP. By integrating the research and development groups of EST and Envirotest, we will be able to extend our technological leadership. We intend to improve our emissions testing equipment and expand our product offerings to provide the most accurate, reliable and user-friendly emissions testing equipment available. In addition, we intend to update our computer software to maximize the rate at which we can test vehicles in our centralized testing operations. We also plan to continue to work with leading government policy makers, including particularly the California BAR, in developing state-of-the-art testing technologies.


    EXPAND INTERNATIONAL PRESENCE. We intend to expand internationally by offering a broad range of vehicle emissions testing equipment and services to countries and other jurisdictions around the world that are likely to adopt emissions testing programs similar to those adopted in the United States. We plan to offer our advisory services to these countries at the early stages of their program development, thereby positioning ourselves to become the provider of choice for both centralized and decentralized testing programs. We intend to expand our international marketing efforts and offices in the future and expect to enter into strategic relationships with partners in selected locales.

EMISSIONS TESTING EQUIPMENT BUSINESS

OVERVIEW


    Through EST, we are the leading worldwide provider of vehicle emissions testing and analysis equipment to the decentralized market. EST designs, manufactures, markets and services equipment that tests motor vehicle emissions for compliance with air pollution standards imposed by various Federal, state, and international regulations. Since 1990, EST has sold over 10,000 testing systems in 11 states and 4 foreign countries. This number includes 5,683 systems we sold in the twelve months ended June 30, 1998. EST sells its emissions testing equipment primarily to private sector facilities such as service stations, automotive repair shops, and dealerships that perform emissions testing in states which have adopted a decentralized program. EST, by focusing almost exclusively on designing and developing emissions testing products for the decentralized market, has developed significant expertise in producing emissions testing equipment that meets the needs of the owners of emissions testing facilities. Specifically, EST has used its extensive technological capabilities to provide its customers with technologically advanced, easy to use and more efficient equipment with superior service for that equipment.



    EST's business has been characterized by long lead times for sales and generally cyclical sales. This is primarily because the states and municipalities in the United States that have implemented a decentralized program have generally adopted a target date for implementation which they have publicly announced 12 to 24 months in advance. This causes surges in demand for emissions testing equipment from facility owners in a state generally four to six months prior to the scheduled implementation date. The level of demand is predictable to a certain extent based on the state's vehicle population. Following implementation of a state's testing program, EST continues to earn revenues in that state from residual sales and, after a one-year warranty period, from equipment servicing. This pattern of implementation permits EST to channel its engineering resources to develop equipment modifications required to comply with a particular state's testing program and allows EST to allocate and relocate marketing personnel to that state prior to its scheduled implementation date in order to capitalize on the expected customer demand.



    In addition, EST has also experienced surges in demand when states with existing testing programs have introduced more stringent regulations requiring the use of enhanced testing systems. Technological advances in the emissions testing industry have led to the development of enhanced testing systems which have higher average sales prices and gross margins. While basic testing systems, which test an automobile's emissions only while the vehicle is in neutral, sell for approximately $12,000, enhanced testing systems, which test an automobile's emissions under simulated driving conditions, sell for approximately $35,000 to $40,000. There are five states which currently require the use of the enhanced testing systems, and Massachusetts and New Jersey have publicly indicated their intention to require such systems in the future. The Company believes that more and more states are likely to require the use of these systems, which EST expects will result in continued revenues to EST at least through 2001. By 2001 substantially all of the states with large vehicle populations will have completed implementation of their programs. As a result, EST believes that its revenues and profits generated by domestic sales of its testing systems will decline significantly.



    EST believes, however, that domestic demand for testing systems will continue at a reduced level even after implementation of mandated testing programs is completed for the following reasons:



    - states and municipalities will adopt more stringent pollution control standards which may require more technologically advanced testing systems;



    - advances in technology will produce emissions testing equipment that is superior to the technology that is currently available; and



    - facility owners will need to replace testing systems after the end of their useful lives.


PRODUCTS


    EST currently designs, manufactures and sells three testing systems under the tradename SystemOne:


    - an idle testing system that complies with basic testing requirements;

    - a loaded mode testing system that complies with enhanced testing requirements; and

    - a transient loaded mode testing system that complies with enhanced testing requirements.

    In an idle test, a technician inserts a probe which measures exhaust emissions into the vehicle's tailpipe while the vehicle is idling. A loaded mode emissions test involves the use of an instrument known as a dynamometer that measures the vehicle's exhaust emissions under simulated driving conditions. A transient loaded mode test also uses a dynamometer and in addition uses a system which captures the entire exhaust stream during a test and measures the total mass of emissions from a vehicle in grams of pollutant per mile driven.


    An emissions testing system is comprised of:



    - an outer-frame cabinet;



    - a personal computer with a keyboard, modem, monitor and printers; and


    - internal and external sampling devices for measuring and analyzing emissions.


    The computer systems are pre-loaded with EST's proprietary emissions testing software. The testing systems have a modular design, which means that each component is installed separately. This allows for the addition of optional testing equipment and for upgrades and modifications. The emissions testing systems also contain certain anti-tampering devices designed to assure the integrity of emissions testing results. The central processing unit of the personal computers contained in all testing systems is secured in a locked compartment accessible only by EST and its authorized service technicians. If someone tampers with the lock on the compartment, the testing system automatically shuts down and can only be turned on by typing in a computer access code. This code changes daily and only EST's authorized service technicians can access it.



    EST's testing systems are designed to be more mobile than the systems sold by its competitors. This mobility permits the test operators to move the equipment to accommodate a variety of vehicles, and allows facility owners to use the systems in decentralized facilities that have limited available space for emissions testing. Certain components used in the emissions testing systems also allow the test operators to perform required emissions tests with less need for direct contact with specific engine components. These "non intrusive" devices reduce the time to perform certain tests and the risk of injury to the test operator.



    Vehicle emissions testing equipment must be certified for use in each state prior to sale. All of EST's testing systems are either BAR-84, BAR-90 or BAR-97 compliant and EST's emissions testing and analysis equipment is currently certified in 13 of the 16 states which have adopted decentralized programs and 4 foreign countries. EST has elected not to apply for certification in Alaska, New Mexico and Rhode Island because of the relatively small number of vehicles subject to emissions testing in those states.



    Due to the customized nature of the equipment used in the high volume, test-only facilities that Envirotest designs, constructs and operates for states that have adopted centralized testing programs, EST does not manufacture or sell a material amount of such equipment for the centralized testing market.


MANUFACTURING


    EST's manufacturing activities consist primarily of


    - materials management, assembly and integration;

    - testing and quality control of parts and component subassemblies; and

    - final systems testing.


    EST performs these activities in its East Granby, Connecticut facility. EST has outsourced the manufacture of substantially all of its subassemblies to companies who make the component parts pursuant to EST's proprietary specifications. This permits EST's management to focus on EST's core business. EST believes that its outsourcing strategy also enables EST to concentrate its financial resources on product development and enhancement by allowing EST to maintain a low supply of inventory and to minimize production cost. In addition, EST also believes that the outsourced content and modular design of its testing systems allows for reduced manufacturing cycle times and increased testing system production. In 1997, EST's average monthly production was 298 systems, with each system taking approximately four hours to assemble.



    EST's systems are assembled from components or subassemblies supplied solely by suppliers who are selected only after EST has performed significant testing to ensure that any components or subassemblies used by EST in its testing systems can be effectively integrated with EST's other hardware and software components or subassemblies. By using quality components and performing such testing, EST is able to minimize the number of malfunctions in its systems. Although many of the components of the testing systems, such as the dynamometer, are readily available from a number of sources, EST typically purchases such components from single suppliers. To date, EST has not experienced any material difficulty or delay in obtaining any components or sub-assemblies.


SERVICES


    EST provides customers with a one year warranty for its emissions testing systems. Approximately 85% of EST's customers enter into a service contract with EST for the repair and maintenance of the emissions testing systems following the warranty period. Service contracts typically have a one year term and the annual servicing fee is approximately 10% of the purchase price of the related emissions testing system. EST's revenues for equipment servicing and maintenance in 1997 were $14.6 million, or 14.3% of EST's total revenue for the year.



    EST guarantees to its service program participants that any non-operational emissions testing system will be fully operational within eight hours of the time of the initial service call, with the typical time until a system is fully operational ranging between four and six hours. EST believes that no other competitor offers a faster service response time guarantee. The modular design of EST's emissions testing equipment also helps to expedite the repair time because it allows EST's service technicians to remove and replace a defective part at the customer site. EST can then repair the defective part at EST's facilities, while the customer has full use of an operational system. EST has established a customer service network of 149 company-trained direct service technicians, who account for 54% of EST's entire workforce. A majority of EST's service technicians have been employed with EST since its formation in 1989.


SALES AND MARKETING


    EST markets and sells its emissions testing equipment through both a direct marketing and sales staff and indirectly through a network of independent sales representatives and distributors. EST uses independent sales representatives and distributors primarily in foreign countries and in connection with the marketing of emissions testing equipment to states with limited market potential because of low demand testing equipment. As of September 30, 1998, EST has a direct marketing and sales staff of 49 full-time employees and 3 independent sales representatives and distributors.



    Unlike its competitors, which sell a wide variety of tools and other equipment in addition to emissions testing equipment, EST focuses solely on emissions testing equipment. EST believes this enhances the capabilities and effectiveness of its sales force. Each member of EST's marketing and sales staff receives intensive training in recent developments in Federal, state, and international legislation and regulation related to air pollution controls, as well as highly specialized training regarding the design, operation, and maintenance of EST's emissions testing equipment. In addition, because states and municipalities in the United States generally announce their plans to implement an emissions testing program 12 to 24 months in advance of the program's implementation date, EST is able to allocate and relocate necessary marketing and sales personnel to those states and municipalities so that EST can undertake an effective marketing campaign in those locales in advance of the implementation date.



    EST offers its customers flexible financing and leasing alternatives through sale and leaseback arrangements. Through a joint venture with Bank of America, EST offers leases ranging from 12 to 84 months. Most customers select terms ranging from 60 to 84 months. The leases offer various purchase options which permit the customer to purchase the equipment upon expiration of the lease. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Developments."


CUSTOMERS


    Since 1990, EST has sold over 10,000 emission testing systems to customers in 11 states and 4 foreign countries. Substantially all of EST's customers are independently owned and operated service stations, automotive repair shops and dealerships that purchase emissions testing equipment to generate testing revenue and vehicle repair revenues. No single customer accounts for a material portion of EST's sales over the long term. The fees derived by decentralized facilities from emissions testing generally are substantially in excess of the cost of owning or leasing emission testing systems. Decentralized facilities that offer emissions testing also have the opportunity to perform automotive repairs that are related to emissions test failures as well as other vehicle repairs and to service vehicles that might not otherwise be serviced at the facility.


COMPETITION


    EST has two principal competitors in the decentralized emissions testing market: Sun Electric, a division of Snap-on Incorporated, and Automotive Diagnostics, a division of SPX Corporation. EST believes that competition in the decentralized market is based primarily on the following factors:



    - product performance;



    - ease of use;



    - functionality;



    - reliability and quality;


    - expertise and customer satisfaction with service and rate of response time;


    - certification by governmental authorities with early, and particularly first, certification being a significant advantage;


    - prior customer relationships;

    - technological capabilities of the product; and

    - overall cost of the emissions testing equipment.


    In the international emissions testing market, EST typically competes with providers of vehicle emissions testing equipment on a country-by-country basis. Three of EST's primary competitors in Europe are Sun Electric Europe, Robert Bosch GmbH, and Technotest. EST believes that the superior quality and innovative features of its emissions testing systems and the responsive service it provides to its customers will enable it to maintain its relationships with existing customers and to expand its customer base both in domestic and international markets.

RESEARCH AND DEVELOPMENT


    EST conducts the majority of its research and development at its facility in Tucson, Arizona. EST's research and development program employs approximately 23 electrical, software, mechanical and design engineers, approximately 75% of whom were former employees of United Technologies Corporation and have over 10 years experience in the vehicle emissions testing industry. EST's research and development program is equipped with the latest development tools, including software engineering tools, mechanical CAD systems, laboratories and a state-of-the-art test facility. EST considers research and development to be a vital part of its operations and dedicates substantial resources to research and development of product improvements, new products and product applications. EST's research and development expenses were approximately $1.4 million in 1995, $1.7 million in 1996, and $2.3 million in 1997. See "Business--Facilities."



    EST frequently conducts its technology research and product development efforts in conjunction with governmental authorities. For example, in 1994, the California BAR awarded EST two pilot programs for the development of testing standards at a test facility in Sacramento, California and, in 1995, New Jersey awarded EST a study contract to evaluate alternative emissions testing procedures and systems.



    The experience and expertise of EST and its employees in the vehicle emissions testing industry has enabled EST to develop proprietary technology and has permitted EST to respond successfully to technological advances in the vehicle emissions testing industry. EST's products are protected by approximately 20 United States and 25 foreign patents and trademarks. While EST believes that its proprietary technology rights are valuable, it also believes that because of the technological advances in the vehicle emissions testing industry, factors such as innovative skills, technical expertise and the ability to adapt quickly to new technologies and government regulation are of greater competitive significance.


EMISSIONS TESTING SERVICES BUSINESS

OVERVIEW

    Through Envirotest, we are the leading operator of centralized emissions testing programs in the growing North American vehicle emissions testing market. Envirotest is the most experienced operator in the approximately $250 million North American centralized testing market, having tested more than 150 million vehicles since its inception in 1974. Envirotest currently operates, or is under contract to operate, 14 of the 21 existing centralized emissions testing programs in the 16 states that have adopted centralized programs and the only such program in Canada. Envirotest tested approximately 11.8 million vehicles in 1998, which represented approximately 70% of the total North American centralized testing market revenues.

EMISSIONS TESTING CONTRACTS

    Envirotest conducts its centralized testing business under exclusive, long-term contracts with state, local or other governmental authorities. Pursuant to these contracts, Envirotest generally

    - structures the testing program,

    - designs a testing facility network,

    - selects, designs and constructs individual inspection and test facilities with multiple test lanes,

    - designs and installs the required computer network and

    - operates the testing program.

    Envirotest's emissions testing contracts have an initial term that generally ranges from five to ten years and may contain options permitting the governmental authority to extend the contract under similar terms and conditions for one or more periods of up to two years. A governmental authority may negotiate renewals or extensions on terms different from those in the initial contract or expand the program to include additional counties or services.

    Envirotest derives most of its contract revenues from its 14 operating emissions testing contracts with governmental authorities in 10 states and one Canadian province. Envirotest's five largest state and provincial program contracts generated approximately 66.9% of its total contract revenues during the twelve months ended September 30, 1998, with Illinois accounting for 18.0%, Connecticut for 13.7%, Ohio for 13.0%, Colorado for 12.1%, and Florida for 10.1%. In addition, northern Kentucky recently awarded Envirotest a new contract.

    The table below describes certain contract terms and operating data for each of Envirotest's existing emissions programs as of September 30, 1998.


                                                                                                                       NUMBER
                                                                         NUMBER        COMMENCEMENT    EXPIRATION        OF
                                                     COMMENCEMENT       OF TIMES            OF             OF        PAID TESTS
                                                      OF INITIAL        EXTENDED/         CURRENT        CURRENT         IN
                STATE/JURISDICTION                     CONTRACT          RENEWED         CONTRACT         TERM      FISCAL 1998
--------------------------------------------------  ---------------  ---------------  ---------------  -----------  ------------
Colorado (Denver).................................        1/1/95               --           1/1/95       12/31/01       847,000
Connecticut.......................................        1/1/83                3           1/1/95        6/30/02     1,159,000
Florida (Dade & Palm Beach Counties)..............        4/1/91                1           4/1/91        3/31/00     2,035,000
Illinois..........................................        5/1/86                2           7/1/97       11/30/06     1,641,000
Indiana...........................................        1/1/97               --           1/1/97       12/31/06       284,000
Kentucky(1).......................................        6/1/99               --           6/1/99        6/30/08            --
Minnesota.........................................        7/1/91                2           7/1/98        6/30/99     1,002,000
Ohio (Cuyahoga, Cleveland/Akron, &
  Dayton/Springfield).............................        1/1/91                3           1/1/96       12/31/05     1,230,000
Tennessee (Nashville).............................        1/1/91                2           1/1/96        6/30/01       754,000
Washington........................................        1/2/82                3           6/1/93       12/31/99     1,133,000
Wisconsin.........................................        4/1/84                2          12/1/95       11/30/02       728,000
British Columbia (Vancouver)......................        9/1/92               --           9/1/92        8/31/99     1,012,000
                                                                                                                    ------------
Total.............................................                                                                   11,825,000
                                                                                                                    ------------
                                                                                                                    ------------


------------------------

(1) Northern Kentucky contract awarded in June 1998, expected to commence operation in 1999.


    As of September 30, 1998, Envirotest estimates that it had a contractual backlog to provide centralized emissions testing services of approximately $873 million through 2008, compared to approximately $936 million at September 30, 1997, approximately $660 million at September 30, 1996, and approximately $724 million at September 30, 1995. Envirotest realized approximately $165 million of the backlog during the fiscal year ended September 30, 1998. Envirotest calculates its revenue backlog per contract by multiplying:



    - the average annual test volume;



    - the fee per vehicle tested; and



    - the remaining number of years in the contract term, excluding optional extension periods.


    Envirotest believes that, as the incumbent operator in its existing programs, it generally has a competitive advantage when the programs are rebid, primarily because Envirotest has already incurred the costs of establishing the program network and has gained valuable experience in operating the program. Since 1990, all of Envirotest's emissions testing contracts that provided for renewal or extension have been renewed or extended beyond their initial terms except one contract with Maryland that was not material.

    The fee which Envirotest receives for each vehicle it tests is based on Envirotest's bid. Envirotest's bid, in turn, is based on a number of factors, including the type of test performed under the program, the vehicle population of a test area, the number of test lanes installed, any volume guarantee, the cost of labor and real estate, and cost of living adjustment. The governmental authority sets the frequency at which vehicles must be tested, typically annually or biennially, and imposes penalties on motorists for noncompliance. Penalties usually take the form of denial or suspension of vehicle registration. A governmental entity may, during the term of a contract, request that Envirotest change the scope of work specified in the contract. These changes may include an expansion of the geographic area covered by the contract or program enhancements. Generally the governmental entity pays an additional fee to Envirotest based on the additional scope of work.

    Under most of Envirotest's contracts, the governmental authority has the right, and in some case may be obligated, to purchase Envirotest's program sites and facilities upon termination of the contract. The contract usually specifies that the price is based on either fair market value, book value or actual cost of the program sites and facilities. We believe that these prices provide Envirotest adequate compensation for the value of the assets purchased.

    Most of these contracts also expressly provide for termination if the relevant governmental authority repeals the legislation authorizing the emissions testing program or does not appropriate sufficient funds for the program. More than half of Envirotest's contracts also allow the governmental authority to terminate the contract for convenience, upon giving advance written notice of not less than 30 days. Envirotest believes that it is generally entitled, either under the express terms of the contract or under applicable law, to equitable or reasonable compensation for certain costs associated with the termination of a contract for convenience. Envirotest's contracts also permit the governmental authority to terminate the contract for cause, generally after specified notice and cure periods. The repeal of a program or non-appropriation of funds does not constitute "cause" under such contracts.

    In addition, under most of Envirotest's centralized testing contracts, Envirotest must pay liquidated damages as a penalty if it fails to meet specified start-up dates or performance requirements, in many cases after a specified notice and cure period. Liquidated damages provisions are customary in emissions testing contracts. Some examples of such penalties are

    - up to $10,000 a day for late system start-up,

    - up to $5,000 per day for inaccurate reports submitted by Envirotest,

    - up to ten percent of the fee due to Envirotest for the tests performed for submitting incomplete, incorrect, or illegible reports, or

    - up to $10,000 per day for failing to allow access to Envirotest's program facility or emissions testing data.

    At least one contract requires Envirotest to pay liquidated damages if the state terminates the contract for cause. In fiscal 1998, Envirotest incurred an aggregate of approximately $0.5 million in liquidated damages under its contracts with Colorado and Connecticut, compared with $0.7 million in the full fiscal year 1997. Envirotest is also required to post performance bonds once the contract is awarded. Those bonds, which range in amount from $100,000 to $3,000,000, protect the governmental authority for the cost of replacing Envirotest if the governmental authority terminates the contract for cause prior to expiration.

RECENT DEVELOPMENTS IN CENTRALIZED PROGRAMS

    In June 1998, after a competitive bidding process, Envirotest signed a contract with Kentucky to conduct centralized emissions testing in three northern counties. Envirotest expects to perform 140,000 tests per year and generate $23 million over the competing term of the contract. The contract begins in June 1999 and ends in June 2008.

    In June 1997, the Company signed an agreement with Illinois to upgrade the state's existing centralized vehicle emissions testing program to an enhanced program. The agreement also extended the program term by nine years, to 2005. Revenues for the nine-year term are expected to total approximately $385.0 million, including the sum of $48.0 million which the state will pay to Envirotest during the course of the implementation period for performance of basic tests and other services provided during this period. Envirotest will spend approximately $75.0 million to implement the new program. This expenditure will be partially offset by the $48.0 million to be received from the state. Enhanced testing will commence in early 1999.

    As of March 1997, California elected to terminate, for the convenience of the state, Envirotest's contract to provide remote sensing services. The contract was expected to extend through June 30, 1998. The termination was related to the state's decision to reassess its future vehicle emissions testing program. On August 15, 1997, Envirotest entered into a Settlement Agreement with the state resolving the issues related to the termination. Under the terms of the Settlement Agreement, Envirotest received $2.7 million, including outstanding receivables.

    In December 1995, Envirotest entered into a settlement agreement with Pennsylvania which awarded Envirotest more than $105 million. This award was compensation for damages Envirotest incurred when Pennsylvania cancelled a contract under which Envirotest was supposed to provide centralized testing services in Pennsylvania. Pennsylvania canceled the contract in reaction to a change in EPA regulations which allowed Pennsylvania to retain its existing decentralized program. Envirotest has now received all payments due under the settlement agreement. Envirotest realized a gain of approximately $21.8 million on the settlement.

CONTRACT AWARD AND PROGRAM IMPLEMENTATION PROCESS

    A state or municipality planning to implement a centralized vehicle emissions testing program generally solicits bids for the right to provide the testing services. Set forth below is a summary of that competitive bidding process and the marketing and government relations resources that Envirotest generally devotes to the bidding process.


    PRE-BID MARKETING. Envirotest considers its participation in the legislative and regulatory authorization process for emission testing programs to be an important initial step in marketing its services. Once a government agency has authorized a centralized contractor-operated program, the government agency often asks interested parties to help draft the technical aspects of a bid request. This effort often includes reviewing bid criteria and recommending specified test programs. Once drafted, the bid request is typically revised several times as a result of input provided by potential bidders and other interested members of the public. Generally, the bid request establishes several convenience factors such as the average waiting time and driving distance to a testing station and specifies the technical requirements of the program.


    BID REQUESTS. Typically, a government agency requests bids through either a "request for proposal" or an "invitation to bid". In the more commonly used "request for proposal" process, the government agency evaluates bids on the following criteria:

    - the operating experience, reputation, and financial capability of the bidder;

    - the bidder's ability to install and operate a technically sophisticated testing system in terms of both hardware and software;

    - the bidder's ability to integrate testing results with vehicle registration information in state computer data systems;

    - the bidder's ability to provide additional services such as safety inspections, enhanced diagnostic tests, and mobile testing;


    - the bidder's ability to meet specified performance requirements; and

    - price.

    Because the government agency considers several factors in the "request for proposal" process, the agency does not necessarily award the contract to the lowest bidder. In the ITB process, the governmental authority generally conducts a limited review of a bid to determine if it meets a minimally acceptable technical standard and generally awards the contract to the lowest-priced qualified bidder.

    BID PREPARATION PROCESS. Envirotest has developed a sophisticated optimization model that it uses to design the most efficient program network for any given set of program requirements. The model assists Envirotest in designing a network that provides the greatest convenience and fastest rate of testing with the fewest number of testing locations. Envirotest has also developed a sophisticated costing model, which assists Envirotest in predicting the engineering, development, construction and operating costs of a proposed program. In using the costing model, Envirotest takes into account the real estate, construction, labor, equipment and other costs that may be unique to a specific geographic region or program.

    CONTRACTOR SELECTION AND NEGOTIATION. After the submission of bids by competing bidders, the governmental authority selects one contractor and the two parties begin negotiations regarding a contract. The "request for proposal" and the bid submitted by the selected contractor contain the main terms of the contract. The time period between bid submission and award is generally between one to three months.

    PROGRAM IMPLEMENTATION. Once Envirotest and the governmental authority enter into a contract, Envirotest begins the process of purchasing or leasing real estate, constructing the program facilities, and developing and installing the necessary hardware and software. This process generally takes six months to two years to complete, depending on the size of the network. A typical facility consisting of an office and four test lanes costs an average of approximately $1.5 million to $2.0 million to acquire, build and equip. Approximately six months prior to the anticipated commencement of testing, Envirotest begins a media campaign to educate the public about the new program. At the same time, Envirotest also begins to hire and train its workers.

    A start-up team implements each program. The team consists of a program manager, who is responsible for communicating with the governmental authority and for managing Envirotest's operations under the contract, station managers, who are responsible for the individual operation of each station, and other support staff. Once Envirotest implements the program, its senior management monitors the operation of the program on an ongoing basis.

    Prior to the expiration of a contract term, Envirotest and the government agency generally discuss the possibility of an extension or renewal of the contract and the principal terms of any such extension or renewal. Depending on the program's enabling legislation, the governmental authority may either extend the contract or begin a new competitive bidding process. Since 1990, all of Envirotest's emissions testing contracts that provided for renewal or extension have been renewed or extended beyond their initial terms except for the Maryland contract, which was not material. In the cases in which a state has begun a new competitive bidding process, Envirotest has either made the winning bid or has been the only company to bid.

SOFTWARE AND RELATED TESTING EQUIPMENT

    Envirotest has developed sophisticated proprietary computer software and hardware that is essential to the efficient operation of its centralized testing facilities. Central host computers and various peripheral devices located at each program's headquarters monitor each of Envirotest's inspection lanes and process and permanently store vehicle test histories.

    SOFTWARE. Envirotest believes that its ability to develop program-specific software is important to the efficient operation of its testing facilities. Envirotest has devoted significant efforts to its development of software systems which enable it to conduct highly automated and rapid tests. Envirotest's software has allowed it to automate most of the important functions of the testing process, including applying the appropriate emissions standards against which vehicles are tested. These standards vary by manufacturer, model and year. Envirotest's lane operators are prompted with step-by-step instructions for performing the tests and processing the results. Envirotest is using its expertise in this area to develop new software systems for its enhanced programs.

    TESTING EQUIPMENT. Envirotest's computer-managed inspection systems control the automated inspection of a motor vehicle based on identifying characteristics such as make, model, year and engine size. The inspection process usually includes multiple tests at multiple testing stations that are designed for specialized functions and are serviced by computers, specialized test equipment and associated applications software. Envirotest also uses a variety of data entry devices such as optical-code and bar-code readers, and various test equipment such as dynamometers and emissions measurement systems. Envirotest chooses from a number of equipment suppliers to meet the requirements of a specific system design, depending on applicable specifications and pricing. Specialized hardware, software and engineering are combined to provide a highly automated inspection systems with an emphasis on test data integrity and a rapid rate of operation. Envirotest acts as a systems integrator and does not manufacture any hardware. However, Envirotest does design specialized hardware.

REMOTE SENSING DEVICES

    Envirotest sees a potential growth opportunity in the development of remote sensing technology. In 1991, Envirotest entered into a Development and Exclusive Licensee Agreement with the University of Denver and two University of Denver research scientists pursuant to which Envirotest acquired the exclusive right to manufacture and market a remote sensing device system. The device is used to monitor carbon monoxide, carbon dioxide, and hydrocarbons emitted from a moving vehicle. The remote sensing technology measures vehicle emissions from as many as 1,500 vehicles per hour and photographs the subject vehicle to record its license plate number. The term of the license runs until the later of 2016 or the expiration of the last patent included in the license. In exchange for these rights, Envirotest must pay a 10% royalty on gross receipts from sales and leases of devices which incorporate the licensed technology or software, and $.25 on each vehicle Envirotest tests by means of such device.

    Envirotest has conducted pilot demonstration programs or studies of remote sensing technology for several governmental entities, including a pilot program in May 1998 for the City of New York. Envirotest has also leased remote sensing units to companies in Taiwan for use in a study there. On August 29, 1997, Envirotest purchased a remote emissions sensing product line from Hughes Aircraft Company and acquired or obtained a long term royalty-free license to the related technologies for $3.7 million. In addition, Envirotest agreed to pay a 3% royalty on future net revenues related to remote sensing sales and services over the next five years up to a cap of $10.0 million. Envirotest also assumed Hughes' contract with Arizona to provide remote sensing services.

ADDITIONAL GROWTH OPPORTUNITIES

    Envirotest offers a variety of program enhancements, including on-road testing, safety inspection and vehicle registration services. These program enhancements offer governmental authorities and motorists the convenience of multiple vehicle certification services at a single location. Once its network of emissions testing facilities are in place, Envirotest is able to offer these services for an additional fee without incurring significant additional costs. However, the market for these services is presently small.

    SAFETY INSPECTION SERVICES. Envirotest designs and implements highly-automated vehicle safety inspection systems that test the safety features of vehicles such as brakes, headlight alignment and intensity, front and rear chassis alignment, shock absorber performance, steering system integrity, noise level, tire condition, safety belts, mirrors, and glass. Envirotest has provided fully-automated safety inspection services at its testing facilities in Connecticut and Florida. Envirotest has a contract with Connecticut to provide safety inspection services in that state to an estimated 160,000 vehicles annually. In addition, Envirotest has designed and currently maintains a state-of-the-art facility for inspection of New York City taxicabs and limousines. Envirotest also inspects the taxicab fleet in the City of Miami on behalf of Dade County, Florida.

    Envirotest's existing centralized testing infrastructure and its expertise in safety inspection testing equipment and procedure put it in a favorable competitive position if centralized safety inspections are mandated in the future in states in which it conducts centralized emissions testing. The National Highway Transportation Safety Administration has stated that it favors the adoption of periodic safety inspection programs. The award by Connecticut of a safety inspection contract to Envirotest demonstrates the states' potential interest in providing their residents with the convenience of safety and emissions testing services in one location.

    VEHICLE REGISTRATION SERVICES. Envirotest has developed software which allows it to access motor vehicle records, so that it can offer consumers the convenience of vehicle registration as part of the emissions testing process. Wisconsin and certain other states required bidders for their emissions testing programs to include a proposal for conducting vehicle registration services in the emissions inspection lanes. In 1997, Wisconsin asked Envirotest to demonstrate a pilot registration program at one station. Based on the success of this demonstration, the state has requested Envirotest to provide the service at five additional stations. Although no assurance can be given as to whether other states will include vehicle registration services in their programs, Envirotest anticipates that there will be increasing state interest in the performance of registration services in the test stations.

    ANCILLARY SERVICES. Envirotest is investigating ancillary service opportunities that complement its core business. The opportunities will use Envirotest's existing infrastructure and operating assets. Envirotest executed a contract with an agency to sell advertising space and design a direct marketing campaign for its customers at certain of its existing emissions testing programs. Envirotest also signed a contract to provide vehicle data from certain of its existing emissions testing programs to a third party. The revenue from these two contracts is not material to Envirotest at present.

COMPETITION

    The market for contractor-operated emissions testing programs is highly competitive. Envirotest typically competes against numerous bidders for new or renewal contracts.


    Envirotest's principal domestic competitor is Gordon-Darby, Inc. Gordon-Darby operates four programs, testing approximately 3.9 million vehicles per year. Envirotest also competes with several other domestic and foreign companies who choose to bid from time to time on select programs.

OPPORTUNITIES IN INTERNATIONAL MARKETS

    We believe the international market represents a significant growth opportunity, especially in light of our ability to offer products and services for both the centralized and decentralized markets. We estimate that there are 629 million motor vehicles currently located in Europe, Asia and North, Central and South America. This is over seven times the estimated 90 million vehicles in the United States and Canada subject to emissions testing. We intend to expand aggressively internationally by offering a broad range of vehicle emissions testing equipment and services to countries and other jurisdictions around the world that are, in our view, likely to adopt vehicle emissions testing programs similar to those adopted in the United States.


    We plan to offer advisory services to these countries at the early stages of their program development, thereby positioning us to become the provider of choice for both centralized and decentralized programs. We believe that the international community will continue to look to the United States, and especially the California BAR, for technical guidance on emissions testing programs. In recent years, representatives from the following countries have toured EST's emissions test lane at the California BAR facility in Sacramento,
California: Australia, Canada, Germany, Japan, Mexico, New Zealand, Philippines and Taiwan. We believe that there are significant market opportunities in the certain countries which have implemented emissions testing programs or which have announced or are considering the implementation of such programs, particularly Canada, Germany, Mexico, Australia and the United Kingdom.


    Envirotest currently operates Canada's only centralized emissions testing program through its Canadian subsidiary, Envirotest Canada. We also see a significant emerging market for emissions and safety testing in South and Central America and the Asia-Pacific region, and we are currently evaluating bid opportunities with local parties in several of these areas. In November 1997, Envirotest's Argentine joint venture partner was awarded a 15-year contract for the safety and emissions testing program in the Province of San Luis, Argentina. The joint venture will compensate Envirotest for implementation services and delivery of the testing system for the San Luis program and Envirotest will receive a royalty per test. However, the total royalties will not be material to Envirotest.

    In 1997, Chemonics International, Inc. awarded Envirotest a four-year subcontract valued at approximately $1.8 million to design the vehicle emissions test program for the USAID Cairo Air Improvement Project. Envirotest has also completed several other international projects in recent years. In 1995, Envirotest installed a state-of-the-art demonstration lane in Mexico City, Mexico. In 1996, Envirotest built four heavy duty vehicle emissions and safety lanes for the Government of India. In 1986, Envirotest developed and installed a safety and emissions testing system with 26 inspection lanes in Taiwan.

FACILITIES


    EST leases all its facilities. The remaining lease terms range from one month to four years. EST's executive offices and its manufacturing, warehouse and principal marketing and sales facility are located in East Granby, Connecticut, in two buildings occupying a total of approximately 35,600 square feet. These two buildings are leased through March 31, 2002. EST's primary research and development and engineering facility is located in Tucson, Arizona, in one building occupying approximately 9,760 square feet. It is leased through July 2001. ESP also has 17 sales and service offices located in nine states and in Canada, Germany and Mexico.


    Envirotest designs, builds and equips its testing sites to meet each program's specific requirements. Envirotest's testing sites typically range from one to three acres, depending on the number of testing lanes, specific equipment requirements and lot configuration. Envirotest currently owns 128 testing stations and leases 48 testing stations totaling in excess of 1,200,000 square feet. Envirotest also maintains a program headquarters in each of the states in which it operates. Envirotest's engineering staff occupies 40,000 square feet of leased space in Tucson, Arizona. Envirotest also has executive offices in Bethesda, Maryland.


    In the near future, Envirotest plans to move its executive offices to the East Granby facility and to close the Bethesda offices. In addition, EST and Envirotest will integrate their research and development groups into one of the two Tucson facilities, and will close the other.


    We believe our current facilities are in good condition and adequate to support our current operations, but we plan to open additional sales and service offices to support continued growth and expansion both domestically and internationally. We currently anticipate that we will be able to renew the leases that are scheduled to expire in the next few years on terms substantially similar to those currently in effect.

EMPLOYEES


    We believe that the knowledge, skills and experience of our employees are key components of our success. As of September 30, 1998, EST had 275 employees, of which 149 were in its service organization, 49 were in marketing and sales, 32 were in production and manufacturing, and 23 were in research and development and engineering. 75% of EST's employees have more than eight years of experience in the emissions testing market and 40% have college and/or advanced degrees. None of EST's employees is represented by a labor union and ESP has not experienced any work stoppages. EST believes that its employee relations are good.



    As of September 30, 1998, Envirotest had 3,374 employees, of which 1,411 are full-time and 1,936 are part-time employees. None of Envirotest's domestic employees is represented by a labor union. Of the 206 employees employed in the British Columbia program, 191 are represented by a labor union under the terms of a collective bargaining agreement that expires on August 31, 1999. Although there were strikes at the British Columbia program in 1992 and 1996, Envirotest believes that its employee relations are currently good.


LEGAL PROCEEDINGS


    On September 26, 1995 Ganzcorp Investments, Inc. d/b/a/ Mustang Dynamometer filed suit against Envirotest Systems Corp. in U.S. District Court for the Northern District of Ohio. The suit alleged breach of contract and asked for damages in excess of $10.0 million. The suit was voluntarily dismissed by the parties on December 22, 1995 so that the parties could focus on settlement negotiations. On October 8, 1997, the case was re-filed by Ganzcorp when settlement negotiations broke down between the parties. In 1993, the parties signed an agreement for the supply of chassis dynamometers by Ganzcorp to the Company for its emission testing programs in Ohio, Connecticut, and Pennsylvania. When the Company's testing program with the State of Pennsylvania was canceled, the Company canceled its contract with Ganzcorp per a "termination for convenience" clause. Under such clause Ganzcorp would be allowed to make a claim for certain costs incurred but such a claim would be substantially below its stated claim of more than $10.0 million. Additionally, the Company has counterclaims against Ganzcorp for breach of contract and warranty obligations which it believes to be in excess of $7.9 million. Subsequent to September 30, 1998, the Company has agreed in principal to pay Ganzorp up to $1.5 million in settlement of all of the above claims. The settlement amount has been included in the accompanying financial statements within the balance sheet caption "accrued expenses and other current liabilities."


    R.W. Granger & Sons filed a Demand for Arbitration in the East Hartford, Connecticut, office of the American Arbitration Association in September 1996. The demand alleged that Envirotest breached a contract with Granger and failed to pay amounts due Granger in connection with the construction of certain of Envirotest's testing facilities in the State of Connecticut. On December 29, 1997, Granger filed a complaint in State Superior Court in the Judicial District of Hartford/New Britain at New

Britain alleging that Envirotest's failure to pay amounts due to Granger is an unfair trade practice under the Connecticut Unfair Trade Practices Act. The arbitrators awarded Granger approximately $495,000, including the costs of the arbitration, in a decision rendered on August 12, 1998. Granger had claimed damages of approximately $2.0 million in its Demand for Arbitration. Envirotest intends to defend vigorously against Granger's remaining claim in State Superior Court. We believe that any judgment against Envirotest with respect to the remaining claim will not have a material adverse effect on our business, financial condition and results of operations.

    On November 22, 1997, the Denver District Court granted Envirotest's motion to dismiss a class action complaint filed by Timothy Dore on behalf of all persons who paid to have a vehicle tested in Envirotest's metro Denver facilities from January 2, 1995 to present. The complaint alleged breach of contractual obligation to the class and the negligent performance of emissions testing under Envirotest's contract with the State of Colorado. On January 6, 1998, Dore filed an appeal in the Colorado Court of Appeals from the trial court's order of dismissal. On June 1, 1998 Dore filed a motion to dismiss the appeal and on June 15, 1998 the Colorado Court of Appeals granted the motion to dismiss the appeal with prejudice. On June 1, 1998, the attorneys for Dore filed a new class action complaint in the Boulder District Court. The new complaint has replaced Timothy Dore with two new representative plaintiffs, Jay Sherrit and Arthur D. Gonzales, and the new complaint is brought on behalf of virtually the identical class. Although the new complaint purports to state a new cause of action, it alleges claims for breach of contract and negligence which are similar to Dore's class action complaint. On June 23, 1998 Envirotest filed a motion to change venue to the Denver District Court. Envirotest intends to defend vigorously against the plaintiff's claims. We believe that any judgment obtained against Envirotest will not have a material adverse effect on our business, financial condition and results of operations.


    On November 18, 1998, Timothy J. Grendell, on behalf of himself and all others similarly situated, filed a class action lawsuit in the Court of Common Pleas, Summit County, Akron, Ohio. The defendants include the Ohio Environmental Protection Agency and the Company. Grendell filed a virtually identical suit in 1996 and it was dismissed without prejudice exactly one year before the above-noted class action lawsuit was filed. Like the 1996 lawsuit, the above-noted class action lawsuit asserts that the statute and contract that created E-Check are unconstitutional under Ohio law, and requests declaratory and injunctive relief, attorney fees and costs. We intend to defend the matter vigorously.


    In addition to the above, we are a party to various other legal proceedings and claims in the ordinary course of business. Although the claims cannot be estimated, in our opinion the resolution of these matters will not have a material adverse effect on our business, financial condition and results of operations.

ENVIRONMENTAL MATTERS

    Our operations are subject to federal, state and local environmental laws and regulations relating to the protection of human health and the environment and the handling and management of hazardous materials. We believe that we are in substantial compliance with all applicable environmental laws and regulations and that the costs of compliance are not material to us.

    The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar state superfund statutes generally impose joint and several liability on present and former owners and operators for remediation of contaminated properties regardless of fault. At a number of the properties that we own, former owners and operators may have released hazardous materials on or under such properties in connection with their operations. We do not have sufficient information to estimate its potential liability, if any, in connection with any potential contamination from historical operations at such properties.

INTELLECTUAL PROPERTY


    We regard our patents, copyrights, trade secrets, trademarks and similar intellectual property as important to our success. We depend upon a combination of patents, trade secrets, copyright and trademark laws, license agreements, nondisclosure and confidentiality agreements with our employees, customers and others and various security measures to protect our proprietary rights. Although our success and competitive position in the market depends to a great extent on our ability to exploit and protect our proprietary intellectual property rights, apart from the "ENVIROTEST", "ESP" and "EST" trade names, we do not believe that any single patent, copyright, trade secret, or trademark is material to our business.


    We believe we own or license from third parties the intellectual property rights in substantially all of our material products and services. We have not received notice of any claim, which we believe is valid, that our products or services infringe upon another party's intellectual property. Given the technological complexity of our products and services, however, there can be no assurance that claims of infringement will not be asserted against us or against our customers in connection with their use of our systems or products, nor can there be any assurance as to the outcome of any such claims.

    We own, either individually or jointly with a third party, approximately 35 U.S. and foreign patents and are actively prosecuting approximately 25 patent applications in the U.S. and abroad covering a variety of inventions in the vehicle emissions testing equipment and services field. Our patents have expiration dates ranging from 1998 through 2017. Patents cannot be renewed or extended. We also pursue the registration of our trademarks in the United States and internationally, and have applied for or obtained registrations for certain products and services, including ENVIROTEST, SMOG DOG, AUTOSENSE, and SYSTEM ONE. Trademarks can have a perpetual existence so long as they continue to be used on substantially the same products and services and the appropriate steps are taken with respect to maintaining the registrations in effect.

    Envirotest claims copyright protection in its proprietary software programs. Such protection extends to the source code and can also protect certain visual aspects of the programs from copying. However, such protection does not preclude others from creating programs which perform the same function.

    We are party to a number of technology and software licenses pursuant to which we have obtained the rights to use third party technology in our business. Our most material licenses include those with the University of Denver and Hughes Aircraft relating to the remote emissions sensing technology.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Our shareholder elects directors annually to serve during the ensuing year or until the shareholder elects a successor. The Board of Directors elects executive officers to serve until the board elects their successors. The table below sets forth certain information with respect to our directors and executive officers.

NAME                                            AGE                                POSITION
------------------------------------------  -----------  -------------------------------------------------------------
Eric Walters..............................          54   Chairman of the Board of Directors
Terrence P. McKenna.......................          48   President and Chief Executive Officer; Director
Rinaldo R. Tedeschi.......................          48   Executive Vice President, Engineering/Technical Development;
                                                         Director
David J. Langevin.........................          47   Executive Vice President, Chief Financial Officer; Director
Richard Webb..............................          57   Executive Vice President, Chief Operating Officer


    ERIC WALTERS is a partner in Alchemy Partners and chair of the German operations of Alchemy. Until 1997 he was a partner in Schroder Ventures where for over 10 years he played an instrumental role in a wide variety of LBO transactions including Century Inns, The Tetley Group, Ushers of Trowbridge, Paramount Hotels, Sytner Group, Precision Instruments, Burlington International and Glass Glover. At Alchemy, Mr. Walters played a key role in the acquisition of Wellman plc. Previously he worked for Lex Service and was Chief Executive of Grand Metropolitan's Retailing Division.



    TERRENCE P. MCKENNA served as President and Chief Executive Officer and as a Director of ESP since its formation in 1989. Mr. McKenna, one of the founding members of EST, was instrumental in formulating a management buyout of ESP from United Technologies Corporation. From 1983 to 1989, Mr. McKenna held various positions with United Technologies Corporation, including Vice President of Finance and General Manager of United Technologies Corporation's Automotive Systems Division, which position he held until the formation of ESP.



    RINALDO R. TEDESCHI served as Executive Vice President and as a Director of EST since its formation in 1989, and is one of its founding members. From 1973 to 1989, Mr. Tedeschi held various positions with United Technologies Corporation, including Engineering Manager of the Automotive Systems Group at UTC Control Systems, which position he held until the formation of ESP.



    DAVID J. LANGEVIN joined ESP in April 1998 as Executive Vice President and Chief Financial Officer and was appointed to the Board of Directors of EST in May 1998. From 1994 to 1998, Mr. Langevin served as Executive Vice President of Terex Corporation, a global manufacturer of construction and mining related capital equipment, and from March 1993 to December 1993, he served as its Acting Chief Financial Officer. From 1988 to 1993, he held the position of Vice President of KCS Industries, Inc., an affiliate of Terex Corporation. From 1977 to 1988, Mr. Langevin was employed by Ernst & Young, where he was a partner specializing in acquisitions and business development.


    RICHARD P. WEBB served as Chief Operating Officer of Envirotest for two years. As Executive Vice President, Centralized Programs, he is responsible for general management and control of all operations relating to centralized test-only programs. Before joining Envirotest, he led efforts resulting in substantial operational improvements at Shared Technologies Cellular, Inc., an early-stage, high-growth company and at various manufacturing companies acquired from United Technologies Corporation. Previously, he worked for six years at United Technologies Corporation, including positions as president of United Technologies Finance Corporation, United Technologies Communications Company, and Headquarters Company and as Chairman and Chief Executive Officer of Building Systems Company. Mr. Webb holds a Masters in Business Administration from the Columbia Graduate School of Business and a Bachelor of Arts in Liberal Arts from Colgate University.

EXECUTIVE COMPENSATION


    In October 1998, we entered into employment agreements with Messrs. McKenna, Tedeschi, Webb and Langevin. The employment agreements replace previous employment agreements between such individuals and EST. The employment agreements provide for an initial term of three years and for payment of a base salary and incentive compensation. All such agreements provide for the grant to such individuals of nonqualified stock options in Environmental Systems Products, Inc. with an exercise price equal to the fair market value of common stock in Environmental Systems Products, Inc. Such agreements also provide for severance payments in the event that we terminate the executive's employment for reasons other than for cause or incapacity and in the event that the executive elects to terminate his employment upon a change in control of the company. In such cases, the executive shall be entitled to receive from us his salary, incentive compensation payments, and benefits in accordance with his employment agreement through the last date of his employment and a lump sum severance payment in an amount equal to the greater of:



    - one year's base salary; or



    - the base salary payable during the unexpired term of the agreement.


    Each executive agrees that he will not compete with us for a period of six months following his termination of employment if such termination is for any reason other than termination by the executive following a change in control of the company or termination of the executive by us without cause. If the executive terminates his own employment following a change of control or if we terminate him without cause, the executive agrees that he will not compete with us during the period for which he receives severance payments. The agreements also include confidentiality commitments.

    The following table summarizes the compensation paid by EST and Envirotest to each of their Chief Executive Officers and to each of the other three most highly compensated executive officers of EST and Envirotest. Information with respect to EST executive officers is given for the year ended December 31, 1998. Information with respect to Envirotest executive officers is given for the fiscal year ended September 30, 1998. EST did not have any pension plan or a long-term incentive plan, did not issue any restricted stock awards and did not grant any stock options during 1997.



                                                                                    LONG-TERM
                                          ANNUAL COMPENSATION                     COMPENSATION
                                         ----------------------                      AWARDS
                                          SALARY       BONUS      OTHER ANNUAL    -------------    ALL OTHER
NAME AND PRINCIPAL POSITION                  $           $        COMPENSATION       OPTIONS     COMPENSATION
---------------------------------------  ---------  -----------  ---------------  -------------  -------------
Terrence P. McKenna....................                                             $
  President and Chief Executive Officer
  (EST)

Rinaldo R. Tedeschi....................
  Executive Vice President (EST)

F. Robert Miller.......................
  President and Chief Executive Officer
  (Envirotest)

Mark Thomas............................    145,833      --             --             706,250(7)      --
  Executive Vice President, Chief
  Development Officer (Envirotest)

Raj Modi...............................    231,525      --              1,209(5)      309,375(6)     274,842(8)
  Vice President, Chief Financial
  Officer and Assistant Secretary
  (Envirotest)


------------------------


(1) Includes a matching contribution in the amount of $1,387 that EST made on Mr. McKenna's behalf to EST's 401(k) Plan.



(2) Includes a matching contribution in the amount of $1,142 that EST made on Mr. Tedeschi's behalf to EST's 401(k) Plan.



(3) Messrs. McKenna and Tedeschi are entitled to the above referenced amount pursuant to a bonus agreement entered into with EST. See "--Employment and Bonus Agreements." The agreement provides that Messrs. McKenna and Tedeschi, in their sole and absolute discretion, may distribute any bonuses paid by EST to any persons. In the past, Messrs. McKenna and Tedeschi have elected to distribute a portion of the bonuses to other employees of EST. Of the total bonus amount payable to each of Messrs. McKenna and Tedeschi for fiscal year 1997, $1,412,500 has been paid to each of them in the form of cash. Messrs. McKenna and Tedeschi have elected to share $213,000 of their bonus with other employees of EST.



(4) Represents annual premiums of $4,000 and $1,000 paid by EST on an individual disability income insurance policy and a term life insurance policy, respectively, for each of Messrs. McKenna and Tedeschi.


(5) Represents reimbursement made under Envirotest's medical reimbursement program.

(6) Represents options to purchase Envirotest Class A common stock at an exercise price of $6.875 per share under Envirotest's Stock Option Plan.

(7) Represents options to purchase Envirotest Class A common stock at an exercise price of $7.0625 per share under Envirotest's Stock Option Plan.

(8) Represents relocation expense payment of $272,648 and contributions matching employee's deferred compensation of $2,194.

(9) Represents contributions matching employee's deferred compensation.

                                 OPTION GRANTS



    The following table sets forth certain information regarding options granted to the named executive officers. Information with respect to EST executive officers is given for the year ended December 31, 1998. Information with respect to Envirotest executive officers is given as of September 30, 1998.


                                                                                                                 POTENTIAL
                                                                                                                REALIZABLE
                                                                                                                 VALUE AT
                                                                                                                  ASSUMED
                                                                                                                  ANNUAL
                                                                                                                 RATES OF
                                                                                                                   STOCK
                                                                                   INDIVIDUAL GRANTS            APPRECIATION
                                                                                                                FOR OPTION
                                                                                                                   TERM
                                                            ---------------------------------------------------------------
                                                                             % OF
                                                                             TOTAL
                                                             NUMBER OF      OPTIONS
                                                              SHARES        GRANTED
                                                            UNDERLYING        TO                                -----------
                                                              OPTIONS      EMPLOYEES     EXERCISE     MARKET    EXPIRATION
NAME                                                          GRANTED       IN 1998        PRICE       PRICE       DATE
----------------------------------------------------------  -----------  -------------  -----------  ---------  -----------
Terrence P. McKenna.......................................
Rinaldo R. Tadeschi.......................................
F. Robert Miller..........................................     100,000           9.9%        6.875       6.875        2008
Mark Thomas...............................................     100,000           9.9        7.0625      7.0625        2008
Raj Modi..................................................      45,000           4.5         6.875       6.875        2008


NAME                                                           5%         10%
----------------------------------------------------------  ---------  ---------
Terrence P. McKenna.......................................
Rinaldo R. Tadeschi.......................................
F. Robert Miller..........................................      N/A(1)     N/A(1)
Mark Thomas...............................................      N/A(1)     N/A(1)
Raj Modi..................................................      N/A(1)     N/A(1)


------------------------------


(1) Messers. Miller, Thomas and Modi exercised all of their respective options in October 1998 in connection with EST's acquisition of Envirotest.



OPTION EXERCISES AND YEAR-END VALUES



    The following table sets forth certain information concerning options to purchase common stock exercised by the named executive officers during 1998 and the number and value of unexercised options held by each of the named executive officers. Information with respect to EST executive officers is given for the year ended December 31, 1998. Information with respect to Envirotest executive officers is given as of September 30, 1998.



                    AGGREGATED OPTION EXERCISES IN THE YEAR
                           AND YEAR-END OPTION VALUES


                                                                                                              VALUE OF
                                                                              NUMBER OF SHARES UNDERLYING    UNEXERCISED
                                                                                                            IN-THE-MONEY
                                                SHARES                           UNEXERCISED OPTIONS AT      OPTIONS AT
                                               ACQUIRED                                 YEAR END             YEAR END(1)
                                                  ON              VALUE       ----------------------------  -------------
NAME                                           EXERCISE         REALIZED      EXERCISABLE   UNEXERCISABLE    EXERCISABLE
------------------------------------------  ---------------  ---------------  ------------  --------------  -------------
Terrence P. McKenna.......................
Rinaldo R. Tadeschi.......................
F. Robert Miller..........................             0                0         266,640        233,360    $   2,093,959
Mark Thomas...............................             0                0          96,666         88,834          494,578
Raj Modi..................................             0                0          --            100,000         --


NAME                                        UNEXERCISABLE
------------------------------------------  --------------
Terrence P. McKenna.......................
Rinaldo R. Tadeschi.......................
F. Robert Miller..........................   $  1,413,541
Mark Thomas...............................        482,922
Raj Modi..................................        356,250


------------------------------


(1) Represents the difference between the exercise price and the fair market value of the common stock at fiscal year-end (10 5/8 at September 30, 1998).

                               SECURITY OWNERSHIP


    Environmental Systems Products, Inc. owns all of the issued and outstanding capital stock of the Company. The authorized capital stock of Environmental Systems Products, Inc. consists of 70,000 shares of Series A common stock, par value $.00001 and 70,000 shares of non-voting Series B common stock, par value $0.0001 per share, of which 41,352.545 shares of Series A common stock and 4,473.177 shares of Series B common stock are issued and outstanding. 1,780.488 shares of Series B common stock are owned by nominees of Alchemy Partners. 2,692.689 shares of Series B common stock are owned by Chase Equity Associates L.P. The following table sets forth certain information known to Environmental Systems Products, Inc. regarding the beneficial ownership of shares of Series A common stock by:


    - all persons who beneficially own 5% or more of the outstanding shares of Series A common stock;


    - each of Environmental Systems Products, Inc. officers and directors; and



    - all directors and executive officers of Environmental Systems Products, Inc. as a group.


                                                                         NUMBER OF SHARES OF
                                                                              SERIES A
                                                                            COMMON STOCK
                                                                       BENEFICIALLY OWNED (1)
                                                                      -------------------------
                              NAME OF
                          BENEFICIAL OWNER                               NUMBER       PERCENT
--------------------------------------------------------------------  ------------  -----------
Alchemy Partners (Guernsey) Limited(2)..............................    24,815.174        54.2%
Alan J. Baxter......................................................     3,013.332         6.6
DLJMB Funds(3)......................................................     6,071.908        13.3
Terrence P. McKenna.................................................       840.000         1.8
Rinaldo R. Tedeschi.................................................       840.000         1.8
David J. Langevin...................................................       210.000         0.5
Richard Gallant(4)..................................................       --           --
Susan G. Schnabel(5)................................................       --           --
All executive officers and directors as a group.....................     1,890.000         4.1

------------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. As of the date of this prospectus, there are no outstanding options to purchase common shares. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) Alchemy Partners (Guernsey) Limited is the manager of Alchemy and has sole power to vote and dispose of the Shares held by Alchemy. Such shares are held of record by Alchemy Partners Nominees Ltd., as nominee for Alchemy. Alchemy consists of a number of general partnerships organized under the laws of Guernsey that invest in parallel in private and public companies.

(3) Consists of Series A common stock held directly by (i) DLJ Merchant Banking Partners II, L.P. ("DLJMB") and the following related investors: DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJMB Funding II, Inc., DLJ Millenium Partners, L.P., DLJ Millenium Partners-A, L.P., DLJ EAB Partners, L.P., UK Investment Plan 1997 Partners, DLJ ESC II, L.P. and DLJ First ESC, L.P. and (ii) DLJ Investment Partners, L.P. and the following related investors: DLJ Investment Funding, Inc. and DLJ ESC II, L.P.

(4) Mr. Gallant is an officer of Credit Suisse First Boston Corporation.

(5) Ms. Schnabel is an officer of DLJMB Inc., an affiliate of DLJMB and DLJSC. Share data shown for Ms. Schnabel excludes Series A common stock shown as held by the DLJMB Funds, as to which Ms. Schnabel disclaims beneficial ownership.

                              CERTAIN TRANSACTIONS

REORGANIZATION


    We were incorporated in Delaware on March 12, 1998. Prior to the consummation of the acquisition of Envirotest and the related transactions, we had no outstanding shares of capital stock and EST was an indirect wholly owned subsidiary of Newmall. In April 1996, EST was acquired by a wholly owned subsidiary of Wellman plc, a then-publicly incorporated United Kingdom company. In January 1998, Wellman plc was acquired by Newmall plc, a United Kingdom public limited company that was controlled by Alchemy. Alchemy Investment Plan is an investment consortium principally composed of United States institutional investors that is advised by Alchemy Partners. In contemplation of the acquisition of Envirotest and the related transactions, in May 1998, Newmall plc divested itself of all of its holdings except for Wellman North America, Inc. and its subsidiaries, which included EST. Newmall plc reorganized as Newmall Limited, a United Kingdom private limited company whose controlling shareholder remains Alchemy.



    As part of the acquisition of Envirotest and the related transactions, Environmental Systems Products, Inc. and our company reorganized in a manner to:



    - cause the shareholders of Newmall to acquire 82.5% of the shares Environmental Systems Products, Inc.; and



    - cause us to become a wholly owned subsidiary of Environmental Systems Products, Inc.



    This reorganization took place in several steps. First, the Newmall shareholders capitalized us with cash (pro rata to their Newmall shareholdings), receiving in exchange 95% of the shares that we ultimately issued as part of the reorganization. Next, the Newmall shareholders transferred their Newmall shares to us and, in exchange, were issued the remaining 5% of the shares issued as part of the reorganization. At this stage, the former shareholders of Newmall owned 100% of our shares (in the same proportion as their Newmall shareholdings and we owned 100% of the shares of Newmall. Each of the former Newmall shareholders then transferred its shares of our company to Environmental Systems Products, Inc. in exchange for shares in Environmental Systems Products, Inc. At that point, the former Newmall shareholders owned 100% of the Environment Systems Products, Inc. shares and Environment Systems Products, Inc. held 100% of our shares. Immediately thereafter, we issued additional shares to the noteholders so as to cause them, in the aggregate, to hold 17.5% of the Environment Systems Products, Inc. shares and the former Newmall shareholders to hold 82.5% of the Environment Systems Products, Inc. shares.



    Further, as part of the acquisition of Envirotest and the related transactions, we acquired 76.5% of the shares of Envirotest. The remaining 23.5% was held by EST. Subsequent to the consummation of the acquisition of Envirotest, we acquired from EST the Envirotest shares it held so that Envirotest became our direct, wholly owned subsidiary. EST remained an indirect wholly owned subsidiary of our company.


SUBSCRIPTION AGREEMENTS


    Prior to the acquisition of Envirotest and the related transactions, Messrs. McKenna and Tedeschi entered into an agreement with Newmall and EST under which Newmall granted to each of such individuals 840,000 of its ordinary shares in consideration of such individual's agreement to terminate a previously existing management bonus agreement between EST and such individual. Subject to certain exceptions, including transfers among themselves and any exchange of the ordinary shares for shares of our common stock, Messrs. McKenna and Tedeschi have agreed, for a period of one year from the effective date of the agreement, not to sell, assign, exchange, transfer, distribute or otherwise dispose of any of the ordinary shares they receive. Under the terms of the agreement, prior to any initial public offering of Newmall's ordinary shares or our common stock, or any "change of control" of Newmall or our company, such individuals also granted to each other a right of first refusal such that if one individual wishes to sell his shares, the other individual shall have the right to acquire these shares at fair market price.


    In addition, in October 1998, Mr. Langevin entered into an agreement with Newmall and EST under which Newmall granted to Mr. Langevin 210,000 of its ordinary shares in consideration of his services as an employee of EST. Subject to certain exceptions, including transfers to Messrs. McKenna and Tedeschi, and any exchange of the ordinary shares for shares of our common stock, Mr. Langevin agreed not to sell, assign, exchange, transfer, distribute or otherwise dispose of the shares he receives for one year from the effective date of the agreement. Under the terms of the agreement, prior to any initial public offering of Newmall's ordinary shares or our common stock, or any "change of control" of Newmall or our company, Mr. Langevin also granted to Messrs. McKenna and Tedeschi a right of first refusal such that if Mr. Langevin wishes to sell his shares, Messrs. McKenna and Tedeschi shall have the right to acquire such shares at fair market price.


    In addition, under the agreements, each of Messrs. McKenna, Tedeschi and Langevin agrees that in the event Newmall or our company enters into an underwriting agreement in connection with an initial public offering of the ordinary shares or our common stock pursuant to a registration statement under the Securities Act, each of such individuals will execute an agreement that for a period of up to 180 days following the effective date of such registration statement, each of such individuals will not, without the prior written consent of the lead underwriter of the initial public offering, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose, directly or indirectly;

    - any of the ordinary shares they receive;

    - any shares of our common stock they receive upon an exchange of such ordinary shares; or

    - any other securities of Newmall or our Company convertible into, exercisable for, or exchangeable for common stock or other shares of Newmall or our Company.

OTHER TRANSACTIONS

    The issuances of shares of Newmall and our Company to Messrs. McKenna, Tedeschi and Langevin under the agreements described above occurred prior to the reorganization. Therefore, in connection with the reorganization, Messrs. McKenna, Tedeschi and Langevin became shareholders of EnviroSystems. For more information see the "Security Ownership" section of this prospectus.


    EST had revenues of approximately $368,000 and $1,152,000 from other Wellman owned entities for the years ended December 31, 1997 and 1996, respectively, and approximately $49,000 and $361,000 for the nine month periods ended September 30, 1998 and 1997, respectively. EST accrued approximately $260,000 for management charges payable to Wellman as of December 31, 1996. There were no management charges in 1997.



    Included in income taxes payable for EST are additional taxes payable to Wellman North America, Inc. of $297,900 as of December 31, 1997.



    EST had notes receivable from former stockholders and current officers totaling approximately $69,000 as of December 31, 1996. The notes were repaid in 1997.



    In 1995, EST purchased $207,000 of consulting services from a company owned by one of EST's former stockholders.

                       DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR SECURED CREDIT FACILITY

    The following description briefly outlines the provisions of our senior secured credit facility. We have filed a copy of the senior secured credit agreement as an exhibit to the registration statement which includes this prospectus.

    The description set forth below is not complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of our senior secured credit facility.


    On October 16, 1998, we entered into a credit agreement among our company, Environmental Systems Products, Inc., the lenders party thereto, Credit Suisse First Boston as Administrative and Collateral Agent, DLJ Capital Funding, Inc. as Syndication Agent and Credit Suisse First Boston and Donaldson, Lufkin & Jenrette Securities Corporation, as Arrangers.


    The Company's senior secured credit facility consists of:

    - term loan facilities of $385 million, consisting of a Term Loan A facility of $175 million, maturing approximately five and a half years after funding; and a Term Loan B facility of $210 million, maturing approximately seven years after funding; and

    - a revolving loan facility for revolving borrowings of up to $50 million and maturing approximately five and one half years after funding of the Term Loan Facility.

    Loans under the senior secured credit facility bear interest at a floating rate equal, at our option, to either:

    - the base rate (as defined below) plus a certain additional percentage per year; or

    - LIBOR (as defined below) plus a certain additional percentage per year.

    The term "base rate" means the higher of:

    - the prime lending rate of Credit Suisse First Boston in effect from time to time; or

    - the federal funds effective rate plus 0.5%.

    For base rate loans, the additional percentage is as follows:

    - for Term Loan A and the revolving loan facility, the additional percentage varies between 1.25% and 2.50% depending on the leverage ratio of our company and its subsidiaries; and

    - for Term Loan B, the additional percentage is 3.00%.

    The term "LIBOR" has a market-standard definition reflecting the rate established daily in the London interbank market for Eurodollar funds adjusted for required reserves.

    For LIBOR loans, the additional percentage is as follows:

    - for Term Loan A and the revolving loan facility, the additional percentage varies between 2.25% and 3.50% depending on the leverage ratio of our company and its subsidiaries; and

    - for Term Loan B, the additional percentage is 4.00%.


    Interest on base rate borrowings is payable quarterly in arrears and interest on LIBOR borrowings is payable at the end of the relevant interest period, but at least quarterly.



    Amounts owed under the senior secured credit facility will be our direct obligations. They will be unconditionally guaranteed by Environmental Systems Products, Inc., each of our existing and subsequently acquired or organized domestic subsidiaries and certain of our foreign subsidiaries.

    Our obligations under the senior secured credit facility are secured by a first priority, perfected security interest in:


    - substantially all of our tangible and intangible assets other than the assets of Envirotest in Ohio; substantially all of the assets of each of our existing and subsequently acquired or organized domestic subsidiaries and certain foreign subsidiaries of the Company; and



    - all of Environmental Systems Products, Inc.'s equity interest in our Company.


    The term loan facility provides for mandatory prepayments, in amounts not less than:


    - 75% of consolidated excess cash flow, as such term is defined in the senior secured credit facility, or if our leverage ratio is less than or equal to 3:1, then 50%;



    - 100% of the net cash proceeds of all non-ordinary course of business asset sales by Environmental Systems Products, Inc. or the Company and its subsidiaries including insurance and condemnation proceeds, subject to certain exceptions for reinvestment in certain assets within 270 days;



    - 100% of the net cash proceeds of issuances of debt obligations of Environmental Systems Products, Inc. or the Company and its subsidiaries other than issuances of debt expressly permitted by the senior secured credit facility; and



    - 100% of the net cash proceeds of issuances of equity securities of Environmental Systems Products, Inc. or the Company and its subsidiaries, subject to certain exceptions.


Mandatory prepayments shall be made without premium or penalty, except in the case of Term Loan B. Term Loan B shall be prepayable during the first and second year following the Issue Date at a premium equal to 101% of the aggregate principal amount to be prepaid and thereafter, without premium or penalty. However, mandatory prepayments are subject to breakage costs and actual reemployment costs. Mandatory prepayments will be applied to Term Loans A and B, in each case PRO RATA to the remaining amortization payments of such loans. However, holders of Term Loan B may elect to have their portion of any mandatory prepayment applied to any outstanding portion of Term Loan A.


    The senior secured credit facility contains customary representations and covenants for facilities of this type, as well as others agreed upon by our company, DLJ and CSFB. These covenants include, but are not limited to, financial maintenance covenants and limitations on:


    - additional debt;

    - liens;

    - investments;

    - sale and leaseback transactions;

    - sales of assets;

    - mergers and acquisitions;

    - dividend payments and stock repurchases;

    - capital expenditures;

    - prepayments of senior debt and subordinated debt;

    - changes in business conduct; and

    - capital expenditures.

    The senior secured credit facility contains typical events of default, including, without limitation:

    - the failure to pay principal when due;


    - the failure to pay any interest when due;


    - failure to perform, or breach of, any covenant;

    - the occurrence of any cross-default and cross-acceleration;

    - the imposition of any material judgments

    - the occurrence of changes of control;

    - the occurrence of certain events involving bankruptcy or insolvency; and

    - the invalidity of any guarantees or security agreements.

OHIO NOTES

    In April 1995, Envirotest issued to the Ohio Air Quality Development Authority $64.38 million original principal amount of its senior secured notes (the "Ohio Notes"), $53.1 million of which were outstanding as of September 30, 1998. Envirotest used the proceeds of the Ohio Notes to finance the development of the vehicle emission test stations it operates in Ohio. The Ohio Notes are secured by Envirotest's interest in such stations and the assets related to such stations. These Ohio assets include, without limitation, the land, buildings and equipment used at such stations; and the gross revenues of such stations.


    The Ohio Notes are currently supported by a letter of credit issued under the Company's senior secured credit facility. The Ohio Notes in turn secure the Ohio Air Authority's Air Quality Revenue Bonds, Series 1995 which were sold to investors in a private placement. Such bonds have the same economic terms as the Ohio Notes.



    The final maturity date of the Ohio Notes is December 31, 2005. Principal of the Ohio Notes is repayable in sinking-fund installments on the first day of each month. The monthly installment is $440,000 for September 1998 and is scheduled to increase to $800,000 by the final maturity date. In addition, principal on the Ohio Notes is subject to mandatory prepayment in the event the relevant Ohio vehicle emissions testing program is terminated by law or discontinued and Envirotest receives compensation from the State of Ohio for such termination or discontinuation. Voluntary repayments of the Ohio Notes are permitted subject to the payment of a yield maintenance premium.


    Interest on the Ohio Notes accrues at a per annum rate of 8.10%, and is payable on each monthly principal repayment installment date.

    The Ohio Notes contain covenants and events of default that are customary for transactions of this type, including limitations on consolidations, mergers and other fundamental changes involving Envirotest and limitations on further liens on the collateral securing the Ohio Notes.


ENVIRONMENTAL SYSTEMS PRODUCTS, INC. SENIOR DISCOUNT NOTES



    On October 16, 1998, Environmental Systems Products, Inc. issued $207.0 million aggregate principal amount of its 15% Senior Discount Notes due 2009. These senior discount notes are unsecured senior obligations of Environmental Systems Products, Inc. and will mature on October 31, 2009. These senior discount notes bear interest at a rate of 15% per year. Interest on these senior discount notes will accrue and be payable semiannually on April 30 and October 31 of each year beginning on the date of issuance, but will not be payable in cash prior to April 30, 2004. Interest on these senior discount notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance.

    Environmental Systems Products, Inc. may redeem these senior discount notes, in whole or in part, at any time or on various occasions upon not less than thirty nor more than 60 days' notice to holders of these senior discount notes. The redemption price of these senior discount notes is equal to the percentages of the principal amount of these senior discount notes set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning October 31 of the years indicated below (or, in the case of 1998, commencing on the date of issuance).


YEAR                                                                          REDEMPTION PRICE
----------------------------------------------------------------------------  ----------------
1998........................................................................        115.000%
1999........................................................................        113.500%
2000........................................................................        112.000%
2001........................................................................        110.500%
2002........................................................................        109.000%
2003........................................................................        107.500%
2004........................................................................        106.000%
2005........................................................................        104.500%
2006........................................................................        103.000%
2007........................................................................        101.500%
2008 and thereafter.........................................................        100.000%


    Upon the occurrence of certain change of control situations, Environmental Systems Products, Inc. is required to repurchase all or any part of such holder's senior discount notes at a purchase price in cash equal to 101% of the principal amount of the senior discount notes plus accrued and unpaid interest, if any, to the date of purchase. This requirement is subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.



    The indenture governing Environmental Systems Products, Inc. senior discount notes imposes certain affirmative covenants and other requirements on Environmental Systems Products, Inc. and us and also contains certain negative covenants that include, among other things, limitations on:



    - the amount of indebtedness Environmental Systems Products, Inc. and its restricted subsidiaries may incur;



    - certain payments Environmental Systems Products, Inc. and its restricted subsidiaries may make;


    - restrictions on distributions from restricted subsidiaries;


    - sales of assets by Environmental Systems Products, Inc. and its restricted subsidiaries;


    - affiliate transactions;

    - investments;


    - Environmental Systems Products, Inc.'s ability to merge or consolidate or transfer all or substantially all of its assets; and



    - certain acquisitions by Environmental Systems Products, Inc. and its restricted subsidiaries.



    This indenture also contains customary events of defaults, including default in any payment of principal and interest on any senior discount notes when due. If an event of default occurs and is continuing, the holders of a majority in principal amount of the outstanding senior discount notes by notice to Environmental Systems Products, Inc. may declare the principal and accrued and unpaid interest on all of the then outstanding senior discount notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately.

                            DESCRIPTION OF THE NOTES

    You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Environmental Systems Products Holdings Inc. and not to any of its subsidiaries.


    The Company issued the notes under an indenture, dated as of October 16, 1998 (the "Indenture"), between the Company, the Subsidiary Guarantors and United States Trust Company of Texas, N.A., as Trustee (the "Trustee").



    The following is a summary of the material provisions of the Indenture and the notes; a copy of such Indenture and the form of notes is available upon request to the Company. The following summary of the material provisions of the Indenture and the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the notes, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act.



    Principal of, premium, if any, and interest on the notes is payable, and the notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at 114 West 47(th) Street, New York, New York 10036), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the Holders as such address appears in the note register.



    The notes are issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. See "Book-Entry; Delivery and Form". No service charge shall be made for any registration or exchange of notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.


BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

    THE NOTES:

    - are unsecured senior subordinated obligations of the Company;

    - are subordinated in right of payment to all Senior Indebtedness of the Company;

    - rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company;

    - are senior in right of payment to any future Subordinated Obligations of the Company; and

    - are unconditionally guaranteed by the Subsidiary Guarantors.

    THE GUARANTEES:

    - are issued by the following Subsidiary Guarantors:


Environmental Systems Testing, Inc.    Envirotest Illinois, Inc.
Envirotest Systems Corp. (DE)          Envirotest Wisconsin, Inc.
Envirotest Systems Corp. (WA)          ES Funding Corporation
Envirotest Holdings, Inc.              Remote Sensing Technologies, Inc.
Envirotest Technologies, Inc.          Newmall Limited
Envirotest Acquisitions Co.            Wellman Overseas Limited
Envirotest Partners                    Wellman North America, Inc.


    - are senior subordinated obligations of each Subsidiary Guarantor;

    - are subordinated in right of payment to all Senior Indebtedness of each Subsidiary Guarantor;

    - rank PARI PASSU with all other Senior Subordinated Indebtedness of each Subsidiary Guarantor; and

    - are senior in right of payment to all other Subordinated Obligations of each Subsidiary Guarantor.

TERMS OF THE NOTES


    The notes are unsecured senior subordinated obligations of the Company, limited to $100 million aggregate principal amount, and mature on October 31, 2008. The notes are subordinate in right of payment to certain other debt obligations of the Company. The notes bear interest at the rate per annum shown on the cover page hereof from October 16, 1998, or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on April 15 and October 15 immediately preceding the interest payment date on April 30 and October 31 of each year, commencing April 30, 1999. For U.S. federal income tax purposes, however, the "issue price" of the notes is less than the aggregate principal amount to the extent of the fair market value of the Shares acquired in connection with the purchase of the notes. To the extent of such difference, "original issue discount" ("OID") will be recognized by a Holder during such Holder's ownership of the notes. See "Certain United States Federal Income Tax Considerations" for a discussion regarding the taxation of such OID. The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest on the notes is computed on the basis of a 360-day year of twelve 30-day months.


OPTIONAL REDEMPTION


    At any time prior to October 31, 2001, the Company may redeem in the aggregate up to 35% of the original principal amount of the notes with the Net Cash Proceeds of one or more Public Equity Offerings, at a redemption price of 113% of the principal amount thereof plus accrued interest to the redemption date; PROVIDED, HOWEVER, that at least 65% of the aggregate principal amount of the notes originally outstanding must remain outstanding after each such redemption.



    Except as set forth in the preceding paragraph, the notes are not redeemable at the option of the Company prior to October 31, 2003. After October 31, 2003, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on October 31 of the years set forth below:


                                                                                   REDEMPTION
PERIOD                                                                                PRICE
---------------------------------------------------------------------------------  -----------
2003.............................................................................     106.500%
2004.............................................................................     104.333%
2005.............................................................................     102.167%
2006 and thereafter..............................................................     100.000%


    In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a securities exchange, by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no note of $1,000 in original principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note.



    The notes do not have the benefit of a sinking fund.


SUBSIDIARY GUARANTEES


    The Subsidiary Guarantors unconditionally guarantee, jointly and severally, on a senior subordinated basis, the obligations of the Company pursuant to the notes, including the repurchase obligation resulting from a Change of Control. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee is limited as necessary to that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Transfer Considerations".


    A Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "--Certain Covenants--Merger and Consolidation"; PROVIDED, HOWEVER, that if such other Person is not the Company or another Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its Subsidiary Guarantee must be expressly assumed by such other Person. However, upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company) permitted by the Indenture (including pursuant to the exercise of remedies in respect of any Lien on the capital stock of a Subsidiary Guarantor, which Lien secures outstanding Bank Indebtedness), such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guarantee.

SUBORDINATION


    The payment of principal, premium and interest, if any, on the notes is contractually subordinated to the prior payment in full of all Senior Indebtedness of the Company.



    The obligations of a Subsidiary Guarantor under its Subsidiary Guarantee is a senior subordinated obligation of such Subsidiary Guarantor. As such, the rights of Holders of the notes to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guarantee is contractually subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described herein with respect to the Company's obligations under the notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.



    Indebtedness of the Company and the Subsidiary Guarantors that constitutes Senior Indebtedness ranks senior to the notes and the relevant Subsidiary Guarantee in accordance with the provisions of the Indenture. The notes and the Subsidiary Guarantees in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company and the Subsidiary Guarantors, respectively, and rank senior to all other Subordinated Obligations of the Company and the Subsidiary Guarantors, respectively. See "--Subsidiary Guarantees", "Risk Factors--Subordinated Ranking of Notes" and "Risk Factors--Fraudulent Transfer Considerations".


    As of September 30, 1998, after giving pro forma effect to the acquisition of Envirotest and the related transactions:


(1) the Senior Indebtedness of the Company and the Subsidiary Guarantors, to which the notes and the Subsidiary Guarantees are subordinated, would have been approximately $438.1 million, consisting principally of approximately $385.0 million of Indebtedness Incurred under the Senior Secured Credit Facility and $53.1 million of Indebtedness Incurred under the Ohio Notes; and

(2) there would have been no Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors ranking PARI PASSU with the notes or the Subsidiary Guarantees, or any Subordinated Obligations ranking junior to the notes or the Subsidiary Guarantees.



    In addition, claims of creditors of the Company's Subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such Subsidiaries, and claims of preferred stockholders, if any, of such Subsidiaries, generally have priority with respect to the assets and earnings of such Subsidiaries over the claims of the creditors of the Company, including the Holders of the notes, even if such obligations do not constitute Senior Indebtedness. The notes therefore are effectively subordinated to existing and future liabilities of Subsidiaries of the Company, except to the extent that the Subsidiary Guarantees may be enforceable by Holders of the notes against the Subsidiary Guarantors.


    Each of the Company and the Subsidiary Guarantors will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is, among other things, Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured.


    The Company may not make any payment in respect of the notes if:


(1) a payment default on Senior Indebtedness occurs and is continuing beyond any applicable grace period; or


(2) any other default on any Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash. However, the Company may pay the notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Senior Indebtedness.



    During the continuance of any default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or upon notice or the expiration of any applicable grace periods, the Company may not pay the notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. Payments on the notes may and shall be resumed if such Payment Blockage Period is terminated:


(1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is no longer continuing (solely as evidenced by written notice to the Trustee by the Representative of such Designated Senior Indebtedness which notice shall be promptly delivered); or

(3) because such Designated Senior Indebtedness has been repaid in full in cash.


    Unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the notes after the end of such Payment Blockage Period.


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
    No more than one Payment Blockage Period may be commenced in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.


    During the continuance of, or upon any payment or distribution of the assets of either the Company or any Subsidiary Guarantor upon, a total or partial liquidation or dissolution or reorganization of or similar proceeding, or any bankruptcy, insolvency, receivership or similar proceedings, relating to either the Company or any Subsidiary Guarantor or its property or an assignment for the benefit of creditors or marshalling of assets and liabilities of the Company or any Subsidiary Guarantor, the holders of Senior Indebtedness will be entitled to receive payment in full of such Senior Indebtedness before the Holders of the notes are entitled to receive any payment, and until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Holders of the notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a payment or distribution is made to Holders of the notes that, due to the subordination provisions, should not have been made to them, such Holders of the notes are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.



    If payment of the notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration.



    By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Holders of the notes, and creditors of the Company or such Subsidiary Guarantor who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the notes.



    The terms of the subordination provisions described above do apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the notes pursuant to the provisions described under "--Defeasance".



    No provision contained in the Indenture, the notes or the Subsidiary Guarantees affects the obligation of the Company and the Subsidiary Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the notes. The subordination provisions of the Indenture the notes and the Subsidiary Guarantees does not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the notes or the Subsidiary Guarantees.


CHANGE OF CONTROL


    Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or, at each Holder's option, any part of such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Within 20 days following any Change of Control, the Company shall mail a notice to the Trustee and to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control payment date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.


    The Change of Control repurchase feature is a result of negotiations between the Company and the purchasers of the notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenant described under "--Certain Covenants--Limitation on Indebtedness". Such restrictions can be waived only with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.



    If a Change of Control offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the notes that might be delivered by Holders seeking to accept the Change of Control offer. The failure of the Company to make or consummate the Change of Control offer or pay the purchase price when due will give the Trustee and the Holders the rights described under "--Events of Default".



    The existence of a Holder's right to require the Company to offer to repurchase such Holder's notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.



    The Senior Secured Credit Facility prohibits the Company from purchasing any notes prior to its expiration, and also provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited by the terms of any Indebtedness from purchasing notes, the Company may seek the consent of its lenders thereunder to the purchase of notes or may attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain contractually prohibited from purchasing notes. In such case, the Company's failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Secured Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of notes.



    Future Indebtedness of the Company may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such Indebtedness to be repaid or repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases of notes. The provisions under the Indenture relating to the Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of each Holder of notes at the time outstanding.

CERTAIN COVENANTS

    The Indenture contains covenants including, among others, the following:

    LIMITATION ON INDEBTEDNESS.

    (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness (including Acquired Indebtedness); PROVIDED, HOWEVER, that the Company or any Subsidiary Guarantor shall be permitted to Incur such Indebtedness if, on the date of such Incurrence, and after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing or would occur and the Consolidated Cash Flow Coverage Ratio at the date of such Incurrence exceeds
2.10 to 1.0 if such Indebtedness is Incurred prior to October 31, 1999, and 2.35 to 1 if such Indebtedness is Incurred thereafter.

    (b) So long as no Default shall have occurred and be continuing or would be caused thereby, paragraph (a) of this covenant will not prohibit the incurrence of any of the following items of Indebtedness:

(1) Indebtedness Incurred pursuant to the Senior Secured Credit Facility not to exceed $435 million in aggregate principal amount outstanding at any time, less the aggregate amount of all mandatory payments applied to permanently reduce the commitments with respect to such Indebtedness, including but not limited to reductions pursuant to the first paragraph of the covenant described under the caption "--Limitation on Sale of Assets and Subsidiary Stock";


(2) Indebtedness of the Company to a Restricted Subsidiary; PROVIDED that any such Indebtedness is subordinated in right of payment to the notes; PROVIDED, FURTHER, that any subsequent issuance, sale, transfer or other disposition of any Capital Stock (including by consolidation or merger) or other event (including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary under the covenant described under the caption "--Limitation on Designations of Unrestricted Subsidiaries") which results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer or other disposition of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness by the issuer thereof at the time of any such issuance, sale, transfer or other disposition, as the case may be;


(3) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; PROVIDED that (x) if a Subsidiary Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; and (y) if a Restricted Subsidiary that is not a Subsidiary Guarantor Incurs such Indebtedness to the Company or a Restricted Subsidiary that is a Subsidiary Guarantor, the Incurrence of such Indebtedness constitutes a Restricted Investment for the purposes of the covenant described under the caption "--Limitation on Restricted Payments"; PROVIDED, FURTHER, that any subsequent issuance, sale, transfer or other disposition of any Capital Stock (including by consolidation or merger) of any Restricted Subsidiary to which such Indebtedness is owed or any other event (including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary under the covenant described under the caption "--Limitation on Designations of Unrestricted Subsidiaries") which results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer or other disposition of any such Indebtedness (except to the Company or another Restricted Subsidiary that is a Subsidiary Guarantor) shall be deemed, in each case, to be an Incurrence of such Indebtedness by the issuer thereof at the time of any such issuance, sale, transfer or other disposition, as the case may be;

(4) the Notes and the Subsidiary Guarantees;

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
(5) Indebtedness (other than Indebtedness described in clause (1), (2), (3) or
    (4) above) outstanding on the Issue Date;

(6) any Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) of this covenant or pursuant to clause (4) or (5) of this paragraph (b) or this clause (6);

(7) obligations of the Company or any Restricted Subsidiary pursuant to (A) Interest Rate Protection Agreements designed to protect the Company or such Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or such Restricted Subsidiary that is permitted by the terms of the Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate, (B) Currency Agreement Obligations in respect of foreign exchange exposures Incurred by the Company or any Restricted Subsidiary in the ordinary course of its business and (C) commodity agreements of the Company or any Restricted Subsidiary to the extent entered into in the ordinary course of business to protect the Company or such Restricted Subsidiary from fluctuations in the prices of raw materials used in its business;

(8) Indebtedness of the Company or any Restricted Subsidiary consisting of obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by the Company or such Restricted Subsidiary permitted under the Indenture;

(9) Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction), in each case Incurred in connection with a Related Business, and any Refinancing Indebtedness in respect thereof in an aggregate principal amount not exceeding $10.0 million at any time outstanding;

(10) Attributable Debt in connection with Sale/Leaseback Transactions in an aggregate principal amount not exceeding $10.0 million at any time outstanding;

(11) PROVIDED, that the Company would be able to Incur $1.00 of Indebtedness pursuant to paragraph (a) of this covenant, Indebtedness Incurred by one or more SPCs in an aggregate principal amount not exceeding $30.0 million at any one time outstanding;

(12) Indebtedness in an amount not to exceed $4.5 million issued in connection with the Investment permitted pursuant to clause (12) of the definition of "Permitted Investment"; and

(13) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries then outstanding (other than Indebtedness Incurred pursuant to clauses (1) through (12) of this Section or paragraph (a)), does not exceed $10.0 million.


    (c) Notwithstanding that such Indebtedness is permitted to be incurred pursuant to paragraphs (a) and (b) above, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the notes or the relevant Subsidiary Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.


    (d) For purposes of determining compliance with the covenant entitled "--Limitation on Indebtedness" in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (a) or (b) above, the Company, in its sole discretion at the time of the Incurrence of such Indebtedness, will classify such item of Indebtedness, and, except as specifically stated otherwise, will only be required to include the amount of such Indebtedness, in one of the above clauses, and such item of Indebtedness may be divided and classified among more than one of such types.

    (e) For purposes of determining amounts of Indebtedness outstanding under the covenant entitled "--Limitation on Indebtedness" and for the purpose of avoiding duplication only, Indebtedness resulting from security interests granted with respect to Indebtedness otherwise included in the determination of Indebtedness, and Guarantees (and security interests with respect thereof) of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of Indebtedness shall not be included in the determination of Indebtedness.

    (f) Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any subsidiary or other person as a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary of the Company or merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

    LIMITATION ON LIENS SECURING SUBORDINATED INDEBTEDNESS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) upon any of their respective assets or properties now owned or acquired after the date of the Indenture or any income or profits therefrom securing:


(1) any Indebtedness of the Company or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be, unless the notes or the relevant Subsidiary Guarantee, as the case may be, are equally and ratably secured for so long as such Indebtedness is so secured; PROVIDED that, if such Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or a Restricted Subsidiary is expressly subordinate or junior to the notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing such subordinated or junior Indebtedness shall be subordinate and junior to the Lien securing the notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the notes or the relevant Subsidiary Guarantee, as the case may be; or



(2) any assumption, Guarantee or other liability of the Company or such Restricted Subsidiary in respect of any Indebtedness of the Company or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary, unless the notes or the relevant Subsidiary Guarantee, as the case may be, are equally and ratably secured for so long as such assumption, guaranty or other liability is so secured; PROVIDED that, if such subordinated Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or a Restricted Subsidiary is expressly by its terms subordinate or junior to the notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing the assumption, Guarantee or other liability of such Subsidiary shall be subordinate and junior to the Lien securing the notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the notes or the relevant Subsidiary Guarantee, as the case may be.



    LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS. The Company will not, and will not permit any Restricted Subsidiary to, create, Incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or any such Restricted Subsidiary, unless such Indebtedness is also PARI PASSU with, or subordinate in right of payment to, the notes, or the relevant Subsidiary Guarantee, as the case may be.

    LIMITATION ON RESTRICTED PAYMENTS.

    (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

    (A) declare or pay any dividend or make any distribution on or in respect of, or to the direct or indirect holders of, the Capital Stock of EnviroSystems, the Company, any Restricted Subsidiary or any other Affiliate of the Company in their capacities as such except dividends or distributions payable solely in its respective Capital Stock (other than Disqualified Stock or, except in the case of the Company, Preferred Stock) or in options, warrants or other rights to purchase its respective Capital Stock (other than Disqualified Stock or, except in the case of the Company, Preferred Stock) and except dividends or distributions payable to the Company or a Restricted Subsidiary;

    (B) purchase, redeem or otherwise acquire or retire for value any Capital Stock of EnviroSystems, the Company, any Restricted Subsidiary or any other Affiliate of the Company to the extent such Capital Stock is held by Persons other than the Company or any Wholly Owned Subsidiary that is a Subsidiary Guarantor,

    (C) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or;

    (D) make any Restricted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment").

        if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom); or

(2) the Company would not be permitted to Incur an additional $1.00 of Indebtedness pursuant to clause (a) of the covenant described under the caption "--Limitation on Indebtedness" after giving pro forma effect to such Restricted Payment; or


(3) the aggregate amount of such Restricted Payment (other than Restricted Payments made on or about the Issue Date in connection with the acquisition by the Company of Envirotest Systems Corp. and the transactions related thereto) and all other Restricted Payments since the beginning of the fiscal quarter during which the notes were originally issued would exceed the sum of:



    (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the notes were originally issued to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); and


    (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or from Capital Contributions subsequent to the Issue Date (other than an issuance or sale (q) to a Restricted Subsidiary, an employee stock ownership plan or similar trust for the benefit of employees or (r) with respect to which the purchase price thereof is financed directly or indirectly using funds (x) borrowed from the Company or a Restricted Subsidiary unless and until such borrowing is repaid in full or (y) contributed, extended, Guaranteed or advanced by the Company or a Restricted Subsidiary) to the extent such proceeds or Capital Contributions are not used to redeem, repurchase, retire, defease or otherwise acquire Capital Stock or any Indebtedness of the Company or such Restricted Subsidiary.

    (b) The provisions of clauses (2) and (3) of paragraph (a) of this covenant shall not prohibit the following Restricted Payments:

(1) any purchase or redemption of Capital Stock of the Company or any Restricted Subsidiary or Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale or issuance of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust for the benefit of employees); PROVIDED, HOWEVER, that the Net Cash Proceeds from such sale and such purchases shall be excluded from the calculation in clause (3) of paragraph (a) of this covenant;

(2) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with the provisions of the Indenture; PROVIDED, HOWEVER, that, such dividend shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph (a) of this covenant;

(3) dividends and distributions made by a Restricted Subsidiary to stockholders other than the Company or another Restricted Subsidiary on no more than a PRO RATA basis, measured by value;

(4) any purchase or redemption of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness of the Company or any Subsidiary Guarantor that is permitted to be incurred pursuant to paragraph (b) of the covenant described under the caption "--Limitation on Indebtedness";

(5) the repurchase of shares of, or options to purchase shares of, Capital Stock of EnviroSystems or the Company or any of its Subsidiaries from employees, former employees, directors or former directors of EnviroSystems or the Company or any of their respective Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the board of directors of EnviroSystems or Board of Directors, as the case may be, under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases shall not exceed $1.5 million per year or $5.0 million in the aggregate on or after the Issue Date; PROVIDED, FURTHER, that such repurchases shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph (a) of this covenant;

(6) payments to EnviroSystems (x) in an amount sufficient to enable EnviroSystems to pay necessary operating expenses and other reasonable administrative expenses and (y) to enable EnviroSystems to pay foreign, federal, state or local tax liabilities, not to exceed the amount of any tax liabilities that would otherwise be payable by the Company and its Subsidiaries to the appropriate taxing authorities if they filed separate tax returns to the extent that EnviroSystems has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company and its Subsidiaries; PROVIDED that any such payment shall either be used by EnviroSystems to pay such tax liabilities within 30 days of receipt of such payment or refunded to the payee; PROVIDED, FURTHER, that such payments shall be excluded from the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph (a) of this covenant; and

(7) payments to EnviroSystems (i) to enable EnviroSystems to make purchases of Senior Discount Notes with the Net Cash Proceeds of an Asset Disposition required to be made pursuant to the indenture governing the Senior Discount Notes and permitted under the covenant described under the caption "--Limitation on Sales of Assets and Subsidiary Stock" or (ii) from and after April 30, 2004, to enable EnviroSystems to make required interest payments on the Senior Discount Notes; PROVIDED, in each case, that at the time and immediately following such payment, no Default or

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    Event of Default shall have occurred and be continuing; PROVIDED FURTHER, that such payments shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph (a) of this covenant.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits to the Company or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or a Restricted Subsidiary;

(2) make any loans or advances to the Company or any other Restricted Subsidiary; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) the Indenture, the Senior Secured Credit Facility, or the indenture governing the Senior Discount Notes, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; PROVIDED, HOWEVER, that any such amendments, restatements, renewals, replacements or refinancings to or under the Senior Secured Credit Facility or the indenture governing the Senior Discount Notes are not materially more restrictive, when taken as a whole, with respect to such dividend and other payment restrictions, to the Company or any Restricted Subsidiary than those contained in the Senior Secured Credit Facility or such indenture, as the case may be, (or, if more restrictive, than those contained in the Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing;

(2) the indenture relating to any Public Debt issued after the date hereof, which encumbrances or restrictions are not materially more restrictive, when taken as a whole, with respect to such dividend and other payment restrictions, to the Company or any Restricted Subsidiary than those contained in the Indenture;

(3) applicable law;

(4) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition or in violation of the covenants described above under the caption "--Limitation on Indebtedness"); PROVIDED, HOWEVER, that (A) such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, and (B) the consolidated net income of such Acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture;

(5) customary non-assignment provisions in leases or other agreements entered into the ordinary course of business;

(6) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired;

(7) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; PROVIDED, HOWEVER, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted pursuant to the covenant described under the caption "--Limitation on Sales of Assets and Subsidiary Stock"; PROVIDED, FURTHER, HOWEVER, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 180 days after such execution and delivery;

(8) Refinancing Indebtedness permitted under the Indenture; PROVIDED, HOWEVER, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

(9) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business; or

(10) Liens permitted under the Indenture.

    LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

    (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1) (x) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and (y) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents, PROVIDED, HOWEVER, that the requirement set forth in (x) above shall not apply to any Asset Disposition to any governmental authority as may be required, from time to time, by such governmental authority; and

(2) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

    (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness or other Obligations under the Senior Secured Credit Facility or, if the Asset Disposition was made by a Restricted Subsidiary that is not a Subsidiary Guarantor, of any Restricted Subsidiary within 360 days of the Company's or such Restricted Subsidiary's receipt of Net Available Cash from such Asset Disposition;

    (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election, to the investment by the Company or any Subsidiary Guarantor or, if the Asset Disposition was made by a Restricted Subsidiary that is not a Subsidiary Guarantor, any Restricted Subsidiary, in (1) assets of the Company, such Subsidiary Guarantor or, if the Asset Disposition was made by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Restricted Subsidiary (other than Indebtedness or Capital Stock) to replace the assets that were the subject of such Asset Disposition or (2) assets (other than inventory or other current assets or Indebtedness or Capital Stock) of the Company, any Subsidiary Guarantor or, if the Asset Disposition was made by a Restricted Subsidiary that is not a Subsidiary Guarantor, any Restricted Subsidiary that (as determined in good faith by the Board of Directors) are related to the business of the Company and the Wholly Owned Subsidiaries existing on the Issue Date or which are used in a Related Business, in each case within 360 days from the date of the Company's or such Restricted Subsidiary's receipt of Net Available Cash from such Asset Disposition;


    (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make a PRO RATA offer to purchase notes at par (and, to the extent required by the instrument governing such Indebtedness, any other Senior Subordinated Indebtedness designated by the Company, at a price no greater than par or accreted value, whichever is less) plus accrued and unpaid interest; and

    (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), in any manner that does not violate the Indenture; PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Subsidiary shall permanently retire such Indebtedness and cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions of this clause (a), the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with clause (a)(2)(C) above except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with clauses (a)(2)(A) and (B) above exceeds $10.0 million. Pending application of Net Available Cash pursuant to this clause (a), such Net Available Cash shall be used to temporarily reduce Senior Indebtedness or invested in Cash Equivalents.


    For the purposes of this covenant, the following is deemed to be cash or Cash Equivalents: the express assumption of Indebtedness (other than any Indebtedness that is by its terms subordinated to the notes) of the Company or any Restricted Subsidiary, but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities.



    (b) In the event of an Asset Disposition that requires the purchase of the notes (and other Senior Subordinated Indebtedness) pursuant to clause (a)(2)(C) above, the Company will be required to purchase notes tendered pursuant to an offer by the Company for the notes (and, to the extent required, other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount or the accreted value thereof, whichever is less, (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness such lesser price, if any, as may be provided for by the terms of such other Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture which shall include, among other things, that the offer shall remain open for 20 Business Days following commencement. If the aggregate purchase price of notes (and, to the extent required, any other Senior Subordinated Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with clause (a)(2)(D) above.



    (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.



    (d) The Senior Secured Credit Facility requires the Company to repay all of its obligations under the Senior Secured Credit Facility prior to repurchasing notes as a result of an Asset Disposition. In order to repurchase notes pursuant to clauses (a) and (b) above prior to repaying its obligations under the Senior Secured Credit Facility, the Company would have to obtain the consent of the lenders under the Senior Secured Credit Facility. If the Company does not obtain such a consent or repay its obligations under the Senior Secured Credit Facility, the Company will be contractually prohibited from repurchasing the notes. In such case, the Company's failure to repurchase the notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Secured Credit Facility.

    LIMITATION ON AFFILIATE TRANSACTIONS.

    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease, transfer or other disposition or exchange of any asset or property or the rendering of any service) with any Affiliate of the Company (other than the Company or any Wholly Owned Subsidiary of the Company or any employee stock ownership plan or similar trust for the benefit of the Company's or a Restricted Subsidiary's employees) unless:

(1) the terms of such business, transaction or series of transactions are no less favorable to the Company or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arms' length dealings with an unrelated third Person; and

(2) the Company delivers to the Trustee:

    (A) with respect to any transaction involving an aggregate amount in excess of $5.0 million, a resolution of the Board of Directors certifying that a majority of the disinterested members of such Board have determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (1) above and have approved the transaction; and

    (B) with respect to any transaction involving an amount in excess of $10.0 million, the Board resolution set forth in (2)(A) above, as well as an opinion as to the fairness from a financial point of view to the Company or its Restricted Subsidiary, as the case may be, issued by a nationally recognized independent investment banking firm, accounting firm or appraisal firm with experience in evaluating the terms and conditions of the type of business or transaction.

    The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any Restricted Payment permitted to be made pursuant to the covenant described under the caption "--Limitation on Restricted Payments", or any payment or transaction specifically excepted from the definition of Restricted Payment;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans entered into in the ordinary course of business and approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or by a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary;

(3) the grant of stock options or similar rights to employees and directors pursuant to plans approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or by a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary;

(4) loans or advances to officers, directors or employees in the ordinary course of business which, except with respect to ordinary travel expenses and advances, have been approved by the Board of Directors;


(5) the payment of reasonable fees to directors of EnviroSystems, the Company and the Subsidiaries who are not employees of Environmental Systems Products, Inc., the Company or the Subsidiaries for rendering of services (including attending meetings of the board of directors) as a director;


(6) any Affiliate transaction between the Company and a Subsidiary Guarantor, between Subsidiary Guarantors, or between Restricted Subsidiaries which are each not Subsidiary Guarantors;

(7) indemnification or insurance provided to officers or directors of EnviroSystems, the Company or any Subsidiary of the Company approved in good faith by the Board of Directors;

(8) payment of compensation and benefits to directors, officers and employees of the Company and Subsidiaries of the Company approved in good faith by the Board of Directors;


(9) payment of a management or similar fee by Environmental Systems Products, Inc., the Company or any Restricted Subsidiary to Alchemy Partners (or a Person designated by Alchemy Partners) in an amount, together with all other such payments made by the Company and Restricted Subsidiaries, not to exceed $1.0 million per year (or the equivalent thereof in another currency) plus reasonable out of pocket expenses;



(10) loans made to officers of the Company or its Subsidiaries in an aggregate amount not to exceed $4.5 million outstanding at any time solely for the purpose of reimbursing such officers for the amount of income taxes payable by such officers in connection with shares of Capital Stock of Environmental Systems Products, Inc. issued to such officers, which shares are pledged to the Company or the Subsidiary making such loans; and


(11) the Permitted Investment contemplated by clause (12) of the definition of "Permitted Investment".

    MERGER AND CONSOLIDATION. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets (computed on a consolidated basis) to, any Person or group of affiliated Persons, unless:


(1) the resulting, surviving or transferee Person shall be the Company or, if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the "Successor Company"), and such Successor Company shall expressly assume, by an indenture supplemental to the Indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, all the obligations of the Company under the notes and the Indenture (and the Subsidiary Guarantees shall be confirmed as applying to such Person's obligations);


(2) at the time of and immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction) the resulting, surviving or transferee Person would be able to Incur at least $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under the caption "--Limitation on Indebtedness"; and

(4) the Company shall have delivered to the Trustee an Officers' Certificate and if a supplemental indenture is required, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.


    The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor company, in the case of a sale, assignment conveyance, transfer or other disposition (but not in the case of a lease), shall be released from the obligation to pay the principal of and interest on the notes.

    Notwithstanding the foregoing, the consolidation or merger of the Company with, or the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its property or assets to, one or more Subsidiaries of the Company shall not relieve the Company from its obligations under the notes and the Indenture.


    For purposes of the foregoing, the transfer (by sale, assignment, conveyance, transfer, lease or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless:

(1) the resulting, surviving or transferee Person shall be the Company or a Subsidiary Guarantor or, if not the Company or such a Subsidiary Guarantor, shall be a corporation organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Subsidiary Guarantee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Company would be able to Incur at least $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under the caption "--Limitation on Indebtedness"; and (iv) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Subsidiary Guarantee, if any, complies with the Indenture. The provisions of clauses (1), (2) and (3) above shall not apply to any one or more transactions which constitute an (a) Asset Disposition if the Company has complied with the applicable provisions of the covenant described under the caption "--Limitation on Sales of Assets and Subsidiary Stock" above or
    (b) the grant of any Lien on the assets of a Restricted Subsidiary to secure outstanding Indebtedness under the Senior Secured Credit Facility, which Lien is permitted by the terms of the Indenture, or any conveyance or transfer of such assets resulting from an exercise of remedies in respect of any such Lien.

    Notwithstanding the foregoing but subject to the terms of the first and fifth paragraphs of this "Merger and Consolidation" section, as applicable, the Company may merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to, any Subsidiary Guarantor, and a Subsidiary Guarantor may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any other Subsidiary Guarantor.

    The phrase "all or substantially all" of the assets of the Company or a Subsidiary Guarantor will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company or a Subsidiary Guarantor has occurred.

    FUTURE SUBSIDIARY GUARANTORS. If the Company or any of the Subsidiary Guarantors (other than SPCs) acquires or creates another Restricted Subsidiary after the date of the Indenture:

(1) that is organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) more than 65% of the Capital Stock of which is pledged to a United States lender; or

(3) that Guarantees any Indebtedness owed to a United States lender, on and after the date of the Indenture (if not then a Subsidiary Guarantor),


   then that newly acquired or created Restricted Subsidiary must execute and deliver an indenture supplemental to the Indenture and thereby become a Subsidiary Guarantor which shall be bound by the Subsidiary Guarantee of the notes in the form set forth in the Indenture (without such future Subsidiary Guarantor being required to execute and deliver the Subsidiary Guarantee endorsed on the notes).


    In addition, the Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to either:

(1) Guarantee any other Indebtedness of the Company or any Subsidiary Guarantor; or


(2) otherwise become obligated with respect to Indebtedness of the Company or any Subsidiary Guarantor, including but not limited to, Indebtedness Incurred by the Company or a Subsidiary Guarantor under the Senior Secured Credit Facility, unless such Restricted Subsidiary simultaneously executes a supplemental indenture to the Indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee of the payment of the notes shall be subordinated to the Guarantee of such other Indebtedness to the same extent as the notes or the Subsidiary Guarantees, as applicable, are subordinated to such other Indebtedness; PROVIDED, HOWEVER, that such Restricted Subsidiary shall not be required to so Guarantee the payment of the notes to the extent that such other Indebtedness does not exceed $1 million individually or, together with any other Indebtedness of the Company or any Subsidiary Guarantor Guaranteed by such Restricted Subsidiary, $3 million in the aggregate. Such Restricted Subsidiary shall be deemed released from its obligations under the Guarantee of the payment of the notes at any such time that such Restricted Subsidiary is released from all of its obligations under its Guarantee of such other Indebtedness unless such release results from the payment under such Guarantee of other Indebtedness.



    LIMITATION ON ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND THE HOLDING COMPANIES. Environmental Systems Products, Inc. and the Holding Companies shall not, and the Company shall not permit the Holding Companies to, engage in any business other than holding the securities of their respective direct subsidiaries.


    LIMITATION ON LINES OF BUSINESS. Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors, is a Related Business.

    LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES. The Company may designate any Subsidiary of the Company (other than a Subsidiary Guarantor) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) either (x) the assets of such Subsidiary do not exceed $1,000 or (y) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the fair market value of the Company's Investment in such Subsidiary on such date.

    In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under the caption "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (a) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

    The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture and for all purposes of the Indenture shall be deemed to have been Incurred at such time.

    All Designations and Revocations must be evidenced by resolutions of the Board of Directors delivered to the Trustee certifying compliance with the foregoing provisions.

    Notwithstanding the foregoing, no Subsidiary that is a Subsidiary Guarantor as of the Issue Date shall be permitted to become an Unrestricted Subsidiary.


    SEC REPORTS. Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding beginning with the year ended December 31, 1998, the Company will furnish to the Trustee and all Holders of notes:


(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, as applicable, if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and


(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations; PROVIDED that the foregoing shall not require the Company to furnish separate financial results of its Subsidiaries. In addition, the Company will make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any notes remain outstanding, it will furnish to the Trustee, Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


DEFAULTS

    Each of the following is an Event of Default:


(1) a default in the payment of interest on the notes when due, continued for 30 days (whether or not prohibited by the subordination provisions of the Indenture);



(2) a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not prohibited by the subordination provisions of the Indenture);

(3) the failure by the Company to comply with its obligations in the covenants described above under the captions "--Change of Control", "--Certain Covenants"--Limitations on Sales of Assets and Subsidiary Stock" or "--Merger and Consolidation" above;

(4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under the captions "--Limitation on Indebtedness", "--Limitation on Liens Securing Subordinated Indebtedness", "--Limitation on Other Senior Subordinated Indebtedness", "--Limitation on Restricted Payments", "--Limitation on Restrictions on Distributions from Restricted Subsidiaries", "--Limitation on Affiliate Transactions", "--Future Subsidiary Guarantors", "--Limitation on EnviroSystems and the Holding Companies", "--Limitation on Lines of Business", "--Limitation on Designations of Unrestricted Subsidiaries", or "--SEC Reports";

(5) the failure by the Company to comply for 60 days after notice with its other covenants, obligations, warranties or agreements contained in the Indenture;


(6) Indebtedness of Environmental Systems Products, Inc., the Company or any Subsidiary which is not paid within any applicable grace period after final maturity or which is accelerated by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million and such default shall not have been cured or such acceleration rescinded (the "cross acceleration provision");


(7) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions");

(8) any judgment or decree for the payment of money in excess of $10.0 million is rendered against the Company or any Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

(9) any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guarantee) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.


    However, a default under clause (4) or (5) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.



    If an Event of Default (other than the bankruptcy provisions relating to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately; PROVIDED, HOWEVER, that for so long as the Senior Secured Credit Facility remains in effect, such declaration shall not become effective until the earlier of five Business Days following delivery of notice to the Representative of such creditors of the intention to accelerate the notes or the acceleration of any Indebtedness under the Senior Secured Credit Facility. If an Event of Default relating to the bankruptcy provisions relating to the Company or any Significant Subsidiary occurs and is continuing, the principal of and interest on all the notes will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a note may pursue any remedy with respect to the Indenture or the notes unless:


(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;


(2) Holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;


(3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and


(5) the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.



    Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee reasonably determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.



    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the notes Trustee may withhold notice if and so long as the board of directors, the executive committee or a committee of its trust officers reasonably determines that withholding notice is in the best interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.


AMENDMENTS, SUPPLEMENTS AND WAIVERS


    Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the Holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and, subject to certain exceptions, any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding.



    Without the consent of each Holder of an outstanding note affected thereby, no amendment or supplement may:



(1) reduce the amount of notes whose Holders must consent to an amendment, supplement or waiver;



(2) reduce the rate of or extend the time for payment of interest on any note;



(3) reduce the principal of or extend the Stated Maturity of any note;

(4) alter the provisions with respect to the mandatory redemption of the notes or the redemption of the notes at the option of the Company in a manner adverse to the Holders;



(5) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the notes;



(6) waive a mandatory redemption payment with respect to any note;



(7) make any note payable in money or payable in a place other than that stated in the note;



(8) impair the right of any Holder to receive payment of principal of and interest on such Holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes;


(9) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

(10) make any change to the subordination provisions (including definitions) of the Indenture that would adversely affect the Holders; or

(11) make any change in any Subsidiary Guarantee that would adversely affect the Holders.


    Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated notes in addition to or in place of certificated notes (PROVIDED that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the notes, to secure the notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any Holder of Senior Indebtedness of the Company or any Restricted Subsidiary then outstanding unless the Holders of such Senior Indebtedness (or their Representative) consent to such change.


    The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement.

    After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment or supplement.

TRANSFER


    The registered holder of a note is treated as the owner of it for all purposes. The notes are issued in registered form and are transferable only upon the surrender of the notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.


DEFEASANCE


    The Company at its option at any time may terminate all of its obligations under the notes and the Indenture ("legal defeasance"). In addition, the Company at its option at any time may terminate its obligations under "Change of Control" and under the covenants described under the caption "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation") (and any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes), and the limitations contained in clause (3) of the first paragraph of the covenant described under the caption "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance"). Despite either a legal or covenant defeasance certain obligations, including, but not limited to, those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes shall remain in effect. In the event that a covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "--Defaults" will no longer constitute Events of Default with respect to the notes.



    The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises either its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.



    In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).



    If the funds deposited with the Trustee to effect legal defeasance or covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the notes when due, then the obligations of the Company and the Subsidiary Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.


CONCERNING THE TRUSTEE


    United States Trust Company of Texas, N.A. is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the notes. Such bank may also act as a depositary of funds for, or make loans to and perform other services for, the Company or its Affiliates in the ordinary course of business in the future.



    The Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture. The Trustee may resign at any time or may be removed by the Company. If the Trustee resigns, is removed or becomes incapable of acting as Trustee or if a vacancy occurs in the office of the Trustee for any cause, a successor Trustee shall be appointed in accordance with the provisions of the Indenture.

    If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture. The Indenture also contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims, as security or otherwise.

GOVERNING LAW


    The Indenture, the Guarantees and the notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (the "Acquired Person"):

(1) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; or

(2) assumed in connection with the acquisition of assets from such Person.

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described in "--Limitation on Restricted Payments" and "--Limitation on Affiliate Transactions" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

    "Alchemy" means Alchemy Investment Plan, a group of funds advised by Alchemy Partners, and its Affiliates.

    "Alchemy Partners" means Alchemy Partners, an English partnership.

    "Asset Disposition" means any sale, lease, transfer, conveyance, issuance or other disposition (or series of related sales, leases, transfers, conveyances, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a "disposition") (including by way of a sale-and-leaseback), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (including as a result of a termination of an Emissions Contract).

    Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) a disposition by (a) the Company to a Wholly Owned Subsidiary that is a Subsidiary Guarantor, (b) a Restricted Subsidiary that is a Subsidiary Guarantor to the Company or a Wholly Owned Subsidiary that is a Subsidiary Guarantor or (c) a Restricted Subsidiary that is not a Subsidiary Guarantor to the Company or any Restricted Subsidiary;

(2) a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of the Company and any Restricted Subsidiary and that is disposed of in each case in the ordinary course of business;

(3) the sale of other assets so long as the fair market value of the assets disposed of pursuant to this clause (c) does not exceed $3.0 million in the aggregate in any fiscal year;

(4) for the purposes of the covenant described under "--Certain
    Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "--Limitation on Restricted Payments"; and

(5) the disposition of all or substantially all of the assets of the Company in the manner permitted pursuant to the provisions described under "--Certain Covenants-Merger and Consolidation".

    The term "Asset Disposition" shall include the receipt by the Company or any Restricted Subsidiary of any termination payments, settlement or judgment awards or similar payments in connection with, or as a result of, the termination or cancellation of any Emissions Contract.

    "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination:

(1) if such Sale/Leaseback Transaction is a Capital Lease Obligation, the amount of Indebtedness represented thereby according to the definition of "Capital Lease Obligations"; and

(2) in other instances, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been renewed or extended).

    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by;

(2) the sum of all such payments.

    "Bank Indebtedness" means:

(1) the Indebtedness outstanding or arising under the Senior Secured Credit Facility;

(2) all obligations incurred by or owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under the Senior Secured Credit Facility (including, but not limited to, all interest (including, but not limited to, interest accruing pursuant to the terms of the Senior Secured Credit Facility on or after the filing of any petition in any bankruptcy, reorganization or similar proceeding relating to the Company or any Restricted Subsidiary, whether or not a claim for such is allowed in such proceeding), all fees and expenses of counsel, reimbursement obligations, indemnities and all other charges, fees, expenses and other claims); and

(3) all interest rate agreement obligations arising in connection thereafter with any party to the Senior Secured Credit Facility.

    "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

    "Business Day" means each day which is not a Legal Holiday.

    "Capital Contribution" means a contribution to capital received by the Company from any holder of the Company's Capital Stock whereby the Company receives cash solely in exchange for either no consideration or Capital Stock of the Company other than Disqualified Stock.

    "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

    "Cash Equivalents" means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.;

(4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by (x) any (A) bank organized under the laws of the United States of America or any state thereof or the District of Columbia or (B) commercial banking institution organized and located in a country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $200 million (or the foreign currency equivalent thereof) or (y) any lender under the Senior Secured Credit Facility;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

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
(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

(7) other short-term investments utilized by foreign Restricted Subsidiaries in accordance with normal investment practices for cash management not exceeding $1.0 million in aggregate principal amount outstanding at any time.

    "Cash Flow" for any period means the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period:

(1) income tax expense;

(2) Consolidated Interest Expense;

(3) depreciation expense and amortization expense, provided that consolidated depreciation and amortization expense of a Subsidiary that is not a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary; and

(4) all other non-cash charges (other than any non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period). Notwithstanding clause (4) above, there shall be deducted from Cash Flow in any period any cash expended in such period that funds a non-recurring, non-cash charge accrued or reserved in a prior period which was added back to Cash Flow pursuant to clause (4) in such prior period.

    "Change of Control" means the occurrence of any of the following events:


(1) Prior to the consummation of an Initial Equity Offering, Alchemy ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 40% in the aggregate of the total voting power of the Voting Stock of the Company or Environmental Systems Products, Inc., in each case whether as a result of issuance of securities of the Company or Environmental Systems Products, Inc., any merger, consolidation, liquidation or dissolution of the Company or Environmental Systems Products, Inc., any direct or indirect transfer of securities by the Company or otherwise (for purposes of this clause (1) and clause (2) below, Alchemy shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as Alchemy beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);



(2) Following the first Initial Equity Offering, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Alchemy, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Environmental Systems Products, Inc. (whichever entity has consummated such public offering); PROVIDED, HOWEVER, that Alchemy beneficially owns (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Environmental Systems Products, Inc. than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and Alchemy beneficially owns (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);


(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors or the board of directors of Environmental Systems Products, Inc., as the case may be, (together with any new directors whose election or appointment by the Board of Directors or the board of directors of Environmental Systems Products, Inc., as the case may be, or whose nomination for election by the shareholders of the Company or Environmental Systems Products, Inc., as the case may be, was approved by a vote of 60% of the directors of the Company or Environmental Systems Products, Inc., as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors or the board of directors of EnviroSystems, as the case may be, then in office; or



(4) the merger or consolidation of the Company or Environmental Systems Products, Inc. with or into another Person or the merger of another Person with or into the Company or Environmental Systems Products, Inc., or the sale of all or substantially all the assets of the Company or Environmental Systems Products, Inc. to another Person (other than a Person that is controlled by Alchemy), and, in the case of any such merger or consolidation, the securities of the Company or Environmental Systems Products, Inc. that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company or Environmental Systems Products, Inc. are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.



    The phrase "all or substantially all" of the assets of the Company or Environmental Systems Products, Inc. will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company or Environmental Systems Products, Inc. has occurred.


    "Code" means the Internal Revenue Code of 1986, as amended.

    "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters to (y) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, to the extent relevant to the calculation for any period, Cash Flow and Consolidated Interest Expense shall be calculated using the pro forma consolidated statements of operations of the Company included in the prospectus, which pro forma statements of operations shall give effect to the acquisition of Envirotest and related transactions as if they occurred at the beginning of the relevant period; PROVIDED, FURTHER, HOWEVER, that:

(1) if the Company or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period and on or prior to the relevant date of determination that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio is an issuance of Indebtedness, or both, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

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(2) if since the beginning of such period and on or prior to the relevant date of determination, the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Cash Flow for such period shall be reduced by an amount equal to the Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Cash Flow (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) to the extent not duplicative with (2) above, if since the beginning of such period and on or prior to the relevant date of determination, any Emissions Contract ceased or ceases to be in effect, the Cash Flow for such period shall be reduced by an amount equal to the Cash Flow (if positive) directly attributable to such Emissions Contract for such period, or increased by an amount equal to the Cash Flow (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries with the proceeds of any termination fee or similar payment received by the Company or a Restricted Subsidiary as a result of the cessation of such Emissions Contract;

(4) if since the beginning of such period and on or prior to the relevant date of determination, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets (including Capital Stock of a Subsidiary), including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness and including pro forma cost reductions, in each case as calculated in accordance with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act or any successor provision relating to the preparation of pro forma financial statements (it being understood that all cost reductions set forth in Note
    (3) to the unaudited pro forma consolidated statements included in the prospectus shall be deemed to be calculated on a basis consistent with such requirements)) as if such Investment or acquisition occurred on the first day of such period; and

(5) if since the beginning of such period and on or prior to the relevant date of determination, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment, or any Emissions Contract entered into by such Person shall cease to be in effect, that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by, or if in respect of, the Company or a Restricted Subsidiary during such period, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including pro forma cost reductions, in each case as calculated in accordance with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act or any successor provision relating to the preparation of pro forma financial statements (it being understood that all cost reductions set forth in Note
    (3) to the unaudited pro forma consolidated statements included in the prospectus shall be deemed to be calculated on a basis consistent with such requirements)) as if such Asset Disposition, Investment or cessation of such Emissions Contract occurred on the first day of such period.

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For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to any Indebtedness Incurred pursuant to a revolving credit facility the amount outstanding under such Indebtedness shall be equal to the average of the amount outstanding during the period commencing on the first day of the first of the four most recent fiscal quarters for which financial statements are available and ending on the date of determination.

    "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense but Incurred by the Company or its Restricted Subsidiaries:

(1) interest expense attributable to capital leases;

(2) amortization of debt discount and debt issuance cost (other than those debt discounts and debt issuance costs incurred on the Issue Date);

(3) capitalized interest;

(4) original issue discount and non-cash interest payments or accruals;

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

(6) net costs under Hedging Obligations (including amortization of fees);

(7) dividends in respect of all Disqualified Stock or Preferred Stock held by Persons other than the Company, a Subsidiary Guarantor or a Wholly Owned Subsidiary;

(8) interest Incurred in connection with investments in discontinued operations;

(9) the interest portion of any deferred payment obligations;

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; and

(11) imputed interest expense associated with any Attributable Debt. For purposes of this definition, interest expense attributable to any Indebtedness represented by the Guarantee by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness Guaranteed.

    "Consolidated Net Income" means, for any period, the net income or loss of the Company and its consolidated Subsidiaries determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

(1) any net income of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below) and

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    (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2) any net income of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;


(3) any net income of any Restricted Subsidiary (other than Envirotest Systems Corp. and Environmental Systems Testing, Inc., in each case, solely for the period prior to the Issue Date) if such Restricted Subsidiary is subject to restrictions (other than restrictions under the Senior Secured Credit Facility, the Indenture or the indenture governing the Senior Discount Notes), directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;


(4) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5) all extraordinary, unusual or non-recurring gains but not losses; and

(6) the cumulative effect of a change in accounting principles.

    "Currency Agreement Obligations" means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Senior Indebtedness" means:

(1) so long as any Bank Indebtedness is outstanding, such Bank Indebtedness; and

(2) provided no Bank Indebtedness is outstanding, any other Senior Indebtedness of the Company permitted to be incurred under the Indenture which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock; or

(3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 123 days after the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that

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    would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to 123 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "--Change of Control" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock".


    "Emissions Contract" means a contract with a governmental authority to provide motor vehicle emissions testing, motor vehicle emissions testing equipment testing, or calibration, data collection and reporting (auditing emissions testing equipment and data) relating to motor vehicle emissions testing; PROVIDED, HOWEVER, that such contract may also relate to the provision of motor vehicle safety inspection or motor vehicle registration but only if it primarily relates to the provisions of the services enumerated above.


    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business.

The term "Guarantee" used as a verb has a corresponding meaning.

    "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.


    "Holder" or "Noteholder" means the Person in whose name a note is registered on the Registrar's books.


    "Holding Company" means each of Newmall Ltd., a private limited company incorporated in England and Wales, Wellman Overseas Ltd., a private limited company incorporated in England and Wales, and Wellman North America, Inc., a private limited company incorporated in England and Wales, and each of their successors and assigns, if any.

    "Incur" means create, issue, assume, Guarantee, incur or otherwise become liable for, directly or indirectly, or otherwise become responsible for, contingently or otherwise, Indebtedness, Disqualified Stock or Preferred Stock; PROVIDED, HOWEVER, that any Indebtedness, Disqualified Stock or Preferred

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Stock of a Person existing at the time such Person merges with the Company or becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise), including, without limitation, Indebtedness Incurred and Disqualified Stock and Preferred Stock issued in connection with, or in contemplation of, such other Person merging with or into the Company or a Subsidiary or becoming a Subsidiary, shall be deemed to be Incurred by the Company or such Subsidiary at the time it merges with the Company or becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

    "Indebtedness" of any Person means, without duplication, and whether or not contingent:

(1) the principal of and premium, if any, in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds (other than performance bonds) or other similar instruments for the payment of which such Person is responsible or liable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions to which such Person is a party;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

(5) Disqualified Stock (measured by the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of such Disqualified Stock of such Person and measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) or, with respect to any Subsidiary of such Person, any Preferred Stock (measured by its liquidation preference);

(6) all Hedging Obligations;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (other than in each case by reason of activities described in the proviso to the definition of "Guarantee"); and

(8) all obligations of the type referred to in clauses (1) through (7) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

    For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock was purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors. For purposes hereof, the amount of any Indebtedness issued with original issue discount shall be the original purchase price plus accrued interest, PROVIDED, HOWEVER, that such accretion shall not be deemed an incurrence of Indebtedness.

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    "Initial Equity Offering" means an underwritten primary or combined primary and secondary public offering of common stock of the Company or EnviroSystems, pursuant to an effective registration statement under the Securities Act.

    "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance or loan, in each case in accordance with GAAP) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

    For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments"

(1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent investment in an Unrestricted Subsidiary in an amount, if positive, equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

The Company and any Restricted Subsidiary shall be deemed to have made an Investment in a Person that is or was required to be a Subsidiary Guarantor if, upon the issuance, sale or other disposition of any portion of the Company's or such Restricted Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary Guarantor. For purposes of the immediately preceding sentence, the amount of the Investment by the Company or such Restricted Subsidiary shall be the portion (proportionate to the Company's or such Restricted Subsidiary's equity interest in such Person after the issuance, sale or disposition) of the fair market value of such Person at the time of the issuance, sale or disposition, as determined by the issue, sale or other disposition price of the Capital Stock with respect to which the measurement of the Investment is required.

    "issue" means issue, assume, Guarantee, Incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person merges with the Company becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by the Company or such Subsidiary at the time mergers with the Company or becomes a Subsidiary; and the term "issuance" has a corresponding meaning.


    "Issue Date" means the date of original issuance of the notes.


    "Joint Ventures" means joint ventures entered into by the Company or any of its Subsidiaries for the primary purpose of operating a Related Business where such joint venture is not a Subsidiary.

    "Lien" means any mortgage, pledge, security interest, privilege, conditional sale or other title retention agreement or other similar lien (statutory or otherwise), or encumbrance upon or with

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respect to any property of any kind, real or personal, moveable or immovable, now owned or hereafter acquired.

    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which (A) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or
    (B) must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4) reasonable amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post -employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by the Company.

    "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or any Capital Contribution, means the cash proceeds of such issuance, sale or Capital Contribution plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred in connection with such issuance, sale or Capital Contribution and net of taxes paid or payable as a result thereof.

    "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

    "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel for the Company, and who is reasonably acceptable to the Trustee, but who is not an employee of the Company or any of its Affiliates or Subsidiaries.

    "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in

(1) the Company, a Subsidiary Guarantor or a Person that will, upon the making of such Investment, become a Subsidiary Guarantor; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

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(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary Guarantor; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

(3) Investments in Cash Equivalents;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(5) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(6) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(7) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations;

(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock";

(9) Joint Ventures and other Persons that are not Subsidiary Guarantors that do not exceed an aggregate of $20.0 million at any time outstanding under and pursuant to this clause (9) without giving effect to changes in the value of such Investment occurring after the date of such Investment, but giving effect (by increasing such amount) to all liquidation distributions or other returns of capital received in respect of such Investment in cash or Cash Equivalents;

(10) ESP Financing LLC or such other Joint Venture, in each case which entity is primarily engaged in the financing of purchases of the Company's or its Subsidiaries' equipment by independent third parties, that do not exceed $3.0 million at any time outstanding under and pursuant to this clause (10) without giving effect to changes in the value of such Investment occurring after the date of such Investment, but giving effect (by increasing such amount) to all liquidation distributions or other returns of capital received in respect of such Investment in cash or Cash Equivalents;

(11) loans permitted by the provisions of clause (b)(10) of the covenant described under "--Certain Covenants--Limitation on Affiliate Transactions"; and

(12) 100% of the issued and outstanding Capital Stock of Transervice; provided, that (a) the aggregate purchase price of such Capital Stock shall not exceed $18.0 million and (b) no Indebtedness shall be assumed by the Company or any of its Subsidiaries in connection therewith and any Indebtedness of Transervice, if not paid in full, shall be non-recourse to the Company, any Subsidiary of the Company other than Transervice or any of their respective assets.

    "Permitted Liens" means, with respect to any Person:

(1) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

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(2) Liens imposed by law, including carriers', warehousemen's and mechanics'
    Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves have been taken on the books of the Company;

(4) Liens to secure the performance of statutory obligations or in favor of issuers of surety bonds, performance bonds, appeal bonds or letters of credit or other obligations of a like nature issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

(5) Liens securing a Hedging Obligation so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Hedging Obligation;

(6) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of any Purchase Money Indebtedness or Capital Lease Obligations relating to assets or property acquired, constructed or leased in the ordinary course of business PROVIDED that (x) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed and (y) such Liens shall not encumber any other assets or property of the Company or any Restricted Subsidiary other than such Assets or property and assets affixed or appurtenant thereto;

(7) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(8) Liens in favor of the Company and/or any of its Restricted Subsidiaries, other than such a Lien with respect to intercompany indebtedness if the Company or a Subsidiary Guarantor is not the beneficiary of such a Lien;

(9) Liens existing on the date of the Indenture;

(10) encumbrances consisting of zoning restrictions, surety exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any Restricted Subsidiary, rights or restrictions of record on the use of real property, minor defects in title, landlords' and lessors' liens under leases on property located on the rented premises, in each case not interfering in any material respect with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; and

(11) any extension, renewal, refinancing, refunding or replacement of any Permitted Lien, provided that such new Lien is limited to the property or assets that secured (or under the arrangement under which the original Permitted Lien, could secure) the obligations to which such Liens relate.

    "Permitted Testing Center Assets" means vehicles emission test site equipment and the related test site or sites located in the United States of America (or, solely with respect to Restricted Subsidiaries domiciled outside of the United States, in any foreign jurisdiction) used or to be used by the Company or any of its Subsidiaries in connection with a centralized emission testing program pursuant to a contract with a governmental authority.

    "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

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    "Preferred Stock", as applied to the Capital Stock of any Person, means
Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

    "Prospectus" means the prospectus dated October 16, 1998, pursuant to which the Notes were offered, and any supplement thereto.

    "Public Debt" means any Indebtedness represented by debt securities issued by the Company or any Restricted Subsidiary in connection with a public offering or a sale exempt from registration under the Securities Act (provided such debt securities are intended to be distributed by a resale pursuant to Rule 144A, Regulation S or otherwise under the Securities Act or sold on an agency basis by a broker-dealer or one of its affiliates); it being understood that the term "Public Debt" shall not include any commercial bank borrowings or similar borrowings, any receivables financing, recourse transfers of financial assets, capital leases or other types of borrowings Incurred in a manner not customarily viewed as a "securities offering".


    "Public Equity Offering" means an underwritten primary or combined primary and secondary public offering of Capital Stock (other than Disqualified Stock) of the Company or Environmental Systems Products, Inc., all of the net proceeds of which, if issued by Environmental Systems Products, Inc., are contributed to the Company as a Capital Contribution, pursuant to an effective registration statement under the Securities Act.


    "Purchase Money Indebtedness" means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors, is directly related to a Related Business of the Company and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

    "Refinance" means, in respect of any Indebtedness, to extend, refinance, renew, replace, defease or refund, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

    "Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; PROVIDED that:

(1) the principal amount of such Refinancing Indebtedness does not exceed (after deduction of reasonable and customary fees and expenses incurred in connection with such refinancing and the amount of any premium or prepayment penalty paid in connection with such Refinancing to the extent in accordance with the terms of the document governing such Indebtedness (except for any modification to any such document made in connection with or in contemplation of such refinancing)) the lesser of (x) the principal amount of the Indebtedness so extended, refinanced renewed, replaced, defeased or refunded; and (y) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing, plus, in each case accrued interest on such Indebtedness being Refinanced;

(2) such Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, such Refinancing Indebtedness has a final maturity date later than the final maturity date of the

    Notes and is subordinated in right of payment to the Notes or the relevant Subsidiary Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    Notwithstanding the foregoing, Refinancing Indebtedness shall not include:

(1) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company;

(2) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary; or

(3) Indebtedness of the Company or a Subsidiary Guarantor that Refinances Indebtedness of a Restricted Subsidiary which is not a Subsidiary Guarantor.

    "Related Business" means any business reasonably related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

    "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; PROVIDED that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

    "Restricted Investment" means an Investment other than a Permitted
Investment.

    "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

    "Sale/Leaseback Transaction" means an agreement relating to property now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases required to be classified as capitalized leases for financial reporting purposes in accordance with GAAP.

    "SEC" means the Securities and Exchange Commission.

    "Secured Indebtedness" means any Indebtedness of any Person secured by a Lien.


    "Senior Discount Notes" means the 15% Senior Discount Notes due 2009 of Environmental Systems Products, Inc. issued pursuant to an Indenture, dated as of October 16, 1998, between Environmental Systems Products, Inc. and United States Trust Company of New York, as Trustee.


    "Senior Indebtedness" means with respect to the Company or any Subsidiary Guarantor Bank Indebtedness and all other Indebtedness (and interest thereon (including, but not limited to, interest accruing pursuant to the terms of such Indebtedness on or after the filing of any petition in any bankruptcy, reorganization or similar proceeding relating to the Company or such Subsidiary Guarantor, whether or not a claim for such is allowed in such proceeding)), whether outstanding on the Issue Date or thereafter, unless, by the terms of the instrument creating or evidencing such Indebtedness, such Indebtedness is made not senior in right of payment to the Notes or the applicable Subsidiary Guarantee, other than:

(1) any obligation of such Person to any subsidiary of such Person or to any officer, director or employee of such Person or any such subsidiary;

(2) any liability of such Person for federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability of such Person to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4) any Indebtedness, Guarantee or obligation of such Person which is, expressly by its terms, subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of such Person;

(5) that portion of any Indebtedness of such Person which at the time of issuance is issued in violation of the Indenture;

(6) Indebtedness of such Person represented by Disqualified Stock or Preferred Stock; or

(7) Capitalized Lease Obligations.


    "Senior Secured Credit Facility" means the credit agreement dated as of October 16, 1998, by and among the Company, Environmental Systems Products, Inc., certain banks, financial institutions and other entities, Credit Suisse First Boston, as Administrative Agent, Collateral Agent and Arranger, and DLJ Capital Funding, Inc., as Syndication Agent, and Donaldson, Lufkin and Jenrette Securities Corporation, as an Arranger, initially providing for an aggregate $435 million of term loan and revolving credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, refinanced, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Secured Credit Facility" shall include agreements in respect of reimbursement of letters of credit issued pursuant to the Senior Secured Credit Facility and agreements in respect of Hedging Obligations with lenders party to the Senior Secured Credit Facility and their affiliates and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Senior Secured Credit Facility and all refunding, refinancings (in whole or in part) and replacements of any Senior Secured Credit Facility, including any agreement extending the maturity of, or increasing the amount of, any Indebtedness incurred thereunder or contemplated thereby, or adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Restricted Subsidiaries and their respective successors and assigns.



    "Senior Subordinated Indebtedness" means the notes and any other Indebtedness of the Company which ranks PARI PASSU with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.


    "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meanings of Rule 1-02 under Regulation S-X promulgated by the SEC.

    "SPC" means any special purpose Restricted Subsidiary of the Company

(1) created for the purpose of incurring, directly or indirectly, Indebtedness permitted under paragraph (b)(6) of the covenant described under "Limitation on Indebtedness";

(2) whose Indebtedness and other obligations are without recourse to the Company or any of its other Subsidiaries or any of their respective assets; and

(3) that does not and shall not at any time,

    (A) engage in any business or activity other than operating, owning and/or financing the acquisition or build-out of Permitted Testing Center Assets and any activities incidental thereto; or

    (B) Incur any Indebtedness other than the Indebtedness described in clause
       (1) above.

    "Stated Maturity" means, with respect to any security, the final date specified in such security as the fixed date on which all outstanding principal of such security is due and payable, including pursuant

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
to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).


    "Subordinated Obligation" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or the relevant Subsidiary Guarantee, as applicable, pursuant to the terms thereof or any written agreement to that effect.


    "Subsidiary" means:

(1) any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company and/or one or more Subsidiaries;

(2) any limited partnership of which the Company or any Subsidiary is a general partner; or

(3) any other Person (other than a corporation or limited partnership) in which the Company, or one or more other Subsidiaries or the Company and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

Unless the context otherwise requires, Subsidiary means each direct and indirect Subsidiary of the Company. Unrestricted Subsidiaries shall not be included in the definition of Subsidiary for any purposes of the Indenture, except, as the context may otherwise require, for purposes of the definitions of "Significant Subsidiary" and "Unrestricted Subsidiary" and the covenant described above under "--Limitation on Designations of Unrestricted Subsidiaries".


    "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Company's Obligations with respect to the notes.



    "Subsidiary Guarantor" means any Subsidiary of the Company that Guarantees the Company's Obligations with respect to the notes.


    "Transervice" means Transervice Limited, all of the Capital Stock of which will be owned by the Company or a Restricted Subsidiary, conducting emissions testing activities in the United Kingdom.

    "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. SectionSection 77aaa-77bbbb) as in effect on the date of the Indenture.

    "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

    "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with the covenant described under "Limitation on Designations of Unrestricted Subsidiaries". Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

    "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying:

    (A) the amount of each of the remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

    (B) the number of years (calculated to the nearest one-twentieth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Indebtedness.

    "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary, which shares in each such case shall not exceed more than 5% of the Capital Stock of such Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS



    The discussion below, insofar as it purports to constitute summaries of matters of United States federal income tax law or legal conclusions with respect thereto, is the opinion of White & Case LLP, special tax counsel to the Company, with respect to the material United States federal income tax consequences that may be relevant to the registration of the notes and the purchase, ownership and sale of the registered notes. This description is based on (1) the Internal Revenue Code of 1986, as amended (the "Code"), (2) income tax regulations (proposed and final) issued under the Code, and (3) administrative and judicial interpretations of the Code and regulations, each as in effect and available as of the date of this prospectus. These income tax laws, regulations, and interpretations, however, may change at any time. Any change could be retroactive and could affect the tax consequences described below. These income tax laws and regulations are also subject to various interpretations, and the Internal Revenue Service (the "IRS") or the courts could later disagree with the explanations or conclusions contained in this summary. The IRS has not formally ruled (and we do not intend to seek a ruling) on the tax consequences of purchasing, holding or selling the notes. Accordingly, the IRS could challenge the opinions expressed in this prospectus concerning such consequences, and a court could agree with the IRS.



    A "U.S. Holder" is a note holder who or which for United States federal income tax purposes is:


    - a United States citizen or resident individual;

    - a corporation or partnership created or organized in or under the laws of the United States;

    - an estate if its income is subject to United States federal income taxation regardless of its source; or

    - a trust if such trust has validly elected to be treated as a United States person for United States federal income tax purposes or if (1) a United States court can exercise primary supervision over its administration and
      (2) one or more United States persons have the authority to control all of its substantial decisions.

    We do not address all of the tax consequences that may be relevant to a holder. We also do not address, except as stated below, any of the tax consequences to (1) holders that do not hold notes as capital assets (as defined in the Code), (2) holders that may be subject to special tax treatment such as financial institutions, thrift institutions, real estate investment trusts, tax-exempt organizations, regulated investment companies, insurance companies and brokers and dealers or traders in securities or currencies, (3) holders whose functional currency is not the United States dollar and (4) holders that hold notes as part of a position in a straddle or as part of a hedging, conversion or other integrated investment transaction. Further, except as stated below, we do not address:

    - the United States federal estate and gift or alternative minimum tax consequences of the ownership or sale of notes or

    - any state, local or foreign tax consequences of the ownership and sale of notes.


    INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF NOTES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.


ISSUANCE OF THE NOTES


    The notes were originally sold to the selling noteholders pursuant to a private placement as part of an investment unit. Each investment unit was comprised of an unregistered note and common stock of Environmental Systems Products, Inc. For United States federal income tax purposes, original issue discount ("OID") is the excess of the stated redemption price at maturity of a note over its issue price, if such excess is greater than or equal to a DE MINIMIS amount (generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date). Under the Treasury Regulations addressing OID (the "OID Regulations"), the issue price of a note generally is equal to the price at which a substantial amount of such notes are sold for money. For this purpose, sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers are ignored. The stated redemption price at maturity of a note is the sum of all payments provided by the note other than payments of "qualified stated interest." Under the OID Regulations, "qualified stated interest" includes stated interest that is unconditionally payable in cash at least annually at a single fixed rate. A holder of a note issued with OID is required to include OID in taxable income as it accrues before the receipt of cash attributable to such income, regardless of such holder's method of accounting for tax purposes. As stated above, the OID Regulations provide that for purposes of determining the issue price of a debt instrument, sales to certain entities, including organizations acting in the capacity of underwriters, placement agents or wholesalers are ignored. The selling noteholders should not be treated as acting in the capacity of underwriters or placement agents. The Treasury Regulations, however, include persons acting in the capacity of wholesalers. The meaning of the term "wholesalers" is not clear. Although each selling noteholder purchased notes for their own account pursuant to the subscription agreement, the selling noteholders are affiliates of underwriters and currently intend to sell the notes pursuant to this transaction. Accordingly, it is unclear whether the scope of the Treasury Regulations would encompass the selling noteholders as "wholesalers" for this purpose. Given that the selling noteholders have represented to us that they originally purchased the notes for their own accounts, and have held such notes for more than three months, we believe that they should be treated as having purchased the notes as holders (and not in the capacity of wholesalers) and thus, although not free from doubt, the issue price should be the purchase price of the selling noteholders. Accordingly, the notes should be considered to have been issued with original issue discount at the time of their issuance. This discussion assumes that the notes will be considered to have been issued with original issue discount at such time for United States federal income tax purposes.


REGISTRATION OF THE NOTES


    The registration of the notes will not constitute a material modification of the notes and thus, will not constitute a taxable exchange for United States federal income tax purposes. A U.S. Holder will not recognize gain or loss upon the receipt of a registered note pursuant to this registration and will be required to continue to include interest on the notes in gross income for United States federal income tax purposes in the same manner as such interest was included in income under the unregistered notes.


THE NOTES

U.S. HOLDERS


    STATED INTEREST. Stated interest paid on a note will be includible in a U.S. Holder's gross income as ordinary interest income in accordance with the U.S. Holder's usual method of tax accounting.



    ORIGINAL ISSUE DISCOUNT. The notes should be considered to have been issued with original issue discount ("OID"). See "United States Federal Income Tax Considerations--Issuance of the Notes" on page 128. As a result, a U.S. Holder generally is required to include OID in gross income (as interest) for United States federal income tax purposes as it economically accrues, in advance of the receipt of the cash attributable to such income. The amount included in gross income will be the sum of the daily portions of OID on a note calculated under a constant yield method for all days during a taxable year in which a U.S. Holder held such note.



    Generally, the daily portion of the original issue discount is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to such accrual period. Under the OID Regulations, the "accrual periods" for a note may be selected by each holder, may be of any length, and may vary in length over the term of a note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period. The amount of original issue discount allocable to each accrual period is equal to the excess (if any) of:



        (1) the product of a note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of such accrual period) over



        (2) the amount of qualified stated interest, if any, payable on such note and allocable to such accrual period.



    The "adjusted issue price" of a note at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments made with respect to such note in all prior accrual periods. The notes were initially issued to the selling noteholders as part of an investment unit consisting of a note and Environmental Systems Products, Inc. common stock. The issue price of such investment unit for United States federal income tax purposes was $1,000 which was allocated between the note and the Environmental Systems Products, Inc. common stock based on their respective fair market values at the time of issuance and a holder's initial tax basis in each is equal to the amount so allocated. Based upon the estimate of the fair market value of the common stock, the Company is treating $66 of the issue price of the investment unit as allocable to the common stock and $934 as allocable to the note (which amount the Company will therefore treat as its issue price for United States federal income tax purposes). The Company intends to file information returns with the Internal Revenue Service (the "IRS") based on such allocation.



    As stated above, "qualified stated interest" generally is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate during the entire term of the debt instrument. All of the stated interest on a note should be treated as qualified stated interest. Accordingly, since all of the stated interest on a note is qualified stated interest, the total amount of OID on a note at issuance should be $66 (representing the difference between a note's principal amount and issue price).



    Under these rules, a holder of a note generally will have to include in taxable income increasingly greater amounts of original issue discount in successive accrual periods.



    A U.S. Holder will be required to include in gross income (as interest), in the manner set forth above, (i) stated interest payments on a note and (ii) OID accruing on such note.



    PREMIUM AND MARKET DISCOUNT. A U.S. Holder that purchases a note at a cost greater than its adjusted issue price will be considered to have purchased the note at a premium and may make an election an election, applicable to all debt securities purchased at a premium and held by such holder, to amortize such premium, using a constant yield method, over the remaining term of the note.



    A U.S. Holder that purchases a note at a price that produces a yield to maturity higher than the yield to maturity at which the note was first issued will be considered to have purchased a note having market discount. Generally, market discount is the amount by which the stated redemption price at maturity of a note exceeds its purchase price. Gain realized by such U.S. Holder on the sale (including a redemption for cash) of a note having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such holder. In general, market discount will be treated as accruing ratably over the term of the note, or, at the election of the holder, under a constant yield method. Moreover, a holder of a note having market discount could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or continued to purchase or hold a note (unless the holder elects to include such market discount in income as its accrues).



    SALE, EXCHANGE OR RETIREMENT. Subject to the discussion of market discount, upon the sale (including a redemption for cash) of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale (other than, accrued but unpaid interest which will be taxable as ordinary income) and the U.S. Holder's adjusted tax basis in such note. A U.S. Holder's adjusted tax basis generally will equal the cost of such note increased by any amounts includible in income by the holder as original issue discount or market discount (if the U.S. Holder elects to include such market discount in income on a current basis) and decreased by any amortized premium, if any. Except as discussed above under "PREMIUM AND MARKET DISCOUNT," the gain or loss recognized by a U.S. Holder will be capital gain or loss. Moreover, in the case of a U.S. Holder that is not a corporation, the maximum marginal United States federal income tax rate applicable to such capital gain will be lower than the maximum marginal United States federal income tax rate applicable to ordinary income if such U.S. Holder's holding period for such note exceeds one year.


NON-U.S. HOLDERS


    INTEREST ON NOTES. Subject to the discussion under "United States Backup Withholding Tax and Information Reporting" below, interest paid on a note to a Non-U.S. Holder (other than, (a) a controlled foreign corporation related to the Company by stock ownership, (b) a shareholder owning actually or constructively 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or (c) a bank which acquired such notes in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business) will not be subject to United States federal income or withholding tax provided that (i) such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder and (ii) valid certifications of non-United States status are received or an exemption is otherwise established.



    If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits, including interest on a note, for the taxable year, subject to adjustments.



    SALE, EXCHANGE OR RETIREMENT. A Non-U.S. Holder generally will not be subject to United States federal income tax on gain recognized on a sale (including a redemption for cash) of a note unless (i) such gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder or (ii) in the case of an individual Non-U.S. Holder, such holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met.



    FEDERAL ESTATE TAXES. A note that is held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual is not a shareholder owning actually or constructively 10% (or more) of the total combined voting power of all classes of stock of the Company entitled to vote and, at the time of such individual's death, payments of interest with respect to such notes would not have been effectively connected with the conduct by such individual of a trade or business in the United States.


UNITED STATES BACKUP WITHHOLDING TAX AND INFORMATION REPORTING


    Certain noncorporate holders of notes may be subject to backup withholding at a rate of 31% on payments made on a note. Backup withholding will apply to you only if you are a United States person (as defined in the Code) and you (i) fail to furnish your Taxpayer Identification Number ("TIN") which, in the case of an individual, would be your Social Security number, (ii) furnish an incorrect TIN, (iii) are notified by the IRS that you have failed to properly report payments of interest or dividends or (iv) under certain circumstances, fail to certify, under penalty of perjury, that you furnished a correct

TIN and have not been notified by the IRS that it is subject to backup withholding. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against your United States federal income tax liability provided that the required information is furnished to the IRS. Further, information reporting will apply to such payments.


    THE ABOVE DESCRIPTION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE REGISTRATION OF THE NOTES AND TO THE ACQUISITION, OWNERSHIP AND SALE OF NOTES. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATING TO THE REGISTRATION OF THE NOTES AND THE ACQUISITION, OWNERSHIP AND SALE OF NOTES IN LIGHT OF YOUR PARTICULAR SITUATIONS.

                         BOOK-ENTRY; DELIVERY AND FORM

GENERAL


    Except as set forth below, the notes will be represented by one permanent global registered note in global form, without interest coupons. The global note will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., as nominee of The Depository Trust Company, or will remain in the custody of the Trustee according to the FAST Balance Certificate Agreement between The Depository Trust Company and the Trustee.



    We are providing the following descriptions of the operations and procedures of The Depository Trust Company, Euroclear and Cedel solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor Credit Suisse First Boston Corporation take any responsibility for these operations or procedures. If you wish to discuss these matters, we urge you to contact the relevant system or its participants directly.


    The Depository Trust Company has advised us that it is:

    - a limited purpose trust company organized under the laws of the State of New York;

    - a "banking organization" within the meaning of the New York Banking Law;

    - a member of the Federal Reserve System;

    - a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

    - a "clearing agency" registered pursuant to Section 17A of the Exchange
      Act.

    The Depository Trust Company was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. This system eliminates the need for physical transfer and delivery of certificates. The Depository Trust Company's participants include:


    - securities brokers and dealers


    - banks and trust companies;

    - clearing corporations; and

    - certain other organizations.

    Indirect access to The Depository Trust Company's system is also available to other entities. These indirect participants include banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of The Depository Trust Company only through participants or indirect participants.

    We expect that under the procedures established by The Depository Trust
Company:

    - upon deposit of the global note, The Depository Trust Company will credit the accounts of participants designated by Credit Suisse First Boston Corporation with an interest in the global note; and


    - ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by The Depository Trust Company with respect to the interests of participants and the records of participants and the indirect participants with respect to the interests of persons other than participants.

    The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by the global note to such persons may be limited. In addition, The Depository Trust Company can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants. Consequently, the ability of a person having an interest in Notes represented by the global note to pledge or transfer such interest to persons or entities that do not participate in The Depository Trust Company's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

    So long as The Depository Trust Company or its nominee is the registered owner of the global note, The Depository Trust Company or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the global note:


    - will not be entitled to have notes represented by the global note registered in their names;



    - will not receive or be entitled to receive physical delivery of certificated notes; and


    - will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder.


    Accordingly, each holder owning a beneficial interest in the global note must rely on the procedures of The Depository Trust Company. If such holder is not a participant or an indirect participant, then it must rely on the procedures of the participant through which such holder owns its interest to exercise any rights of a note holder under the indenture or the global note. We understand that under existing industry practice, in the event that we request any action of note holders, or a holder that is an owner of a beneficial interest in the global note desires to take any action that The Depository Trust Company, as the holder of the global note, is entitled to take, The Depository Trust Company would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither our Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by The Depository Trust Company, or for maintaining, supervising or reviewing any records of The Depository Trust Company relating to such notes.



    Payments with respect to the principal of, and premium, if any, and interest on, any notes represented by the global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the Trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing such Notes under the indenture. Under the terms of the indenture, we and the Trustee may treat the persons in whose names the notes, including the global note, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither our Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note . Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and The Depository Trust Company.


    Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between the participants in The Depository Trust Company and Euroclear or Cedel participants will be effected through The Depository Trust Company in accordance with its rules on behalf of Euroclear or Cedel by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Cedel by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.


    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in the global note from a participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day immediately following the settlement date of The Depository Trust Company. The securities settlement processing day must be a business day for Euroclear and Cedel. Cash received in Euroclear or Cedel as a result of sales of interest in the global note by or through a Euroclear or Cedel participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following The Depository Trust Company's settlement date.


    Although The Depository Trust Company, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the global note among participants in The Depository Trust Company, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither our company nor the Trustee will have any responsibility for the performance by The Depository Trust Company, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES


    Certificated notes will be issued to each person that The Depository Trust Company identifies as the beneficial owner of the notes represented by the global Note if the following events occur:


    - The Depository Trust Company notifies us that it is no longer willing or able to act as a depositary or The Depository Trust Company ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of such notice or cessation;


    - we, at our option, notify the Trustee in writing that we elect to cause the issuance of certificated notes under the indenture; or


    - upon the occurrence of an event of default as provided in the indenture occurs and is continuing in the indenture, then, upon surrender by The Depository Trust Company of the global note.


    Upon any such issuance, the Trustee shall register such certificated notes in the name of such person or persons or any nominee and deliver the certificated notes as instructed.



    Neither we nor the Trustee shall be liable for any delay by The Depository Trust Company or any participant or indirect participant in identifying the beneficial owners of the related Notes. Each person may conclusively rely on, and shall be protected in relying on, instructions from The Depository Trust Company for all purposes .

                              SELLING NOTEHOLDERS

    The following table sets forth certain information with respect to the Notes held by each Selling Noteholder at the date hereof. The Notes offered by this Prospectus may be offered from time to time by the Selling Noteholders.

                                                                        PRINCIPAL AMOUNT OF       PERCENTAGE OF
NAME OF SELLING NOTEHOLDER                                                     NOTES                  CLASS
--------------------------------------------------------------------  ------------------------  ------------------
DLJ Investment Partners, L.P........................................      $     32,323,000              32.323%
DLJ ESC II, L.P.....................................................      $      3,071,000               3.071%
DLJ Investment Funding, Inc.........................................      $      4,606,000               4.606%
Credit Suisse First Boston (Europe) Limited.........................      $     40,000,000              40.000%
Chase Equity Associates L.P.........................................      $     20,000,000              20.000%
                                                                             -------------           ----------
Total...............................................................      $    100,000,000             100.000%
                                                                             -------------           ----------
                                                                             -------------           ----------

    Because each Selling Noteholder may offer some or all of its Notes pursuant to the offerings contemplated by this Prospectus, because the offerings of the Notes are not necessarily being made on a firm commitment basis and because one or more Selling Noteholder could purchase additional Notes from time to time, no estimate can be given as to the amount of Notes that will be held by the Selling Noteholders after completion of this offering. See "Plan of Distribution".

                              PLAN OF DISTRIBUTION


    We are registering the notes on behalf of the Selling Noteholders. All costs, expenses and fees in connection with the registration of the notes offered hereby will be borne by us. Any or all of the notes may be sold from time to time to purchasers directly by the Selling Noteholders. Alternatively, the selling Noteholders may, from time to time, offer the notes through underwriters, dealers or agents, which may include Credit Suisse First Boston or Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), who may receive compensation in the form of discounts, concessions or commissions from the Selling Noteholders and/or the purchasers of notes for whom they may act. The Selling Noteholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their notes, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the notes by the Noteholders. All of the Selling Noteholders are affiliates of broker-dealers. We will not receive any proceeds from the sale of any of the Notes by any Selling Noteholder.



    The notes were originally issued to the Selling Noteholders in a private transaction on October 16, 1998. We are registering the notes to allow the resale of the notes, if any, by the Selling Noteholders. We retained Credit Suisse First Boston to act as our advisor in connection with the private placement of the notes, for which Credit Suisse First Boston received $2 million as compensation. In addition, DLJSC received a $2 million placement fee in connection with the private placement of the notes.



    There is currently no trading market for the notes. Furthermore, there can be no assurance that any trading market will develop, or that, if such market does develop, it will be sustained.



    The Selling Noteholders and any such underwriters, dealers or agents that participate in the distribution of the notes might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the notes sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.



    Pursuant to a Registration Rights Agreement dated October 16, 1998 among us and the Selling noteholders on such date, we agreed to file the Registration Statement, of which this prospectus forms a part, with the SEC, and agreed to use our best efforts to keep the Registration Statement continuously effective for 180 days from its effective date or until such earlier time as all of the notes which may be offered hereby have been publicly sold. Pursuant to the Registration Rights Agreement, we agreed to indemnify the Selling noteholders, any underwriters of an offering made hereby and certain other persons against certain liabilities, including liabilities under the Securities Act.


    Because Selling Noteholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Noteholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Noteholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.


    Selling Noteholders also may resell all or a portion of the notes in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

    When we are notified by a Selling Noteholder that a particular offer of notes is made, to the extent required, we will file a supplement to this prospectus, pursuant to Rule 424(b) under the Act, disclosing:



    - the name of each such selling Selling Noteholder and of the participating broker-dealer(s);



    - the aggregate principal amount of notes involved;



    - the price at which such notes were sold;



    - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;



    - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and


    - other facts material to the transaction.

                                 LEGAL MATTERS

    The validity of the issuance of securities offered hereby and certain tax matters will be passed upon for the Company and the subsidiary guarantors by White & Case LLP, New York, New York.

                                    EXPERTS


    The consolidated financial statements of Environmental Systems Products, Inc. (now known as Environmental Systems Testing, Inc.) as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


    The consolidated financial statements of Envirotest as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------
ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

Report of Independent Accountants..........................................................................        F-2
Consolidated Balance Sheets as of December 31, 1996 and 1997 and September 30, 1998 (unaudited)............        F-3
Consolidated Statements of Income for the years ended December 31, 1995, 1996 and 1997 for the nine months ended September 30, 1997 and 1998 (unaudited) and for the period from January 23, 1998 through September
  30, 1998 (unaudited).....................................................................................        F-4
Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and for the nine
  months ended September 30, 1997 and 1998 (unaudited).....................................................        F-5
Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1995, 1996 and
  1997 and for the nine months ended September 30, 1998 (unaudited)........................................        F-6
Notes to Consolidated Financial Statements.................................................................        F-7

ENVIROTEST SYSTEMS CORP. AND SUBSIDIARIES

Report of Independent Accountants..........................................................................       F-20
Consolidated Balance Sheets as of September 30, 1997 and 1998..............................................       F-21
Consolidated Statements of Operations for the years ended September 30, 1996, 1997 and 1998................       F-22
Consolidated Statements of Cash Flows for the years ended September 30, 1996, 1997 and 1998................       F-23
Consolidated Statements of changes in Stockholders' Deficit for the years ended September 30, 1996, 1997
  and 1998.................................................................................................       F-24
Notes to Consolidated Financial Statements.................................................................       F-25

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES:

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Environmental Systems Products, Inc. and its subsidiaries (the "Company") at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP
Hartford, Connecticut
July 13, 1998

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
            AS OF DECEMBER 31, 1996 AND 1997 AND SEPTEMBER 30, 1998

                                                                                 DECEMBER 31,
                                                                            ----------------------
                                                                               1996        1997
                                                                            ----------  ----------
                                                                                                     SEPTEMBER
                                                                                                        30,
                                                                                                    -----------
                                                                                                       1998
                                                                                                    -----------
                                                                                                    (UNAUDITED)
                                                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............................................  $3,592,497  $3,044,994  $ 7,506,035
  Accounts receivable, net of an allowance for doubtful accounts of
    $1,153,083, $1,551,086 and $1,329,057 respectively....................   3,635,959  38,067,874   21,495,279
  Intergroup receivable...................................................   2,087,410          --      524,708
  Notes receivable........................................................     391,318     322,036      322,036
  Inventories.............................................................   7,488,127  26,846,480   24,068,774
  Prepaid expenses and other..............................................     319,454   1,261,403    1,197,979
  Deferred taxes..........................................................   1,523,607   1,167,276    1,892,619
                                                                            ----------  ----------  -----------
      Total current assets................................................  19,038,372  70,710,063   57,007,430
Property and equipment, net of accumulated depreciation...................     847,582     833,807      753,475
Intergroup receivable.....................................................          --          --  115,976,000
Deferred taxes............................................................      49,193     975,609      924,598
Intangible assets, net of accumulated amortization of $1,312,266..........          --          --   47,518,986
Other assets..............................................................          --      39,415    2,592,725
Deferred charges, net of accumulated amortization of $219,871.............          --          --    3,259,402
                                                                            ----------  ----------  -----------
      Total assets........................................................  $19,935,147 $72,558,894 $228,032,616
                                                                            ----------  ----------  -----------
                                                                            ----------  ----------  -----------

                 LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable...........................................................  $  780,849  $9,975,649  $        --
  Revolving loan..........................................................          --          --   17,532,610
  Current portion of long-term debt.......................................     399,984          --   14,775,000
  Accounts payable........................................................   3,396,674  17,340,236   11,389,405
  Intergroup payable......................................................          --   1,670,076           --
  Deferred revenue........................................................   4,301,610  10,044,030   12,254,506
  Liability for estimated product warranties..............................     382,835   2,508,067    2,677,899
  Income taxes payable....................................................   1,050,552   4,889,929       41,327
  Accrued expenses........................................................   1,789,395   8,019,124    2,025,931
                                                                            ----------  ----------  -----------
      Total current liabilities...........................................  12,101,899  54,447,111   60,696,678
Long-term debt............................................................          --          --   95,225,000
Liability for estimated product warranties................................      71,396     841,956    1,377,759
                                                                            ----------  ----------  -----------
      Total liabilities...................................................  12,173,295  55,289,067  157,299,437
                                                                            ----------  ----------  -----------
Commitments and contingencies
Mandatorily redeemable preferred stock, Class B, $100 par value, 5,000 shares authorized, 3,332 issued and outstanding at December 31, 1997 and
  0 issued and outstanding at September 30, 1998..........................          --     333,200           --
STOCKHOLDERS' EQUITY:
  Common Stock, Class A, $1 par value, 19,000 shares authorized, 450
    shares issued and outstanding.........................................         450         450          450
  15% Convertible Preferred Stock, $1 par value, 550 shares authorized,
    issued and outstanding................................................         550         550          550
  Preferred Stock, Class B, $100 par value, 5,000 shares authorized,
    issued and outstanding at December 31, 1996...........................     500,000          --           --
  Additional paid-in capital..............................................   2,221,222   2,221,222   68,476,738
  Retained earnings.......................................................   5,159,891  14,858,594    2,201,406
  Cumulative translation adjustment (other accumulated comprehensive
    income)...............................................................    (120,261)   (144,189)      54,035
                                                                            ----------  ----------  -----------
      Total stockholders' equity..........................................   7,761,852  16,936,627   70,733,179
                                                                            ----------  ----------  -----------
      Total liabilities, mandatorily redeemable preferred stock and stockholders' equity..............................................  $19,935,147 $72,558,894 $228,032,616
                                                                            ----------  ----------  -----------
                                                                            ----------  ----------  -----------

   The accompanying notes are an integral part of the consolidated financial statements.

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997,
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
      AND FOR THE PERIOD FROM JANUARY 23, 1998 THROUGH SEPTEMBER 30, 1998


                                                                                     PERIOD FROM
                                                                                     JANUARY 23,
                                                              NINE MONTHS ENDED          1998
                                                                SEPTEMBER 30,          THROUGH
                                                           -----------------------  SEPTEMBER 30,
                         1995        1996        1997         1997        1998           1998
                      ----------  ----------  -----------  ----------  -----------  --------------
                                                                 (UNAUDITED)         (UNAUDITED)
Net revenues........  $20,813,007 $32,212,227 $102,526,360 $46,777,283 $110,713,834  $ 94,636,834
Cost of revenues....  12,939,804  19,354,579   66,098,761  29,373,711   76,493,470     65,531,470
Cost of revenues--
  inventory
  step-up...........      --          --          --           --        2,390,000      2,390,000
                      ----------  ----------  -----------  ----------  -----------  --------------
      Gross
        profit......   7,873,203  12,857,648   36,427,599  17,403,572   31,830,364     26,715,364
                      ----------  ----------  -----------  ----------  -----------  --------------
Selling expenses....   1,187,776   1,751,335    7,993,351   3,616,273    6,931,267      5,530,267
Engineering
  expenses..........   1,418,230   1,667,004    2,254,425   1,569,280    1,964,141      1,815,141
Administrative
  expenses..........   3,808,264   5,711,186    7,616,648   4,637,167    7,251,717      5,920,717
                      ----------  ----------  -----------  ----------  -----------  --------------
                       6,414,270   9,129,525   17,864,424   9,822,720   16,147,125     13,266,125
                      ----------  ----------  -----------  ----------  -----------  --------------
      Income from
       operations...   1,458,933   3,728,123   18,563,175   7,580,852   15,683,239     13,449,239
                      ----------  ----------  -----------  ----------  -----------  --------------
Other income
  (expense):
  Interest income...      95,097     116,984      102,566      51,782      149,187        137,187
  Interest
    expense.........    (166,071)   (122,434)    (440,964)   (144,784)  (5,467,259)    (5,393,259)
  Other.............      94,268    (168,393)     (79,035)     29,054     (591,211)      (509,211)
                      ----------  ----------  -----------  ----------  -----------  --------------
                          23,294    (173,843)    (417,433)    (63,948)  (5,909,283)    (5,765,283)
                      ----------  ----------  -----------  ----------  -----------  --------------
      Income before
        provision
        for income
        taxes.......   1,482,227   3,554,280   18,145,742   7,516,904    9,773,956      7,683,956
Provision for income
  taxes.............     871,341   1,903,883    7,580,379   2,961,045    5,540,550      4,657,550
                      ----------  ----------  -----------  ----------  -----------  --------------
      Net income....  $  610,886  $1,650,397  $10,565,363  $4,555,859  $ 4,233,406   $  3,026,406
                      ----------  ----------  -----------  ----------  -----------  --------------
                      ----------  ----------  -----------  ----------  -----------  --------------


   The accompanying notes are an integral part of the consolidated financial statements.

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
           AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998

                                                                                                        NINE MONTHS ENDED
                                                                                                          SEPTEMBER 30,
                                                                                                  -----------------------------
                                                           1995          1996          1997           1997            1998
                                                        -----------  ------------  -------------  -------------  --------------

                                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................  $   610,886  $  1,650,397  $  10,565,363  $   4,555,859  $    4,233,406
                                                        -----------  ------------  -------------  -------------  --------------
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation......................................      431,803       368,042        416,929        340,469         246,768
    Amortization......................................      243,011       461,533             --             --       1,532,137
    Purchased assets step-up..........................           --            --             --             --       1,516,901
    Provision for losses on receivables...............      201,396       626,877        398,003       (131,578)       (222,029)
    Deferred taxes....................................      151,204      (804,055)      (570,085)        (5,788)       (674,332)
    Translation adjustment............................      (39,630)       37,359            332         (7,004)         48,294
    Change in assets and liabilities:
      Accounts receivable.............................     (245,210)   (1,092,400)   (34,829,918)   (19,734,445)     16,794,624
      Intergroup receivable/payable...................           --    (1,504,629)     3,757,486      1,591,275      (2,194,784)
      Notes receivable................................           --        (1,546)        69,282         69,282              --
      Inventories.....................................   (1,684,045)      (79,573)   (19,204,599)   (13,529,970)      2,777,706
      Prepaid expenses and other......................     (137,545)      316,029       (941,949)      (987,081)         63,424
      Other assets....................................        1,942            --        (39,415)       (33,515)     (2,553,310)
      Accounts payable................................    1,175,177       559,703     13,943,562     13,476,309      (5,950,831)
      Deferred revenue................................      215,782     1,318,666      5,742,420        (11,870)      2,210,476
      Liability for estimated product warranties......     (401,383)      224,715      2,895,792      2,309,103         705,635
      Income taxes payable............................      194,680       534,400      3,839,377      1,404,487      (4,848,602)
      Accrued expenses................................     (243,460)    1,035,221      6,188,069      2,372,000      (5,993,193)
                                                        -----------  ------------  -------------  -------------  --------------
      Total adjustments...............................     (136,278)    2,000,342    (18,334,714)   (12,878,326)      3,458,884
                                                        -----------  ------------  -------------  -------------  --------------
      Net cash provided by (used in) operating
        activities....................................      474,608     3,650,739     (7,769,351)    (8,322,467)      7,692,290
                                                        -----------  ------------  -------------  -------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures..............................     (164,212)      (58,407)      (556,908)      (517,203)       (166,436)
                                                        -----------  ------------  -------------  -------------  --------------
      Net cash used in investing activities...........     (164,212)      (58,407)      (556,908)      (517,203)       (166,436)
                                                        -----------  ------------  -------------  -------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from revolver..............................           --            --             --             --      20,000,000
  Repayments on revolver..............................           --            --             --             --      (2,467,390)
  Proceeds from (repayments of) notes payable.........     (250,000)           --      9,194,800      7,594,800      (9,975,649)
  Principal proceeds from (payments on) long-term
    debt..............................................     (366,674)     (433,342)      (399,984)      (300,006)    110,000,000
  Loan to parent......................................                                                             (115,976,000)
  Dividends paid......................................           --            --       (825,000)      (825,000)       (825,000)
  Redemption of mandatorily redeemable Class B
    preferred stock...................................           --            --       (166,800)      (166,800)       (333,200)
  Debt issuance costs.................................      (20,466)           --             --             --      (3,479,273)
                                                        -----------  ------------  -------------  -------------  --------------
      Net cash provided by (used in) financing
        activities....................................     (637,140)     (433,342)     7,803,016      6,302,994      (3,056,512)
                                                        -----------  ------------  -------------  -------------  --------------
Net increase in cash and cash equivalents.............     (326,744)    3,158,990       (523,243)    (2,536,676)      4,469,342
Cash and cash equivalents at beginning of period......      796,948       444,960      3,592,497      3,592,497       3,044,994
Effect of exchange rate changes on cash...............      (25,244)      (11,453)       (24,260)       (17,544)         (8,301)
                                                        -----------  ------------  -------------  -------------  --------------
    Cash and cash equivalents at end of period........  $   444,960  $  3,592,497  $   3,044,994  $   1,038,277  $    7,506,035
                                                        -----------  ------------  -------------  -------------  --------------
                                                        -----------  ------------  -------------  -------------  --------------

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  Intergroup transfer of subsidiary...................  $        --  $    510,690  $          --  $          --  $           --
  Intergroup transfer of property and equipment.......           --        72,091             --             --              --
  Accrual of dividends on Class B preferred stock.....       25,000            --         41,660         25,000              --
  Property and equipment transfers from (to)
    inventories.......................................      718,246            --       (153,754)      (153,754)             --

   The accompanying notes are an integral part of the consolidated financial statements.

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)

                                                 CLASS A     15% CONVERTIBLE    CLASS B     ADDITIONAL
                                                 COMMON         PREFERRED      PREFERRED     PAID-IN       RETAINED
                                                  STOCK           STOCK          STOCK       CAPITAL       EARNINGS
                                               -----------  -----------------  ----------  ------------  -------------
Balance at January 1, 1995...................   $     450       $     550      $  500,000  $  2,221,222  $   2,412,918
Net income...................................          --              --              --            --        610,886
Class B preferred stock dividends declared
  ($5 per share).............................          --              --              --            --        (25,000)
Translation adjustment.......................          --              --              --            --             --
                                                    -----           -----      ----------  ------------  -------------
Balance at December 31, 1995.................         450             550         500,000     2,221,222      2,998,804
Net income...................................          --              --              --            --      1,650,397
Transfer of Autosense Systems Ltd. to Wellman
  plc........................................          --              --              --            --        510,690
Translation adjustment.......................          --              --              --            --             --
                                                    -----           -----      ----------  ------------  -------------
Balance at December 31, 1996.................         450             550         500,000     2,221,222      5,159,891
Net income...................................          --              --              --            --     10,565,363
Dividends....................................          --              --              --            --       (866,660)
Conversion of Class B Preferred Stock to
  mandatorily redeemable preferred stock.....          --              --        (500,000)           --             --
Translation adjustment.......................          --              --              --            --             --
                                                    -----           -----      ----------  ------------  -------------
Balance at December 31, 1997.................         450             550              --     2,221,222     14,858,594
Net income (unaudited).......................          --              --              --            --      1,207,000
Translation adjustment (unaudited)...........          --              --              --            --             --
Purchase of ESP by Alchemy (unaudited).......          --              --              --    66,255,516    (16,065,594)
                                                    -----           -----      ----------  ------------  -------------
Balance at January 23, 1998 (unaudited)......         450             550              --    68,476,738             --
                                                    -----           -----      ----------  ------------  -------------
Net income (unaudited).......................          --              --              --            --      3,026,406
Dividends (unaudited)........................          --              --              --            --       (825,000)
Translation adjustment (unaudited)...........          --              --              --            --             --
                                                    -----           -----      ----------  ------------  -------------
Balance at September 30, 1998
  (unaudited)................................   $     450       $     550      $       --  $ 68,476,738  $   2,201,406
                                                    -----           -----      ----------  ------------  -------------
                                                    -----           -----      ----------  ------------  -------------

                                                    CUMULATIVE
                                                    TRANSLATION
                                                    ADJUSTMENT           TOTAL
                                                (OTHER ACCUMULATED    STOCKHOLDERS'
                                               COMPREHENSIVE INCOME)     EQUITY
                                               ---------------------  ------------
Balance at January 1, 1995...................       $   (81,293)       $5,053,847
Net income...................................                --           610,886
Class B preferred stock dividends declared
  ($5 per share).............................                --           (25,000)
Translation adjustment.......................           (64,874)          (64,874)
                                                     ----------       ------------
Balance at December 31, 1995.................          (146,167)        5,574,859
Net income...................................                --         1,650,397
Transfer of Autosense Systems Ltd. to Wellman
  plc........................................                --           510,690
Translation adjustment.......................            25,906            25,906
                                                     ----------       ------------
Balance at December 31, 1996.................          (120,261)        7,761,852
Net income...................................                --        10,565,363
Dividends....................................                --          (866,660)
Conversion of Class B Preferred Stock to
  mandatorily redeemable preferred stock.....                --          (500,000)
Translation adjustment.......................           (23,928)          (23,928)
                                                     ----------       ------------
Balance at December 31, 1997.................          (144,189)       16,936,627
Net income (unaudited).......................                --         1,207,000
Translation adjustment (unaudited)...........           (14,042)          (14,042)
Purchase of ESP by Alchemy (unaudited).......           158,231        50,348,153
                                                     ----------       ------------
Balance at January 23, 1998 (unaudited)......                --        68,477,738
                                                     ----------       ------------
Net income (unaudited).......................                --         3,026,406
Dividends (unaudited)........................                --          (825,000)
Translation adjustment (unaudited)...........            54,035            54,035
                                                     ----------       ------------
Balance at September 30, 1998
  (unaudited)................................       $    54,035        $70,733,179
                                                     ----------       ------------
                                                     ----------       ------------

   The accompanying notes are an integral part of the consolidated financial statements

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES:

    BUSINESS

    Environmental Systems Products, Inc. (the "Company") designs, sells, services and leases engine diagnostic and automotive emissions test equipment. For the years ended December 31, 1997, 1996 and 1995, approximately 91%, 83% and 92%, respectively, and for the nine month periods ended September 30, 1998 and 1997, approximately 98% (unaudited) and 82% (unaudited), respectively, of consolidated sales were in the United States, with the balance being international, primarily in Mexico and Germany.

    ORGANIZATION

    The Company was incorporated on November 13, 1989 and effective December 29, 1989, acquired substantially all of the assets and assumed certain liabilities of Automotive Systems, a business unit of Hamilton Test Systems, Inc., a wholly-owned subsidiary of United Technologies Corporation. The acquisition was accounted for as a purchase transaction.

    On April 19, 1996, for approximately $16.3 million, all the outstanding shares of Class A common stock and the 15% convertible preferred stock of the Company were acquired by Wellman North America, Inc., a wholly-owned subsidiary of Wellman Overseas Limited, a wholly-owned subsidiary of Wellman plc (collectively, "Wellman").


    In January 1998 Wellman was acquired by unrelated investors, the Alchemy Plan ("Alchemy"). All of the outstanding common stock of Wellman was acquired for $127 million. As a result of the purchase, a new basis of accounting was established. Of the total purchase price of $127 million, $64 million (unaudited) plus transaction related costs for a total of $69 million (unaudited) was attributable to the Company. The purchase price has been allocated to net tangible assets in the amount of $20 million (unaudited) and intangible assets in the amount of $49 million (unaudited), with a resulting adjustment to additional paid-in capital of $50 million (unaudited). The unaudited balance sheet as of September 30, 1998 includes the aforementioned adjustments.


    SUBSIDIARIES

    On March 23, 1992, Environmental Systems Products International was formed as the Company's foreign sales corporation. On August 4, 1992, E.S.P. de Mexico, S.A. de C.V. was incorporated to provide service for emissions units sold in Mexico. On November 16, 1993, ESP-GmbH was incorporated to provide service for emissions units sold in Germany. On June 23, 1995, Autosense Systems, Ltd. was formed to provide service for emissions units sold in the United Kingdom. On April 19, 1996, operating control of this subsidiary was transferred from the Company to Wellman plc, at book value, which resulted in an increase in the Company's retained earnings of approximately $511,000.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

1. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    FOREIGN CURRENCY MEASUREMENT

    The Company translates the assets and liabilities of its foreign subsidiaries at rates of exchange in effect at the end of the year. Revenues and expenses are translated at average rates in effect during the year.

    In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", the Company has included the losses resulting from the intercompany foreign currency transactions in net income. However, the losses from the translation of the foreign currency financial statements have been reported as a separate component of stockholders' equity.

    REVENUE RECOGNITION

    Revenues are derived primarily from companies in the automotive aftermarket. Amounts billed for service contracts are deferred and recognized as revenue over the term of the service contract on a straight-line basis. Cash received from customers in advance of shipment is included in deferred revenue.

    CASH AND CASH EQUIVALENTS

    Cash equivalents include short-term investments maturing within three months. As of December 31, 1997 and 1996 and September 30, 1998, cash equivalents were comprised primarily of repurchase agreements, collateralized by government securities.

    INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost at the time of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets as follows:

ASSET CATEGORY                                                                     LIFE IN YEARS
--------------------------------------------------------------------------------  ---------------
Machinery.......................................................................          3-10
Computer equipment..............................................................             3
Demonstration and service equipment.............................................           3-5
Office equipment................................................................             5
Leasehold improvements..........................................................           2-5
Transportation equipment........................................................             5

    At January 23, 1998 the property and equipment acquired by Alchemy was restated to fair value. The property and equipment acquired are now being depreciated over their remaining estimated useful lives which are estimated to be 2-3 years.

    Maintenance and repairs are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recorded in income for the year. The cost of major improvements is capitalized.

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

1. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INTANGIBLE ASSETS

    The purchase price paid by Alchemy for the Company in excess of the market value of net assets acquired has been pushed down to the Company and is included in the September 30, 1998 consolidated balance sheet as intangible assets. Intangible assets are being amortized over their estimated useful lives, which management estimates to be twenty-five years, using the straight-line method. It is the Company's policy to re-evaluate the estimated useful lives of intangible assets on an annual basis and may adjust the estimated useful lives accordingly. It is possible, given the political, legislative and competitive environment in which the Company operates, that the estimate could change and may result in accelerated amortization charges.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash equivalents, trade accounts receivable, notes receivable, trade accounts payable, notes payable and accrued liabilities are a reasonable estimate of their fair value due to their short-term nature. The estimated values of the Company's long-term debt are based on interest rates at December 31, for issues with similar remaining maturities.

    The estimated fair value amounts of the Company's financial instruments have been determined by the Company, using appropriate market information and valuation methodologies. Considerable judgment is required to develop the estimates of fair value, therefore the estimates provided here are not necessarily indicative of the amounts that could be realized in a current market exchange.

    LIABILITY FOR ESTIMATED PRODUCT WARRANTIES

    The Company provides warranties for its equipment which range from one to five years. Costs associated with these programs are provided at the time of sale of the warranted product and are included in cost of sales. For the years ended December 31, 1997, 1996 and 1995, approximately $2,406,000, $535,000 and
$291,000, respectively; and for the nine month periods ended September 30, 1998 and 1997, approximately $2,896,000 (unaudited) and $913,000 (unaudited) respectively, was charged to warranty expense.

    INCOME TAXES

    The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Statements No. 109, "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of the assets and liabilities using presently enacted tax rates. The Company files its Federal income tax return as a member of a consolidated group through its parent. The tax liability of the group is allocated among its members according to their respective tax liabilities, computed as though separate returns had been filed, increased for the additional tax savings resulting from the absorption by one member of another member's tax attributes.

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

1. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Estimates are primarily used in determining valuation allowances for accounts receivable, inventories, warranty and deferred tax assets. Accrued expenses for the self funded health insurance benefits include estimates for claims reported as well as claims incurred but not reported.

    NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" (SFAS 130). SFAS 130 applies to all companies and is effective for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for the reporting and display of comprehensive income in a set of financial statements. Comprehensive income is defined as the change in net assets of a business enterprise during a period from transactions generated from non-owner sources. It includes all changes in equity during a period except those resulting from investment by owners and distributions to owners. The Company has adopted SFAS 130 beginning January 1, 1998.

    In June 1997, the Financial Accounting Standards Board issued Statement No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS
131). SFAS 131 applies to all public companies and is effective for fiscal years beginning after December 15, 1997. SFAS 131 requires that business segment financial information be reported in the financial statements utilizing the management approach. The management approach is defined as the manner in which management organizes the segments within the enterprise for making operating decisions and assessing performance. The Company has adopted SFAS 131 beginning January 1, 1998. The Company's operations are currently managed all within one segment.

    INTERIM FINANCIAL STATEMENTS

    The consolidated financial statements of the Company as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997 are unaudited. All adjustments, consisting only of normal recurring adjustments, have been made which, in the opinion of management, are necessary for a fair presentation of the interim financial information. Results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for any future period. The unaudited consolidated financial statements for the nine months ended September 30, 1998 include the results of operations from January 1, 1998 through January 23, 1998, predecessor ownership, and from January 24, 1998 through September 30, 1998, new ownership, for comparative purposes with the same period in 1997. The unaudited balance sheet at September 30, 1998 reflects the new basis of accounting from January 24, 1998 through September 30, 1998.

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

2. INVENTORIES:

    Inventories consist of the following:

                                                          DECEMBER 31,          SEPTEMBER 30,
                                                   ---------------------------  -------------
                                                       1996          1997           1998
                                                   ------------  -------------  -------------
                                                                                 (UNAUDITED)
Component parts..................................  $  4,649,891  $  12,586,351  $  14,439,328
Finished goods...................................     2,838,236     14,260,129      9,629,446
                                                   ------------  -------------  -------------
                                                   $  7,488,127  $  26,846,480  $  24,068,774
                                                   ------------  -------------  -------------
                                                   ------------  -------------  -------------

3. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following:

                                                            DECEMBER 31,         SEPTEMBER 30,
                                                     --------------------------  -------------
                                                         1996          1997          1998
                                                     ------------  ------------  -------------
                                                                                  (UNAUDITED)
Machinery..........................................  $  1,827,896  $  1,857,355   $   455,135
Computer equipment.................................       509,908       563,284       159,660
Demonstration and service equipment................       562,595       562,595       150,827
Office equipment...................................       240,808       347,000       111,901
Leasehold improvements.............................       111,033       171,820        51,667
Transportation equipment...........................        88,578       105,138        27,903
                                                     ------------  ------------  -------------
                                                        3,340,818     3,607,192       957,093
Less: accumulated depreciation and amortization....    (2,493,236)   (2,773,385)     (226,204)
                                                     ------------  ------------  -------------
                                                          847,582       833,807       730,889
Construction in progress...........................            --            --        22,586
                                                     ------------  ------------  -------------
                                                     $    847,582  $    833,807   $   753,475
                                                     ------------  ------------  -------------

4. ACCRUED EXPENSES:

    Accrued expenses consist of the following:

                                                            DECEMBER 31,         SEPTEMBER 30,
                                                     --------------------------  -------------
                                                         1996          1997          1998
                                                     ------------  ------------  -------------
                                                                                  (UNAUDITED)
Accrued commissions................................  $    301,291  $  3,648,248   $   845,181
Accrued compensation...............................     1,051,500     2,934,071     1,032,586
Other..............................................       436,604     1,436,805       148,164
                                                     ------------  ------------  -------------
                                                     $  1,789,395  $  8,019,124   $ 2,025,931
                                                     ------------  ------------  -------------
                                                     ------------  ------------  -------------

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

5. LOAN AND SECURITY AGREEMENT:

    The Company has a loan and security agreement including a $10,000,000 revolving credit agreement with Bank One Corporation, formerly known as Banc One Corporation (the "Bank"). Interest is assessed on borrowings at an annual rate equal to the Bank's prime rate (8.25% and 8.5% as of December 31, 1997 and 1996, respectively), plus 0.6 percent. As of December 31, 1997 and 1996, the Company had borrowings of $9,975,649 and $780,849, respectively, outstanding under this agreement. The revolving credit agreement provides for borrowings based on 80% of eligible accounts receivable, plus the lesser of 40% of eligible inventory, $4,000,000, or 50% of the Revolving Credit Loan.

    In October 1997, the Company and the Bank modified the revolving credit agreement. Maximum borrowings under the revolving credit agreement increased to $10,000,000 and the agreement was extended to August 31, 1998. The Company has the option to fix the annual interest rate of certain borrowings for up to 90 days at the LIBOR rate plus 2.55%, if certain conditions are met. The non-LIBOR borrowings have interest assessed at an annual rate equal to the Bank's prime rate plus or minus the prime rate margin. The prime rate margin varies from 0.3% to (0.3%), depending on the Company's leverage ratio. The prime rate margin was 9.4% as of December 31, 1997.

    The Company also had a term loan under the loan and security agreement, due in monthly principal installments of $33,334, plus interest for three years, and a final principal payment made in 1997. Interest was assessed at an annual rate equal to the Bank's prime rate plus 0.9 percent. The term loan was collateralized by all of the Company's assets except those supporting the revolving credit agreement.

    The loan and security agreement requires the Company to maintain a current ratio of at least 1.2 to 1, keep their leverage ratio below 3.75 to 1, and to have tangible net worth of not less than $7,000,000.

    Cash paid for interest for the years ended December 31, 1997, 1996 and 1995 was $440,964, $122,434 and $188,909, respectively and for the nine month periods ended September 30, 1998 and 1997, $4,362,678 (unaudited) and $144,784
(unaudited), respectively.

    The outstanding balance of the revolving credit agreement was fully repaid in March 1998. See Note 15 for a discussion of the subsequent refinancing of the loan and security agreement.

6. LEASES:

    The Company has several operating leases, primarily for office and warehouse space and office equipment.

    The following is a schedule of future minimum lease payments for operating leases (with initial or remaining terms in excess of one year) as of December 31, 1997:

1998............................................................  $ 706,164
1999............................................................    550,338
2000............................................................    398,996
2001............................................................    343,448
2002............................................................    270,529
                                                                  ---------
                                                                  $2,269,475
                                                                  ---------
                                                                  ---------

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

6. LEASES: (CONTINUED)
    Rent expense for all operating leases was approximately $1,102,000, $582,000 and $619,000 for the years ended December 31, 1997, 1996 and 1995, respectively; and for the nine month periods ended September 30, 1998 and 1997 was $1,395,000 (unaudited) and $659,000 (unaudited), respectively.

7. INCOME TAXES:

    The components of the net deferred tax asset recognized in the accompanying consolidated balance sheets are as follows:

                                            DECEMBER 31,                      SEPTEMBER 30,
                           ----------------------------------------------  --------------------
                                    1996                    1997                   1998
                           ----------------------  ----------------------  --------------------
                                                                               (UNAUDITED)
                            CURRENT   NONCURRENT    CURRENT   NONCURRENT    CURRENT   NONCURRENT
                           ---------  -----------  ---------  -----------  ---------  ---------
Deferred tax assets......  $1,541,909  $  49,193   $2,056,156  $ 975,609   $2,314,024 $1,616,434
Deferred tax
  liabilities............    (18,302)         --    (888,880)         --    (421,405)  (691,836)
                           ---------  -----------  ---------  -----------  ---------  ---------
                           $1,523,607  $  49,193   $1,167,276  $ 975,609   $1,892,619 $ 924,598
                           ---------  -----------  ---------  -----------  ---------  ---------
                           ---------  -----------  ---------  -----------  ---------  ---------

                                             DECEMBER 31,                     SEPTEMBER 30,
                             --------------------------------------------  --------------------
                                      1996                   1997                  1998
                             ----------------------  --------------------  --------------------
                                                                               (UNAUDITED)
                             DEFERRED    DEFERRED    DEFERRED   DEFERRED   DEFERRED   DEFERRED
                                TAX         TAX         TAX        TAX        TAX        TAX
                              ASSETS    LIABILITIES   ASSETS    LIABILITIES  ASSETS   LIABILITIES
                             ---------  -----------  ---------  ---------  ---------  ---------
Accounts receivable........  $ 455,740   $      --   $ 381,085  $ 816,724  $ 562,548  $ 773,769
Inventories reserve........    594,152          --     554,846         --    723,565         --
Prepaid insurance..........         --      18,302          --     72,156         --     39,000
Liability for estimated
  product warranties.......    182,045          --   1,331,016         --  1,831,107         --
Accrued expenses...........    268,017          --     735,146         --    668,301         --
Other......................     91,148          --      29,672         --    144,937    300,472
                             ---------  -----------  ---------  ---------  ---------  ---------
                             $1,591,102  $  18,302   $3,031,765 $ 888,880  $3,930,458 $1,113,241
                             ---------  -----------  ---------  ---------  ---------  ---------
                             ---------  -----------  ---------  ---------  ---------  ---------

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

7. INCOME TAXES: (CONTINUED)
    The provision for income taxes comprised the following:

                                                                                           NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                               --------------------------------------  --------------------------
                                                  1995         1996          1997          1997          1998
                                               ----------  ------------  ------------  ------------  ------------
                                                                                              (UNAUDITED)
Currently payable:
  Federal....................................  $  645,137  $  2,186,127  $  6,255,852  $  2,545,849  $  5,453,253
  Foreign....................................          --        77,053        70,440        51,830            --
  State......................................      75,000       444,758     1,824,172       790,930     1,372,306
                                               ----------  ------------  ------------  ------------  ------------
                                                  720,137     2,707,938     8,150,464     3,388,609     5,759,481
                                               ----------  ------------  ------------  ------------  ------------
Deferred:
  Federal....................................     131,234      (741,544)     (465,054)     (348,791)     (169,098)
  State......................................      19,970       (62,511)     (105,031)      (78,773)      (49,833)
                                               ----------  ------------  ------------  ------------  ------------
                                                  151,204      (804,055)     (570,085)     (427,564)     (218,931)
                                               ----------  ------------  ------------  ------------  ------------
                                               $  871,341  $  1,903,883  $  7,580,379  $  2,961,045  $  5,540,550
                                               ----------  ------------  ------------  ------------  ------------
                                               ----------  ------------  ------------  ------------  ------------

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

7. INCOME TAXES: (CONTINUED)

    The Company's effective tax rate differs from the statutory federal tax rate for the following reasons:

                                                                                              NINE MONTHS
                                                                                                 ENDED
                                                      YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                               --------------------------------------  --------------------------
                                                  1995         1996          1997          1997          1998
                                               ----------  ------------  ------------  ------------  ------------
                                                                                              (UNAUDITED)
Provision for income taxes at statutory
  federal income tax rate....................  $  503,957  $  1,208,455  $  6,351,010  $  2,630,916  $  3,420,885

Increase (decrease) resulting from:
  State income taxes, net of federal
    benefit..................................      62,680       252,283     1,108,074       459,022       748,209
  Foreign income taxes.......................     202,502       233,965       295,954        75,616       294,120
  Goodwill amortization......................          --            --            --            --       455,758
  Penalties and assessments..................      75,000            --            --            --       211,750
  Other......................................      27,202       209,180      (174,659)     (204,509)      409,828
                                               ----------  ------------  ------------  ------------  ------------
                                               $  871,341  $  1,903,883  $  7,580,379  $  2,961,045  $  5,540,550
                                               ----------  ------------  ------------  ------------  ------------
                                               ----------  ------------  ------------  ------------  ------------

    Cash paid for income taxes for the years ended December 31, 1997, 1996 and 1995 approximated $4,311,000, $2,174,000 and $525,000, respectively.

8. EMPLOYEE BENEFITS PLANS:

    The Company provides health insurance benefits to its employees through a self-funded employees' benefit trust. Under the Plan, employees' contributions are charged based upon variable fees depending upon their coverage selection. The Company pays actual employee health benefits claims as incurred and other associated Plan costs from the benefit trust. A $50,000 deposit balance is maintained in the Trust account at all times.

    The Trust has a year-end of October 31. For the years ended December 31, 1997, 1996 and 1995, the Company costs associated with the Plan were approximately $561,000, $458,000 and $516,000, respectively; and for the nine month periods ended September 30, 1998 and 1997, $458,000 (unaudited) and $321,000 (unaudited), respectively.

    The Company has a Plan under Section 401(k) of the Internal Revenue Code covering all eligible employees. Under the Plan, the Company will match a certain percentage of an employee's contribution up to a maximum amount. The Company's matching contribution under the Plan for the years ended December 31, 1997, 1996 and 1995 was approximately $58,000, $51,000 and $49,000, respectively; and for the nine month periods ended September 30, 1998 and 1997, $58,000 (unaudited) and $40,000 (unaudited), respectively.

9. RELATED PARTY TRANSACTIONS:

    The Company had revenues of approximately $368,000 and $1,152,000 from other Wellman-owned entities for the years ended December 31, 1997 and 1996, respectively; and for the nine month periods ended September 30, 1998 and 1997, $49,000 (unaudited) and $361,000 (unaudited), respectively. The

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

9. RELATED PARTY TRANSACTIONS: (CONTINUED)
Company accrued approximately $260,000 for management charges payable to Wellman plc as of December 31, 1996. There were no management charges in 1997. Included in income taxes payable are taxes payable to Wellman, North America of $297,900 as of December 31, 1997.

    The Company had notes receivable from former stockholders and current officers totaling approximately $69,000 as of December 31, 1996. The notes were repaid in 1997. In 1995, the Company purchased $207,000 of consulting services from a company owned by one of the Company's former stockholders.

10. MANDATORILY REDEEMABLE PREFERRED STOCK

    During 1994, the Company issued 5,000 shares of Class B non-voting $100 par value Preferred Stock to the Connecticut Development Authority for $500,000. In April 1997 the Class B Preferred Stock converted to mandatorily redeemable preferred stock and 1,668 shares were redeemed and retired in 1997 for $166,800 and the remaining 3,332 shares are redeemable in 1998 at $335,699. The Class B Preferred Stock pays an annual dividend when and if declared, on a non-cumulative basis, equal to 5% of the par value per share. The distribution rights of this preferred stock were subordinate to those of the 15% convertible preferred stock, but superior to those of the Class A Common Stock.

    In April 1996, the Company amended its certificate of incorporation, whereby the certificate allows for the payment of dividends to the Class B non-voting preferred stockholders or the redemption, purchase or acquisition of the Class B non-voting Preferred Stock without requiring declaration or payment of dividends to any other capital stock of the Company. The amendment was retroactive to 1994.

11. PREFERRED STOCK:

    The Company has 550 shares of 15% Convertible Preferred Stock authorized, issued and outstanding. The Preferred Stock is convertible to shares of Class A Common Stock at a conversion rate of 1:1. The shares earn dividends at the rate of $200.55 per share on July 15 and on January 15 of each year. These dividends are cumulative with effect from July 15, 1990 and interest will be payable at 15% per annum on any unpaid dividends. The Convertible Preferred Stock is senior to all other classes of capital stock with regards to capital and dividend distributions. In the event of liquidation, dissolution or winding up of the Company, each holder of the 15% Convertible Preferred Stock shall be entitled to receive $2,674 per share plus all accrued and unpaid dividends and accrued interest thereon to the date fixed for distribution out of the assets available for distribution.

    In addition, the Company has authorized 9,450 shares of PIK redeemable Preferred Stock and 1,000 shares of Class B non-voting Common Stock of which none are outstanding as of December 31, 1997 and 1996 and September 30, 1998.

12. COMMITMENTS AND CONTINGENCIES:

    The Company and its subsidiaries are parties to lawsuits or may in the future become parties to lawsuits involving various types of commercial claims. Legal proceedings tend to be unpredictable and costly and may be affected by events outside the control of the Company. The Company maintains various levels of insurance to apply to product liability and certain other claims in excess of deductibles.

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

12. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
There is no assurance that litigation will not have an adverse effect on the Company's financial position, results of operations or cash flows.

13. FOREIGN SALES:

    For the years ended December 31, 1997, 1996 and 1995, the Company and its subsidiaries had sales to foreign countries totaling approximately $9,161,000, $5,422,000 and $1,600,000, which represents about 9%, 17% and 8% of sales for each year, respectively. Foreign sales for the nine month periods ended September 30, 1998 and 1997 approximated $2,428,000 (unaudited), $8,400,000
(unaudited) representing about 2% and 18% of sales, respectively.

    Outstanding receivables from foreign customers approximated $3,980,000 and $2,868,000 as of December 31, 1997 and 1996, respectively; and $2,371,000
(unaudited) as of September 30, 1998.

14. FOREIGN EXCHANGE LOSSES:

    As a result of the devaluation of the Mexican peso, the Company experienced the following exchange losses:

                                                                            NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                    ------------------------------------  ----------------------
                                       1995         1996         1997       1997        1998
                                    -----------  -----------  ----------  ---------  -----------

                                                                               (UNAUDITED)
Foreign currency transaction gain
  (loss)..........................  $  (174,546) $  (120,261) $  (79,035) $     506  $  (567,028)
Foreign currency translation
  adjustment......................      142,110      168,388      30,980        679       66,043

15. SUBSEQUENT EVENTS (UNAUDITED):

    On April 29, 1998, the Company entered into a $150,000,000 senior secured revolving credit and term loan agreement (the "Credit Agreement") with Bank of America National Trust and Savings Association. The Credit Agreement consists of a $70,000,000 five-year term loan ("Term Loan A"), a $40,000,000 six and one-half year term loan ("Term Loan B") and a five-year revolving credit facility in the amount of $40,000,000 ("Revolving Loan"). Borrowings under the Credit Agreement are secured by liens on substantially all of the assets of the Company. The Company is also required to comply with certain customary covenants, including certain financial ratios.

    As of September 30, 1998, the Company had borrowings of $17,532,610 outstanding under the Revolving Loan. The Revolving Loan provides for borrowings based on 80% of eligible accounts receivable, plus 50% of eligible inventory and is in effect until the earliest of (a) April 30, 2003, (b) the date on which all outstanding term loans are repaid or prepaid in full or (c) the date in which it shall otherwise terminate in accordance with the Credit Agreement.

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

15. SUBSEQUENT EVENTS (UNAUDITED): (CONTINUED)
    Long-term debt consists of the following at September 30, 1998:

Term Loan A, principal installments of $2,500,000 due on
September 30 and December 31, 1998; $3,125,000 due quarterly in 1999; $3,750,000 due quarterly beginning March 31, 2000
through December 31, 2002, with a final principal payment of
$7,500,000 due April 30, 2003.................................  $ 70,000,000
Term Loan B, annual principal installments of $400,000
beginning June 30, 1999 through June 30, 2004, with a final
principal payment of $37,600,000 due on October 31, 2004......    40,000,000
                                                                ------------
                                                                 110,000,000
Less current portion..........................................   (14,775,000)
                                                                ------------
Long-term debt................................................  $ 95,225,000
                                                                ------------
                                                                ------------

Maturities of long-term debt are as follows:
1999..........................................................  $ 14,775,000
2000..........................................................    14,775,000
2001..........................................................    15,400,000
2002..........................................................    15,400,000
2003..........................................................    11,650,000
Thereafter....................................................    38,000,000
                                                                ------------
                                                                $110,000,000
                                                                ------------
                                                                ------------

    In the third quarter of 1998, pursuant to a board resolution and subsequent separate management stock award agreements, several senior executives of the Company were awarded Common Stock of the Company's parent holding company and cash in lieu of individual income taxes. The stock awards vest immediately and the stock and cash were estimated by the Company to have a fair value of approximately $1,091,000. Accordingly, such amount has been recorded as compensation expense for the nine months ended September 30, 1998.

    The Company, through a wholly-owned subsidiary, entered into a merger agreement, dated as of August 12, 1998, with Envirotest Systems Corp. (ESC), a Delaware corporation, pursuant to which the Company commenced a tender offer for all of the issued and outstanding shares of ESC's Class A Common Stock for $266.3 million in cash, or $17.25 per share, plus the assumption of approximately $275 million in net debt. The Class B and Class C shares of ESC's Common Stock are convertible by the holders thereof into shares of Class A Common Stock on a one-for-one basis and thus may be tendered as well. At September 30, 1998, the Company has incurred approximately $2.5 million in acquisition related costs which are deferred in the accompanying balance sheet.

             ENVIRONMENTAL SYSTEMS PRODUCTS, INC. AND SUBSIDIARIES

15. SUBSEQUENT EVENTS (UNAUDITED): (CONTINUED)
    On October 8, 1998, the Company entered into an agreement with Bank of America and BA Credit Corporation, pursuant to which a Delaware limited liability company, ESP Financial Services LLC, ("ESP Financial") has been established to provide financing for vehicle emissions testing equipment to be sold by ESP to decentralized facilities. ESP Financial Services LLC is 90% owned by ESP and 10% owned by BA Credit Corporation. After ESP has arranged a sale of vehicle emissions testing equipment with a decentralized facility owner operator, ESP Financial will purchase the equipment from ESP and lease it to the facility. ESP will receive payment in full for the sale from ESP Financial at the time of sale, ESP Financial will securitize the lease payments from the decentralized facilities and after repayment to BA Credit Corporation and its affiliates of the purchase price for the equipment, ESP and BA Credit Corporation will share in the spread between the actual or implied interest rates on the lease payments and on the instruments issued in connection with the securitization based on their respective interests in ESP Financial.

    Effective October 15, 1998 the Company completed its tender offer and merger with ESC. This business combination will be accounted for by the Company by the purchase method. ESC had revenue of approximately $168 million for the year ended September 30, 1998. In connection with the merger and related financing the Company paid, among other professional fees, $5 million to Alchemy for arranging the merger and financing.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

ENVIROTEST SYSTEMS CORP. AND SUBSIDIARIES

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Envirotest Systems Corp. and its subsidiaries (the "Company") at September 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 7, 1998

                   ENVIROTEST SYSTEMS CORP. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                              AS OF SEPTEMBER 30,
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                               1997       1998
                                                                                                             ---------  ---------
                                                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................................................................................  $  18,685  $  71,506
  Available-for-sale securities............................................................................     40,955         --
  Contract receivables, net of allowance for doubtful accounts of $1,026 and $1,299, respectively..........     11,789     12,822
  Prepaid and other current assets.........................................................................      5,911      5,183
                                                                                                             ---------  ---------
      Total current assets.................................................................................     77,340     89,511
Restricted cash............................................................................................     19,567     18,890
Property, plant, and equipment, net........................................................................    188,342    218,889
Assets held under capital lease, net.......................................................................     44,564     43,240
Assets held for sale, net..................................................................................     21,482      3,123
Intangible assets, net.....................................................................................     16,479     15,560
Deferred charges and debt acquisition costs, net...........................................................     11,249      8,880
Other assets...............................................................................................        710        765
                                                                                                             ---------  ---------
      Total assets.........................................................................................  $ 379,733  $ 398,858
                                                                                                             ---------  ---------
                                                                                                             ---------  ---------

                                              LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable.........................................................................................  $   3,697  $  12,900
  Current portion of long-term debt and capital lease obligations..........................................     10,184      8,990
  Accrued expenses and other current liabilities...........................................................     23,575     45,441
  Income taxes payable.....................................................................................        338        498
                                                                                                             ---------  ---------
      Total current liabilities............................................................................     37,794     67,829
Senior subordinated debt...................................................................................    125,000    125,000
Senior debt, net...........................................................................................    149,531    149,365
Long-term debt, net........................................................................................     33,175     21,825
Long-term capital lease obligation, net....................................................................     53,095     47,575
Other long-term liabilities................................................................................      5,514      4,630
                                                                                                             ---------  ---------
      Total liabilities....................................................................................    404,109    416,224
                                                                                                             ---------  ---------
Commitments and contingencies (Notes 18 and 20)
Stockholders' deficit:
  Common stock, $0.01 per share par value; Class A Common Stock, 40,000 shares authorized, 8,843 and 8,833 shares issued and outstanding at September 30, 1998 and 1997, respectively; Class B Common Stock, 5,000 shares authorized, 1,250 shares issued and outstanding at September 30, 1998 and 1997, respectively;
    Class C Common Stock, 5,000 shares authorized, 2,026 shares issued and outstanding at September 30,
    1998 and 1997..........................................................................................        165        165
  Additional paid-in capital...............................................................................     60,140     60,173
  Treasury stock, at cost..................................................................................    (29,003)   (29,003)
  Cumulative currency translation adjustment...............................................................         43       (191)
  Unrealized loss on available-for-sale securities.........................................................         (8)        --
  Accumulated deficit......................................................................................    (55,713)   (48,510)
                                                                                                             ---------  ---------
      Total stockholders' deficit..........................................................................    (24,376)   (17,366)
                                                                                                             ---------  ---------
      Total liabilities and stockholders' deficit..........................................................  $ 379,733  $ 398,858
                                                                                                             ---------  ---------
                                                                                                             ---------  ---------


   The accompanying notes are an integral part of the consolidated financial statements.

                   ENVIROTEST SYSTEMS CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEARS ENDED SEPTEMBER 30,
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                  1996        1997        1998
                                                                               ----------  ----------  ----------
Contract revenues............................................................  $  124,472  $  140,664  $  168,650
Cost of revenues.............................................................     102,149      98,859     104,970
                                                                               ----------  ----------  ----------
Gross profit.................................................................      22,323      41,805      63,680
Operating costs, expenses and gain:
  Selling, general and administrative........................................      21,782      19,046      19,453
  Corporate relocation.......................................................       1,850          --          --
  Amortization...............................................................       3,427       2,432       2,373
  Merger and acquisition.....................................................          --          --       7,828
  Gain on Pennsylvania settlement............................................     (15,307)     (3,950)     (2,555)
                                                                               ----------  ----------  ----------
Income from operations.......................................................      10,571      24,277      36,581
Other expense (income):
  Interest expense...........................................................      38,940      40,220      33,774
  Interest income............................................................      (3,259)     (7,636)     (4,540)
  Interest income from Pennsylvania settlement...............................      (5,684)     (1,109)       (987)
  Other......................................................................          --         103         456
                                                                               ----------  ----------  ----------
Income (loss) per share before income taxes and extraordinary item...........     (19,426)     (7,301)      7,878
  Income tax expense.........................................................       5,638          --         675
                                                                               ----------  ----------  ----------
Income (loss) before extraordinary item......................................     (25,064)     (7,301)      7,203
  Extraordinary loss on debt repurchase......................................          --       1,324          --
                                                                               ----------  ----------  ----------
Net income (loss)............................................................  $  (25,064) $   (8,625) $    7,203
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Net income (loss) per common share:
Income (loss) per share before extraordinary item............................  $    (1.51) $    (0.44) $     0.59
Extraordinary loss per share.................................................          --  $    (0.08)         --
Net income (loss) per share, basic...........................................  $    (1.51) $    (0.52) $     0.59
Net income (loss) per share, diluted.........................................  $    (1.51) $    (0.52) $     0.49
Weighted average common shares outstanding...................................      16,552      16,439      12,114
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Weighted average common shares outstanding and common equivalent shares
  outstanding................................................................      16,552      16,439      14,836
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------


   The accompanying notes are an integral part of the consolidated financial statements.

                   ENVIROTEST SYSTEMS CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE YEARS ENDED SEPTEMBER 30,
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                       1996       1997       1998
                                                                                     ---------  ---------  ---------
Cash flows from operating activities:
  Net income (loss)................................................................  $ (25,064) $  (8,625) $   7,203
  Adjustment to reconcile net income (loss) to net cash provided by (used in)
    operating activities:
    Depreciation and amortization..................................................     24,538     24,159     30,336
    Allowance for doubtful accounts................................................         74        850       (273)
    Amortization of loan discount and deferred debt issuance costs.................      2,516      1,277      2,375
    Gain on Pennsylvania settlement................................................    (15,307)    (3,950)    (2,555)
    Gain on sale of property, plant and equipment and assets held for sale.........         --         --       (447)
    Extraordinary loss on debt repurchase..........................................         --      1,324         --
    Deferred taxes.................................................................      5,476         --         --
    Other..........................................................................        (96)       738       (117)
  Changes in assets and liabilities:
    Contract receivables...........................................................     (2,585)    (1,670)      (760)
    Prepaid and other current assets...............................................     (1,793)      (514)       728
    Deferred charges...............................................................     (2,200)      (341)      (448)
    Accounts payable...............................................................        470       (128)     9,203
    Accrued interest...............................................................        190       (519)       (40)
    Accrued expenses and other current liabilities.................................      1,358       (725)       659
    Advances from customer.........................................................         --         --     18,928
    Income taxes payable...........................................................         79       (336)       160
    Other..........................................................................        (82)       688       (939)
                                                                                     ---------  ---------  ---------
  Net cash provided by (used in) operating activities..............................    (12,426)    12,228     64,013
                                                                                     ---------  ---------  ---------
Cash flows from investing activities:
  Purchases of available-for-sale securities.......................................     (6,644)  (127,597)        --
  Maturities of available-for-sale securities......................................         --     94,625     40,963
  Purchases of property, plant and equipment.......................................    (49,724)   (14,668)   (55,854)
  Proceeds from sales of property, plant and equipment.............................      3,835      1,434      1,126
  Proceeds from Pennsylvania settlement............................................     65,000     79,405         --
  Proceeds from sale of Pennsylvania assets........................................      2,362      9,077     21,797
  Other............................................................................     (2,560)    (2,948)    (1,453)
                                                                                     ---------  ---------  ---------
Net cash provided by investing activities..........................................     12,269     39,328      6,579
                                                                                     ---------  ---------  ---------
Cash flows from financing activities:
  Senior debt repurchase...........................................................         --    (50,000)      (300)
  Stock repurchase and transaction costs...........................................         --    (29,040)        --
  Repayment of capital lease obligation............................................     (1,485)    (4,710)    (5,090)
  Repayment of long term debt......................................................     (2,457)    (3,739)   (12,974)
  Capitalization of loan fees......................................................     (1,765)       (24)        --
  Proceeds from capital lease and long term debt...................................     31,345         --         --
  Proceeds from issuance of common stock...........................................        148          4         33
  Decrease in restricted cash......................................................     10,389      1,541        677
                                                                                     ---------  ---------  ---------
Net cash provided by (used in) financing activities................................     36,175    (85,968)   (17,654)
                                                                                     ---------  ---------  ---------
Effect of exchange rate on cash and cash equivalents...............................          7         (7)      (117)
                                                                                     ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents...............................     36,025    (34,419)    52,821
Cash and cash equivalents, beginning of year.......................................     17,079     53,104     18,685
                                                                                     ---------  ---------  ---------
Cash and cash equivalents, end of year.............................................  $  53,104  $  18,685  $  71,506
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Supplemental cash flow information:
Cash paid for interest and income taxes for the years ended September 30, 1998,
  1997 and 1996 was as follows:
  Interest, net of capitalized interest............................................  $  38,751  $  38,744  $  32,614
  Income taxes.....................................................................        245         40        448


   The accompanying notes are an integral part of the consolidated financial statements.

                   ENVIROTEST SYSTEMS CORP. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT


             FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1997 AND 1998


                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                       CUMULATIVE
                                  COMMON STOCK                                 TREASURY STOCK           CURRENCY
                           --------------------------     ADDITIONAL      ------------------------     TRANSLATION
                             SHARES        AMOUNT       PAID IN CAPITAL     SHARES       AMOUNT        ADJUSTMENT
                           -----------  -------------  -----------------  -----------  -----------  -----------------
Balance at October 1,
  1995...................      16,158     $     162        $  60,028          --           --           $    (121)
Exercise of Options......         462             4              144
Foreign Currency
  Translation
  Adjustment.............                                                                                      25
Net Loss.................
                           -----------        -----          -------           -----   -----------          -----
Balance at September 30,
  1996...................      16,620           166           60,172          --           --                 (96)
Exercise of Options......          17                              4
Other Adjustments........        (140)           (1)             (36)
Stock repurchases........      (4,388)                                         4,388    $ (29,003)
Foreign Currency
  Translation
  Adjustment.............                                                                                     139
Unrealized loss on
  available-for-sale
  securities.............
Net loss.................
                           -----------        -----          -------           -----   -----------          -----
Balance at September 30,
  1997...................      12,109           165           60,140           4,388      (29,003)             43
Exercise of Options......           9        --                   33
Foreign Currency
  Translation
  Adjustment.............                                                                                    (234)
  Unrealized loss on
    available for-sale
    securities...........
Net Income...............
                           -----------        -----          -------           -----   -----------          -----
Balance at September 30,
  1998...................      12,118     $     165        $  60,173           4,388    $ (29,003)      $    (191)
                           -----------        -----          -------           -----   -----------          -----
                           -----------        -----          -------           -----   -----------          -----

                              UNREALIZED
                                LOSS ON
                              AVAILABLE-
                               FOR-SALE         ACCUMULATED
                              SECURITIES         (DEFICIT)        TOTAL
                           -----------------  ----------------  ---------
Balance at October 1,
  1995...................         --             $  (22,024)    $  38,045
Exercise of Options......                                             148
Foreign Currency
  Translation
  Adjustment.............                                              25
Net Loss.................                           (25,064)      (25,064)
                                     ---           --------     ---------
Balance at September 30,
  1996...................         --                (47,088)       13,154
Exercise of Options......                                               4
Other Adjustments........                                             (37)
Stock repurchases........                                         (29,003)
Foreign Currency
  Translation
  Adjustment.............                                             139
Unrealized loss on
  available-for-sale
  securities.............      $      (8)                              (8)
Net loss.................                            (8,625)       (8,625)
                                     ---           --------     ---------
Balance at September 30,
  1997...................             (8)           (55,713)      (24,376)
Exercise of Options......                                              33
Foreign Currency
  Translation
  Adjustment.............                                            (234)
  Unrealized loss on
    available for-sale
    securities...........              8                                8
Net Income...............                             7,203         7,203
                                     ---           --------     ---------
Balance at September 30,
  1998...................      $  --             $  (48,510)    $ (17,366)
                                     ---           --------     ---------
                                     ---           --------     ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                   ENVIROTEST SYSTEMS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATMENTS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

1.      ORGANIZATION:

    Envirotest Systems Corp. ("Envirotest" or the "Company") markets, installs and operates centralized vehicle emissions testing programs under contracts entered into with state and municipal governments within the United States and a program in British Columbia, Canada. The Company also offers states and municipalities services in a variety of sophisticated data management and vehicle identification capabilities.

    Envirotest provides governmental authorities an all-inclusive service whereby it designs, constructs, and operates centralized vehicle emissions programs. The Company's services include: designing a network that provides convenience to motorists; identifying and procuring adequate inspection sites; constructing emissions facilities with multiple test lanes; designing and installing a proprietary vehicle emissions inspection system and computer network to collect and process emissions testing data; and managing and operating the inspection program using sophisticated software and equipment developed by the Company.

    On August 12, 1998, Envirotest, entered into a merger agreement with Stone Rivet, Inc. ("Purchaser"), a Delaware corporation and wholly owned subsidiary of Environmental Systems Products, Inc. ("Parent"), a Delaware corporation, for the acquisition of the Company's outstanding shares of Class A Common Stock by Purchaser at a price of $17.25 per share in cash. Under the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of Class B Common Stock, $.01 par value per share, and Class C Common Stock, $.01 par value per share, of the Company will be converted into the right to receive an amount in cash equal to the price per Share paid pursuant to the Class A Common Stock Offer.

    Under the terms of the transaction, the Purchaser commenced a cash tender offer for all outstanding shares of the Company common stock at $17.25 per share. Effective October 15, 1998, approximately 11,963,529 shares were tendered and were accepted by the Purchaser for payment. The acquisition was completed by a merger of Envirotest with the Purchaser, in which the remaining Envirotest shares were canceled and converted into the right to receive $17.25 per share in cash. Subsequently, Envirotest became a 100% owned subsidiary of the purchaser. In connection with the closing of the tender offer, among other actions, the Purchaser repaid senior subordinated debt (Note 9), senior debt (Note 10), and long term debt (Note 11), plus any accrued interest. In connection with the merger agreement, Envirotest incurred costs of approximately $7,828 million in connection with the merger transaction and the amount is included in the consolidated statement of operations as of September 30, 1998 within the caption "Merger and acquisition costs."

2.      SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Envirotest and its domestic and foreign subsidiary companies. All inter-company balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH, CASH EQUIVALENTS AND AVAILABLE-FOR-SALE SECURITIES

    The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates market value. Included in the Company's cash and cash equivalents are approximately $67,686 and $8,369 of commercial paper invested through registered broker/dealers at September 30, 1998 and 1997, respectively. The Company intends to hold these investments until maturity.

    Investments are classified as "available-for-sale" and have maturities greater than three months from the date of acquisition. Investments classified as "available-for-sale" are reported at fair value with gains and losses net of related tax, if any, reported as a separate component of shareholders' equity. Available-for-sale securities of $40,955 as of September 30, 1997 primarily consisted of certificates-of-deposit and high-grade commercial paper, with maturity dates ranging from December 1997 through May 1998.

CONTRACTS AND CONTRACT RECEIVABLES

    The Company's contract receivables primarily consist of uncollateralized amounts due from state, municipal and foreign governments.

    Under most of the Company's contracts, the governmental authority has the right, and in some cases may be obligated, to purchase the Company's program facilities on termination of the contract, at a price generally determined by applying specified criteria set forth in the contract. Most contracts expressly provide for termination if the legislation authorizing the (I/M) program is repealed or if sufficient funds for the program are not appropriated by the relevant governmental authority. More than half of the Company's contracts also allow the governmental authority to terminate the contract without cause, upon giving advance written notice of not less than 30 days. The Company is also required to post performance bonds once the contract is awarded.

    Under most of the Company's I/M contracts, the Company is required to pay liquidated damages as a penalty for failure to meet specified start-up dates or performance requirements, in many cases after a specified notice and cure period.

RESTRICTED CASH

    Restricted cash of $18,890 and $19,567 at September 30, 1998 and 1997 respectively, primarily consisted of certificates of deposit for the Company's financing and performance bonds related to the emissions testing contracts with state and municipal governments. Included in restricted cash as of September 30, 1998, are $6,579, $2,369 and $1,700 required under credit agreements for the financing of Ohio, Indiana and Wisconsin programs, respectively. Also, $2,515 in proceeds from bonds issued by the Indiana Development Finance Authority for the Indiana program are being held in trust pending use of the funds and $5,727 as collateral for performance bonds and worker's compensation insurance. The Washington debt was paid in full in December 1997, thus releasing the $600 Washington restricted cash. Included in restricted cash as of September 30, 1997 are $6,519, $2,253, $1,700 and $600 required under credit agreements for the financing of Ohio, Indiana, Wisconsin and Washington programs, respectively. Also, $4,253 in proceeds from bonds issued by the Indiana Development Finance

Authority for the Indiana program are being held in trust pending use of the funds and $4,242 as collateral for performance bonds and worker's compensation insurance.

PROPERTY, PLANT, EQUIPMENT AND CAPITAL LEASE

    Property, plant and equipment are recorded at cost. The capital lease is recorded at the present value of the future lease principal payments. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the assets or lease term as follows:

Buildings and site improvements............................  30 years
Machinery and equipment....................................  2-10 years
Leasehold improvements.....................................  Lease term

    Buildings and site improvements are depreciated on a straight-line basis over the estimated useful life, generally 30 years. Periodically the Company prepares an analysis to compare the estimated net book value of the buildings, site improvements and land at the estimated completion date of individual contracts (assuming certain renewals, if any) to the estimated residual value. Adjustments to depreciable lives are made accordingly.

    It is possible, given the political, legislative and competitive environment in which the Company operates, that the estimates discussed above could change and may result in accelerated depreciation charges. Also, the actual values realized on disposal could differ from the amounts used in estimating the residual values of these properties.

    Interest costs relating to the acquisition and construction of major projects are capitalized and depreciated over the estimated useful lives of the related assets. Interest expense capitalized for the years ended September 30, 1998, 1997 and 1996 was $1,218, $103 and $981, respectively.

    The cost of maintenance and repairs is charged to expense in the year incurred. Expenditures that increase the useful lives of property and equipment are capitalized.

    When items are retired or disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

    The Company assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of the asset's net book value over its remaining life can be recovered through projected undiscounted future cash flows.

INTANGIBLE ASSETS

    Intangible assets are stated as cost and are amortized on a straight-line basis over their estimated useful lives as follows:

Goodwill...................................................  12 years
Government contracts.......................................  12 years
                                                             10-17
License agreement..........................................  years
                                                             15-17
Patents....................................................  years
Covenants not-to-compete...................................  12 years
Copyrights.................................................  12 years

    It is the Company's policy to re-evaluate the estimated useful life of each of its intangible assets on a quarterly basis and may adjust the estimated useful life accordingly. It is possible, given the political, legislative and competitive environment in which the Company operates, that the estimates discussed above could change and may result in accelerated amortization charges.

DEFERRED DEBT ACQUISITION COSTS

    Costs associated with obtaining long-term debt financing have been capitalized and are amortized over the repayment term of the related debt. Accumulated amortization is $8,541 and $6,817 for fiscal 1998 and 1997, respectively.

DEFERRED CHARGES

    Significant expenses incurred in bringing new emissions testing programs into operation including staff recruitment, staff training, public information and similar pre-operating costs are deferred and amortized over a twelve-month period commencing with the start of program operations. Deferred charge amortization expenses were $609, $1,124 and $4,419 for fiscal 1998, 1997 and 1996 respectively. Accumulated amortization is $7,465 and $6,457 for fiscal 1998 and 1997, respectively.

CONTRACT REVENUES

    Generally, for vehicle emissions inspection contracts, revenue is based on the fees that are collectible for the tests performed. Where contracts provide for up-front payments in addition to test fees per contract, the payments are recognized as revenue over the contract term.


    The Company's contract revenues from major customers, which individually account for in excess of 10% of the Company's total contract revenue, were as follows:



CUSTOMER                                           1996          1997       1998
-------------------------------------------  ----------------  ---------  ---------
State A....................................     less than 10%  $  15,383  $  30,315
State B....................................      $17,000          17,341     23,225
State C....................................       18,700          20,905     21,945
State D....................................       20,300          20,353     20,445
State E....................................       16,500          16,840     16,981


    For the fiscal year ended September 30, 1998, significantly all of the Company's contract revenues were derived from its 14 emission testing contracts. Contracts for the Company's existing emissions contracts expire between the years 1999 and 2008.

RESEARCH AND DEVELOPMENT

    Research and development costs are charged to operations as incurred. Research and development expenses for the periods ended September 30, 1998, 1997 and 1996 were approximately $36, $97 and $44, respectively and are included in general and administrative expenses.

INCOME TAXES

    Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

FOREIGN CURRENCY TRANSLATION

    The Company has determined that the functional currency of its international subsidiary is the local currency. In accordance with Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation," the assets and liabilities denominated in foreign currency are translated into U.S. dollars at the current rate of exchange existing at period-end, and revenues and expenses are translated at average monthly exchange rates. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

EARNINGS (LOSS) PER SHARE

    Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

    The following is a reconcilliation of the numerator - net income/(loss) and the denominator - number of shares, used in the basic and diluted EPS calculation (amounts in thousands except per share data):


                                                                 1996       1997       1998
                                                              ----------  ---------  ---------
Basic:
Net income (loss)...........................................  $  (25,064) $  (8,625) $   7,203
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------
Weighted average common shares outstanding..................      16,552     16,439     12,114
Basic EPS...................................................      $(1.51)    $(0.52)     $0.59
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------

Diluted:
Weighted average common shares outstanding..................      16,552     16,439     12,114
                                                              ----------  ---------  ---------
Stock option common equivalents.............................      --         --          2,722
Weighted average common shares outstanding and common
  equivalent shares outstanding.............................      16,552     16,439     14,836
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------
Diluted EPS.................................................      $(1.51)    $(0.52)     $0.49
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------



    There were 813 and 805 shares excluded from the calculation of diluted EPS as their effect was anti-dilutive for the years ended September 30, 1996 and 1997, respectively.


RELATED PARTY TRANSACTIONS

    The Company does not enter into any transaction with a related person unless such transaction is made in good faith and is on terms, which are (i) fair and reasonable to the Company and (ii) on an arms-length basis. Any transaction or series of transactions with a related person with an aggregate value in excess of a certain amount first must be approved by a special committee of the Board as fair and reasonable and on an arms length basis; and further, for any transaction or series of transactions with an aggregate value in excess of a certain amount, the Company obtains a favorable opinion as to fairness from a financial point of view from an independent financial advisor of national reputation.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash equivalents, other receivables and accrued liabilities are a reasonable estimate of their fair value due to their short-term nature. The estimated values of the Company's long-term debt are based on interest rates at September 30, for issues with similar remaining maturities.

    The estimated fair value amounts of the Company's financial instruments have been determined by the Company, using appropriate market information and valuation methodologies. Considerable judgment is required to develop the estimates of fair value, therefore the estimates provided here are not necessarily indicative of the amounts that could be realized in a current market exchange.

    The Company calculates the fair value of financial instruments and includes this additional information in the notes to financial statements when the fair value is different from the book value of those financial instruments. When the fair value is equal to the book value, no additional disclosure is made. The Company uses quoted market prices whenever available to calculate these fair values. When quoted market prices are not available, the Company uses standard pricing models for various types of financial instruments, which take into account the present value of estimated future cash flows. The effect of using different market assumptions and/or estimation methodologies may be material to the estimated fair value amounts.

RISKS AND UNCERTAINTIES

    The market for the Company's services is substantially dependent on state and federal legislation and regulations mandating air pollution controls and vehicle emissions testing. The availability of new emissions testing contracts depends largely on the manner by which governmental authorities choose to implement emissions testing programs to comply with governmental negotiations. Specifically, governmental authorities may, with certain limitations, implement decentralized or state-run programs, as opposed to centralized contractor-operated programs. In order to build or retain its market share the Company must continue to successfully compete for new government contracts.

CONCENTRATIONS OF CREDIT RISK


    As of September 30, 1997 and 1998, the Company's cash and cash equivalents and short-term investments, which consist principally of demand deposits, commercial paper and certificates of deposit, were on deposit with several commercial banks and an investment house. Deposits in these banks may exceed the amount of insurance, if any, provided on such deposits. The Company has not experienced any losses on its cash or cash equivalents.


    The Company maintains allowances for potential credit losses and such losses have been within management's expectations. Financial instruments that potentially subject the Company to concentrations of credit risk principally comprise cash and cash equivalents, available-for-sale securities, accounts receivable and long-term debt.

RECLASSIFICATIONS

    Certain amounts in the consolidated financial statements have been reclassified to conform with the current year's presentation. The reclassification had no impact on previously reported net loss or stockholders' equity.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This Statement establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. It does not, however, require a specific format for the statement, but requires the Company to display an amount representing total comprehensive income for the period in that financial statement. This Statement is effective for the Company's 1999 fiscal year.

    In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Statement establishes standards for how public business enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. This Statement is effective for the Company's 1998 fiscal year. The Company does not believe it currently has any separately reportable segments.

    In April 1998, the Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs, which should be expensed as incurred. This SOP is effective for the Company's 2000 fiscal year. The Company has reviewed the provisions of this SOP and does not believe that adoption of this standard will have a material effect upon its results of operations, financial position, or cash flows.

    In March 1998, the Accounting Standards Executive Committee issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance on when costs related to software developed or obtained for internal use should be capitalized or expensed. This SOP is effective for the Company's 1999 fiscal year. The Company has reviewed the provisions of the SOP and does not believe adoption of this standard will have a material effect upon its results of operations, financial position, or cash flows.

3.      PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment consisted of the following at September 30, 1998 and 1997:


                                                                         1997        1998
                                                                      ----------  ----------
Property, plant and equipment:
  Land..............................................................  $   31,798  $   36,431
  Buildings and site improvements...................................     110,953     112,170
  Machinery and equipment...........................................      98,496     103,749
  Leasehold improvements............................................       3,457       5,524
                                                                      ----------  ----------
                                                                         244,704     257,874
Construction in progress............................................       3,285      36,171
                                                                      ----------  ----------
                                                                         247,989     294,045
Less accumulated depreciation.......................................     (59,647)    (75,156)
                                                                      ----------  ----------
                                                                      $  188,342  $  218,889
                                                                      ----------  ----------
                                                                      ----------  ----------



    Depreciation expense for the years ended September 30, 1996, 1997 and 1998 was $20,061, $20,341 and $26,639, respectively.

4.      ASSETS HELD UNDER CAPITAL LEASES:


    Assets held under capital leases consisted of the following at September 30, 1997 and 1998:



                                                                         1997        1998
                                                                      ----------  ----------
Land................................................................  $    5,455  $    5,455
Buildings and site improvements.....................................      41,599      41,599
                                                                      ----------  ----------
                                                                          47,054      47,054
Less accumulated amortization.......................................      (2,490)     (3,814)
                                                                      ----------  ----------
                                                                      $   44,564  $   43,240
                                                                      ----------  ----------
                                                                      ----------  ----------



    Amortization expense for the years ended September 30, 1996, 1997 and 1998 was $1,050, $1,386 and $1,324, respectively.


5.      ASSETS HELD FOR SALE:

    Assets held for sale primarily includes property, plant and equipment at testing sites formerly operated under the Pennsylvania program. These properties are currently being marketed for sale.

    At September 30, 1998, the Company believes it has sufficient reserves for potential losses on the sale of properties held for sale. At September 30, 1996 the estimated loss on sale of properties of $109,402, has been recognized in the accompanying financial statements. Losses are based on management's estimates of the amounts expected to be realized on the sale of these assets, net of disposal costs. The amounts the Company will ultimately realize may differ materially from the amounts assumed in arriving at the estimated loss.


    Assets held for sale consisted of the following at September 30, 1997 and 1998:



                                                                            1997       1998
                                                                          ---------  ---------
Land, buildings and site improvements...................................  $  21,548  $   4,317
Machinery and equipment.................................................        378        378
                                                                          ---------  ---------
                                                                             21,926      4,695
Less accumulated depreciation...........................................       (444)    (1,572)
                                                                          ---------  ---------
                                                                          $  21,482  $   3,123
                                                                          ---------  ---------
                                                                          ---------  ---------

6.      GAIN ON PENNSYLVANIA SETTLEMENT:

    Legislation adopted by the Commonwealth of Pennsylvania General Assembly directed the Pennsylvania Department of Transportation ("PennDOT") to delay implementation of the Pennsylvania emissions testing program until March 31, 1995. On February 28, 1995, the Governor announced an indefinite suspension of the implementation of any program until the Commonwealth receives clarification regarding the elements of a testing program that the federal EPA would find acceptable.

    On December 15, 1995, the Company entered into a General Release and Settlement Agreement ("Agreement") with the Commonwealth of Pennsylvania that resolves the issues related to the Company's contract with PennDOT. Under the terms of the Agreement, the Company was paid $25,000 on December 29, 1995 and $40,000 on July 31, 1996 and was to be paid $40,000 on each of July 1997, and 1998 plus interest at 6% from December 15, 1995. On December 11, 1996, the Company sold its right to receive the two remaining installment payments totaling $80,000 in principal amount under the Agreement. The Company retained the right to receive accrued interest of approximately $1,749, which was paid in August 1997.

    The transaction was effected through a sale of the Receivables Assets from Envirotest Partners, a Pennsylvania general partnership owned by Envirotest and ETI, to a newly formed wholly owned subsidiary of the Company, ES Funding Corp. ("Funding"). Funding, in turn, transferred the Receivables Assets to an affiliate of a Pennsylvania bank. Funding and Envirotest Partners provided certain representations in connection with the transaction, including representations as to enforceability of the Agreement against the Commonwealth, and agreed to repurchase the Receivables Assets if Envirotest Partners fails to comply with its obligations under the Agreement.

    In addition, the Company will sell the assets and retain the proceeds and the Commonwealth will pay the Company 50% of the amount by which the net proceeds from the sale of the assets (as defined by the Agreement as amended December 1996) are less than $55,000 up to a maximum of $11,000 plus interest at 6% from December 15, 1995. Should the net proceeds from the sale of the assets exceed $55,000, the Company will pay the Commonwealth 75% of the amount by which the net proceeds exceed $55,000. The Commonwealth paid the Company $11,000, plus accrued interest of $1,734 on July 31, 1998.

    The Company is of the opinion that sufficient reserves have been recognized and that, upon final disposition of properties, no additional loss will be recognized.


    During fiscal 1997 and 1998, management adjusted its estimated loss expected to be realized for claims resulting as a consequence of the Pennsylvania contract cancellation that have been settled, resolved or are unlikely to present future liability. The adjustment resulted in a $3,950 and $2,555 gain on the Pennsylvania settlement in fiscal 1997 and 1998, respectively.


    The gain on the Pennsylvania settlement in fiscal 1996 was calculated as follows:

Proceeds (excluding contingent payment)...........................  $ 145,000
Property, plant and equipment write down..........................   (109,402)
Other assets write down...........................................     (7,732)
Additional reserves...............................................    (12,559)
                                                                    ---------
                                                                    $  15,307
                                                                    ---------
                                                                    ---------

7.      INTANGIBLE ASSETS:


    Intangible assets consisted of the following at September 30, 1997 and 1998:



                                                                            1997       1998
                                                                          ---------  ---------
Government contracts....................................................  $  21,921  $  21,923
Covenants not-to-compete................................................     --            830
Goodwill................................................................      4,435      5,058
License agreement.......................................................      1,903      1,903
Copyrights..............................................................      1,000      1,000
Patents.................................................................      1,962      1,962
                                                                          ---------  ---------
                                                                             31,221     32,676
Less accumulated amortization...........................................    (14,742)   (17,116)
                                                                          ---------  ---------
                                                                          $  16,479  $  15,560
                                                                          ---------  ---------
                                                                          ---------  ---------


8.      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:


    Accrued expenses and other current liabilities consisted of the following at September 30, 1997 and 1998:



                                                                            1997       1998
                                                                          ---------  ---------
Accrued employee-related expenses.......................................  $   6,237  $   8,027
Accrued real and personal property taxes................................      2,217      1,955
Pennsylvania settlement reserves........................................      4,098      1,970
Accrued interest........................................................      1,170      1,130
Professional services...................................................      2,874      1,238
Deferred Revenue........................................................     --         20,783
Construction Retainage Payable..........................................     --          2,393
Other...................................................................      6,979      7,945
                                                                          ---------  ---------
                                                                          $  23,575  $  45,441
                                                                          ---------  ---------
                                                                          ---------  ---------


9.      SENIOR SUBORDINATED DEBT:


    Senior subordinated debt consisted of the following at September 30, 1997 and 1998:



                                                                           1997        1998
                                                                        ----------  ----------
Senior Subordinated Notes, due April 1, 2003; interest at 9 5/8%, payable semi-annually................................................  $  125,000  $  125,000
                                                                        ----------  ----------
                                                                        ----------  ----------


    The Senior Subordinated Notes ("Notes") are redeemable by the Company after April 1998. The Notes will be redeemable at any time at the option of the Company, in whole or in part, at the redemption prices beginning at 103.609% of the principal amount for the period beginning April 1, 1998 and declining ratably to 100% of the principal amount on or after April 1, 2001 plus accrued or unpaid interest to the date of redemption.

    The Notes are uncollateralized obligations of the Company, subordinated in right of payment to all Senior Debt (as defined). The Notes carry various covenants, including a limitation on payment of dividends, incurrence of additional indebtedness and issuance of disqualified stock (as defined).


    As of September 30, 1997 and 1998, the fair value of the Notes, which is determined based on quoted market price, was $117,500 and $129,824, respectively.

10.     SENIOR DEBT:


    Senior debt consisted of the following at September 30, 1997 and 1998:



                                                                           1997        1998
                                                                        ----------  ----------
Senior Notes, due March 15, 2001; interest at 9 1/8% (net of discount of $469 and $335 respectively)......................................  $  149,531  $  149,365
                                                                        ----------  ----------
                                                                        ----------  ----------


    The Senior Notes are redeemable by the Company after March 15, 1998. The Senior Notes will be redeemable at any time at the option of the Company, in whole or in part, at redemption prices beginning at 103.083% of the principal amount for the period beginning March 15, 1998 and declining ratably to 100% of the principal amount on or after March 15, 2000 plus accrued or unpaid interest to the date of redemption.

    The Senior Notes are senior unsecured obligations of the Company, senior in right of payment to the 9 5/8% Senior Subordinated Notes of the Company. The Senior Notes carry various covenants, including a limitation on payment of dividends, incurrence of additional indebtedness and issuance of disqualified stock (as defined).

    In August 1997, the Company received permission from the Senior debt holders to redeem up to $50,000 of the Senior Notes. In September 1997, $50,000 aggregate principal amount of Senior Notes were purchased by the Company. The Company recognized a non-recurring charge, reflected as an extraordinary loss from the write-off of amortization of deferred issuance costs, original issue discounts and tender offer fees of $1.3 million in connection with this repurchase.


    As of September 30, 1997 and 1998, the fair value of the Senior Notes, which is determined based on quoted market price, was $148,000 and $154,690, respectively.


11.     OTHER LONG TERM DEBT:

    On December 29, 1995, the Company's wholly owned subsidiary, Envirotest Wisconsin, Inc., issued $17,000 principal amount of notes (the "Notes"). The Notes bear interest at the rate of 7.53% per annum with monthly payments, including interest, beginning at approximately $230 and increasing to approximately $340 with maturity on November 30, 2002. The Notes are collateralized by all assets used in the Wisconsin program. At September 30, 1998, the unpaid principal balance is $12,645.

    In January 1996, the Company acquired Systems Control, Inc., a Washington corporation (SC-WA), the operator of the centralized emissions testing program in the State of Washington. At the time of the acquisition, SC-WA had debt outstanding under a credit agreement. During December 1997, the Company restructured this loan as a revolving facility and paid off the outstanding principal balance.

    In June 1996, the Company issued $14,345 principal amount of notes for the Indiana program. The notes bear interest at the rate of 7.82% per annum with quarterly payments, including interest of approximately $540, and mature in 2006. Principal payments began June 1997. The notes are collateralized by all assets used in the Indiana program. At September 30, 1998, the unpaid principal is $12,650.

    The other long-term debt matures as follows:

1999                                                                 $   3,470
2000                                                                     4,075
2001                                                                     4,495
2002                                                                     5,230
2003                                                                     2,650
Thereafter.........................................................      5,375
                                                                     ---------
Total principal payments...........................................     25,295
Less current portion...............................................     (3,470)
                                                                     ---------
                                                                     $  21,825
                                                                     ---------
                                                                     ---------

12.     STOCK OPTIONS:

    The Company has adopted a Stock Option Plan (the "Plan") providing for the grant of options to purchase shares of Class A Common Stock to certain employees of the Company and its subsidiaries and to Outside Directors (as defined) on an annual, nondiscretionary basis. The Plan provides for the grant of options intended to qualify as Incentive Stock Options ("ISOs") as defined by Section 422 of the Internal Revenue Code and options that do not qualify as ISOs ("NQSOs"). The exercise price per share for all ISOs generally may not be less than 100% of the fair market value on the date of grant. The exercise price per share for NQSOs may be less than, equal to or greater than the fair market value on the date of grant, but not less than par value, except that the exercise price for NQSOs granted to Outside Directors shall be the fair market value on the date of grant. Under the Plan, such options are exercisable according to a vesting schedule pursuant to the terms of each Option Agreement. Unless earlier terminated by the Board of Directors, the Plan will terminate in January 2003, 10 years after its effective date.

    In 1993, pursuant to an agreement for consulting services, a director and principal stockholder of the Company was granted options to purchase 50,000 shares of Class A Common Stock at an exercise price of $9.75 per share and 50,000 shares at an exercise price of $14.00 per share. Options to purchase 25,000 shares of each of the foregoing options (an aggregate of 50,000) vested upon grant, with the remaining options vesting in September 1994. The unexercised options expire August 31, 1998. In 1997 the Company granted new options in exchange for the surrender and cancellation of certain of its existing Options with this director; such new Options to have a purchase price equal to $6.125 with the other terms of such new Options to be identical to the terms of the surrendered and cancelled Options, including the vesting schedule.

    In the first quarter of 1997, the Company granted non-qualified options to purchase shares of the Class A Common Stock to certain Non-Executive Directors of the Company at an exercise price equal to the fair market value of the Company's Class A Common Stock on the date of grant. The options vest ratably over three years and terminate after ten years.

    In the first and second quarter of fiscal year 1998, the Company granted non-qualified options to purchase shares of the Class A Common Stock to certain Non-Executive Directors of the Company at an exercise price equal to the fair market value of the Company's Class A Common Stock on the date of grant. The options vest ratably over three years and terminate after ten years.

    The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the 1993 Plan. Had compensation cost for the 1993 Plan been determined based on the fair value at the grant date for options granted in fiscal 1998 and 1997 consistent with the provisions of SFAS 123, the Company's net income (loss) and net income (loss) per share for fiscal 1997 and 1998 would have been increased to the pro forma amounts indicated below:



                                                                 1996        1997       1998
                                                              ----------  ----------  ---------
Net income (loss)--as reported..............................  $  (25,064) $   (8,625) $   7,203
Net income (loss)--pro forma................................  $  (25,422) $  (10,911) $   4,675
Net income (loss) per share--as reported....................  $    (0.52) $    (0.52) $    0.59
Net income (loss)--pro forma................................  $    (0.66) $    (0.66) $    0.39


    The fair value of each option that was granted after October 1, 1995 is estimated on the date of the grant using the Black-Scholes multiple option pricing model with the following weighted average assumptions:


                                    1996           1997           1998
                                -------------  -------------  -------------
Risk free interest............   5.0%--5.938%   5.0%--5.938%   4.87%--5.82%
Expected life.................  4.56 years     4.56 years     6.92 years
Expected volatility...........  82.1%          82.1%          81.1%
Expected dividend.............  --             --             --


    The weighted average expected life was calculated based on the vesting period and the exercise behavior of the employees.


    The weighted average fair value of options granted in 1996, 1997 and 1998 was $3.50, $2.09 and $1.38, respectively.


    The following table summarizes the stock options outstanding at September 30, 1998:

                              OPTIONS OUTSTANDING

                      NUMBER             WEIGHTED AVERAGE                           NUMBER EXERCISABLE
     EXERCISE    OUTSTANDING AS OF           REMAINING          WEIGHTED AVERAGE    AS OF SEPTEMBER 30,
       PRICES   SEPTEMBER 30, 1998       CONTRACTUAL LIFE        EXERCISE PRICE            1998
--------------  -------------------  -------------------------  -----------------  ---------------------
 $     0.2700              493                    2.22              $    0.27                  493
 $     0.4800              383                    3.53              $    0.48                  383
 $     2.0000              200                    8.53              $    2.00                  100
 $     2.2500                3                    8.25              $    2.25                    2
 $     2.7500              200                    7.32              $    2.75                  200
 $     2.8375              200                    7.32              $    2.84                   66
 $     3.2500              100                    8.12              $    3.25                   33
 $     3.3750              752                    8.07              $    3.38                  271
 $     4.7500               15                    9.09              $    4.75                    0
 $     5.2500              200                    9.04              $    5.25                    0
 $     6.1250            1,126                    7.03              $    6.13                1,127
 $     6.7500               40                    9.36              $    6.75                    0
 $     6.8750              485                    9.33              $    6.88                    0
 $     7.0625              100                    9.42              $    7.06                    0
 $    10.8750               15                    9.56              $   10.88                    0
                         -----                                                               -----
                         4,312                                                               2,675

    The following table summarizes the status of, and changes in, options granted during the years ended September 30, 1996, 1997 and 1998:

                                                                             WEIGHTED AVERAGE
                                                              SHARES         OPTION PRICE PER
                                                           UNDER OPTION            SHARE
                                                          ---------------  ---------------------
Outstanding at September 30, 1995.......................         2,660           $    5.39
Granted.................................................           400           $    2.78
Exercised...............................................          (462)          $    0.34
Canceled................................................          (185)          $   11.10
                                                                 -----
Outstanding at September 30, 1996.......................         2,413           $    5.35
Granted.................................................         1,262           $    3.95
Reissued and repurchased................................           590           $    4.65
Exercised...............................................           (16)          $    0.27
Canceled and expired....................................          (618)          $   13.25
                                                                 -----
Outstanding at September 30, 1997.......................         3,631           $    3.38
Granted.................................................         1,008           $    6.52
Exercised...............................................           (10)          $    3.38
Canceled................................................          (317)          $    4.47
                                                                 -----
Outstanding at September 30, 1998.......................         4,312           $    3.99
                                                                 -----
                                                                 -----


                                                              OPTIONS            AVAILABLE
                                                            EXERCISABLE          FOR GRANT
                                                          ---------------  ---------------------
September 30, 1996......................................         1,506                 816
September 30, 1997......................................         1,470                  33
September 30, 1998......................................         2,675                  --


    The Company has granted certain employees and Directors non-qualified stock options outside the Plan, which have been included in the above table. Non-qualified stock options granted in 1996, 1997 and 1998 were zero, 35,000, and 981,667, respectively.


13.     STOCKHOLDERS' EQUITY:

    Envirotest Systems Corp. was incorporated on August 20, 1990 for the purpose of purchasing Hamilton Test Systems, Inc. ("HTS"), a wholly owned subsidiary of United Technologies Corporation (the "Prior Parent"). At the time of the HTS acquisition, a subsidiary of the Prior Parent had an equity interest in Envirotest of approximately 23.6% of the outstanding stock. Generally Accepted Accounting Principles require that a portion of the equity participation in Envirotest by the Prior Parent be valued using the carry-over basis of its equity interest in HTS. Accordingly, a portion of HTS' assets were recorded at the book value of the Prior Parent. The effect of the predecessor carry-over basis of $5,578 is reflected as a component of stockholders' equity.

    In September, 1997, the Company purchased 4,388 shares of its Class A Common Stock, par value $0.01 per share (the "Common Stock"), at a price of $4.50 per share pursuant to its "Dutch" auction tender offer. All such shares were purchased by the Company for approximately $29,003, including associated repurchase costs. The repurchased shares are accounted for at cost, including associated repurchase costs, and recorded as treasury stock in the accompanying balance sheet at September 30, 1997. Cost directly related to the repurchase of shares were $9,257 and are included as part of the cost of the shares acquired.

    Payment of cash dividends is restricted by the terms of the Indenture covering the Senior and Senior Subordinated Notes (under a formula based on the consolidated net income of the Company plus proceeds of equity offerings) and subject to the maintenance of a certain consolidated fixed charge coverage ratio.

14.     INCOME TAXES:


    Income (loss) before income taxes and income tax expense for the years ended September 30, 1996, 1997 and 1998 are shown below:



                                                                                1996        1997        1998
                                                                             ----------  ----------  ----------
Income (loss) before income taxes:
  Domestic operations......................................................  $  (18,938) $  (10,519) $    5,928
  Foreign operations.......................................................        (488)      1,894       1,950
                                                                             ----------  ----------  ----------
        Total..............................................................     (19,426)     (8,625) $    7,878
                                                                             ----------  ----------  ----------
Income tax:
Domestic operations:
  Current..................................................................         162      --             675
  Deferred.................................................................       5,161      --          --
                                                                             ----------  ----------  ----------
        Total domestic.....................................................       5,323                     675
                                                                             ----------  ----------  ----------
Foreign operations:
  Current..................................................................                  --          --
  Deferred.................................................................         315      --          --
                                                                             ----------  ----------  ----------
        Total foreign......................................................         315      --          --
                                                                             ----------  ----------  ----------
        Total..............................................................  $    5,638  $   --      $      675
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------


    The Company's tax expense differs from the expense calculated using the statutory federal income tax rate for the following reasons:


                                                                                  1996       1997       1998
                                                                                ---------  ---------  ---------
Tax benefit at statutory federal income tax rate..............................  $  (6,605) $  (2,933) $   2,679
Increase (decrease) resulting from:
    Goodwill amortization.....................................................         66         66     --
    Nondeductible expenses....................................................        179         64      2,111
    Adjustments of the valuation allowance....................................     13,044      3,553     (5,546)
    State income taxes, net of federal tax benefit............................       (837)      (603)       203
    Federal alternative minimum tax...........................................     --         --            687
    Foreign taxes, net of federal tax benefit.................................        (52)       227        234
    Other.....................................................................       (157)      (374)       307
                                                                                ---------  ---------  ---------
Total income tax expense......................................................  $   5,638  $  --      $     675
                                                                                ---------  ---------  ---------
                                                                                ---------  ---------  ---------

    The components of deferred tax balances as of September 30, 1997 and 1998 are as follows:



                                                                                        1997       1998
                                                                                      ---------  ---------
Deferred taxes:
    Contract revenue................................................................  $  --      $   7,514
    Accrued vacation pay............................................................        537        682
    Charitable contributions........................................................        377     --
    Other liabilities...............................................................      4,559      4,589
    Pennsylvania settlement reserves................................................      1,628        425
    Net operating loss carryforwards................................................     30,123     16,292
    Capital loss carry forward......................................................     --            202
    Alternative minimum tax credit carryforward.....................................     --            687
    Difference between financial reporting and tax bases of fixed and intangible
      assets........................................................................    (11,583)   (10,296)
    Valuation allowance.............................................................    (25,641)   (20,095)
                                                                                      ---------  ---------
    Net deferred taxes..............................................................  $  --      $  --
                                                                                      ---------  ---------
                                                                                      ---------  ---------


    The valuation allowance at September 30, 1998 is included in the accompanying analysis due to the change in ownership of the Company effective October 16, 1998.

    The net change in the valuation allowance for the deferred tax assets of the Company is as follows:


                                                                                        1997       1998
                                                                                      ---------  ---------
Beginning balance...................................................................  $  19,452  $  25,641
Adjustment of valuation allowance due to a reassessment of the realizability of deferred tax assets (1997 includes $3,553 adjustment to the Income Statement and
  $2,636 adjustment to equity)                                                            6,189     (5,546)
                                                                                      ---------  ---------
Ending balance......................................................................  $  25,641  $  20,095
                                                                                      ---------  ---------
                                                                                      ---------  ---------


    At September 30, 1998, the Company had federal net operating loss carryforwards for federal tax purposes of approximately $37,547. The amounts expire between 2010 and 2012. The state loss carryforwards vary in amount and expiration date depending on the jurisdiction.

15.     DEFINED CONTRIBUTION PLAN AND SUPPLEMENTAL RETIREMENT PLAN:


    The Company has adopted a defined contribution 401(k) plan (the "Plan") covering substantially all its employees. Eligible employees may contribute up to 16% of base compensation to the Plan. The Company has an optional matching program where the Company can match 50% of the employee's first 6% of contribution. Company-matched contributions vest in full after three years of an employee's credited service to the Company. The Company also has an option to make additional profit-sharing contributions equal to 2% of the base salary of each Plan participant. Defined contribution expense for the Company was approximately $696, $457 and $304 for the years ended September 30, 1996, 1997 and 1998, respectively.


    The Company has supplemental employee retirement plans covering six of its key employees or former employees. The plan benefits for each employee range from $13 to $100 per year commencing at age 65 for a period of ten years payable in equal monthly installments. The plans also provide death and disability benefits in the event of the death or total disability of an employee while employed by the Company. The Company's policy is to fund the plan through certain life insurance policies or

15.     DEFINED CONTRIBUTION PLAN AND SUPPLEMENTAL RETIREMENT PLAN: (CONTINUED)

through the general unrestricted assets of the Company. Supplemental retirement expense for the Company was approximately $119, $105, and $43, for the years ended September 30, 1996, 1997 and 1998, respectively.


16.     RELATED PARTY TRANSACTIONS:


    In 1993, the Company entered into a three-year agreement for consulting services with a director and principal stockholder of the Company. The agreement provides for a base-consulting fee of $240 plus expenses annually for the first year and $120 annually thereafter, as well as the grant of options. For the years ended September 30, 1996, 1997 and 1998, the Company expensed $120, $0 and $0, respectively under this agreement.


    The Company retained a director of the Company to render consulting services. The agreement originally provided for a base-consulting fee of $10 per month plus expenses which decreased to $5 per month plus expenses in August 1997. For the year ended September 30, 1998 and 1997 the Company expensed $0 and 101, respectively, under this agreement. This agreement expired in 1998.

    The Company has employee agreements with five executive employees whereby the Company is obligated to pay the employee's salary, including benefits, from one to three years. In addition, the Company is required to pay bonuses to two employees upon change of ownership (as defined by the agreements). Total salary and bonuses payable to the five employees is $3.5 million. These amounts were either paid to the employees as of the effective date of the merger or will be paid in the form of a monthly annuity over a one to three year period.

    As the Company has previously disclosed in its periodic reports filed with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, the facilities and assets used by the Company in the Cuyahoga County, Ohio I/M testing program (the "Ohio Assets") and the Tennessee I/M testing program (the "Tennessee Assets") were leased to the Company pursuant to separate Sale and Leaseback Agreements with Kane Partners, L.P. ("Kane Partners"). Richard Gelfond, a director of the Company, is Vice President of the General Partners of Kane Partners and holds a 25% limited partnership interest in Kane Partners. Chester C. Davenport, Chairman of the Company, holds a 25% limited partnership interest in Kane Partners. In November 1992, Kane Partners acquired the underlying leasehold property and the related rights and obligations from the original lessors of the Ohio and Tennessee Assets.

    The statute and regulations governing Ohio's new I/M240 test program require that the land and buildings be owned by a third party having no affiliation with the operator of the program. The Ohio program is divided into four separate zones, three of which were subject to competitive bid and, when awarded, complied with this requirement. The fourth zone, Cuyahoga County, was subject to an existing contract held by Envirotest at the time contracts for the other zones were awarded by the State (two of which were awarded to the Company). As a condition to entering into a new 10 year contract with Envirotest to conduct I/M240 vehicle inspections in Cuyahoga County, Ohio (and not submitting this zone to a competitive bid), the State of Ohio required Envirotest to comply with its new I/M legislation and caused Kane Partners to divest its ownership interest in the Ohio Assets. Accordingly, the third party developer utilized approximately $10,000 of the net proceeds of the Authority offering described in
Note 17 to acquire ownership of the Ohio Assets that will be used in the new Cuyahoga County, Ohio program to be operated by the Company. As a result, the land and buildings used by the Company under its three Ohio I/M240 program contracts will be owned by the developer and leased to the Company.

    In connection with the negotiations related to the Ohio Assets, the Company agreed to purchase from Kane Partners the Tennessee Assets for $1,800 and one Ohio test site that will not be used in the new test program for $300, for an aggregate purchase price of $2,100. Although Tennessee Assets and Ohio Assets have been subject to separate sale and leaseback agreements, the assets have served as functional security for a financing provided to the Company in 1990 and were held by Kane Partners since 1992 for the same purpose. Kane Partners utilized a portion of the aggregate proceeds received by it from the sale of the Ohio Assets and Tennessee Assets to retire certain debt obligations held by Chemical Venture Partners and Apollo Advisors, L.P., affiliates of which are directors of the Company and beneficially own approximately 14% and 17%, respectively, of the Company's outstanding Class A Common Stock. These debt obligations were incurred by Kane Partners in connection with its initial acquisition of the Ohio Assets and Tennessee Assets.

    In connection with the evaluation and approval of the acquisition of the Ohio Assets and the Tennessee Assets, and as required by the Senior Notes debt covenants, a committee of disinterested directors of the Company retained an independent financial advisor which rendered an opinion stating that (i) the purchase price paid for the Ohio Assets and Tennessee Assets (collectively, the "Purchase Price") was fair to the public shareholders of the Company from a financial point of view, and (ii) the Purchase Price was fair and reasonable to the Company from a financial point of view and was on financial terms at least as favorable as financial terms that could be obtained by the Company in a comparable transaction made on an arm's length basis with persons who are not related persons.

17.     CAPITAL LEASE AND LONG-TERM DEBT OBLIGATION:

    On June 30, 1995, the Ohio Air Quality Development Authority (Authority) issued $64,380 of bonds with an 8.1% interest rate to finance the costs of the acquisition, construction, renovation and equipping of the Company's emissions testing network in Ohio. The bonds are subject to mandatory sinking fund redemption and are due December 31, 2005. The land and buildings are owned by a developer (the "Developer") and leased to the Company pursuant to a capital lease. The equipment is owned by the Company. The Developer and the Company separately have entered into loan agreements with the Authority under which the payments will provide for timely payment of principal and interest on the bonds. The Developer and the Company have entered into a master lease agreement pursuant to which the developer will lease the land and buildings to the Company. The proceeds are held in trust pending use of the funds and the unexpended proceeds are reflected on the Company's balance sheet as restricted cash.

    Pursuant to the master lease and loan agreements, all revenues from the operation of the Ohio emissions testing network are paid into certain accounts held by the Trustee pursuant to a cash management services agreement. The excess of revenues from operations over the amount required to be paid monthly to the Authority under the loan agreements and to the Ohio Environmental Protection Agency per the contracts will be available to the Company. The bonds are collateralized by all Ohio program assets.

    The future minimum annual payments under the master lease and Company loan agreement for fiscal years ending September 30 are as follows:

1999..............................................................  $   9,619
2000..............................................................      9,629
2001..............................................................      9,639
2002..............................................................      9,623
2003..............................................................      9,626
Thereafter........................................................     22,451
                                                                    ---------
Total minimum payments............................................     70,587
Amount representing interest......................................    (17,492)
                                                                    ---------
Present value of minimum payments.................................     53,095
Less current portion..............................................     (5,520)
                                                                    ---------
                                                                    $  47,575
                                                                    ---------
                                                                    ---------

18.     OPERATING LEASES:

    The Company is obligated under noncancelable operating leases for the building sites in Vancouver, British Columbia. The Vancouver lease runs for seven years ending August 31, 1999, with monthly payments averaging approximately $300. The Company has the option to renew this lease for an additional seven-year period.

    As of September 30, 1998, approximate future minimum lease commitments under noncancelable operating leases are as follows:

1999...............................................................  $   5,343
2000...............................................................      1,824
2001...............................................................      1,425
2002...............................................................      1,101
2003...............................................................        681
Thereafter.........................................................      2,970
                                                                     ---------
                                                                     $  13,343
                                                                     ---------
                                                                     ---------


    Rental expense for the years ended September 30, 1996, 1997 and 1998 was approximately $4,112, $6,043 and $5,760 respectively, net of sublease income of approximately $289, $429 and $185 for 1996, 1997 and 1998 respectively.


19.     EXTRAORDINARY LOSS:

    During fiscal 1997, the Company recognized an extraordinary loss from the write-off of amortization of deferred issuance costs, original issue discounts and tender offer fees of $1,324, in connection with the repurchase of $50,000 aggregate principal amount of its 9 1/8% Senior Notes due 2001, completed September 17, 1997.

20.     COMMITMENTS AND CONTINGENCIES:

    The Company has several performance bonds on its long-term contracts. These bonds are required by the contracts and vendor agreements in the event the Company cannot perform and complete the contracts and agreements. In addition, a bank holds a letter of credit in the amount of $2,400 guaranteed by the Company in connection with its performance obligations in respect to the Washington State contract. In the opinion of management, the Company will be able to fulfill the requirements of the long-term contracts and leases. In June 1997, the Company signed an agreement with the State of Illinois to upgrade the State's existing centralized auto emissions testing program to an enhanced program. The agreement also extends the program term to 2006. Capital expenditures required to implement the new program are expected to total approximately $75,000. Enhanced testing will commence in early 1999.

    On August 29, 1997, the Company purchased from Hughes Aircraft Company ("Hughes") the assets comprising Hughes' remote emissions sensing product line and related technologies for $3,700. In addition, the Company agreed to pay a 3% royalty on future net revenues related to remote sensing sales and services over the next five years up to a cap of $10.0 million. The royalty payments are contingent on future revenues from remote sensing sales and services and totaled $55 as of September 30, 1998. The Company also assumed Hughes' contract with the State of Arizona to provide remote sensing services. The acquisition has been accounted for as a purchase. The impact on the 1997 financial statements was not material.

    The Company and its subsidiaries are parties to lawsuits or may in the future become parties to lawsuits involving various types of commercial claims, including, but not limited to, breach of contract and intellectual property matters. Legal proceedings tend to be unpredictable and costly and may be affected by events outside the control of the Company. There is no assurance that litigation will not have an adverse effect on the Company's financial position, results of operations, or cash flows.

    State of Connecticut v. Envirotest Systems Corp. Under the new contract entered into with the Company in April 1994, the State unilaterally decided to continue the old testing procedure and phase in the enhanced testing required by the new contract. Additionally, the Company was unable to build two test facilities, one due to the State's inability to provide the land the contract required and the other due to the inability to obtain zoning. As a result, the Company and the State of Connecticut were in dispute concerning various financial issues related to the performance by each of their respective obligations under the Contract. On May 8, 1998, the Company and the State of Connecticut entered into an agreement (the "Agreement") settling the State's claims against the Company, except for certain penalties unrelated to the settled claims which the parties are to negotiate, and the Company's claims against the State. The Agreement modifies the terms of the Company's existing vehicle inspection and safety inspection contracts with the State to provide among other things, for the Company to add five emissions inspection lanes to its existing network in lieu of constructing an additional station as required under the existing contracts.

    Ganzcorp Investments, Inc. v. Envirotest Systems Corp. On September 26, 1995 Ganzcorp Investments, Inc. d/b/a/ Mustang Dynamometer filed suit against Envirotest Systems Corp. in U.S. District Court for the Northern District of Ohio. The suit alleged breach of contract and asked for damages in excess of $10.0 million. The suit was voluntarily dismissed by the parties on December 22, 1995 so that the parties could focus on settlement negotiations. On October 8, 1997, the case was re-filed by Ganzcorp when settlement negotiations broke down between the parties. In 1993, the parties signed an agreement for the supply of chassis dynamometers by Ganzcorp to the Company for its emission testing programs in Ohio, Connecticut, and Pennsylvania. When the Company's testing program with the State of Pennsylvania was canceled, the Company canceled its contract with Ganzcorp per a "termination for convenience" clause. Under such clause Ganzcorp would be allowed to make a claim for certain costs incurred but such a claim would be substantially below its stated claim of more than $10,000. Additionally, the Company has counterclaims against Ganzcorp for breach of contract and warranty obligations which it believes to be in excess of $7,900. Subsequent to September 30, 1998, the Company has agreed in principal to pay Ganzorp up to $1.5 million in settlement of all of the above claims. The settlement amount has been included in the accompanying financial statements within the balance sheet caption "accrued expenses and other current liabilities."

    R.W. Granger & Sons filed a Demand for Arbitration in the East Hartford, Connecticut, office of the American Arbitration Association in September 1996 alleging breach of contract and failure to pay amounts due Granger in connection with the construction of certain of the Company's testing facilities in the State of Connecticut. On December 29, 1997, Granger filed a complaint in State Superior Court in the Judicial District of Hartford/New Britain at New Britain alleging that the Company's failure to pay amounts due to Granger is an unfair trade practice under the Connecticut Unfair Trade Practices Act. The Arbitrators awarded Granger approximately $495, including the costs of the Arbitration, in a decision rendered on August 12, 1998. Granger was claiming damages of approximately $2.0 million in its Demand for Arbitration. Granger has moved to modify the arbitration award seeking additional alleged damages of approximately $200,000, which motion is pending. The Company intends to vigorously defend against Granger's remaining claim in State Superior Court and the Company believes that any judgment against the Company with respect to the remaining claim will not have a material adverse effect on its financial position and results of operations.

    Timothy J. Grendell, et al v. Ohio Environmental Protection Agency, et al. On November 18, 1998, Timothy J. Grendell, on behalf of himself and all others similarly situated, filed a class action lawsuit in the Court of Common Pleas, Summit County, Akron, Ohio. The defendants include the Ohio Environmental Protection Agency and the Company. Grendell filed a virtually identical suit in 1996 and it was dismissed without prejudice exactly one year before the above-noted class action lawsuit was filed. Like the 1996 lawsuit, the above-noted class action lawsuit asserts that the statute and contract that created E-Check are unconstitutional under Ohio law, and requests declaratory and injunctive relief, attorney fees and costs. The Company believes that it has valid defenses to the claims contained in the complaint and intends to defend the matter vigorously.

    In addition to the above, the Company is a party to various other legal proceedings and claims in the ordinary course of business. Although the claims cannot be estimated, in the opinion of management the resolution of these matters will not have a material adverse effect on the Company's consolidated financial position and results of operations.

21.     FOREIGN OPERATIONS:


    The Company's contract revenues from its foreign subsidiary, located in Vancouver, British Columbia, Canada, were approximately $10,147, $14,062 and $13,475 for the years ended September 30, 1996, 1997 and 1998, respectively, and were earned from a single customer. Identifiable assets of the foreign subsidiary totaled approximately $5,019, $4,786, and $6,913 at September 30, 1998, 1997 and 1996, respectively. The foreign subsidiary had a gross profit before selling, general and administrative expenses of approximately $572, $3,173 and $3,715 for the years ended September 30, 1996, 1997 and 1998, respectively.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR TO BUY THE NOTES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN
THIS PROSPECTUS IS CURRENT AS OF         , 1999.

                            ------------------------


    Until           , 1999, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                 ENVIRONMENTAL
                                SYSTEMS PRODUCTS
                                 HOLDINGS INC.
                                  $100,000,000
                            13% SENIOR SUBORDINATED
                                NOTES DUE 2008,
                           WHICH ARE UNCONDITIONALLY
                             GUARANTEED ON A SENIOR
                           SUBORDINATED BASIS BY THE
                              DOMESTIC AND CERTAIN
                          FOREIGN SUBSIDIARIES OF THE
                                    COMPANY

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 [ALTERNATE COVER FOR MARKET-MAKING PROSPECTUS]


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE [SELLING NOTEHOLDERS] MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITED.

        THE INFORMATION IN THIS PROSPECTUS WILL BE AMENDED OR COMPLETED;
                            DATED FEBRUARY   , 1999


PROSPECTUS



             , 1999


ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.



$100,000,000



13% SENIOR SUBORDINATED NOTES DUE 2008



CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED, AFFILIATES OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION AND CHASE EQUITY ASSOCIATES L.P. MAY USE THIS PROSPECTUS TO OFFER UP TO $100,000,000 OF 13% SENIOR SUBORDINATED NOTES DUE 2008 IN ONE OR MORE OFFERINGS.



                                       TERMS OF NOTES

- MATURITY                                     - GUARANTEES
  October 31, 2008.                              If we cannot make payments on the notes
- REDEMPTION                                     when due, some of our subsidiaries have
  We may redeem the notes at any time after      guaranteed that they will make them
  October 31, 2003.                              instead. Not all of our subsidiaries are
                                                 guarantors.
  Before October 31, 2001, we may redeem up    - RANKING
  to $35 million of the notes with the           These notes and the subsidiary guarantees
  proceeds of certain public offerings of our    are subordinated to the following debt of
  equity or that of our parent company.          us and our subsidiaries who have given
- MANDATORY OFFER TO REPURCHASE                  guarantees:
  If a new owner purchases our company or if
  we sell the stock or assets of any of our      - current indebtedness other than trade
  major subsidiaries, we must offer to             payables; and
  repurchase the notes.
                                                 - future indebtedness other than trade
                                                 payables unless the terms of that
                                                   indebtedness expressly provide otherwise.
                                               - INTEREST
                                                 Paid every six months on April 30 and
                                                 October 31.



 THIS INVESTMENT INVOLVES RISK. SEE THE RISK FACTORS SECTION BEGINNING ON PAGE
                                      13.



    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.



THIS PROSPECTUS IS TO BE USED BY (I) DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION ("DLJSC") IN CONNECTION WITH OFFERS AND SALES IN MARKET-MAKING TRANSACTIONS AT NEGOTIATED PRICES RELATED TO PREVAILING MARKET PRICES AT THE TIME OF SALE AND (II) BY DLJ INVESTMENT PARTNERS, L.P., DLJ ESC II, L.P. AND DLJ INVESTMENT FUNDING, INC. (THE "DLJ INVESTORS"), OR OTHER SELLING NOTEHOLDER NAMED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT, IN THE OVER-THE-COUNTER MARKET, IN PRIVATELY NEGOTIATED TRANSACTIONS, IN UNDERWRITTEN OFFERINGS OR BY A COMBINATION OF SUCH METHODS OF SALE, AT FIXED PRICES THAT MAY BE CHANGED, AT MARKET PRICES PREVAILING AT THE TIME OF SALE, AT PRICES RELATING TO SUCH PREVAILING PRICES OR NEGOTIATED PRICES. THE DLJ INVESTORS OR SUCH OTHER SELLING NOTEHOLDER MAY EFFECT SUCH TRANSACTIONS BY SELLING NOTES TO OR THROUGH BROKER-DEALERS AND SUCH BROKER-DEALERS MAY RECEIVE COMPENSATION IN THE FORM OF DISCOUNTS, CONCESSIONS OR COMMISSIONS FROM THE DLJ INVESTORS OR SUCH OTHER SELLING NOTEHOLDER OR THE PURCHASERS OF THE NOTES FOR WHOM SUCH BROKER-DEALERS MAY ACT AS AGENT OR TO WHOM THEY SELL AS PRINCIPAL OR BOTH (WHICH COMPENSATION TO A PARTICULAR BROKER-DEALER MIGHT BE IN EXCESS OF CUSTOMARY COMMISSIONS). IF REQUIRED, THE NAMES OF ANY SUCH BROKER-DEALERS AND THE APPLICABLE COMPENSATION, IF ANY, WILL BE SET FORTH IN AN ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. WE DO NOT INTEND TO LIST THE NOTES ON ANY SECURITIES EXCHANGE. DLJSC HAS ADVISED US THAT IT INTENDS TO MAKE A MARKET IN THE NOTES; HOWEVER, IT IS NOT OBLIGATED TO DO SO AND MAY STOP AT ANY TIME. WE WILL NOT RECEIVE THE PROCEEDS OF THE SALE OF THE NOTES BUT WILL BEAR THE EXPENSES OF REGISTRATION.

                            ------------------------

                          DONALDSON, LUFKIN & JENRETTE



THE DATE OF THIS PROSPECTUS IS             , 1999.

              [ALTERNATE RISK FACTOR FOR MARKET-MAKING PROSPECTUS]



TRADING MARKET FOR THE NOTES



    There is no existing trading market for the notes, and we cannot assure you about the future development of a market for the notes or your ability to sell the notes or the price at which you may be able to sell your notes. If such market were to develop, the notes could trade at prices that may be higher or lower than their initial offering price depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. Although it is not obligated to do so, DLJSC intends to make a market in the notes. Any such market-making activity may be discontinued at any time, for any reason, without notice at the sole discretion of DLJSC. No assurance can be given as to the liquidity of or the trading market for the notes. DLJSC may be deemed to be our "affiliate" (as defined the Securities Act) and, as such, may be required to deliver a prospectus in connection with its market-making activities in the notes.

                [ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]



                                USE OF PROCEEDS



    This Prospectus is delivered in connection with the sale of the notes by DLJSC in market-making transactions or by the DLJ Investors or other selling noteholder named in an accompanying prospectus supplement in resale transactions. We will not receive any of the proceeds from such transactions.

[ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]



                              PLAN OF DISTRIBUTION



    This Prospectus is to be used by DLJSC in connection with offers and sales of the notes in market-making transactions effected from time to time. DLJSC may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.



    In addition, this Prospectus is to be used by the DLJ Investors or other selling noteholder named in an accompanying prospectus supplement in connection with resales in the over-the-counter market, in negotiated transactions, in underwritten offerings, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The DLJ Investors or such other selling noteholder may effect such transactions by selling the notes to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the DLJ Investors or such other selling noteholder and/or the purchasers of the notes for whom such broker-dealer may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The address of each of the DLJ Investors is 277 Park Avenue, New York, NY 10172.



    In order to comply with the securities laws of certain states, if applicable, the notes will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the notes may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.



    The DLJ Investors or such other selling noteholder and any broker-dealers or agents that participate with the DLJ Investors in the distribution of the notes may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the notes purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.



    Each of the DLJ Investors or such other selling noteholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the notes by the DLJ Investors.



    The DLJMB Funds, each of which may be deemed to be an affiliate of DLJSC, beneficially own approximately 13.3% of the Series A Common Stock of Environmental Systems Products, Inc. Susan C. Schnabel, a principal of DLJMB, is a member of the Board of Directors of Environmental Systems Products, Inc. Further, DLJ Capital Funding, Inc., an affiliate of DLJSC, acted as syndication agent, and DLJSC acted as arranger, in connection with the Senior Secured Credit Facility for which they received certain customary fees. In addition, DLJSC received a $2 million placement fee in connection with the initial placement of the notes. DLJSC has, from time to time, provided investment banking and other financial advisory services to Environmental Systems Products, Inc. and the Company and expects to provide such services to Environmental Systems Products, Inc. and the Company in the future.



    DLJSC has informed the Company that it does not intend to confirm sales of the notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.



    The Company has been advised by DLJSC that, subject to applicable laws and regulations, DLJSC currently intends to make a market in the notes. However, DLJSC is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors--Trading Market for the Notes."

               [ALTERNATE BACKCOVER FOR MARKET-MAKING PROSPECTUS]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR TO BUY THE NOTES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN
THIS PROSPECTUS IS CURRENT AS OF         , 1999.

                            ------------------------


    Until           , 1999, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                 ENVIRONMENTAL
                                SYSTEMS PRODUCTS
                                 HOLDINGS INC.
                                  $100,000,000
                            13% SENIOR SUBORDINATED
                                NOTES DUE 2008,
                           WHICH ARE UNCONDITIONALLY
                             GUARANTEED ON A SENIOR
                           SUBORDINATED BASIS BY THE
                              DOMESTIC AND CERTAIN
                          FOREIGN SUBSIDIARIES OF THE
                                    COMPANY

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                          DONALDSON, LUFKIN & JENRETTE


                                          , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses payable in connection with the issuance and distribution of the Notes being registered (other than underwriting discount)(*) are as follows:

SEC registration fee..............................................  $  27,800
Printing and engraving expenses...................................
Accounting fees and expenses......................................
Legal fees and expenses...........................................
Trustees' fees and expenses.......................................
Miscellaneous expenses............................................
                                                                    ---------
    Total.........................................................  $
                                                                    ---------

------------------------

* Each of the expenses listed above is estimated except for the SEC registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The information below briefly outlines the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article X of our Certificate of Incorporation and Article VIII of our By-Laws. For more information, you may review the provisions of our Certificate of Incorporation and By-Laws that we filed with the SEC.

    ELIMINATION OF LIABILITY

    Section 102(b)(7) of Delaware's corporation law gives each Delaware corporation the power to eliminate or limit its directors' personal liability to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director, except:

    - for any breach of the director's duty of loyalty to the corporation or its stockholders;

    - for acts or omissions in bad faith, or involving intentional misconduct or a knowing violation of the law;

    - under Section 174 of Delaware's corporation law (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions); or

    - for any transaction from which a director derived an improper personal benefit.

    You should know that our Certificate of Incorporation eliminates the personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of Delaware's corporation law.

    INDEMNIFICATION

    Section 145 of Delaware's corporation law grants each Delaware corporation the power to indemnify its directors and officers against liability for certain of their acts.

    Our By-Laws provide, among other things, that under certain circumstances we are required or permitted to indemnify any officer or director of our company (or such person's estate):

    - who was or is a party (or is threatened to be made a party) to a threatened, pending or completed action, suit or other proceeding;

    - whether or not the action, suit or other proceeding was or is in the right of our company;

    - regardless of whether the suit or other proceeding was or is civil, criminal, administrative or investigative in nature; and

    - by reason of the fact that he or she is or was one of our directors or officers, or is or was serving at our request as a director or officer of another corporation, partnership or other enterprise.

    Unless otherwise permitted by applicable laws, our By-Laws require us to make a case-specific determination, in accordance with applicable laws, that indemnification is proper in the circumstances. Our by-laws only require us to indemnify an officer or director if he or she acted in good faith and in a manner he or she reasonably believed to be consistent with our best interests. Moreover, with respect to any criminal action or proceeding, one of our officers or directors is only entitled to indemnification if he or she had no reasonable cause to believe his or her conduct was unlawful. We are not required to indemnify, or advance expenses to any person in connection with any action, suit or other proceeding (including any counterclaim) initiated by or on his or her behalf.

    You should know, however, that in the event that an officer or director of our company is entitled to indemnification under our By-Laws, we may be required to indemnify him or her against expenses (including, for example, attorneys' fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred and not recovered related to such officer or director's investigation, preparation to defend or defense of such action, suit, or other proceeding). You should also know that, to the extent permitted by our By-Laws, our By-Laws authorize us to pay any such expenses in advance of the final disposition of the action, suit or other proceeding in question. Our By-Laws also authorize us to make, to the extent permitted by law, such advance payments even if the officer or director in question is alleged to have failed to meet the "good faith" standard of conduct discussed above, or is alleged to have committed conduct which, if true, would avail us from indemnifying such officer or director. Before making any advance payment, our By-Laws require us to receive an undertaking by or on behalf of the director or officer in question to repay the advance if it is ultimately determined that he or she is not entitled to indemnification.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES



    In October 1998, Environmental Systems Products Holdings Inc. sold $100 million aggregate principal amount of 13% Senior Subordinated Notes due 2008 to Credit Suisse First Boston (Europe) Limited, affiliates of Donaldson, Lufkin & Jenrette Securities Corporation and Chase Equity Associates, L.P pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

       1.1   Subscription Agreement, dated as of October 15, 1998, between Environmental Systems Products Holdings
             Inc., EnviroSystems Corp., the Subsidiary Guarantors named therein and the Initial Purchasers named therein.*

       2.1   Agreement and Plan of Merger among Environmental Systems Products, Inc., Stone Rivet, Inc. and
             Envirotest Systems Corp., dated as of August 12, 1998.*

       3.1   Certificate of Incorporation of Environmental Systems Products Holdings Inc., as amended, filed with the
             Secretary of State of the State of Delaware.*

       3.2   By-Laws of Environmental Systems Products Holdings Inc.*



*  Previously filed.

   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       4.1   Indenture, dated as of October 16, 1998, by and among Environmental Systems Products Holdings Inc., as
             Issuer, the Subsidiary Guarantors and United States Trust Company of Texas, N.A., as Trustee.*

       4.2   Specimen Certificate of the 13% Senior Subordinated Note due 2008 (included in Exhibit 4.1 hereto).

       4.3   Registration Rights Agreement, dated as of October 16, 1998, by and among Environmental Systems Products
             Holdings Inc., EnviroSystems Corporation, the Subsidiary Guarantors, DLJ Investment Partners, L.P., DLJ
             ESC II, L.P., DLJ Investment Funding, Inc., Credit Suisse First Boston (Europe) Limited and Chase Equity
             Associates, L.P.*

       4.4   Placement Agreement, dated as of October 15, 1998, by and among Environmental Systems Products Holdings
             Inc., EnviroSystems Corporation, the Subsidiary Guarantors named therein, and Credit Suisse First Boston
             Corporation.*

       5.1   Opinion of White & Case LLP regarding the legality of the Notes.**

       8.1   Opinion of White & Case LLP regarding certain tax matters.**

      10.1   Motor Vehicle Emissions Inspection and Maintenance Program Agreement, as amended, dated for reference
             April 15, 1991, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., and Guaranteed by Hamilton Test Systems, Inc. (incorporated herein by reference to Exhibit 10.35 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No.
             33-57386), filed on January 25, 1993).

      10.2   Amendment No. 1 to the Motor Vehicle Emissions Inspection and Maintenance Program Agreement, dated April
             15, 1991, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., Ebco Automotive Testing Holdings Ltd. and Hamilton Test Systems (B.C.)
             Ltd., carrying on business as Ebco-Hamilton Partners (incorporated herein by reference to Exhibit 10.40 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 33-57386), filed on January
             25, 1993).

      10.3   Amendment No. 2 to the Motor Vehicle Emissions Inspection and Maintenance Program Agreement, dated May
             31, 1991, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., Ebco Automotive Testing Holdings Ltd. and Hamilton Test Systems (B.C.)
             Ltd., carrying on business as Ebco-Hamilton Partners (incorporated herein by reference to Exhibit 10.41 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 33-57386), filed on January
             25, 1993).

      10.4   Amendment No. 3 to the Motor Vehicle Emissions Inspection and Maintenance Program Agreement, dated
             December 13, 1991, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., Ebco Automotive Testing Holdings Ltd. and Hamilton Test Systems (B.C.)
             Ltd., carrying on business as Ebco-Hamilton Partners (incorporated herein by reference to Exhibit 10.42 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 33-57386), filed on January
             25, 1993).



*  Previously filed.



** To be filed by amendment.

   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.5   Amendment No. 4 to the Motor Vehicle Emissions Inspection and Maintenance Program Agreement, dated April
             1, 1992, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., Ebco Automotive Testing Holdings Ltd. and Hamilton Test Systems (B.C.)
             Ltd., carrying on business as Ebco-Hamilton Partners (incorporated herein by reference to Exhibit 10.43 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 33-57386), filed on January
             25, 1993).

      10.6   Amendment No. 5 to the Motor Vehicle Emissions Inspection and Maintenance Program Agreement, dated
             August 14, 1992, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., Ebco Automotive Testing Holdings Ltd. and Hamilton Test Systems (B.C.)
             Ltd., carrying on business as Ebco-Hamilton Partners.*

      10.7   Amendment No. 6 to the Motor Vehicle Emissions Inspection and Maintenance Program Agreement, dated July
             15, 1994, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., Ebco Automotive Testing Holdings Ltd. and Hamilton Test Systems (B.C.)
             Ltd., carrying on business as Ebco-Hamilton Partners.

      10.8   Contract between the Colorado Department of Health, the Colorado Department of Revenue and Envirotest
             Systems Corporation, dated February 22, 1994 (incorporated herein by reference to Exhibit 10.90 to
             Envirotest Systems Corporation's Registration Statement on Form S-1/A (No. 033-75406), filed on March 8,
             1994).

      10.9   Contract between the State of Connecticut and Envirotest Systems Corporation for the Establishment and
             Operation of the Motor Vehicle Inspection Program Facilities for the State of Connecticut dated April
             15, 1994 (incorporated herein by reference to Exhibit 10.91 to Envirotest Systems Corporation's
             Quarterly Report on Form 10-Q (No. 000-21454) for the quarterly period ended March 31, 1994).

     10.10   Amendment No. 1 to the Contract between the State of Connecticut and Envirotest Systems Corporation for
             the Establishment and Operation of the Motor Vehicle Inspection Program Facilities for the State of
             Connecticut dated October 20, 1997 (incorporated herein by reference to Exhibit 10.134 to Envirotest
             Systems Corporation's Quarterly Report on Form 10Q (No. 001-13241) for the quarterly period ended June
             30, 1998).

     10.11   Amendment No. 2 to the Contract between the State of Connecticut and Envirotest Systems Corporation for
             the Establishment and Operation of the Motor Vehicle Inspection Program Facilities for the State of
             Connecticut dated May 8, 1998 (incorporated herein by reference to Exhibit 10.134 to Envirotest Systems
             Corporation's Quarterly Report on Form 10Q (No. 001-13241) for the quarterly period ended June 30,
             1998).

     10.12   Agreement by and between Envirotest Systems Corp. and the Department of Motor Vehicles of the State of
             Connecticut, dated May 8, 1998 (incorporated herein by reference to Exhibit 10.135 to Envirotest Systems
             Corporation's Quarterly Report on Form 10Q (No. 001-13241) for the quarterly period ended June 30,
             1998).

     10.13   Contract for Motor Vehicle Inspection Program (for Zone 3--Palm Beach County), dated as of January 31,
             1990, by and between the State of Florida, the Department of Highway Safety and Motor Vehicles, and
             Systems Control, Inc. (incorporated herein by reference to Exhibit 10.47 to Envirotest Systems
             Corporation's Registration Statement on Form S-1 (No. 033-57386), dated January 25, 1993).



** To be filed by amendment.

   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     10.14   Amendment No. 1 to the Motor Vehicle Inspection Program (for Zone 3--Palm Beach County), dated as of
             January 31, 1990, by and between the State of Florida, the Department of Highway Safety and Motor
             Vehicles, and Systems Control, Inc., dated February 1, 1990 (incorporated herein by reference to Exhibit
             10.50 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 033-57386), dated
             January 25, 1993).

     10.15   Agreement for Renewal of Contract for Motor Vehicle Inspection Program between Envirotest Technologies and the Florida Department of Highway Safety and Motor Vehicles, dated February, 1997 (incorporated herein by reference to Exhibit 10.117 to Envirotest Systems Corporation's Quarterly report on Form 10-Q
             (No. 000-21454) for the quarterly period ended March 31, 1997).

     10.16   Agreement for Renewal of Contract for Motor Vehicle Inspection Program (for Zone 3--Palm Beach County)
             between Envirotest Technologies and the Florida Department of Highway Safety and Motor Vehicles.*

     10.17   Contract for Motor Vehicle Inspection Program (for Zone 5--Dade County), dated January 31, 1990, by and between the State of Florida, the Department of Highway Safety and Motor Vehicles, and Systems Control,
             Inc. (incorporated herein by reference to Exhibit 10.47 to Envirotest Systems Corporation's Registration
             Statement on Form S-1 (No. 033-57386), dated January 25, 1993).

     10.18   Amendment No. 1 to the Motor Vehicle Inspection Program (for Zone 5--Dade County), dated as of January
             31, 1990, by and between the State of Florida, the Department of Highway Safety and Motor Vehicles, and
             Systems Control, Inc., dated February 1, 1990 (incorporated herein by reference to Exhibit 10.52 to
             Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 033-57386), dated January 25,
             1993).

     10.19   Agreement for Renewal of Contract for Motor Vehicle Inspection Program (for Zone 5--Dade County) between
             Envirotest Technologies and the Florida Department of Highway Safety and Motor Vehicles.*

     10.20   State of Illinois Environmental Protection Agency Service Agreement with Envirotest Illinois, Inc. dated
             May 19, 1997 (incorporated herein by reference to Exhibit 10.118 to Envirotest Systems Corporation's
             Quarterly Report on Form 10-Q (No. 000-21454) for the quarterly period ended June 30, 1997).

     10.21   Amendment No. 1 to the State of Illinois Agency Service Agreement dated May 19, 1997, between the State of Illinois Environmental Protection Agency and Envirotest Illinois, Inc., dated October 22, 1997.*

     10.22   Amendment No. 2 to the State of Illinois Agency Service Agreement dated May 19, 1997, between the State of Illinois Environmental Protection Agency and Envirotest Illinois, Inc., dated October 22, 1997.*

     10.23   Amendment No. 3 to the State of Illinois Agency Service Agreement dated May 19, 1997, between the State of Illinois Environmental Protection Agency and Envirotest Illinois, Inc., dated November 19, 1997.*

     10.24   Amendment No. 4 to the State of Illinois Agency Service Agreement dated May 19, 1997, between the State of Illinois Environmental Protection Agency and Envirotest Illinois, Inc., dated February 19, 1998.*

     10.25   Amendment No. 5 to the State of Illinois Agency Service Agreement dated May 19, 1997, between the State of Illinois Environmental Protection Agency and Envirotest Illinois, Inc.

   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     10.26   Amendment No. 6 to the State of Illinois Agency Service Agreement dated May 19, 1997, between the State of Illinois Environmental Protection Agency and Envirotest Illinois, Inc., dated May 1, 1998.*

     10.27   Agreement between Indiana Department of Environmental Management and Envirotest Systems Corp. dated June
             26, 1996 (incorporated herein by reference to Exhibit 10.106 to Envirotest Systems Corporation's
             Quarterly Report on Form 10-Q (No. 000-21454) for the quarterly period ended June 30, 1996).

     10.28   Contract for the Provision and Operation of an Improved Basis Vehicle Inspection Maintenance Program in
             Boone, Campbell, and Kenton Counties in Kentucky, effective as of July 1, 1998 by and between Envirotest
             Systems Corp. and the Commonwealth of Kentucky, and Addenda 1-3 thereto (incorporated herein by reference to Exhibit 10.136 to Envirotest Systems Corp.'s Quarterly Report on Form 10-Q (No. 001-13241)
             for the quarterly period ended June 30, 1998).

     10.29   General Conditions of the Contract for the Establishment and Operation of Motor Vehicle
             Inspection/Maintenance Program for the State of Minnesota, dated July 18, 1990, by and between the State of Minnesota, acting through the Pollution Control Agency, and Systems Control, Inc., doing business in
             Minnesota as Systems Control Vehicle Testing, Inc. (incorporated herein by reference to Exhibit 10.73 to
             Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 033-57386) dated January 25,
             1993).

     10.30   Amendment No. 1 to the General Conditions of the Contract for the Establishment and Operation of Motor
             Vehicle Inspection/Maintenance Program for the State of Minnesota, dated as of June 17, 1991, by and between the State of Minnesota, acting through the Pollution Control Agency, and Systems Control, Inc.,
             doing business in Minnesota as Systems Control Vehicle Testing, Inc. (incorporated herein by reference to Exhibit 10.68 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 033-57386),
             filed on January 25, 1993).

     10.31   Amendment No. 2 to the General Conditions of the Contract for the Establishment and Operation of Motor
             Vehicle Inspection/Maintenance Program for the State of Minnesota, dated as of May 15, 1992, by and between the State of Minnesota, acting through the Pollution Control Agency, and Systems Control, Inc.,
             doing business in Minnesota as Systems Control Vehicle Testing, Inc. (incorporated herein by reference to Exhibit 10.69 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 033-57386),
             filed on January 25, 1993).

     10.32   Amendment No. 3 to the General Conditions of the Contract for the Establishment and Operation of Motor
             Vehicle Inspection/Maintenance Program for the State of Minnesota Pollution Control Agency, dated as of
             September 30, 1993, by and between the State of Minnesota, acting through the Pollution Control Agency, and Envirotest Technologies, Inc.

     10.33   Amendment No. 4 to the General Conditions of the Contract for the Establishment and Operation of Motor
             Vehicle Inspection/Maintenance Program for the State of Minnesota Pollution Control Agency, dated as of
             September 6, 1995, by and between the State of Minnesota, acting through the Pollution Control Agency, and Envirotest Technologies, Inc.*

     10.34   Amendment No. 5 to the General Conditions of the Contract for the Establishment and Operation of Motor
             Vehicle Inspection/Maintenance Program for the State of Minnesota Pollution Control Agency, dated as of
             October 31, 1995, by and between the State of Minnesota, acting through the Pollution Control Agency, and Envirotest Technologies, Inc.*



*  Previously filed.



** To be filed by amendment.

   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     10.35   Amendment No. 6 to the General Conditions of the Contract for the Establishment and Operation of Motor
             Vehicle Inspection/Maintenance Program for the State of Minnesota Pollution Control Agency, dated as of
             April 22, 1998, by and between the State of Minnesota, acting through the Pollution Control Agency, and
             Envirotest Technologies, Inc. (incorporated herein by reference to Exhibit 10.123 to Envirotest Systems
             Corporation's Quarterly Report on Form 10Q (No. 001- 13241) for the quarterly period ended March 31,
             1998).

     10.36   Change Order for Services issued by the Ohio Environmental Protection Agency to Envirotest Systems Corp.
             (incorporated herein by reference to Exhibit 10.113 to Envirotest Systems Corporation's Quarterly Report
             on Form 10Q (No. 001- 13241) for the quarterly period ended June 30, 1998).

     10.37   Contract, as amended, for Operation of Vehicle Inspection and Maintenance Program, dated July 1990, by and between the Metropolitan Government of Nashville and Davidson County and Hamilton Test Systems, Inc.
             (original contract incorporated herein by reference to Exhibit 10.73 to Envirotest Systems Corporation's
             Registration Statement on Form S-1 (No. 033-57386) filed on January 25, 1993).

     10.38   Amendment No. 1 to Contract by and between the Metropolitan Government of Nashville and Davidson County
             and Hamilton Test Systems, Inc. for Operation of Vehicle Inspection and Maintenance Program.

     10.39   Amendment No. 2 to Contract by and between the Metropolitan Government of Nashville and Davidson County
             and Envirotest Systems Corp. for Operation of Vehicle Inspection and Maintenance Program, dated February
             15, 1994.

     10.40   Amendment No. 3 to Contract by and between the Metropolitan Government of Nashville and Davidson County
             and Envirotest Systems Corp. for Operation of Vehicle Inspection and Maintenance Program, dated December
             19, 1995.*

     10.41   Contract, as amended, between the Department of Environment and Conservation State of Tennessee and
             Envirotest Systems Corporation, dated May 12, 1994 (original contract incorporated herein by reference to Exhibit 10.92 to Envirotest Systems Corporation's Quarterly Report on Form 10-Q (No. 000-21454) for
             the quarterly period ended June 30, 1994).

     10.42   Amendment 1 to Contract, as amended, between the Department of Environment and Conservation State of
             Tennessee and Envirotest Systems Corporation, dated May 12, 1994.*

     10.43   Amendment 2 to Contract, as amended, between the Department of Environment and Conservation State of
             Tennessee and Envirotest Systems Corporation, dated May 12, 1994.

     10.44   Amendment 3 to Contract, as amended, between the Department of Environment and Conservation State of
             Tennessee and Envirotest Systems Corporation, dated May 12, 1994.

     10.45   Amendment 4 to Contract No. RV-5-000575-5-00 between the State of Tennessee, Department of Environment and Conservation and Envirotest Systems Corp. dated as of May 5, 1998 (incorporated by reference herein to Exhibit 10.126 to Envirotest Systems Corporation's Quarterly Report on Form 10Q (No. 001- 13241) for
             the quarterly period ended March 31, 1998).

     10.46   Contract between State of Washington and Envirotest Systems Corp. (incorporated by reference herein to
             Exhibit 10.111 to the Envirotest Systems Corporation's Annual Report on Form 10-K (No. 000-21452) for
             the fiscal year ended September 30, 1996, filed on December 30, 1996).



*  Previously filed.
** To be filed by amendment.

   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     10.47   Agreement between the Wisconsin Department of Transportation and Envirotest Systems Corp. for the
             Establishment and Operation of Motor Vehicle, Emissions Inspection Facilities for the State of
             Wisconsin, dated January 25, 1995 (incorporated herein by reference to Exhibit 10.15 to Envirotest
             Systems Corporation's Quarterly Report on Form 10-Q (No. 000-21454) for the quarterly period ended
             December 31, 1994).

     10.48   Employment Agreement, dated October 16, 1998, between Terrence P. McKenna and Environmental Systems
             Products Holdings, Inc.*

     10.49   Employment Agreement, dated October 16, 1998, between Rinaldo R. Tedeschi and Environmental Systems
             Products Holdings, Inc.*

     10.50   Employment Agreement, dated October 16, 1998, between David J. Langevin and Environmental Systems
             Products Holdings, Inc.*

     10.51   Credit Agreement, dated as of October 15, 1998, by and among Environmental Systems Products Holdings
             Inc., EnviroSystems Corporation, the banks, financial institutions and other entities listed therein, as
             Lenders, Credit Suisse First Boston Corporation, as Administrative Agent and Collateral Agent, DLJ
             Capital Funding, Inc., as Syndication Agent and Credit Suisse First Boston Corporation and Donaldson,
             Lufkin & Jenrette Securities Corporation as Arrangers.*

      12.1   Statement regarding computation of ratios.*

      21.1   Subsidiaries of Environmental Systems Products Holdings Inc.*

      23.1   Consent of PricewaterhouseCoopers LLP.

      23.2   Consent of PricewaterhouseCoopers LLP.

      23.7   Consent of White & Case LLP (included in exhibit 5.1 hereto).

      23.8   Consent of White & Case LLP (included in Exhibit 6.1 hereto).

      24.1   Power of Attorney.*

      25.1   Statement of eligibility of trustee.*



*   Previously filed.



ITEM 17. UNDERTAKINGS.


    The undersigned Registrants hereby undertake:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut on February 23, 1999.



                                ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:


          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Director, President and
   /s/ TERRENCE P. MCKENNA      Chief Executive Officer
------------------------------  (Principal Executive
     Terrence P. McKenna        Officer)

                                Director and Executive
                                Vice President, Finance
    /s/ DAVID J. LANGEVIN       and Administration
------------------------------  (Principal Financial
      David J. Langevin         Officer and Principal
                                Accounting Officer)

                                Director and Executive
              *                 Vice President,
------------------------------  Engineering and Technical
     Rinaldo R. Tedeschi        Development

              *
------------------------------  Director
         Eric Walters

------------------------


*   David J. Langevin as attorney-in-fact for each of the persons indicated.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                ENVIRONMENTAL SYSTEMS TESTING, INC.

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:


          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Director, President and
   /s/ TERRENCE P. MCKENNA        Chief Executive Officer
------------------------------    (Principal Executive
     Terrence P. McKenna          Officer)

                                Director and Executive
                                  Vice President, Finance
    /s/ DAVID J. LANGEVIN         and Administration
------------------------------    (Principal Financial
      David J. Langevin           Officer and Principal
                                  Accounting Officer)

                                Director and Executive
              *                   Vice President,
------------------------------    Engineering and
     Rinaldo R. Tedeschi          Technical Development

              *
------------------------------  Director
         Eric Walters

------------------------


*   David J. Langevin as attorney-in-fact for each of the persons indicated.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                ENVIROTEST SYSTEMS CORP. (DE)

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                                     PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:



          SIGNATURE                       TITLE
------------------------------  --------------------------

   /s/ TERRENCE P. MCKENNA
------------------------------  President (Principal
     Terrence P. McKenna          Executive Officer)

                                Director, Executive Vice
    /s/ DAVID J. LANGEVIN         President and Secretary
------------------------------    (Principal Financial
      David J. Langevin           Officer and Principal
                                  Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                ENVIROTEST SYSTEMS CORP. (WA)

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                                     PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:



          SIGNATURE                       TITLE
------------------------------  --------------------------

   /s/ TERRENCE P. MCKENNA
------------------------------  President (Principal
     Terrence P. McKenna          Executive Officer)

                                Director, Executive Vice
    /s/ DAVID J. LANGEVIN         President and Secretary
------------------------------    (Principal Financial
      David J. Langevin           Officer and Principal
                                  Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                ENVIROTEST HOLDINGS, INC.

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                                     PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:


          SIGNATURE                       TITLE
------------------------------  --------------------------

   /s/ TERRENCE P. MCKENNA      Director and President
------------------------------    (Principal Executive
     Terrence P. Mckenna          Officer)

                                Director, Executive Vice
    /s/ DAVID J. LANGEVIN         President and Secretary
------------------------------    (Principal Financial
      David J. Langevin           Officer and Principal
                                  Accounting Officer)

              *
------------------------------  Director
     Rinaldo R. Tedeschi

------------------------


*   David J. Langevin as attorney-in-fact for each of the persons indicated.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                ENVIROTEST TECHNOLOGIES, INC.

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                                     PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:


          SIGNATURE                       TITLE
------------------------------  --------------------------

   /s/ TERRENCE P. MCKENNA
------------------------------  President (Principal
     Terrence P. McKenna          Executive Officer)

                                Director, Executive Vice
    /s/ DAVID J. LANGEVIN         President and Secretary
------------------------------    (Principal Financial
      David J. Langevin           Officer and Principal
                                  Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                ENVIROTEST ACQUISITIONS CO.

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                                     PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:


          SIGNATURE                       TITLE
------------------------------  --------------------------

   /s/ TERRENCE P. MCKENNA
------------------------------  President (Principal
     Terrence P. McKenna          Executive Officer)

                                Director, Executive Vice
    /s/ DAVID J. LANGEVIN         President and Secretary
------------------------------    (Principal Financial
      David J. Langevin           Officer and Principal
                                  Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.


                                ENVIROTEST PARTNERS

                                By:  Envirotest Systems Corp. (DE)

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                                     PRESIDENT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                ENVIROTEST ILLINOIS, INC.

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                                     PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:


          SIGNATURE                       TITLE
------------------------------  --------------------------


   /s/ TERRENCE P. MCKENNA
------------------------------  President (Principal
     Terrence P. McKenna          Executive Officer)

                                Director, Executive Vice
    /s/ DAVID J. LANGEVIN         President and Secretary
------------------------------    (Principal Financial
      David J. Langevin           Officer and Principal
                                  Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                ENVIROTEST WISCONSIN, INC.

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                                     PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:


          SIGNATURE                       TITLE
------------------------------  --------------------------


   /s/ TERRENCE P. MCKENNA
------------------------------  President (Principal
     Terrence P. McKenna          Executive Officer)

                                Director, Executive Vice
    /s/ DAVID J. LANGEVIN         President and Secretary
------------------------------    (Principal Financial
      David J. Langevin           Officer and Principal
                                  Accounting Officer)

              *
------------------------------  Director
     Rinaldo R. Tedeschi

------------------------------  Director
      Douglas K. Johnson


* David J. Langevin as attorney-in-fact for each of the persons indicated.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                ES FUNDING CORPORATION

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                                     PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:


          SIGNATURE                       TITLE
------------------------------  --------------------------


   /s/ TERRENCE P. MCKENNA
------------------------------  President (Principal
     Terrence P. McKenna          Executive Officer)

                                Director, Executive Vice
    /s/ DAVID J. LANGEVIN         President and Secretary
------------------------------    (Principal Financial
      David J. Langevin           Officer and Principal
                                  Accounting Officer)

              *
------------------------------  Director
     Rinaldo R. Tedeschi

------------------------------  Director
         Alicia Burke

------------------------------  Director
       Bradley Woodhill


* David J. Langevin as attorney-in-fact for each of the persons indicated.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                REMOTE SENSING TECHNOLOGIES, INC.

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                                     PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:


          SIGNATURE                       TITLE
------------------------------  --------------------------


   /s/ TERRENCE P. MCKENNA
------------------------------  President (Principal
     Terrence P. McKenna          Executive Officer)

                                Director, Executive Vice
    /s/ DAVID J. LANGEVIN         President and Secretary
------------------------------    (Principal Financial
      David J. Langevin           Officer and Principal
                                  Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                NEWMALL LIMITED

                                By:                      *
                                     -----------------------------------------
                                                    Eric Walters
                                                      DIRECTOR



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:


          SIGNATURE                       TITLE
------------------------------  --------------------------


              *
------------------------------  Director
         Eric Walters

------------------------------  Director
        Amanda Shipman

              *
------------------------------  Director (Principal
         Alan Baxter              executive officer)

                                Director(Principal
              *                   financial officer and
------------------------------    principal accounting
        Terrence Smith                  officer)

              *
------------------------------  Director
         Kevin Murphy


* David J. Langevin as attorney-in-fact for each of the persons indicated.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                WELLMAN OVERSEAS LIMITED

                                By:            /s/ DAVID J. LANGEVIN
                                     -----------------------------------------
                                                 David J. Langevin
                                                      DIRECTOR



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:


          SIGNATURE                       TITLE
------------------------------  --------------------------


              *
------------------------------  Director (Principal
         Alan Baxter              executive officer)

              *
------------------------------  Director
        Jonathan Smith

                                Director(Principal
              *                   financial officer and
------------------------------    principal accounting
        Terrence Smith                  officer)

    /s/ DAVID J. LANGEVIN
------------------------------  Director
      David J. Langevin

   /s/ TERRENCE P. MCKENNA
------------------------------  Director
     Terrence P. McKenna


* David J. Langevin as attorney-in-fact for each of the persons indicated.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Granby, Connecticut, on February 23, 1999.



                                WELLMAN NORTH AMERICA, INC.

                                By:           /s/ TERRENCE P. MCKENNA
                                     -----------------------------------------
                                                Terrence P. McKenna
                                                     PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999:


          SIGNATURE                       TITLE
------------------------------  --------------------------


   /s/ TERRENCE P. MCKENNA
------------------------------  President (Principal
     Terrence P. McKenna          Executive Officer)

                                Director, Executive Vice
    /s/ DAVID J. LANGEVIN         President and Secretary
------------------------------    (Principal Financial
      David J. Langevin           Officer and Principal
                                  Accounting Officer)

                                 EXHIBIT INDEX


   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

       1.1   Subscription Agreement, dated as of October 15, 1998, between Environmental Systems Products Holdings
             Inc., EnviroSystems Corp., the Subsidiary Guarantors named therein and the Initial Purchasers named therein.*

       2.1   Agreement and Plan of Merger among Environmental Systems Products, Inc., Stone Rivet, Inc. and
             Envirotest Systems Corp., dated as of August 12, 1998.*

       3.1   Certificate of Incorporation of Environmental Systems Products Holdings Inc., as amended, filed with the
             Secretary of State of the State of Delaware.*

       3.2   By-Laws of Environmental Systems Products Holdings Inc.*

       4.1   Indenture, dated as of October 16, 1998, by and among Environmental Systems Products Holdings Inc., as
             Issuer, the Subsidiary Guarantors and United States Trust Company of Texas, N.A., as Trustee.*

       4.2   Specimen Certificate of the 13% Senior Subordinated Note due 2008 (included in Exhibit 4.1 hereto).

       4.3   Registration Rights Agreement, dated as of October 16, 1998, by and among Environmental Systems Products
             Holdings Inc., EnviroSystems Corporation, the Subsidiary Guarantors, DLJ Investment Partners, L.P., DLJ
             ESC II, L.P., DLJ Investment Funding, Inc., Credit Suisse First Boston (Europe) Limited and Chase Equity
             Associates, L.P.*

       4.4   Placement Agreement, dated as of October 15, 1998, by and among Environmental Systems Products Holdings
             Inc., EnviroSystems Corporation, the Subsidiary Guarantors named therein, and Credit Suisse First Boston
             Corporation.*

       5.1   Opinion of White & Case LLP regarding the legality of the Notes.**

       8.1   Opinion of White & Case LLP regarding certain tax matters.**

      10.1   Motor Vehicle Emissions Inspection and Maintenance Program Agreement, as amended, dated for reference
             April 15, 1991, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., and Guaranteed by Hamilton Test Systems, Inc. (incorporated herein by reference to Exhibit 10.35 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No.
             33-57386), filed on January 25, 1993).

      10.2   Amendment No. 1 to the Motor Vehicle Emissions Inspection and Maintenance Program Agreement, dated April
             15, 1991, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., Ebco Automotive Testing Holdings Ltd. and Hamilton Test Systems (B.C.)
             Ltd., carrying on business as Ebco-Hamilton Partners (incorporated herein by reference to Exhibit 10.40 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 33-57386), filed on January
             25, 1993).

      10.3   Amendment No. 2 to the Motor Vehicle Emissions Inspection and Maintenance Program Agreement, dated May
             31, 1991, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., Ebco Automotive Testing Holdings Ltd. and Hamilton Test Systems (B.C.)
             Ltd., carrying on business as Ebco-Hamilton Partners (incorporated herein by reference to Exhibit 10.41 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 33-57386), filed on January
             25, 1993).



*  Previously filed
** To be filed by amendment.

   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.4   Amendment No. 3 to the Motor Vehicle Emissions Inspection and Maintenance Program Agreement, dated
             December 13, 1991, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., Ebco Automotive Testing Holdings Ltd. and Hamilton Test Systems (B.C.)
             Ltd., carrying on business as Ebco-Hamilton Partners (incorporated herein by reference to Exhibit 10.42 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 33-57386), filed on January
             25, 1993).

      10.5   Amendment No. 4 to the Motor Vehicle Emissions Inspection and Maintenance Program Agreement, dated April
             1, 1992, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., Ebco Automotive Testing Holdings Ltd. and Hamilton Test Systems (B.C.)
             Ltd., carrying on business as Ebco-Hamilton Partners (incorporated herein by reference to Exhibit 10.43 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 33-57386), filed on January
             25, 1993).

      10.6   Amendment No. 5 to the Motor Vehicle Emissions Inspection and Maintenance Program Agreement, dated
             August 14, 1992, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., Ebco Automotive Testing Holdings Ltd. and Hamilton Test Systems (B.C.)
             Ltd., carrying on business as Ebco-Hamilton Partners.*

      10.7   Amendment No. 6 to the Motor Vehicle Emissions Inspection and Maintenance Program Agreement, dated July
             15, 1994, by and between Her Majesty the Queen in Right of the Province of British Columbia and
             Ebco-Hamilton Test Systems Ltd., Ebco Automotive Testing Holdings Ltd. and Hamilton Test Systems (B.C.)
             Ltd., carrying on business as Ebco-Hamilton Partners.

      10.8   Contract between the Colorado Department of Health, the Colorado Department of Revenue and Envirotest
             Systems Corporation, dated February 22, 1994 (incorporated herein by reference to Exhibit 10.90 to
             Envirotest Systems Corporation's Registration Statement on Form S-1/A (No. 033-75406), filed on March 8,
             1994).

      10.9   Contract between the State of Connecticut and Envirotest Systems Corporation for the Establishment and
             Operation of the Motor Vehicle Inspection Program Facilities for the State of Connecticut dated April
             15, 1994 (incorporated herein by reference to Exhibit 10.91 to Envirotest Systems Corporation's
             Quarterly Report on Form 10-Q (No. 000-21454) for the quarterly period ended March 31, 1994).

     10.10   Amendment No. 1 to the Contract between the State of Connecticut and Envirotest Systems Corporation for
             the Establishment and Operation of the Motor Vehicle Inspection Program Facilities for the State of
             Connecticut dated October 20, 1997 (incorporated herein by reference to Exhibit 10.134 to Envirotest
             Systems Corporation's Quarterly Report on Form 10Q (No. 001-13241) for the quarterly period ended June
             30, 1998).

     10.11   Amendment No. 2 to the Contract between the State of Connecticut and Envirotest Systems Corporation for
             the Establishment and Operation of the Motor Vehicle Inspection Program Facilities for the State of
             Connecticut dated May 8, 1998 (incorporated herein by reference to Exhibit 10.134 to Envirotest Systems
             Corporation's Quarterly Report on Form 10Q (No. 001-13241) for the quarterly period ended June 30,
             1998).

     10.12   Agreement by and between Envirotest Systems Corp. and the Department of Motor Vehicles of the State of
             Connecticut, dated May 8, 1998 (incorporated herein by reference to Exhibit 10.135 to Envirotest Systems
             Corporation's Quarterly Report on Form 10Q (No. 001-13241) for the quarterly period ended June 30,
             1998).




*  Previously filed
** To be filed by amendment.

   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
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
     10.13   Contract for Motor Vehicle Inspection Program (for Zone 3--Palm Beach County), dated as of January 31,
             1990, by and between the State of Florida, the Department of Highway Safety and Motor Vehicles, and
             Systems Control, Inc. (incorporated herein by reference to Exhibit 10.47 to Envirotest Systems
             Corporation's Registration Statement on Form S-1 (No. 033-57386), dated January 25, 1993).

     10.14   Amendment No. 1 to the Motor Vehicle Inspection Program (for Zone 3--Palm Beach County), dated as of
             January 31, 1990, by and between the State of Florida, the Department of Highway Safety and Motor
             Vehicles, and Systems Control, Inc., dated February 1, 1990 (incorporated herein by reference to Exhibit
             10.50 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 033-57386), dated
             January 25, 1993).

     10.15   Agreement for Renewal of Contract for Motor Vehicle Inspection Program between Envirotest Technologies and the Florida Department of Highway Safety and Motor Vehicles, dated February, 1997 (incorporated herein by reference to Exhibit 10.117 to Envirotest Systems Corporation's Quarterly report on Form 10-Q
             (No. 000-21454) for the quarterly period ended March 31, 1997).

     10.16   Agreement for Renewal of Contract for Motor Vehicle Inspection Program (for Zone 3--Palm Beach County)
             between Envirotest Technologies and the Florida Department of Highway Safety and Motor Vehicles.*

     10.17   Contract for Motor Vehicle Inspection Program (for Zone 5--Dade County), dated January 31, 1990, by and between the State of Florida, the Department of Highway Safety and Motor Vehicles, and Systems Control,
             Inc. (incorporated herein by reference to Exhibit 10.47 to Envirotest Systems Corporation's Registration
             Statement on Form S-1 (No. 033-57386), dated January 25, 1993).

     10.18   Amendment No. 1 to the Motor Vehicle Inspection Program (for Zone 5--Dade County), dated as of January
             31, 1990, by and between the State of Florida, the Department of Highway Safety and Motor Vehicles, and
             Systems Control, Inc., dated February 1, 1990 (incorporated herein by reference to Exhibit 10.52 to
             Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 033-57386), dated January 25,
             1993).

     10.19   Agreement for Renewal of Contract for Motor Vehicle Inspection Program (for Zone 5--Dade County) between
             Envirotest Technologies and the Florida Department of Highway Safety and Motor Vehicles.*

     10.20   State of Illinois Environmental Protection Agency Service Agreement with Envirotest Illinois, Inc. dated
             May 19, 1997 (incorporated herein by reference to Exhibit 10.118 to Envirotest Systems Corporation's
             Quarterly Report on Form 10-Q (No. 000-21454) for the quarterly period ended June 30, 1997).

     10.21   Amendment No. 1 to the State of Illinois Agency Service Agreement dated May 19, 1997, between the State of Illinois Environmental Protection Agency and Envirotest Illinois, Inc., dated October 22, 1997.*

     10.22   Amendment No. 2 to the State of Illinois Agency Service Agreement dated May 19, 1997, between the State of Illinois Environmental Protection Agency and Envirotest Illinois, Inc., dated October 22, 1997.*

     10.23   Amendment No. 3 to the State of Illinois Agency Service Agreement dated May 19, 1997, between the State of Illinois Environmental Protection Agency and Envirotest Illinois, Inc., dated November 19, 1997.*

     10.24   Amendment No. 4 to the State of Illinois Agency Service Agreement dated May 19, 1997, between the State of Illinois Environmental Protection Agency and Envirotest Illinois, Inc.,



*  Previously filed.

   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
             dated February 19, 1998.*

     10.25   Amendment No. 5 to the State of Illinois Agency Service Agreement dated May 19, 1997, between the State of Illinois Environmental Protection Agency and Envirotest Illinois, Inc.

     10.26   Amendment No. 6 to the State of Illinois Agency Service Agreement dated May 19, 1997, between the State of Illinois Environmental Protection Agency and Envirotest Illinois, Inc., dated May 1, 1998.*

     10.27   Agreement between Indiana Department of Environmental Management and Envirotest Systems Corp. dated June
             26, 1996 (incorporated herein by reference to Exhibit 10.106 to Envirotest Systems Corporation's
             Quarterly Report on Form 10-Q (No. 000-21454) for the quarterly period ended June 30, 1996).

     10.28   Contract for the Provision and Operation of an Improved Basis Vehicle Inspection Maintenance Program in
             Boone, Campbell, and Kenton Counties in Kentucky, effective as of July 1, 1998 by and between Envirotest
             Systems Corp. and the Commonwealth of Kentucky, and Addenda 1-3 thereto (incorporated herein by reference to Exhibit 10.136 to Envirotest Systems Corp.'s Quarterly Report on Form 10-Q (No. 001-13241)
             for the quarterly period ended June 30, 1998).

     10.29   General Conditions of the Contract for the Establishment and Operation of Motor Vehicle
             Inspection/Maintenance Program for the State of Minnesota, dated July 18, 1990, by and between the State of Minnesota, acting through the Pollution Control Agency, and Systems Control, Inc., doing business in
             Minnesota as Systems Control Vehicle Testing, Inc. (incorporated herein by reference to Exhibit 10.73 to
             Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 033-57386) dated January 25,
             1993).

     10.30   Amendment No. 1 to the General Conditions of the Contract for the Establishment and Operation of Motor
             Vehicle Inspection/Maintenance Program for the State of Minnesota, dated as of June 17, 1991, by and between the State of Minnesota, acting through the Pollution Control Agency, and Systems Control, Inc.,
             doing business in Minnesota as Systems Control Vehicle Testing, Inc. (incorporated herein by reference to Exhibit 10.68 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 033-57386),
             filed on January 25, 1993).

     10.31   Amendment No. 2 to the General Conditions of the Contract for the Establishment and Operation of Motor
             Vehicle Inspection/Maintenance Program for the State of Minnesota, dated as of May 15, 1992, by and between the State of Minnesota, acting through the Pollution Control Agency, and Systems Control, Inc.,
             doing business in Minnesota as Systems Control Vehicle Testing, Inc. (incorporated herein by reference to Exhibit 10.69 to Envirotest Systems Corporation's Registration Statement on Form S-1 (No. 033-57386),
             filed on January 25, 1993).

     10.32   Amendment No. 3 to the General Conditions of the Contract for the Establishment and Operation of Motor
             Vehicle Inspection/Maintenance Program for the State of Minnesota Pollution Control Agency, dated as of
             September 30, 1993, by and between the State of Minnesota, acting through the Pollution Control Agency, and Envirotest Technologies, Inc.

     10.33   Amendment No. 4 to the General Conditions of the Contract for the Establishment and Operation of Motor
             Vehicle Inspection/Maintenance Program for the State of Minnesota Pollution Control Agency, dated as of
             September 6, 1995, by and between the State of Minnesota, acting through the Pollution Control Agency, and Envirotest Technologies, Inc.*

     10.34   Amendment No. 5 to the General Conditions of the Contract for the Establishment and Operation of Motor
             Vehicle Inspection/Maintenance Program for the State of Minnesota Pollution Control Agency, dated as of
             October 31, 1995, by and between the State of Minnesota, acting through the Pollution Control Agency, and Envirotest Technologies, Inc.*



*  Previously filed
** To be filed by amendment.

   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     10.35   Amendment No. 6 to the General Conditions of the Contract for the Establishment and Operation of Motor
             Vehicle Inspection/Maintenance Program for the State of Minnesota Pollution Control Agency, dated as of
             April 22, 1998, by and between the State of Minnesota, acting through the Pollution Control Agency, and
             Envirotest Technologies, Inc. (incorporated herein by reference to Exhibit 10.123 to Envirotest Systems
             Corporation's Quarterly Report on Form 10Q (No. 001- 13241) for the quarterly period ended March 31,
             1998).

     10.36   Change Order for Services issued by the Ohio Environmental Protection Agency to Envirotest Systems Corp.
             (incorporated herein by reference to Exhibit 10.113 to Envirotest Systems Corporation's Quarterly Report
             on Form 10Q (No. 001- 13241) for the quarterly period ended June 30, 1998).

     10.37   Contract, as amended, for Operation of Vehicle Inspection and Maintenance Program, dated July 1990, by and between the Metropolitan Government of Nashville and Davidson County and Hamilton Test Systems, Inc.
             (original contract incorporated herein by reference to Exhibit 10.73 to Envirotest Systems Corporation's
             Registration Statement on Form S-1 (No. 033-57386) filed on January 25, 1993).

     10.38   Amendment No. 1 to Contract by and between the Metropolitan Government of Nashville and Davidson County
             and Hamilton Test Systems, Inc. for Operation of Vehicle Inspection and Maintenance Program.

     10.39   Amendment No. 2 to Contract by and between the Metropolitan Government of Nashville and Davidson County
             and Envirotest Systems Corp. for Operation of Vehicle Inspection and Maintenance Program, dated February
             15, 1994.

     10.40   Amendment No. 3 to Contract by and between the Metropolitan Government of Nashville and Davidson County
             and Envirotest Systems Corp. for Operation of Vehicle Inspection and Maintenance Program, dated December
             19, 1995.*

     10.41   Contract, as amended, between the Department of Environment and Conservation State of Tennessee and
             Envirotest Systems Corporation, dated May 12, 1994 (original contract incorporated herein by reference to Exhibit 10.92 to Envirotest Systems Corporation's Quarterly Report on Form 10-Q (No. 000-21454) for
             the quarterly period ended June 30, 1994).*

     10.42   Amendment 1 to Contract, as amended, between the Department of Environment and Conservation State of
             Tennessee and Envirotest Systems Corporation, dated May 12, 1994.*

     10.43   Amendment 2 to Contract, as amended, between the Department of Environment and Conservation State of
             Tennessee and Envirotest Systems Corporation, dated May 12, 1994.

     10.44   Amendment 3 to Contract, as amended, between the Department of Environment and Conservation State of
             Tennessee and Envirotest Systems Corporation, dated May 12, 1994.

     10.45   Amendment 4 to Contract No. RV-5-000575-5-00 between the State of Tennessee, Department of Environment and Conservation and Envirotest Systems Corp. dated as of May 5, 1998 (incorporated by reference herein to Exhibit 10.126 to Envirotest Systems Corporation's Quarterly Report on Form 10Q (No. 001- 13241) for
             the quarterly period ended March 31, 1998).

     10.46   Contract between State of Washington and Envirotest Systems Corp. (incorporated by reference herein to
             Exhibit 10.111 to the Envirotest Systems Corporation's Annual Report on Form 10-K (No. 000-21452) for
             the fiscal year ended September 30, 1996, filed on December 30, 1996).




*  Previously filed
** To be filed by amendment.

   EXHIBIT
    NUMBER                                             EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     10.47   Agreement between the Wisconsin Department of Transportation and Envirotest Systems Corp. for the
             Establishment and Operation of Motor Vehicle, Emissions Inspection Facilities for the State of
             Wisconsin, dated January 25, 1995 (incorporated herein by reference to Exhibit 10.15 to Envirotest
             Systems Corporation's Quarterly Report on Form 10-Q (No. 000-21454) for the quarterly period ended
             December 31, 1994).

     10.48   Employment Agreement, dated October 16, 1998, between Terrence P. McKenna and Environmental Systems
             Products Holdings, Inc.*

     10.49   Employment Agreement, dated October 16, 1998, between Rinaldo R. Tedeschi and Environmental Systems
             Products Holdings, Inc.*

     10.50   Employment Agreement, dated October 16, 1998, between David J. Langevin and Environmental Systems
             Products Holdings, Inc.*

     10.51   Credit Agreement, dated as of October 15, 1998, by and among Environmental Systems Products Holdings
             Inc., EnviroSystems Corporation, the banks, financial institutions and other entities listed therein, as
             Lenders, Credit Suisse First Boston Corporation, as Administrative Agent and Collateral Agent, DLJ
             Capital Funding, Inc., as Syndication Agent and Credit Suisse First Boston Corporation and Donaldson,
             Lufkin & Jenrette Securities Corporation as Arrangers.*

      12.1   Statement regarding computation of ratios.*

      21.1   Subsidiaries of Environmental Systems Products Holdings Inc.*

      23.1   Consent of PricewaterhouseCoopers LLP.

      23.2   Consent of PricewaterhouseCoopers LLP.

      23.7   Consent of White & Case LLP (included in exhibit 5.1 hereto).

      23.8   Consent of White & Case LLP (included in Exhibit 6.1 hereto).

      24.1   Power of Attorney.*

      25.1   Statement of eligibility of trustee.*



*  Previously filed.